Filed pursuant to Rule 424(b)(3)
Registration No. 333-297848
PROSPECTUS
SECURITIZE CORP.
Up to 151,568,524 Shares of Common Stock

The selling stockholders named in this prospectus (the “Selling Stockholders”) may offer and sell from time to time up to 151,568,524 shares of our common stock, par value $0.0001 per share (the “Securitize Common Stock”), pursuant to various registration rights held by the Selling Stockholders. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Securitize Common Stock.
The Selling Stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Securitize Common Stock. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of Securitize Common Stock. See “Plan of Distribution.”
Securitize Common Stock is listed on New York Stock Exchange under the symbol “SECZ.” On August 6, 2026, the last reported sales price of Securitize Common Stock was $7.19 per share.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 16 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2026.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

MARKET, INDUSTRY AND OTHER DATA
This prospectus contains estimates, projections and other information concerning Securitize’s industry, Securitize’s business and the markets for Securitize’s services. Some market data and statistical information contained in this prospectus are also based on Securitize’s management’s estimates and calculations, which are derived from their review and interpretation of the independent sources listed below, internal research and knowledge of Securitize’s market. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. In addition, projections, assumptions and estimates of the future performance of the industry in which Securitize’s operates and Securitize’s future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”
Unless otherwise expressly stated, we obtained industry, business, market and other data from the reports, publications and other materials and sources listed below. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

TRADEMARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in prospectus may appear without the ®, ™ or ℠ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend that use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us, by any other companies.

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “ours” and “Securitize” refer to Securitize Corp. (f/k/a Securitize Holdings, Inc.) and its subsidiaries.
In this document the following terms, when capitalized, have the following meanings:
“$,” “USD,” “US$” and “U.S. dollar” each refer to the legal currency of the United States.
“Affiliate(s)” when used with respect to a particular person, means any other person directly or indirectly controlling, controlled by or under common control with such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made, whether through one or more intermediaries or otherwise, and the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Agreement executed at Closing by and among Securitize, the Sponsor and the other parties thereto.
“Assumed RSUs” means any restricted stock units denominated in Old Securitize Common Stock, that were exchanged for restricted stock units denominated in Securitize Common Stock in the Securitize Merger.
“ATS(s)” means alternative trading system.
“BUIDL” means BlackRock USD Institutional Digital Liquidity Fund.
“Business Combination” or “Transactions” means the transactions completed pursuant to the Business Combination Agreement, including (i) the merger of CEPT with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity, and (ii) the merger of Company Merger Sub with and into Old Securitize, with Old Securitize continuing as the surviving entity, whereby SPAC Merger Sub and Old Securitize survived the merger as wholly owned subsidiaries of Securitize.
“Business Combination Agreement” means the Business Combination Agreement, dated as of October 27, 2025, by and among CEPT, Old Securitize, Securitize, Company Merger Sub and SPAC Merger Sub (and as may be amended and/or amended and restated), filed as Exhibit 2.1 hereto.
“Business Combination Marketing Agreement” means the letter agreement, dated May 1, 2025, by and between CF&Co. and CEPT.
“business day(s)” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and the Cayman Islands are authorized or required by law to close for business.
“Cantor” means Cantor Fitzgerald, L.P., a Delaware limited partnership, an affiliate of the Sponsor and CF&Co. and, prior to the Closing, CEPT.
“CEPT” means Cantor Equity Partners II, Inc., a Cayman Islands exempted company, prior to the consummation of the Business Combination.
“CEPT Class A Ordinary Shares” means class A ordinary shares, par value $0.0001 per share, of CEPT.
“CEPT Class B Ordinary Shares” means class B ordinary shares, par value $0.0001 per share, of CEPT.
“CEPT Founder Shares” means the 6,000,000 CEPT Class B Ordinary Shares purchased by the Sponsor for $25,000 in a private placement prior to the CEPT IPO.
“CEPT IPO” means the initial public offering of the Public Shares by CEPT which was consummated on May 5, 2025.

“CEPT Merger” means the merger of CEPT with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the CEPT Surviving Subsidiary.
“CEPT Merger Effective Time” means the time on the date of Closing when the CEPT Plan of Merger is registered by the Registrar of Companies of the Cayman Islands in accordance with the Cayman Companies Act (or such other time as specified in the CEPT Plan of Merger).
“CEPT Ordinary Shares” means, collectively, the CEPT Class A Ordinary Shares and the CEPT Class B Ordinary Shares.
“CEPT Plan of Merger” means the plan of merger entered into by SPAC Merger Sub and CEPT.
“CEPT Private Placement” means the sale of the 580,000 CEPT Class A Ordinary Shares to the Sponsor that occurred concurrently with the CEPT IPO.
“CEPT Shareholders” means the holders of CEPT Ordinary Shares.
“CEPT Surviving Subsidiary” means SPAC Merger Sub continuing as the surviving entity after CEPT merges with and into SPAC Merger Sub in the CEPT Merger.
“Certificate of Merger” means the certificate filed the Secretary of State of the State of Delaware to certify the Securitize Merger.
“CF&Co.” means Cantor Fitzgerald & Co., a New York general partnership, the representative of the underwriters in the CEPT IPO and an affiliate of the Sponsor, Cantor and, prior to the Closing, CEPT.
“CFTC” means the Commodity Futures Trading Commission.
“Chapter 11” means 11 U.S.C. §§ 1101 to 1174 in the United States Bankruptcy Code.
“Citi” means Citigroup Global Markets Inc.
“Closing” means the closing of the Transactions.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Merger Sub” means Senna Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CEPT.
“Company Surviving Subsidiary” means Old Securitize continuing as the surviving company after Company Merger Sub merges with and into Old Securitize in the Securitize Merger.
“CST” means Continental Stock Transfer & Trust Company, transfer agent of CEPT and trustee of the Trust Account.
“DGCL” means the General Corporation Law of the State of Delaware.
“Directors” means the directors of Securitize from time to time, and each a Director.
“DPW” means Davis Polk & Wardwell LLP.
“DTC” means The Depository Trust Company.
“Earnout Triggering Event” means if, at any time during the five year period following the Closing Date, the volume-weighted average price of Securitize Common Stock exceeds certain price thresholds as described below: (i) one-third of the Securitize Earnout Shares will be issued if the volume-weighted average price of Securitize Common Stock exceeds $15.00 for 20 out of any 30 trading days beginning 90 days after the Closing, (ii) one-third of the Securitize Earnout Shares will be issued if the volume-weighted average price of Securitize Common Stock exceeds $20.00 for 20 out of any 30 trading days beginning 90 days after Closing, and (iii) one-third of the Securitize Earnout Shares will be issued if the volume-weighted average price of Securitize Common Stock exceeds $25.00 for 20 out of any 30 trading days beginning 90 days after Closing.
“Effective Date” means the date this Registration Statement is effective.
“Effective Time” means the Securitize Merger Effective Time and the CEPT Merger Effective Time.
“ESPP” means the Securitize Corp. Employee Stock Purchase Plan adopted prior to Closing, as amended from time to time.
“ETF(s)” means exchange-traded funds.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchanged Warrants” means certain warrants in Securitize held by J Digital 6 LLC.
“FATCA” means the United States Foreign Account Tax Compliance Act.
“FDIC” means Federal Deposit Insurance Corporation.
“HHR” means Hughes Hubbard & Reed LLP.
“Incentive Plan” means the Securitize Corp. Omnibus Incentive Plan adopted prior to Closing, as amended from time to time.
“Insider Letter” means the letter agreement, dated as of May 2, 2025, by and among CEPT, the Sponsor and the other parties thereto.
“Investment Company Act” means the United States Investment Company Act of 1940.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“Lock-Up Agreement(s)” means the Lock-Up Agreements executed at Closing by the Old Securitize Stockholders.
“Meeting” or the “Special Meeting” means the extraordinary general meeting of CEPT Shareholders held on June 29, 2026 at 10:00 a.m. Eastern Time.
“Mergers” means the CEPT Merger and the Securitize Merger.
“Nasdaq” means The Nasdaq Stock Market LLC.
“NYSE” means the New York Stock Exchange.
“Old Securitize” means Securitize I, Inc. (f/k/a Securitize, Inc.), a Delaware corporation.
“Old Securitize Common Stock” means common stock, par value $0.0001 per share, of Old Securitize, including shares of Class A common stock.
“Old Securitize Preferred Stock” means collectively, Old Securitize’s Series A preferred stock, Series B-1 preferred stock, Series B-2 preferred stock, Series B-3 preferred stock and Series B-4 preferred stock, each series of which has a par value of $0.0001 per share.
“Old Securitize Stockholders” means the stockholders of Old Securitize prior to the Closing.
“Parties” means the parties to the Business Combination Agreement, being CEPT, Old Securitize, Securitize, CEPT Merger Sub and Securitize Merger Sub.

“PCAOB” means the Public Company Accounting Oversight Board.
“PIPE Investment” means the proposed issuance and sale by CEPT of the PIPE Shares to the PIPE Investors to occur immediately prior to the CEPT Merger.
“PIPE Investors” means the investors that entered into the PIPE Subscription Agreements with CEPT, Old Securitize and Securitize.
“PIPE Shares” means the 19,782,000 CEPT Class A Ordinary Shares issued by Securitize to the PIPE Investors as part of the Closing.
“PIPE Subscription Agreements” means the Subscription Agreements, dated October 27, 2025, by and among CEPT, Old Securitize and each of the PIPE Investors.
“Post-Combination Founder Shares” means the 6,000,000 shares of Securitize Common Stock received by the Sponsor in connection with the CEPT Merger (after giving effect to the surrender of any CEPT Founder Shares contemplated by the Sponsor Support Agreement and the conversion of such remaining shares into CEPT Class A Ordinary Shares immediately prior to the CEPT Merger).
“Public Shareholders” means the holders of Public Shares.
“Public Shares” means the 24,000,000 CEPT Class A Ordinary Shares issued in the CEPT IPO.
“Record Date” means May 11, 2026, the record date for the Meeting.
“Redemption Event” means the consummation of an initial business combination, an extension of the Combination Period or CEPT’s liquidation.
“Regulation S-K” means Regulation S-K of the Securities Act.
“Restricted Securities” means the shares of Securitize Common Stock received by each Old Securitize Stockholder as a result of the Lock-Up Agreements.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securitize Merger” means the merger of Company Merger Sub with and into Old Securitize, with Old Securitize continuing as the Company Surviving Subsidiary.
“Securitize Merger Effective Time” means at the time on the date of Closing when the Certificate of Merger had been duly accepted for filing by the Delaware Secretary of State in accordance with the DGCL (or such other time as specified in the Certificate of Merger).
“Securitize” means Securitize Corp. (f/k/a Securitize Holdings, Inc.), a Delaware corporation, following the consummation of the Business Combination.
“Securitize Board” means the board of directors of Securitize.
“Securitize Bylaws” means the amended and restated bylaws adopted by Securitize immediately prior to the Closing, a copy of which is attached as exhibit 3.2 to this registration statement.
“Securitize Charter” means the amended and restated certificate of incorporation adopted by Securitize immediately prior to the Closing, a copy of which is attached as exhibit 3.1 to this registration statement.
“Securitize Common Stock” means the shares of common stock, par value $0.0001 per share, of Securitize.

“SPAC Merger Sub” means Pinecrest Merger Sub, a Cayman Islands exempted company.
“Sponsor” means Cantor EP Holdings II, LLC, a Delaware limited liability company, which is 100% owned by Cantor.
“Sponsor Loan” means the promissory note entered into by CEPT in favor of the Sponsor on May 1, 2025, evidencing the loan of up to $1,750,000 committed to CEPT by the Sponsor to fund CEPT’s expenses after the CEPT IPO and prior to a business combination relating to investigating and selecting an acquisition target and other working capital requirements.
“Sponsor Note” means the promissory note entered into by CEPT in favor of the Sponsor on May 1, 2025, evidencing the loan the Sponsor will make to CEPT in connection with the consummation of a Redemption Event, such that an amount equal to $0.15 per Public Share being redeemed in connection with the applicable Redemption Event will be added to the Trust Account and paid to the holders of the applicable redeemed Public Shares.
“Sponsor Support Agreement” means the Sponsor Support Agreement, dated October 27, 2025, by and among Securitize, CEPT, Old Securitize and the Sponsor.
“Trust Account” means the trust account of CEPT that holds the net proceeds of the CEPT IPO and the CEPT Private Placement.
“Trust Agreement” means the Investment Management Trust Agreement, dated as of May 1, 2025, by and between CEPT and CST.
“U.S.” means the United States of America.
“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America.
“Withum” means WithumSmith+Brown, PC.
“Working Capital Loans” means the funds that the Sponsor or an affiliate of the Sponsor, or certain of CEPT’s officers and directors may, but are not obligated to, loan CEPT as may be required if the Sponsor Loan is insufficient to cover the working capital requirements of CEPT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding Securitize and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the view of Securitize as of any subsequent date, and Securitize does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
•failure to realize the anticipated benefits of the Business Combination;
•the failure of Securitize to maintain the listing of its securities on any securities exchange;
•costs related to the Business Combination and as a result of Securitize becoming a public company;
•changes in business, market, financial, political and regulatory conditions;
•risks relating to Securitize’s anticipated operations and business, including the highly volatile nature of the price of the industry in which Securitize operates;
•risks related to increased competition in the industries in which Securitize will operate;
•risks that Securitize experiences difficulties managing its growth and expanding operations;
•challenges in implementing Securitize’s business plan, due to operational challenges, significant competition and regulation;
•the outcome of any potential legal proceedings that may be instituted against Securitize,
•our enablement of Tokenized SECZ (as defined herein) and any impact thereof on our common stock, and
•other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”
While forward-looking statements reflect Securitize’s good faith beliefs, as applicable, they are not guarantees of future performance. Except as otherwise required by applicable law, Securitize disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of prospectus. For a further discussion of these and other factors that could cause Securitize’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.”

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Securitize”, “we,” “our,” “us” and other similar terms refer to Securitize Corp. and our consolidated subsidiaries.
Overview of Securitize
Securitize was the first digital securities issuance platform that came to market in January 2018. Securitize directly tackles the fragmentation and inefficiency of traditional capital markets by replacing those legacy, siloed ledgers with a unified digital infrastructure built on blockchain. Securitize is a regulated transfer agent and digital asset platform that issues, manages, and records securities natively on-chain — meaning that instead of relying on disconnected systems across brokers, custodians, and clearinghouses, every transaction and ownership record is maintained on a single, verifiable ledger accessible in real time. Today, Securitize has built the most comprehensive and trusted infrastructure for tokenizing financial assets on-chain. Securitize operates a fully regulated, end-to-end platform for the issuance, trading and servicing of tokenized securities. As the only vertically integrated tokenization provider with SEC-registered entities across a transfer agent, broker-dealer, alternative trading system (ATS), investor advisor and fund administration, Securitize uniquely enables a complete lifecycle for tokenized assets. These registrations enable Securitize to legally issue, manage, and trade digital securities in the United States under the same framework that governs traditional equities and bonds, while leveraging the efficiency and transparency of blockchain technology.
For more information about the Company, see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Background
On July 1, 2026 (the “Closing Date”), Cantor Equity Partners II, Inc. (“CEPT”), Securitize, Inc. (“Old Securitize”), Securitize Holdings, Inc. (“Securitize”), Pinecrest Merger Sub, a wholly owned subsidiary of Securitize (“CEPT Merger Sub”) and Senna Merger Sub, Inc., a wholly owned subsidiary of CEPT (“Securitize Merger Sub”) consummated the transactions contemplated by the Business Combination Agreement among them, dated October 27, 2025 (the “Merger Agreement”), following their approval at a special meeting of the stockholders of CEPT held on June 29, 2026 (the “Special Meeting”). Pursuant to the terms of the Merger Agreement, a business combination of CEPT and Securitize was effected through (i) the merger of CEPT with and into CEPT Merger Sub, with CEPT Merger Sub surviving as a wholly owned subsidiary of Securitize, and (ii) the merger of Securitize Merger Sub with and into Old Securitize, with Old Securitize surviving as a wholly owned subsidiary of Securitize (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, Securitize changed its name to Securitize Corp.
In connection with Special Meeting and the Business Combination, holders of 6,842,508 shares of CEPT Class A ordinary share, par value $.0001 per share (“CEPT Class A Ordinary Share”), or approximately 28.5% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.60 per share, for an aggregate redemption amount of $72,512,934.28.
At the effective time of the Merger (the “Effective Time”), each share of CEPT Class A Ordinary Share and each share of CEPT Class B ordinary share, par value $.0001 per share (“CEPT Class B Ordinary Share” and together with CEPT Class A Ordinary Share, “CEPT Ordinary Share”), was converted into and exchanged for one share of Securitize’s common stock, par value $0.0001 per share (“Securitize Common Stock”). Additionally, immediately prior to the Effective Time, (i) each share of Old Securitize preferred stock, par value $0.0001 (“Old Securitize Preferred Stock”) that is issued and outstanding as of such time will be automatically converted into one share of Old Securitize Common Stock (the “Preferred Stock Conversion”), and (ii) each share of Old Securitize common stock, par value $0.0001 (“Old Securitize Common Stock”) was converted into and exchanged for approximately 4.4439 shares (the “Exchange Ratio”) of Securitize Common Stock (the “Per Share Merger Consideration”). No fractional shares of Securitize Common Stock were issued upon the exchange of Securitize Common Stock. Any stockholder’s fractional shares were rounded down to the nearest whole share of Securitize Common Stock, and no cash settlements were made with respect to fractional shares eliminated by such rounding.
At the Effective Time, any shares of Old Securitize Common Stock held in the treasury of Old Securitize were cancelled without any conversion thereof and no payment or distribution was made with respect thereto.
Each option to purchase Old Securitize Common Stock that was issued and outstanding immediately prior to the Effective Time (each, an “Old Securitize Option” and collectively, the “Old Securitize Options”), whether vested or unvested, was converted into an option to purchase a number of shares of Securitize Common Stock (such option, an “Exchanged Option”) equal to the product of (a) the number of shares of Old Securitize Common Stock subject to such Old Securitize Option immediately prior to the Effective Time and (b) the Exchange Ratio (rounded down to the nearest whole cent), at an exercise price per share equal to (i) the exercise price per share of Old Securitize Common Stock subject to such Old Securitize Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio, rounded up to the nearest whole cent. Except as specifically provided in the Merger Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions as were applicable to the corresponding former Old Securitize Option immediately prior to the Effective Time.
Each warrant to purchase Old Securitize Preferred Stock issued by Old Securitize pursuant to certain Warrant to Purchase Shares of Preferred Stock, dated March 6, 2025, by and between J Digital 6 LLC and Old Securitize (each, an “Old Securitize Warrant” and collectively, the “Old Securitize Warrants”) issued and outstanding immediately prior to the Effective Time, whether vested or unvested, was assumed by Securitize and became a warrant to purchase shares of Securitize Common Stock (such warrant, an “Exchanged Warrant”), pursuant to the Warrant Assumption and Amendment Agreement, dated July 1, 2026, by and among Old Securitize, Securitize Corp. and J Digital 6 LLC (the “Warrant Assumption and Amendment Agreement”).
Each convertible promissory note issued by Old Securitize and outstanding immediately prior to the Effective Time was converted into a number of shares of Old Securitize Common Stock calculated in accordance with the terms and conditions of the applicable promissory note, following which such shares of Old Securitize Common Stock will be treated as shares of Old Securitize Common Stock issued and outstanding as of the Effective Time for purposes of receiving the Per Share Merger Consideration as described above.
Each issued and outstanding Simple Agreements for Future Equity instruments executed by Old Securitize and certain investors (the “Old Securitize SAFE Note”) was, subject to the terms and conditions of such Old Securitize SAFE Note, converted into a number of shares of Old Securitize Common Stock equal to the exchange ratio determined in accordance with the applicable Old Securitize SAFE Note, following which such shares of Old Securitize Common Stock will be treated as shares of Old Securitize Common Stock issued and outstanding as of the Effective Time for purposes of receiving the Per Share Merger Consideration as described above.
On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from CEPT an aggregate of 19,782,000 shares of CEPT Class A Ordinary Share (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of approximately $197.8 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into concurrently with the Merger Agreement, effective as of October 27, 2025. Pursuant to the Subscription Agreements, Securitize gave certain registration rights to the Subscribers with respect to the PIPE Shares.
As of the Closing Date and following the completion of the Business Combination, Securitize had the following outstanding securities:
•163,265,685 shares of Securitize Common Stock;

•3,711,658 shares of Securitize Common Stock issuable upon exercise of Exchanged Warrants, of which the first tranche of 927,916 Exchanged Warrants has vested; and
•3,681,510 shares of Securitize Common Stock issuable upon exercise of Exchanged Options and Assumed RSUs.
Corporate Information
Securitze’s principal executive office is located at 78 SW 7th Street, Suite 500, Miami, FL 33130 and its telephone number is (646) 918-5012. Our website address is https://securitize.io. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.
Implications of being an Emerging Growth Company and a Smaller Reporting Company
Securitize is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to non-emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Securitize intends to irrevocably elect not to avail itself of this extended transition period, and, as a result, will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.
Securitize will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of Securitize Common Stock pursuant to an effective registration statement or (b) in which it has total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) it is deemed to be a large accelerated filer, which means the market value of Securitize Common Stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, or (y) the date on which it has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Securitize is also a “smaller reporting company.” Securitize may continue to be a smaller reporting company until either (i) the market value of Securitize Common Stock held by non-affiliates is less than $250 million or (ii) its annual revenue was less than $100 million during the most recently completed fiscal year and the market value of Securitize Common Stock held by nonaffiliates is less than $700 million. If Securitize is a smaller reporting company at the time it ceases to be an emerging growth company, it may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, Securitize may choose to present only the two most recent fiscal years of audited financial statements in its Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Summary Risk Factors
In evaluating a potential investment in Securitize Common Stock, you should carefully read this prospectus, including the exhibits, and especially review and consider the risk factors set forth under the section titled “Risk Factors” of this prospectus. Among these important risks are the following:

Risks Related to Securitize’s Business and Industry
•We face intense and increasing competition. Many of our competitors have greater resources than we do and may have products and services that are more appealing than ours to our current or potential customers or may operate under more permissive jurisdictions.
•In all full-year periods since our inception, we have incurred operating losses and might not be profitable in the future.
•If we fail to retain existing customers or attract new customers, or if our customers decrease their use of our products and services, our revenue will decline. A significant portion of our revenues depend on or have arisen from certain key relationships, which are not exclusive or bound by long-term contracts. Additionally, certain partnerships involve exclusivity arrangements, limiting our freedom to engage with other new relationships.
•If we fail to provide and monetize new and innovative products and services that are adopted by customers, our business may become less competitive and our revenue might decline.
•Our inability to maintain existing relationships with financial institutions and similar firms or to enter into new relationships of this kind, could impact our ability to offer services to customers.
•We and our subsidiaries currently operate in certain international markets and plan to further expand our international operations, which exposes us to significant new risks, and our international expansion efforts might not succeed.
Risks Related to Government Regulation and Litigation
•Our business is subject to extensive, complex and changing laws and regulations, and related regulatory proceedings and investigations. Changes in these laws and regulations, or our failure to comply with these laws and regulations, could harm our business.
•The market and regulatory framework for tokenized securities and RWAs are nascent and subject to rapid change.
•If we do not maintain the net capital levels required by regulators, our broker-dealer business may be restricted and we may be fined or subject to other disciplinary or corrective actions.
Risks Related to Tokenization and Our Products and Services
•The market for securities and real-world asset tokenization is highly competitive and fragmented.
•Tokenization of securities and RWAs involves novel technological, operational, and cybersecurity risks.
•Minting and redeeming tokens from our platform involves risks, which could result in loss of customer assets, customer disputes, and other liabilities.
Risks Related to Our Platforms, Systems and Technology
•Our products and services rely on software and systems that are highly technical and have been, and may in the future be, subject to interruption, instability, and other potential flaws due to software errors, design defects, and other processing, operational, and technological failures, whether internal or external.
•We rely on third parties to perform some key functions, and their failure to perform those functions could adversely affect our business, financial condition and results of operations.

Risks Related to Cybersecurity, Data Privacy and our Intellectual Property
•Our business could be materially and adversely affected by a cybersecurity breach or other attack involving our computer systems or data or those of our customers or third-party service providers.
Risks Related to Our Financial Condition, Accounting and Tax Matters
•Future developments regarding the treatment of tokenized securities and other digital assets for U.S. federal, state and foreign income tax purposes could adversely impact our business.
•If we fail to maintain effective internal control over financial reporting, as well as required disclosure controls and procedures, our ability to produce timely and accurate consolidated financial statements or comply with applicable regulations could be impaired.

THE OFFERING

Securities offered by the Selling Stockholders	We are registering the resale by the Selling Stockholders named in this prospectus, or their permitted transferees, of an aggregate of 151,568,524 shares of Securitize Common Stock.

Terms of the Offering	The Selling Stockholders will determine when and how they will dispose of the shares of Securitize Common Stock registered under this prospectus for resale.

Shares outstanding prior to the offering	As of July 1, 2026, after giving effect to the Closing, we had 163,265,685 shares of Securitize Common Stock issued and outstanding.

Shares outstanding after the offering	174,065,957 shares of Securitize Common Stock.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of Securitize Common Stock by the Selling Stockholders.

New York Stock Exchange ticker symbol	Our shares of Securitize Common Stock are listed on the New York Stock Exchange under the symbol “SECZ.”

Lock-up restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Shares Eligible for Future Sale— Lock-up Periods and Registration Rights”.
The 163,265,685 outstanding shares of Securitize Common Stock is calculated as of July 1, 2026 after giving effect to the Closing and excludes:
•Up to 6,250,000 shares of Securitize Common Stock (the “Securitize Earnout Shares”) that may be issued upon an Earnout Triggering Event;
•16,321,869 shares of Securitize Common Stock reserved for issuance pursuant to the Incentive Plan and the ESPP;
•3,711,658 shares of Securitize Common Stock issuable upon exercise of Exchanged Warrants, of which the first tranche of 927,916 Exchanged Warrants has vested; and
•3,681,510 shares of Securitize Common Stock issuable upon exercise of Exchanged Options and Assumed RSUs.

RISK FACTORS
We have identified the following risks and uncertainties that may have a material adverse effect on our business, financial condition, results of operations or reputation. The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently believe are not material may also significantly affect our business, financial condition, results of operations or reputation. Our business could be harmed by any of these risks. In assessing these risks, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes.
Risks Related to Our Business and Industry
We face intense and increasing competition. Many of our competitors have greater resources than we do and may have products and services that are more appealing than ours to our current or potential customers or may operate under more permissive jurisdictions.
We operate in a rapidly changing and highly competitive industry, and our results of operations and future prospects depend in part on the continued growth of the Securitize issuance of new tokenized securities, our ability to monetize Securitize-issued assets, and our ability to innovate and create successful new products and services and improve existing products and services.
Although there are regulatory and other barriers to entering the markets we serve, we nonetheless expect our competition to continue to increase. We face competition from both established enterprises and early-stage companies that are attempting to capitalize on the same, or similar, opportunities as we are. Some of our current and potential competitors have longer operating histories, particularly with respect to digital financial services products, significantly greater financial, technical, marketing, and other resources, and larger customer bases than we do. This may allow them to offer more competitive pricing or other terms or features, a broader range of digital financial products, or a more specialized set of specific products or services, as well as respond more quickly than we can to new or emerging technologies and changes in investor and customer preferences. Additionally, when new competitors seek to enter our markets, or when existing market participants seek to increase their market share or revenues, they may offer terms, including fee structures, that are more favorable than ours, which could result in a decrease of our market share or revenues or lead us to adopt less profitable business practices, or otherwise exert downward pressure on our results of operations. Recently, a number of potential competitors and existing Securitize customers have announces plans to focus on tokenization and may become competitors to Securitize or may cease being customers of Securitize. With increased competition, we may be required to incur additional costs or expenses relative to our revenue to maintain or grow the Securitize token network and the market acceptance of our products and services.
We currently compete at multiple levels with a variety of competitors, including:
•other tokenization platforms that may have similar licenses and services to ours;
•asset managers and other traditional financial institutions that build their own technology rather than engage with third-party providers like us; and
•crypto companies that operate in more permissive international jurisdictions or take greater regulatory risks than we are willing to take.
We believe that our ability to compete depends upon many factors, both within and beyond our control, including the following:
•our ability to continue working with large financial institutions and maintain our credibility;
•the size, diversity, and activity levels of our investor and customer base;
•the timing and market acceptance of products and services, including developments and enhancements to those products and services offered by us and our competitors;

•trust, perception, and interest in the digital asset industry and in our products and services;
•customer service and support efforts;
•selling and marketing efforts;
•the ease of use, performance, price, and reliability of solutions developed either by us or our competitors;
•changes in economic conditions and government regulation and policies;
•our ability to successfully execute on our business plans;
•our ability to successfully integrate new products and services with our existing ones;
•our ability to continue to enhance our technical infrastructure and technology;
•our ability to enter new markets;
•our ability to maintain and grow our partnerships with other market participants;
•general digital payments, capital markets, blockchain, and token market conditions; and
•our brand strength relative to that of our competitors.
If we are unable to successfully compete in our industry, our business, results of operations, financial condition, and prospects could suffer materially.
We might not grow in line with historical rates.
While we have grown rapidly in the last three fiscal years, the circumstances that accelerated the growth of our business in the past may not continue. You should not rely on our revenue or key business metrics for any previous quarterly or annual period as any indication of our revenue, revenue growth, key business metrics or key business metrics growth in future periods.
We might experience declines in the growth of our business (or negative growth) as a result of a number of factors, including slowing demand for our platforms, regulatory changes, insufficient growth in the number of customers that utilize our platforms, declines in the level of usage of our platforms by existing customers, macroeconomic factors, increasing competition, a decrease in the growth of our overall target market, or our failure to continue to capitalize on growth opportunities, including as a result of our inability to scale to meet such growth, economic conditions that have, in some instances, reduced and could continue to reduce financial activity and the maturation of our business, among others. In particular, our customers are not generally bound by long-term contracts. Further, certain contracts with our key clients do not restrict the ability of such clients to pursue tokenization activities “in-house”. The loss of such clients may adversely impact our prospects. Any failure to successfully address these risks and challenges as we encounter them, will negatively affect our growth. If our revenue growth rate continues to decline, investors’ perceptions of our business and the trading price of Securitize Common Stock could be adversely affected.
Further, we develop our stated near-term and medium-term growth objectives based on numerous factors such as market trends, customer demand, operational capacity, and macroeconomic conditions. Our ability to achieve these objectives in the stated timeframes is subject to significant uncertainties, and there is no guarantee that we will be able to meet these goals due to factors such as market conditions, competition, and operational challenges, among others.

We have expanded and continue to expand our operations rapidly, including continuing to introduce new products and services on our platforms as well as geographic expansion, which subjects us to a number of uncertainties, risks, and difficulties that could adversely affect our business.
We have expanded and continue to expand our operations rapidly, including continuing to introduce new products and services on our platforms as well as geographic expansion, which makes it difficult to evaluate our current business and future prospects, and subjects us to a number of uncertainties, including our ability to plan for, model, and manage potential future growth and risks.
We have encountered, and will continue to encounter, risks and difficulties frequently experienced by companies in rapidly changing and heavily regulated industries, including challenges associated with achieving market acceptance of our products and services, attracting and retaining customers, and complying with laws and regulations (particularly those that are subject to evolving interpretations and applications), as well as increased competition and the complexities of managing expenses as we expand our business. Additionally, as our business operations continue to expand, we have had and may continue to have difficulties meeting customer demand and expectations. We might fail to adequately address these and other challenges we may face, and our business might be adversely affected if we do not manage these risks successfully.
Our results of operations and other operating metrics fluctuate from quarter to quarter, which makes these metrics difficult to predict.
Our results of operations are heavily reliant on the level of activity on our platforms. In the past, our results of operations and other operating metrics have fluctuated from quarter to quarter, including due to movements and trends in the underlying markets, changes in general economic conditions, interest in investing, and fluctuations in trading levels generally, each of which is outside our control and will continue to be outside our control. As a result, period-to-period comparisons of our results of operations might not be meaningful, and our past results of operations should not be relied on as indicators of future performance. Further, we are subject to additional risks and uncertainties that are frequently encountered by companies in rapidly evolving markets. Our financial condition and results of operations in any given quarter can be influenced by numerous factors, including the occurrence of any of the risks described elsewhere in this Risk Factors section, many of which we are unable to predict or are outside of our control. Factors contributing to quarterly fluctuations could include, among others:
•our ability to retain and engage existing institutional customers and attract new customers as well as our ability to capture new investors for our products;
•the timing and success of new product and service introductions by us or our competitors, or other changes in the competitive landscape of our market;
•fluctuations in interest rates;
•increases in marketing, sales, compensation (for example, due to increased hiring competition for highly skilled personnel), cloud infrastructure, and other operating expenses that we might incur to grow and expand our operations and to remain competitive;
•the timing and amount of non-cash expenses, such as share-based compensation and asset impairments;
•the success of our expansion into new markets or acquisitions;
•fluctuations in tokenization volume and demand for tokenization services;
•changes in the public’s perception, adoption, and use of tokenized securities;
•any inability of customers to access and utilize our platforms, due to system disruptions, outages, or trading restrictions;
•any events that damage customer confidence in Securitize, such as breaches of security or privacy;

•the impacts of public health threats, unemployment, and inflation; and
•changes in tax laws or judicial or regulatory interpretations of tax laws, which are recorded in the period such laws are enacted or interpretations are issued, and might significantly affect the effective tax rate of that period.
Any of the factors above or listed elsewhere in this Risk Factors section, or the cumulative effect of some of those factors, could result in significant fluctuations in our results of operations.
In all full-year periods since our inception, we have incurred operating losses and might not be profitable in the future.
In all full-year periods since our inception, we have incurred operating losses. We might not be able to maintain or increase our revenue and/or maintain or further reduce our operating expenses by sufficient amounts to continue to generate positive GAAP net income on a quarterly or yearly basis in the future.
If we fail to retain existing customers or attract new customers, or if our customers decrease their use of our products and services, our revenue will decline. A significant portion of our revenues depend on or have arisen from certain key relationships, which are not exclusive or bound by long-term contracts. Additionally, certain partnerships involve exclusivity arrangements, limiting our freedom to engage with other new relationships.
We have experienced rapid customer growth in recent years. Our business and revenue growth depends on our efforts to attract new customers, retain existing customers, and increase the amount that our customers use our products and services and increase the amount of tokenized assets under management. Any erosion of this active customer base or a decrease in their usage of our products and services (including through a decline in our assets under management) would have a disproportionately large negative impact on our revenues, which could cause the trading price of Securitize Common Stock to decline significantly. Our efforts to attract and retain customers might fail due to a number of factors, including our customers losing confidence in us or preferring a competitor’s offerings. Further, while we refer to our customers such as BlackRock, Apollo, BNY, Hamilton Lane, KKR, Van Eck and others as our “partners” we do not have a partnership agreement with these entities. Instead, we have engaged with them and other key customers through various contractual arrangements, most commonly through tokenization platform services, transfer agent and placement agent contracts. These contracts are (i) not long-term and provide the right to the customer to terminate the contract with prior written notice to us after an initial term or no initial term at all and (ii) do not contain exclusivity provisions, so such customers may move to a competitor or develop technology in-house. For example, our platform services and transfer agent agreement that governs our relationship with BlackRock had an initial term of two years and now automatically renews for one year terms, with the right for BlackRock to terminate with written notice to us 90 days prior to the end of a renewal term, and our placement agent agreement with BlackRock can be terminated by BlackRock at any time with prior written notice. We may overly rely on certain products (such as BUIDL, which represented more than 60% of Securitize’s tokenized assets under management as of September 30, 2025) and clients that provide Securitize with broader exposure and an enhanced reputation in the industry, and changes in such relationships could have broader negative effects than the direct revenues from such relationships. Additional factors that could lead to a decline in our number of customers or their usage of our products and services or that could prevent us from increasing our number of customers include:
•a decline in our brand and reputation;
•increased pricing for our products and services;
•a shift in pricing models, including allowing customers to choose different fee models for tokenization services;
•ineffective marketing efforts or a reduction in marketing activity;
•certain of our customers, due to being new and inexperienced, might be less loyal to our products or less likely to maintain historical trading patterns and interest in investing;

•a broad decline in the equity, crypto and real-world asset markets, which could result in a decline of our assets under management and/or investors feeling discouraged and exiting the markets altogether;
•rising inflation resulting in less disposable income for our customers to invest;
•our customers experiencing difficulties using our platforms as intended, due to any number of reasons such as design errors, service outages, or trading restrictions imposed by us;
•our customers experiencing security or data breaches, account intrusions, or other unauthorized access;
•the inclusion of exclusivity provisions in certain customer agreements (albeit limited) granting such customers exclusivity for certain products;
•our failure to provide adequate customer service; and
•customer resistance to and non-acceptance of tokenized securities.
Finally, our customers may choose to cease using our platforms, products, and services at any time, and may choose to transfer their accounts to another broker-dealer. Any of these factors could have a material adverse effect on our results of operations.
Lack of liquid markets, possible manipulation of blockchain-based assets and lack of effectiveness of safeguards for our crypto asset holdings may adversely affect us.
Crypto assets that are represented and traded on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, subject issuers to rigorous listing standards and rules and require their members to monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. We have elected to use Fireblocks, OKX and Coinbase to facilitate transfers of our crypto assets. Third-party exchanges do not have the same vetting of issuers as a national securities exchange, which leads to a higher potential risk for fraud or manipulation of crypto assets. Such fraud or manipulation may decrease liquidity or transaction volume, or increase volatility of digital securities or other assets, which may adversely affect us. Such circumstances may have an adverse effect on our ability to sell our crypto assets at profitable prices, which would have a material adverse effect on our business, prospects or operations and potentially the value of any crypto holdings we hold or expect to acquire for our own account and harm investors.
Additionally, other than relying on the security protocols and safeguards provided to OKX, Coinbase and Fireblocks account holders, Securitize has not implemented any additional safeguards or policies to protect its crypto assets other than limiting the personnel who have access to the accounts to our executive officers. We also currently do not have our crypto assets insured against theft, hacking, or loss. The risk of using custodial digital wallets is that the possession of Securitize’s crypto assets is reliant upon a third-party maintaining control of its security protocols to protect possession. In addition to the third-party exchanges, Securitize self-custodies the majority of its crypto assets held in corporate treasury. Fireblocks, Inc. (“Fireblocks”) provides Securitize with a software-as-a-service platform for utilizing its Multi-Party Computation (“MPC”) technology-based infrastructure. This MPC based cryptographic solution enables us to retain exclusive control over the authorization of transactions without ever generating or storing a traditional private key, therefore allowing us to maintain self-custody over Securitize’s digital assets held in corporate treasury. If Fireblocks were to be infiltrated, all of our crypto assets held utilizing the infrastructure could potentially become compromised or at least temporarily inaccessible. In the case of Securitize-issued tokenized securities held in self-custody utilizing Fireblocks infrastructure, Securitize has manual safeguards in place which help retain the appropriate records of ownership should the automated blockchain systems fail which it controls in its capacity as transfer agent, adding an extra layer of security over these tokenized funds. If OKX or Coinbase were to be infiltrated after Securitize’s crypto assets are transferred into its account, such crypto assets could potentially be lost or inaccessible. If either of those events occur, it could result in a loss of all or some of our crypto assets, which would have a material adverse effect on our financial condition.

If we fail to provide and monetize new and innovative products and services that are adopted by customers, our business may become less competitive and our revenue might decline.
Our ability to attract, engage, and retain our customers and to increase our revenue depends heavily on our ability to evolve our existing products and services and to create and monetize new products and services that are adopted by customers. Rapid and significant technological changes continue to confront the financial services industry, including developments in the methods in which securities are traded and developments in tokenization. To keep pace or to innovate we have introduced and might continue to introduce significant changes to our existing products and services or acquire or introduce new and unproven products and services, including using technologies with which we have little or no prior development or operating experience. Our efforts have been and might continue to be inhibited by industry-wide standards, legal restrictions, incompatible customer expectations, demands, and preferences, or third-party intellectual property rights. Our efforts to innovate have been and might continue to also be delayed or blocked by new or enhanced regulatory scrutiny or technical complications. Incorporating new technologies into our products and services, or realizing the intended benefits of acquisitions of, or investments in, other companies, products or technologies, has required and might continue to require substantial expenditures and take considerable time, and we might not be successful in realizing a return on these efforts in a timely manner or at all. It might be difficult to monetize products in a manner consistent with our brand’s focus on low prices. If we fail to innovate and deliver products and services with market fit and differentiation, or fail to do so quickly enough as compared to our competitors, we might fail to attract and retain customers and maintain customer engagement which could lead to a decline in our tokenized assets under management, causing our revenue to decline. Our international expansion efforts may increase these risks as we expect to adapt our product and service offerings to reflect local regulatory requirements, customer preferences, and other location-specific factors, as discussed elsewhere in this Risk Factors section.
We will need additional capital to support business growth and objectives, and this capital might not be available to us on reasonable terms, if at all, might result in stockholder dilution, or might be delayed or prohibited by applicable regulations.
Maintaining adequate liquidity is crucial to our securities brokerage operations. The SEC and FINRA also have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers. We might be adversely affected by failing to meet these capital requirements or by potential regulatory changes related to our obligations with regard to capital maintenance requirements.
We might also need additional capital to continue to support our business and any future growth and to respond to competitive challenges, including the need to promote our products and services, develop new products and services, enhance our existing products, services and operating infrastructure, acquire and invest in complementary businesses and technologies, and to fund payments on our obligations at the parent company level, such as the income tax withholding and remittance obligations that arise upon the vesting and/or settlement of our outstanding restricted stock units (“RSUs”), and any debt obligations we might incur. To meet liquidity needs at the parent level, we might need to rely on dividends, distributions and other payments from our subsidiaries. Regulatory and other legal restrictions might limit our ability to transfer funds to or from some subsidiaries. For example, under FINRA rules applicable to us, a dividend of over 10% of a member firm’s excess net capital may not be paid without FINRA’s prior written approval.
When available cash is not sufficient, we might seek to engage in equity or debt financings to secure additional funds. However, such additional funding might not be available on terms attractive to us, or at all, and our inability to obtain additional funding when needed could have an adverse effect on our business, financial condition, and results of operations. If we issue equity or convertible debt securities, our stockholders could suffer significant dilution, and the new shares could have rights, preferences and privileges superior to those of our current stockholders. Any debt financing could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue future business opportunities.

Unfavorable media coverage and other events that harm our brand and reputation could adversely affect our revenue and the size, engagement, and loyalty of our customer base.
Our brand and our reputation are two of our most important assets. Our ability to attract, build trust with, engage, and retain existing and institutional customers might be adversely affected by events that harm our brand and reputation, such as public complaints and unfavorable media coverage about us, our platforms, and our customers, even if factually incorrect or based on isolated incidents.
We receive a high volume of media coverage, which might include, negative coverage regarding our products and services and the risk of our customers’ misuse or misunderstanding of our products and services, inappropriate or otherwise unauthorized behavior by our customers and litigation or regulatory activity. In addition, given our public profile, any unanticipated system disruptions, outages, technical or security-related incidents, or other performance problems relating to our platforms are likely to receive extensive media attention. Furthermore, any negative experiences our customers have in connection with their use of our products and services, including as a result of any such performance problems, could diminish customer confidence in us and our products and services, which could result in unfavorable media coverage or publicity.
Damage to our brand and reputation could also be caused by:
•cybersecurity attacks, privacy or data security breaches, or other security incidents, payment disruptions or other incidents that impact the reliability of our platforms;
•actual or alleged illegal, negligent, reckless, fraudulent or otherwise inappropriate behavior by our management team, our other employees or contractors, our customers or third-party service providers or partners as well as complaints or negative publicity about such individuals or companies;
•future restructurings or similar reductions or activities;
•any outright failure to meet our deposit requirements;
•litigation, regulatory actions, settlements, or investigations involving our platforms or our business;
•regulators requesting or requiring us to cease offering specific products or services;
•any failures to comply with legal, tax and regulatory requirements;
•any perceived or actual weakness in our financial strength or liquidity;
•any regulatory action or settlement that results in changes to, or prohibits us from offering, certain features, products or services;
•any new policies, features, products, or services, or changes to our policies, features, products, or services, that customers or others perceive as overly restrictive, unclear, inconsistent with our values or mission, or not clearly articulated;
•a failure to operate our business in a way that is consistent with our values and mission;
•inadequate or unsatisfactory customer support experiences;
•negative responses by customers or regulators to our business model or to particular features, products or services;
•a failure to adapt to new or changing customer preferences;
•our inability to successfully expand into new markets or make successful acquisitions of, or investments in, other companies, products or technologies;

•negative claims or publicity involving our culture or businesses, regardless of whether such claims are accurate; and
•any of the foregoing with respect to our competitors, to the extent the resulting negative perception affects the public’s perception of us or our industry as a whole.
These and other events could negatively impact the willingness of our existing customers and potential new customers, to do business with us, which could adversely affect market trading volumes and the number of customers, as well as our ability to recruit and retain personnel, any of which could have an adverse effect on our business, financial condition, and results of operations, as well as the trading price of Securitize Common Stock.
Our business has been and might continue to be harmed by changes in business, economic, or political conditions that impact global financial markets, or by a systemic market event.
As we are a financial services company, our business, results of operations, and reputation are directly and indirectly affected by elements beyond our control, such as economic and political conditions including unemployment rates, inflation, tax and interest rates, geopolitical conflicts, financial market volatility (such as we may experience due to recent trade policy shifts, including the potential imposition or escalation of tariffs implemented by the United States, Canada or other governments), significant increases in the volatility or trading volume of particular tokenized securities, volatility in cryptocurrency and digital asset markets (including significant price fluctuations and/or decreases in trading prices, reduced liquidity, market dislocations, or loss of investor confidence), broad trends in business and finance, actual events or concerns involving liquidity, defaults, or non-performance by third-party financial institutions or transactional counterparties (such as certain banks having failed and been taken over by the FDIC in the spring of 2023 (the “2023 Banking Events”)), including risks related to private credit markets, such as borrower defaults, reduced liquidity, valuation uncertainty, or tightening credit conditions, changes in the volume of tokenized securities trading generally and changes in the markets in which such transactions occur, and changes in how such transactions are processed. These elements can arise suddenly and the full impact of such conditions could have an adverse effect on our results of operations or remain uncertain indefinitely. A prolonged market weakness, such as a slowdown causing reduced trading volume in securities, derivatives, or crypto markets, has resulted, and could, in the future, result in reduced revenues and could adversely affect our business, financial condition, and results of operations. Conversely, significant upturns in such markets or conditions might cause individuals to be less proactive in seeking ways to improve the returns on their trading or investment decisions and, thus, decrease the demand for our products and services. In addition, while our revenue is not substantially directly tied to assets under management (“AUM”), this metric is a key indicator of platform activity and client engagement and have a meaningful indirect impact on our revenues. Our assets under management declined in the fourth quarter of 2025 due to, among other things, a broad decline in the price of cryptocurrencies. If market conditions continue to cause the value of AUM on our platform to decline, or activity levels on our platform are otherwise reduced, demand for our services and related revenues could be adversely affected.
Additionally, concerns regarding the U.S. and/or international financial systems, such as in connection with the 2023 Banking Events, could result in less favorable commercial financing terms available to us, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on our access to credit and liquidity sources.
Any of these changes could cause our future performance to be uncertain or unpredictable, and could have an adverse effect on our business and results of operations.
Our inability to maintain existing relationships with financial institutions and similar firms or to enter into new relationships of this kind, could impact our ability to offer services to customers.
Securitize predominantly provides tokenization services in partnership with tier-one financial services institutions and asset managers. We secure those relationships based on our reputation, experience and licenses, but they are not subject to long-term contractual protections. Any event that adversely affects our brand, our reputation or the good standing of our licenses could impact our ability to continue acquiring new customer relationships with large financial institutions or to maintain our relationships with existing customers, and may also affect our standing and ability to attract and retain other blockchain revenue streams.
Our future success depends on the continuing efforts of our key employees and our ability to attract and retain senior management and other highly skilled personnel.
Our future success depends, in part, on our ability to continue to identify, attract, develop, integrate and retain qualified and highly skilled personnel. In particular, our co-founder and CEO, Carlos Domingo, has been critical to the development and execution of our business, vision, and strategic direction. In addition, we have heavily relied, and expect we will continue to heavily rely, on the services and performance of our senior management team, which provides leadership, contributes to the core areas of our business and helps us to efficiently execute our business. Although we have entered into employment offer letters with some of our key personnel, most of these agreements have no specific duration and are terminable by either party at-will and our senior management team has experienced recent changes. We do not maintain key person life insurance policies on any of our employees. The loss of any members of our senior management or key personnel could adversely impact our business, operating results, and financial condition.
We also might not be successful in attracting, integrating or retaining qualified personnel to fulfill our current or future needs. We believe that a critical component of our efforts to attract and retain employees has been our corporate culture of innovation. We have invested substantial time and resources in building our team. As we continue to expand internationally, we will face new challenges to maintain our corporate culture of innovation among a larger number of geographically dispersed and remote employees, as well as other service providers. Failure to preserve our company culture could harm our ability to retain and recruit personnel.
If we are unable to attract, integrate, retain, or effectively replace our key employees and qualified and highly skilled personnel, our ability to effectively focus on and pursue our corporate objectives will decline, and our business and future growth prospects could be harmed.
Future acquisitions of, or investments in, other companies, products, technologies or specialized personnel could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our results of operations.
As part of our business strategy, we have made, and might continue to make acquisitions of, or investments in, other compatible companies, products, technologies or specialized personnel. We also have entered into and might continue to enter into relationships with other businesses in order to expand our products and services. Negotiating these transactions can be time-consuming, difficult, and expensive. Our ability to close these transactions might be subject to third-party approvals and customary closing conditions, such as governmental and other regulatory approvals, some of which are beyond our control, and may take longer than expected to be obtained, if at all. If pending transactions are not completed, we could in the future be subject to losses from legal fees and other expenses as well as impairment charges.
In general, our efforts to grow through acquisitions are subject to the risks that we might be unable to find suitable acquisition or investment candidates or to complete acquisitions on favorable terms or in a timely manner, if at all. Moreover, these kinds of acquisitions or investments can result in unforeseen operating difficulties and expenditures prior to and following closing, including disrupting our ongoing operations, diverting management from their primary responsibilities, subjecting us to additional liabilities and/or compliance obligations, increasing our expenses, and adversely impacting our business, financial condition and results of operations. If we acquire businesses or technologies, we might not be able to integrate the acquired personnel, operations, products, and technologies successfully, may face challenges in doing so, or may be unable to effectively manage the combined business following the acquisition. Moreover, the anticipated benefits of any acquisition or investment might not be realized, the acquisition or investment might not perform in accordance with expectations, and we might be exposed to unknown liabilities.
In connection with these types of transactions, we might issue additional equity securities that would dilute our stockholders, use cash that we might need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur large charges or substantial liabilities, encounter difficulties integrating diverse business cultures, and become subject to adverse tax consequences, substantial depreciation, or deferred compensation charges.
We and our subsidiaries currently operate in certain international markets and plan to further expand our international operations, which exposes us to significant new risks, and our international expansion efforts might not succeed.
We and our subsidiaries currently operate or offer services to the public outside the United States in certain jurisdictions, including the EU, Japan, Israel and the British Virgin Islands.
We intend to continue expanding our operations outside the United States. International expansion requires significant resources and management attention and subjects us to additional regulatory, economic, operational, and political risks on top of those we already face in the United States. There are significant risks and costs inherent in establishing and doing business in international markets, including:
•difficulty establishing and managing international entities, offices, and/or operations and the increased operations, travel, infrastructure, and legal and compliance costs associated with operations, entities, and/or people in different countries or regions;
•the need to understand, interpret and comply with local laws, regulations and customs in multiple jurisdictions, including laws and regulations governing token-related, broker-dealer, money transmitter, or regulated entity practices, some of which might require permissions, registrations, authorizations, licenses or consents, or might be different from, or conflict with, those of other jurisdictions, including foreign cybersecurity, data privacy or labor and employment laws;
•the additional complexities of any merger or acquisition activity internationally, which would be new for us and could subject us to additional regulatory scrutiny or approvals;
•the need to adapt, localize, and position our products for specific countries (also known as “product-market fit”);
•increased exposure to foreign fraud vectors;
•increased competition from local providers of similar products and services;
•challenges of obtaining, maintaining, protecting, defending and enforcing intellectual property rights abroad, including the challenge of extending or obtaining third-party intellectual property rights to use various technologies in new countries;
•the need to offer customer support and other aspects of our offering (including websites, articles, blog posts, and customer support documentation) in various languages or locations;
•compliance with anti-bribery and anti-corruption laws, such as the FCPA and equivalent anti-money laundering and sanctions rules and requirements in local markets, by us, our employees, and our business partners;
•the need to recruit and manage staff in new countries and regions to support international operations, and comply with employment law, tax, payroll, and benefits requirements in multiple countries;
•the need to enter into new business partnerships with third-party service providers in order to provide products and services in the local market, or to meet regulatory obligations;
•varying levels of internet technology adoption and infrastructure, and increased or varying network and hosting service provider costs and differences in technology service delivery in different countries;
•fluctuations in currency exchange rates and the requirements of currency control regulations, which might restrict or prohibit conversion of other currencies into U.S. dollars;

•double taxation of our international earnings and potentially adverse tax consequences due to requirements of or changes in the income and other tax laws of the United States or the international jurisdictions in which we operate; and
•political or social change or unrest or economic instability in a specific country or region in which we operate.
We have limited experience with international legal and regulatory environments and market practices, and we might not be able to penetrate or successfully operate in the markets we choose to enter. In addition, we might incur significant expenses as a result of our international expansion, and we might not be successful, which could lead to substantial losses.
Our working model, which allows our employees to work remotely, subjects us to heightened operational risks.
We currently allow our employees to work remotely, which subjects us to heightened operational risks. For example, technologies in our employees’ homes might not be as robust or effective as in our offices and could lead to lower productivity and/or increased vulnerability to cybersecurity attacks or other privacy or data security incidents. There is no guarantee that the data security and privacy safeguards we have put in place will be completely effective or that we will not encounter risks associated with employees accessing company data and systems remotely. Additionally, in June 2024 FINRA’s new Residential Supervisory Location Rule became effective, under which the homes of certain of our employees who work remotely could be treated as “residential supervisory locations” subject to inspections on a regular periodic schedule, which in turn has required certain operational changes and compliance adjustments. Non-compliance with the Residential Supervisory Location Rule could subject us to fines, penalties or enforcement actions. We also face challenges due to the need to operate with a dispersed and remote workforce, as well as increased costs related to business continuity initiatives.
Allowing for remote work may in the future make it more difficult for us to preserve our corporate culture of innovation and our employees might have decreased opportunities to collaborate in meaningful ways. Any failure to overcome the challenges presented by our working model could harm our future success, including our ability to retain and recruit personnel, innovate and operate effectively, maintain product development velocity, and execute on our business strategy.
Risks Related to Government Regulation and Litigation
Our business is subject to extensive, complex and changing laws and regulations, and related regulatory proceedings and investigations. Changes in these laws and regulations, or our failure to comply with these laws and regulations, could harm our business.
We are subject to a wide variety of local, state, federal, and international laws, regulations, licensing schemes, and industry standards in the United States, the EU and other countries and regions in which we operate. These laws, regulations, and standards govern numerous areas that are important to our business, and include, or might in the future include, those relating to all aspects of the securities industry, financial services, tokens, derivatives, trading in tokenized securities, fraud detection, customer protection, anti-money laundering, sanctions regimes, data privacy, data security, risk management and other technology-related aspects such as decentralized finance (“DeFi”) integration, protocol partnerships and smart contract usage. The substantial costs and uncertainties related to complying with these laws and regulations continue to increase, and our introduction of new products or services, expansion of our business into new jurisdictions or subindustries, acquisitions of other businesses that operate in similar regulated spaces, or other actions that we may take might subject us to additional laws, regulations, or other government or regulatory scrutiny. Regulations are intended to ensure the integrity of financial markets, to maintain appropriate capitalization of broker-dealers and other financial services companies, and to protect customers and their assets. These regulations could limit our business activities through capital, customer protection, and market conduct requirements, as well as restrictions on the activities that we are authorized to conduct.
We and our subsidiaries are subject to extensive regulation by federal and state regulators and SROs, and are subject to laws and regulations covering all aspects of the securities industry. Federal and state regulators and SROs, including the SEC and FINRA, can, among other things, investigate, censure or fine us, issue cease-and-desist orders or otherwise restrict our operations, require changes to our business practices, products or services or limit our acquisition activities. Similarly, state attorneys general and other state regulators, including state securities and financial services regulators, can bring legal actions on behalf of the citizens of their states to assure compliance with state laws. In addition, criminal authorities such as state attorneys general or the DOJ may institute civil or criminal proceedings against us for violating applicable laws, rules, or regulations. Despite our efforts to comply with applicable legal requirements, like all companies in our industry, we must adapt to frequent changes in laws and regulations, and face complexity in interpreting and applying evolving laws and regulations to our business, heightened scrutiny of the conduct of financial services firms and increasing penalties for violations of applicable laws and regulations. We might fail to establish and enforce procedures that comply with applicable legal requirements and regulations. We might be adversely affected by new laws or regulations, changes in the interpretation of existing laws or regulations, or more rigorous enforcement. Our ability to offer certain products may also be impacted by actions taken by government regulators. There is a risk that regulators could request or require us to cease offering specific products or services. Such regulatory actions could lead to the suspension or termination of product offerings, which may result in increased compliance costs, financial losses and negative publicity. We also might be adversely affected by other regulatory changes related to our obligations with regard to suitability of financial products, supervision, sales practices, application of fiduciary or best interest standards.
We may in the future be subject to regulatory investigations, actions, and settlements, which could cause us to incur substantial costs or require us to change our business practices in a materially adverse manner.
Given the highly regulated nature of the industries in which we operate, we may in the future be subject to a number of legal and regulatory examinations and investigations arising out of our business practices and operations, conducted by the DOJ, SEC, FINRA or other federal agencies such as OFAC and state regulatory agencies. These examinations and investigations might in the future lead to lawsuits, arbitration claims, and enforcement proceedings, as well as other actions and claims, that result in injunctions, fines, penalties, and monetary settlements.
Such proceedings might in the future relate to broker-dealer or other financial services rules and regulations, including our trading and supervisory policies and procedures, our trade reporting, our public communications, our compliance with SEC and FINRA registration requirements, anti-money laundering and other financial crimes regulations, cybersecurity matters, a token’s status as a “security,” and our business continuity plans, among other topics. These sorts of proceedings, inquiries, examinations, investigations, and other regulatory matters might subject us to fines, penalties, and monetary settlements, harm our reputation and brand, require substantial management attention, result in additional compliance requirements, result in certain of our subsidiaries losing their regulatory licenses or ability to conduct business in some jurisdictions (which could, among other things, result in statutory disqualification by FINRA and the SEC), increase regulatory scrutiny of our business, restrict our operations or require us to change our business practices, require changes to our products and services, require changes in personnel or management, delay planned product or service launches or development, limit our ability to acquire other complementary businesses and technologies, or lead to the suspension or expulsion of our broker-dealer or other regulated subsidiaries or their officers or employees.
In connection with litigation settlements, we might in the future be required to make expenditures to enhance our compliance activities, such as engaging independent consultants to evaluate our compliance programs and remediation efforts.
Additionally, while we now offer select services and products in certain countries outside the United States, we are not currently licensed, authorized, or registered in every jurisdiction in which we may in the future wish to offer our services. Under the terms of our customer agreements, we currently offer services only to citizens and permanent residents with a legal address within those jurisdictions where we are authorized and registered to offer those services, and our platform includes features designed to block access to our services from unauthorized jurisdictions. However, to the extent a customer accesses our platforms or services outside of jurisdictions where we have obtained required governmental licenses and authorizations, we face a risk of becoming subject to regulation in that local jurisdiction. A regulator’s investigation as to whether, or conclusion that we are servicing customers in its jurisdiction without being appropriately licensed, registered, or authorized could in the future result in fines or other enforcement actions or settlements.

The market and regulatory framework for tokenized securities and RWAs are nascent and subject to rapid change.
The markets for tokenized securities and real-world assets (“RWAs”) are in the early stages of development and remain subject to considerable uncertainty in terms of market structure, liquidity, and regulation. Blockchain-based trading venues and decentralized exchanges may offer significantly less liquidity, transparency, and regulatory oversight compared to national securities exchanges. This could lead to fragmented markets, inefficient price discovery, and persistent pricing disparities between tokenized and traditional securities.
In addition, the legal and regulatory treatment of tokenized securities and RWAs continues to evolve. U.S. federal and state regulators, as well as international authorities, have provided limited and sometimes incomplete guidance. For example, the SEC has stated that tokenized securities are subject to existing securities laws, while other agencies, such as the CFTC, are still evaluating potential frameworks for digital asset tokenization. In addition, the U.S. Congress continues to consider, but has not yet enacted, proposed legislation that could include provisions that would impact the legal constructs around the tokenization of securities and RWAs inside the United States. Outside the U.S., approaches also vary. In the EU, the DLT Pilot Regime applies to tokenized securities and may grant a temporary exemption from certain regulations, but such exemption is not guaranteed to become permanent. Similarly, the Monetary Authority of Singapore treats certain crypto-assets as securities or derivatives depending on their characteristics.
This uncertainty creates regulatory and compliance risk, as future rulemaking, enforcement actions, or shifts in interpretation could impose new obligations or restrictions on our operations, products, or counterparties. It also creates operational risk, as the successful tokenization and trading of tokenized securities and RWAs depend on reliable systems for custody, valuation, and disclosure. Any regulatory change, operational failure, or loss of market confidence could materially and adversely affect our ability to issue or facilitate trading in tokenized securities and RWAs.
If we do not maintain the net capital levels required by regulators, our broker-dealer business may be restricted and we may be fined or subject to other disciplinary or corrective actions.
The SEC, FINRA, and various state regulators have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers. For example, our broker dealer is subject to the SEC Uniform Net Capital Rule, which specifies minimum capital requirements intended to ensure general financial soundness and adequate liquidity. Our failure to maintain the required net capital levels and protect customer assets could potentially result in immediate suspension of securities activities, suspension or expulsion by the SEC or FINRA, restrictions on our ability to expand our existing business or to commence new businesses, and could ultimately lead to the liquidation of our broker-dealer entities and winding down of our broker-dealer business. If such net capital rules are changed or expanded, if there is an unusually large charge against net capital, or if we make changes in our business operations that increase our capital requirements, capital-intensive operations could be limited. A large operating loss or charge against net capital could adversely affect our ability to maintain or expand our business.
Our compliance and risk management policies and procedures as a regulated financial services company might not be fully effective in identifying or mitigating compliance and risk exposure in all market environments or against all types of risk.
As a financial services company, our business exposes us to a number of heightened risks. We have devoted significant resources to develop our compliance and risk management policies and procedures and will continue to do so, but our efforts might be insufficient. Our expanded and evolving operations and unpredictable periods of rapid growth make it difficult to predict all of the risks and challenges we might encounter and therefore increase the risk that our policies and procedures for identifying, monitoring, and managing compliance risks might not be fully effective in mitigating our exposure in all market environments or against all types of risk. Further, some controls are manual and are subject to inherent limitations and errors in oversight, which could cause our compliance and other risk management strategies to be ineffective. Other compliance and risk management methods depend upon the evaluation of information regarding markets, customers, catastrophe occurrences, or other matters that are publicly available or otherwise accessible to us, which might not always be accurate, complete, up-to-date, or properly evaluated. Insurance and other traditional risk-shifting tools might be held by or available to us in order to manage some exposures, but they are subject to terms such as deductibles, coinsurance, limits, and policy exclusions, as well as risk of counterparty denial of coverage, default, or insolvency. Any failure to maintain effective compliance and other risk management strategies could have an adverse effect on our business, financial condition, and results of operations.
We are also exposed to heightened regulatory risk because our business is subject to extensive regulation and oversight in a variety of areas and geographies, and such regulations are subject to revision, supplementation, or evolving interpretations and applications, and it can be difficult to predict how they might be applied to our business, particularly as we introduce new products and services and expand into new jurisdictions.
We may be subject to material litigation, which could be expensive and time consuming, and, if resolved adversely, could expose us to significant liability and reputational harm.
In addition to regulatory proceedings, we have been and may in the future become a target for litigation, including commercial litigation matters, insurance matters, securities litigation matters, privacy and cybersecurity disputes, intellectual property disputes, contract disputes, consumer protection matters, and employment matters. This risk might be more pronounced during market downturns, during which the volume of legal claims and amount of damages sought in litigation and regulatory proceedings against financial services companies have historically increased.
Litigation matters brought against us might in the future require substantial management attention and might result in settlements, awards, injunctions, fines, penalties, and other adverse results. A substantial judgment, settlement, fine, penalty, or injunctive relief could be material to our results of operations or cash flows for a particular period, or could cause us significant reputational harm.
We are subject to governmental laws and requirements regarding anti-corruption, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorism financing that could impair our ability to compete in international markets or subject us to criminal or civil liability if we violate them.
We are required to comply with U.S. economic and trade sanctions administered by OFAC and we have processes in place to facilitate compliance with the OFAC regulations. As part of our customer onboarding process, in accordance with the Customer Identification Program rules under Section 326 of the USA Patriot Act, we screen all potential customers against OFAC watchlists and continue to screen all customers, vendors and employees daily against OFAC watchlists. Although our platforms include features designed to block access to our services from sanctioned countries, if our services are accessed from a sanctioned country in violation of trade and economic sanctions, we could be subject to enforcement actions.
We are subject to the FCPA, U.S. and foreign bribery laws, and other U.S. and foreign anti-corruption laws. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees and their third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public sector. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. The failure to comply with any such laws could subject us to criminal or civil liability, cause us significant reputational harm, and have an adverse effect on our business, financial condition, and results of operations.
We are also subject to various anti-money laundering and counter-terrorism financing laws and regulations that prohibit, among other things, our involvement in transferring the proceeds of criminal activities. In the United States, most of our services are subject to anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended, and similar laws and regulations. Regulators in the United States continue to increase their scrutiny of compliance with these obligations.
Although our operations are currently concentrated in the United States, we have expanded our operations outside of the United States. As we have started to expand internationally, we have become subject to additional non-U.S. laws, rules, regulations, and other requirements regarding economic and trade sanctions, anti-money laundering, and counter-terrorism financing. In order to comply with applicable laws, we have started to, and will continue to, revise and expand our compliance program, including the procedures we use to verify the identity of our customers and to conduct ongoing monitoring of our customers and their transactions on our systems, including payments to persons outside of the United States. The need to comply with multiple sets of laws, rules, regulations, and other requirements could substantially increase our compliance costs, impair our ability to compete in international markets, and subject us to risk of criminal or civil liability for violations.
Risks Related to Tokenization and Our Products and Services
The market for securities and real-world asset tokenization is highly competitive and fragmented.
The market for tokenization of securities and RWAs is highly competitive, rapidly evolving, and fragmented. Numerous established financial institutions, fintech companies, and emerging blockchain platforms are seeking to develop and commercialize tokenization products and services. While we believe our technology, experienced personnel, and reputation with customers provide competitive advantages, there can be no assurance that we will be able to achieve or maintain the market position we anticipate. Some of our competitors currently or may in the future have significantly greater financial, technical, and marketing resources, broader customer bases, and longer operating histories. As competition intensifies, we may be required to increase expenditures on research and development, marketing, or incentives, which could adversely affect our profitability. If we are unable to differentiate our offerings or maintain customer confidence in our platform, our growth prospects, financial condition, and results of operations could be materially and adversely affected.
Tokenization of securities and RWAs involves novel technological, operational, and cybersecurity risks.
Our efforts to tokenize securities and RWAs rely on emerging technologies that are untested at scale and subject to significant uncertainty. These activities expose us to risks including (i) market and liquidity risk, as active secondary markets for tokenized RWAs may not develop or may be limited to alternative trading systems (“ATS”) with constrained liquidity or price transparency; (ii) technological and operational risk, as blockchain networks, smart contracts, and related infrastructure may fail, contain errors, or become obsolete; (iii) cybersecurity and fraud risk, as tokenized assets and underlying blockchains may be targeted by malicious actors, subject to vulnerabilities, or used in connection with illicit activity; and (iv) valuation and volatility risk, as tokenized securities and RWAs may not maintain or increase in value and may be difficult to price accurately.
Transaction fees, network congestion, or failures in smart contract code could also impair our ability to support tokenized securities and RWAs. Any such technological or operational failures could lead to financial losses, customer disputes, or reputational damage, and could materially and adversely affect our business and prospects.
Minting and redeeming tokens from our platform involves risks, which could result in loss of customer assets, customer disputes, and other liabilities.
The minting and redemption of tokenized securities through our platform depend on the accurate and secure operation of both traditional financial rails and blockchain-based smart contracts. Verified customers may subscribe for tokenized securities by transferring the corresponding amount of fiat currency or stablecoins to designated Securitize accounts or wallets, after which the associated tokens are minted to the customer’s wallets or accounts that have been whitelisted by the Securitize platform. When customers request redemptions, the corresponding tokens are burned or cancelled, and the related fiat currency or digital assets are transferred back to the customer’s linked account or wallet. Securitize maintains programs, policies and procedures relating to Customer Identification Program, OFAC screening, and applicable BSA and AML requirements. These procedures include enhanced due diligence when necessary and Securitize conducts wallet whitelisting and transaction monitoring as it relates to wallets that interact with its platform. Only customer wallets that have been subject to and approved by Securitize’s customer screening requirements are able to transfer assets to the Securitize platform or receive tokenized assets from the Securitize platform. Securitize does not create on-chain wallets for its customers, but instead supports integration with third-party wallets to enable customers to access the firm’s product offerings and related services.
Securitize’s proprietary smart contracts incorporate specific controls and permissions designed to safeguard the issuance and redemption process, including permissions limiting the receipt of tokens to only whitelisted wallets or accounts. The minting of tokenized securities can occur through (i) authorized smart contracts operating in an automated or “atomic” manner — such as delivery-versus-payment mechanisms tied to stablecoin settlement — or (ii) manual operational processes requiring the coordination of multiple authorized personnel. Operational issuance actions are protected by multi-party computation cryptographic signatures, which require participation from multiple signers within the organization to execute a minting transaction. These technical and procedural safeguards are designed to prevent unauthorized or unilateral creation of new tokens.
Notwithstanding these controls, technical or operational errors could still occur. Such errors could result in the minting of excess tokens or the improper allocation of tokens to customer wallets. While Securitize’s smart contracts provide mechanisms to seize or burn tokens to remediate these situations, such incidents could lead to temporary imbalances, customer disputes, or reputational harm.
Additionally, transactions involving fiat rails, third-party stablecoins, or digital assets not issued or controlled by Securitize present risks beyond the scope of our technical safeguards. Errors in bank or wallet information, or the transfer of stablecoins to an address not controlled by the customer, may result in the permanent loss of funds. The use of tokenized securities in conjunction with DeFi protocols or third-party smart contracts also introduces risks, including potential vulnerabilities, security breaches, or network disruptions that could delay or impair minting or redemption processes.
Any of these events could result in customer losses, legal or regulatory exposure, reputational damage, or other liabilities, any of which could adversely affect our business, financial condition, or results of operations.
A temporary or permanent blockchain “fork” could adversely affect our business.
Most blockchain networks, including Ethereum and other public blockchains that support the issuance of tokenized securities, are open source and subject to modification by their respective developer communities. Any user can propose changes to the underlying software, and if a substantial majority of network participants adopt those changes, the blockchain continues under the modified protocol. However, when consensus is not achieved, a “fork” may occur, resulting in two or more separate and incompatible versions of the same blockchain protocol operating simultaneously.
Unlike issuers of native cryptocurrencies, Securitize’s tokenized securities represent interests in RWAs or securities that are recorded and maintained under a controlled issuer and transfer agent framework. While tokenized securities may exist across multiple blockchains through authorized multichain issuance, such deployments are managed and reconciled through the same control book and master securityholder file to ensure that total outstanding units remain consistent and singular across chains. By contrast, a blockchain fork represents an unauthorized and spontaneous duplication of the ledger, outside of issuer or transfer agent control. In the event of such a fork, Securitize would determine which chain constitutes the valid and authoritative record for purposes of ownership, recordkeeping, and the exercise of holder rights such as voting, redemptions, and distributions. Tokens existing on other forked chains would not be recognized as valid representations of the securities.
This determination process may require coordination with key ecosystem participants, including stablecoin issuers, custodians, and other infrastructure providers that interact with our platform. While Securitize would generally expect to follow the fork recognized by principal stablecoin issuers used in settlement flows, there can be no assurance that all industry participants will reach the same conclusion. Divergent decisions — for example, if major stablecoin issuers such as USD Coin (“USDC”) and Tether were to support different forks — could disrupt payment rails, redemptions, or on-chain operations for certain transactions involving tokenized securities.
In extreme circumstances, Securitize may determine that migrating assets to an alternative fork is necessary to preserve the integrity of the control book or align with prevailing industry consensus. Such a migration, however, could involve significant operational complexity, reputational risk, and potential customer or counterparty claims arising from confusion or loss associated with the fork.
Although our contractual frameworks and smart contract controls are designed to preserve the integrity of the tokenized RWA record, blockchain forks may still cause temporary disruptions to network performance, reconciliation processes, or interoperability with third-party smart contracts and DeFi protocols. These issues could delay settlements, create discrepancies in system records, or affect customer confidence in our platform.
Securitize has previously navigated a blockchain fork — specifically, the Ethereum Proof-of-Work fork following the Ethereum network’s transition to Proof-of-Stake — without any adverse impact on tokenized securities or platform operations. Nevertheless, future forks could present different or more severe technical and reputational challenges, and we cannot guarantee that similar events would not adversely affect our business, financial condition, or results of operations.
We and our counterparties may be subject to risks associated with stablecoin depegging.
Certain of our operations or counterparties may hold, transact in, or otherwise have exposure to fiat-backed stablecoins, including USDC, Ripple USD, or similar instruments. While these assets are designed to maintain a 1:1 parity with the U.S. dollar, historical events have demonstrated that such pegs may fail, referred to as depegging, either temporarily or permanently, when a stablecoin’s price significantly diverges from its target value, due to market, liquidity, or operational stresses. For example, in March 2023, USDC, issued by Circle Internet Financial, traded as low as $0.88 after several of its reserve banking partners, including Silicon Valley Bank, entered receivership, before later regaining its peg following confirmation of full reserve access. Stablecoins may also appear to depeg on certain trading platforms even if the stablecoin does not depeg more generally. For example, the stablecoin USDe traded as low as $0.65 on the Binance digital asset trading platform in October 2025 due to a liquidity shortage on Binance, even though the price of USDe remained above $0.99 on other trading platforms and DeFi exchanges. In November 2025, the stablecoin deUSD depegged and has since that date traded at less than $0.01 after the fund in which the stablecoin’s reserves were invested announced significant losses. While we had held deUSD prior to its depeg, at the time of the depeg we held no exposure to the token (and still hold no exposure to the token) and have suffered no losses due to its depeg.
Such events illustrate the risk of loss, illiquidity, or volatility even for assets marketed as stable or cash-equivalent, and there can be no assurance that any stablecoin used or held by Securitize or its customers will always maintain parity with its underlying reference asset or be fully investable or redeemable at face value when we are transacting with it.
Risks Related to Our Platforms, Systems and Technology
Our products and services rely on software and systems that are highly technical and have been, and may in the future be, subject to interruption, instability, and other potential flaws due to software errors, design defects, and other processing, operational, and technological failures, whether internal or external.
We rely on technology, including the internet, mobile services, and other third-party services and technology to conduct much of our business activity and allow our customers to conduct financial transactions on our platforms. Our systems and operations, including our cloud-based operations and disaster recovery operations, as well as those of the third parties on which we rely to conduct certain key functions, are vulnerable to failures, outages, or other disruptions from natural disasters, power and service outages, interruptions or losses, unplanned or unsuccessful technology updates, computer and telecommunications failures, software bugs, cybersecurity attacks, computer viruses, malware, distributed denial of service attacks, spam attacks, phishing or other social engineering, ransomware, security breaches, credential stuffing, technological failure, human error, terrorism, improper operation, unauthorized entry, data loss, intentional bad actions, and other similar events, as well as disruptions or vulnerabilities in the underlying blockchain networks, oracles, or settlement rails on which our systems depend.
Our products and internal systems also rely on software that is highly technical and complex (including software developed or maintained internally and/or by third parties) in order to collect, store, retrieve, transmit, manage and otherwise process immense amounts of data. The software on which we rely might contain errors, bugs, vulnerabilities, design defects, or technical limitations that might compromise our ability to meet our objectives. Some such problems are inherently difficult to detect and some such problems might only be discovered after code has been released for external or internal use. Such problems might also lead to negative customer experiences (including the communication of inaccurate information to customers), compromised ability of our products to perform in a manner consistent with customer expectations, delayed product introductions, compromised ability to protect data and intellectual property, or an inability to provide some or all of our services.
While we have made, and continue to make, significant investments designed to correct software errors and design defects and to enhance the reliability and scalability of our platforms and operations, the risk of software and system failures and design defects is always present, we do not have fully redundant systems, and we might fail to maintain, expand, and upgrade our systems and infrastructure to meet future requirements and mitigate future risks on a timely basis. It might become increasingly difficult to maintain and improve the availability of our platforms, especially as our platforms and product offerings become more complex and our customer base grows. We might also encounter technical issues in connection with changes and upgrades to our use of blockchain technology. Any number of technical changes, software upgrades, soft or hard forks, cybersecurity incidents, or other changes to the underlying blockchain networks might occur from time to time, causing incompatibility, technical issues, disruptions or security weaknesses to our platforms. If we are unable to identify, troubleshoot, and resolve such issues successfully, our ability to issue, transfer, or redeem tokenized securities could be impaired, potentially resulting in delayed transactions, operational disruptions, or reputational harm.
We rely on third parties to perform some key functions, and their failure to perform those functions could adversely affect our business, financial condition and results of operations.
We rely on certain third-party computer systems or third-party service providers, including Amazon Web Services (on which we primarily rely to host and deliver our services to customers on our platforms), blockchain network providers, institutional-grade digital asset security infrastructure, internet service providers, payment services providers, market and third-party data providers, regulatory services providers, payment gateways that link us to the payment card and bank clearing networks to process transactions, and other third-party service providers. These providers are susceptible to processing, operational, technological and security vulnerabilities, including security breaches, which might impact our business, and our ability to monitor our third-party service providers’ data security is limited. In addition, these third-party service providers might rely on subcontractors to provide services to us that face similar risks. We may also incur significant costs for utilizing alternatives or taking other actions in preparation for, or in reaction to, events that damage, interrupt, or otherwise disrupt the third-party services we use. Any prolonged service degradation or disruption affecting our systems could result in damage to our reputation, loss of customers, loss of revenue, and liability for damages.
We face a risk that our third-party service providers might be unable or unwilling to continue to provide these services to meet our current needs in an efficient, cost-effective manner or to expand their services to meet our needs in the future. Any failures by our third-party service providers that result in an interruption in service, unauthorized access, misuse, loss or destruction of data or other similar occurrences could interrupt our business, cause us to incur losses, result in decreased customer satisfaction and increased customer attrition, subject us to customer complaints, significant fines, litigation, disputes, claims, regulatory investigations or other inquiries and harm our reputation. Regulators might also hold us responsible for the failures of our providers.
We are incorporating AI technologies into some of our products and processes. These technologies may present business, compliance, and reputational risks.
We currently use machine learning and AI to improve our products and processes in certain circumstances, including for internal purposes, such as collecting and processing information, writing code, supporting software development, and producing research and marketing materials. Our research and development of such technology also remains ongoing. As with many new and emerging technologies, AI presents numerous risks and challenges that could adversely affect our business, and there can be no assurance that our usage of and investment in this technology will enhance our products or services or otherwise be beneficial to our business. If we fail to keep pace with rapidly evolving AI technological developments, especially in the financial technology sector, our competitive position and business results may suffer. At the same time, use of AI has recently become the source of significant media attention and political debate. The introduction and use of AI technologies, particularly generative AI, into new or existing offerings may result in new or expanded risks and liabilities, including due to enhanced governmental or regulatory scrutiny, litigation, compliance issues, ethical concerns, confidentiality or security risks, intellectual property risks, as well as other factors that could adversely affect our business, reputation, and financial results. For example, AI technologies can lead to unintended consequences, including generating content that appears correct but is factually inaccurate, misleading or otherwise flawed, or that results in unintended biases and discriminatory outcomes, which could negatively impact our customers, harm our reputation and business, and expose us to liability. Laws, regulations or industry standards that develop in response to the use of AI may be burdensome or may restrict our ability to use, develop, or deploy AI, particularly generative AI technologies, in our products or processes, or our efforts to expand our business. For example, the EU’s AI Act, entered into force on August 1, 2024, governs the development, marketing and use of AI in the EU and could impose significant additional costs on us to comply or significant fines for failing to comply. In addition, if we do not have sufficient rights to use the data or intellectual property on which our AI technologies rely, or if such technologies are trained or reliant on inaccurate, incomplete, biased or otherwise poor quality data, we may incur liability through the violation of applicable laws or third-party privacy, intellectual property or other rights or the breach of contracts to which we are a party. We may also voluntarily comply with, or have it asserted that we must comply with, industry standards, codes of conduct or other actual or asserted obligations relating to AI technology. Any failure or perceived failure by us to comply with laws, regulations, industry standards, contractual requirements, or other actual or asserted obligations to which we are or may become subject in connection with our use of AI technology, may result in damage to our reputation, governmental investigations, civil litigation, and liability for damages.
We also use AI technologies from third parties, which may include open source software. If we are unable to maintain rights to use these AI technologies on commercially reasonable terms, we may be forced to acquire or develop alternate AI technologies, which may limit or delay our ability to provide competitive offerings and may increase our costs. These AI technologies also may incorporate data from third-party sources, which may expose us to risks associated with data rights and protection, in particular, if we do not have sufficient rights to use the data or intellectual property on which such AI technologies rely. The legal and regulatory landscape surrounding AI technologies is rapidly evolving and uncertain, including with respect to intellectual property ownership and license rights, cybersecurity, and data protection laws, among others, and has not yet been fully addressed by courts or regulators. The use, development, or adoption of AI technologies into our products may result in exposure to claims by third parties of copyright infringement or other intellectual property misappropriation, which may require us to pay compensation or license fees to third parties. The evolving legal, regulatory and compliance framework for AI technologies may also impact our ability to protect our own data and intellectual property against infringing use.
Risks Related to Cybersecurity, Data Privacy and our Intellectual Property
Our business could be materially and adversely affected by a cybersecurity breach or other attack involving our computer systems or data or those of our customers or third-party service providers.
Our systems and those of our customers and third-party service providers have been and might in the future be vulnerable to cybersecurity issues. We, like other financial technology organizations, routinely are subject to cybersecurity threats and our technologies, systems, and networks have been and might in the future be subject to attempted cybersecurity attacks and other means of perpetuating security breaches and incidents that threaten the confidentiality, integrity and availability of our computer systems and confidential information. These cybersecurity attacks and other means could include computer viruses, malicious or destructive code, phishing and other social engineering attacks, credential stuffing and other brute force attacks, ransomware, denial of service or information, and improper access by employees, contractors or third-party vendors or other security breaches that could result in the loss, unavailability, destruction or unauthorized release, access to, gathering, monitoring, use, or other processing of our or our customers’ data, our intellectual property, or confidential, proprietary, or sensitive business information, or otherwise materially disrupt our or our customers’ or other third parties’ network or systems access or use, or other business operations. Such issues are increasing in frequency and evolving in nature, including sophisticated nation-state and nation-state-supported actors engaging in attacks. The operation of our platforms involves the use, collection, storage, sharing, disclosure, transfer, and other processing of customer information, including personal data. Security breaches and other security incidents could expose us to a risk of loss or exposure of this information, which could result in potential liability, investigations, regulatory fines, penalties for violation of applicable laws or regulations, litigation, and remediation costs, as well as reputational harm. As the breadth and complexity of the technologies we use and the software and platforms we develop continue to grow, the potential risk of security breaches and cybersecurity attacks increases.

Cybersecurity attacks and other malicious internet-based activity continue to increase and financial technology platform providers have been and expect to continue to be targeted. The increasing sophistication and resources of cyber criminals and other non-state threat actors, including through the use of AI, and increased actions by nation-state actors make it difficult to keep up with new threats and could result in a breach of security. As a result, we may be unable to detect, investigate, remediate or recover from future attacks or incidents, or to avoid a material adverse impact to our systems, confidential information or business. Additionally, there is an increased risk that we might experience cybersecurity-related incidents as a result of any of our employees, service providers, or other third-parties working remotely on less secure systems and environments. While we take significant efforts to protect our systems and data, including establishing internal processes and implementing technological measures designed to provide multiple layers of security, our safety and security measures might be insufficient to prevent damage to, or interruption or breach of, our information systems, data (including personal data), and operations. There can also be no assurance that our cybersecurity risk management program and processes, including our policies, controls or procedures, will be fully implemented, complied with or effective in protecting our systems and confidential information. Additionally, though we provide cybersecurity training for employees, we cannot guarantee that we will not be affected by further phishing attempts. Furthermore, given the nature of complex systems, software and services like ours, and the scanning tools that we deploy across our networks and products, we regularly identify and track security vulnerabilities. We are unable to comprehensively apply patches or confirm that measures are in place to mitigate all such vulnerabilities, or that patches will be applied before vulnerabilities are exploited by a threat actor.
Furthermore, to the extent the operation of our systems relies on our third-party service providers, through either a connection to, or an integration with, third parties’ systems, the risk of cybersecurity attacks and loss, corruption, or unauthorized access to or publication of our information or the confidential information and personal data of customers and employees might increase. Third-party risks might include insufficient security measures, data location uncertainty, and the possibility of data storage in inappropriate jurisdictions where laws or security measures might be inadequate. Our ability to monitor, and our resources to optimize integration with, third-party service providers’ data security practices are also limited. These third-party risks might be exacerbated as our resources are spread across multiple public cloud service providers. Although we generally have agreements relating to cybersecurity and data privacy in place with our third-party service providers, such agreements might not prevent the accidental or unauthorized access to or disclosure, loss, destruction, disablement or encryption of, use or misuse of, or modification of data (including personal data) and/or might not enable us to obtain adequate (or any) reimbursement from our third-party service providers in the event we should suffer any such incidents. Due to applicable laws and regulations or contractual obligations, we could be held responsible for any information security failure or cybersecurity attack attributed to our vendors as they relate to the information we share with them. A vulnerability in a third-party service provider’s software or systems, a failure of our third-party service providers’ safeguards, policies or procedures, or a breach of a third-party service provider’s software or systems could result in the compromise of the confidentiality, integrity, or availability of our systems or the data housed in our third-party solutions. Additionally, we could also be exposed to information security vulnerabilities or failures at third parties’ common suppliers or vendors (known as “fourth parties”) that could also impact the security of our data, and we may not be able to effectively directly monitor or mitigate such fourth-party risks, in particular as such risks relate to the use of common suppliers or vendors by the third parties that perform functions and services for us and our limited ability to assess the fourth parties’ operational controls.
A core aspect of our business is the reliability and security of our platforms. While we have not experienced a material incident to date, any unauthorized access to or disclosure, loss, destruction, disablement or encryption of, use or misuse of or modification of data, including personal data, or any cybersecurity breach or other security incident that we, our customers or our third-party or fourth-party service providers experience or the perception that one has occurred or might occur, could harm our reputation, reduce the demand for our products and services and disrupt normal business operations. In addition, it might require us to expend significant financial and operational resources in response to a security breach, including repairing system damage, increasing security protection costs by deploying additional personnel and modifying or enhancing our protection technologies, investigating, remediating, or correcting the breach and any security vulnerabilities, defending against and resolving legal and regulatory claims, and preventing future security breaches and incidents, all of which could expose us to uninsured liability, increase our risk of regulatory scrutiny, expose us to legal liabilities, including litigation, regulatory enforcement, indemnity obligations, or damages for contract breach, divert resources and the attention of our management and key personnel away from our business operations, and cause us to incur significant costs, any of which could materially adversely affect our business, financial condition, and results of operations. Moreover, our efforts to improve security and protect data from compromise might identify previously undiscovered security breaches. There could be public announcements regarding any security incidents and any steps we take to respond to or remediate such incidents, and if securities analysts or investors perceive these announcements to be negative, it could have an adverse effect on the trading price of Securitize Common Stock.
While we maintain cybersecurity insurance, our coverage may be insufficient to cover all liabilities resulting from a cybersecurity incident. We cannot be certain that our insurance coverage will be adequate to address the results of regulatory or civil investigations or any liabilities resulting from a cybersecurity incident, that adequate insurance will be available to us on economically reasonable terms, or that our insurer will cover all cybersecurity incident-related claims. The successful assertion of one or more significant claims against us or changes in our cybersecurity insurance coverage, premiums, or deductibles may adversely affect our reputation, business, financial condition or results of operations.
We are subject to stringent laws, rules, regulations, policies, industry standards and contractual obligations regarding data privacy and security and might become subject to additional related laws and regulations in jurisdictions into which we expand. Many of these laws and regulations are subject to change and reinterpretation and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or other harm to our business.
We collect, store, use, share, disclose, transmit, and otherwise process a large volume of personal and other non-public data, including from and about current, past, and prospective customers, as well as our employees and business contacts. We also depend on various third-party service providers in relation to the operation of our business, a number of which process such personal and other non-public data on our behalf. We are subject to a variety of federal, state, local, and non-U.S. laws, directives, rules, policies, industry standards and regulations, as well as contractual obligations, relating to privacy and the collection, protection, use, retention, security, disclosure, transfer and other processing of personal data and other data. In addition, our cybersecurity program may require further enhancements to meet public company standards.
Numerous U.S. states have enacted privacy laws that have gone or are going into effect, which create a patchwork of overlapping but different state laws. In addition, all 50 states have laws that require the provision of notification for security breaches of personal information to affected individuals, state officers or others. In the United States, at the federal level, we are also subject to various rules and regulations with respect to privacy, data protection and cybersecurity. The U.S. Congress also has considered, and may in the future consider, various proposals for privacy data protection, and cybersecurity legislation.
Outside of the United States, certain foreign jurisdictions, including the EU and the United Kingdom, have adopted onerous laws and regulations relating to data protection and cybersecurity which may apply to our collection, use, transfer and other processing of personal information and impose significant security related obligations. Any violation of data or security laws, or other legal obligations could have an adverse effect on our business and result in substantial fines and penalties. Actual or perceived contraventions may also lead to civil claims, including representative actions and other class action type litigation, potentially amounting to significant compensation or damages, liabilities, as well as associated costs and reputational harm. These international laws, rules and regulations may apply not only to us, but also to our partners, vendors or other third-party service providers that store or otherwise process personal data on our behalf, such as information technology vendors, and any of the foregoing limitations could impact our ability to work with such partners, vendors or other third-party service providers in certain jurisdictions.
The regulatory framework for data privacy and security worldwide is evolving and, as a result, interpretation, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. New laws, amendments to or reinterpretations of existing laws, regulations, standards and other obligations might require us to incur additional costs and restrict our business operations, and might require us to change how we use, collect, store, transfer or otherwise process certain types of personal data, to implement new processes to comply with those laws and our customers’ exercise of their rights thereunder, and could greatly increase the cost of providing our offerings, require significant changes to our operations, or even prevent us from providing some offerings in jurisdictions in which we currently operate and in which we might operate in the future, or could cause us to incur potential liability in an effort to comply with certain legislation. There is a risk of enforcement actions in response to rules and regulations promulgated under the authority of federal agencies, state attorneys general and legislatures and consumer protection agencies. We may in the future be subject to investigations and examinations regarding, among other things, our cybersecurity practices. In addition, if we fail to follow these security standards, even if no customer information is compromised, we might incur significant fines or experience a significant increase in costs.
Additionally, we may be bound by contractual requirements applicable to our collection, use, storage, sharing, disclosure, transmission, and other processing of various types of data, including personal information, and may be bound or asserted to be bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters. Furthermore, we make and have made statements, including in our online privacy policy and website, regarding our privacy, information security, and data security practices, which must accurately describe our privacy and cybersecurity practices and procedures.
Any failure or perceived failure by us or our third-party service providers to comply with our posted privacy policies, contractual obligations or with any applicable federal, state or similar foreign laws, rules, regulations, industry standards, policies, certifications or orders relating to data privacy and security, or any compromise of security that results in the theft, unauthorized access, acquisition, use, disclosure, or misappropriation of personal data or other customer data, could result in significant awards, fines, civil and/or criminal penalties or judgments, proceedings or litigation by governmental agencies or customers, including class action privacy litigation in certain jurisdictions and negative publicity and reputational harm, one or all of which could have an adverse effect on our reputation, business, financial condition and results of operations.
We must successfully maintain, upgrade and expand our information technology systems, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.
As we expand, in order to remain competitive and to ensure compliance with IT and data privacy laws, we will need to significantly expand and improve our information technology systems and personnel to support historical and expected future growth. As such, we will continue to invest in and implement, significant modifications and upgrades to our information technology systems and procedures, including replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality, hiring employees with information technology expertise and building new policies, procedures, training programs and monitoring tools. These types of activities subject us to inherent costs and risks associated with replacing and changing these systems, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, acquisition and retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems into our current systems. We currently expect to invest an additional $1.2 million on such modifications and updates to our information technology systems and procedures in 2026. These implementations, modifications and upgrades may not result in productivity improvements or improvements in compliance with IT and data privacy laws at a level that outweighs the costs of implementation, or at all. If our expansion efforts are not successful in ensuring compliance with IT and data privacy laws, or we face difficulties with implementing new technology systems, delays in our timeline for planned improvements or significant system failures, it may have a material adverse effect on our business, financial condition and results of operations.
Any failure to adequately obtain, maintain, protect, defend or enforce our intellectual property rights could adversely affect our business.
Our success and ability to compete depend in part upon our ability to obtain, maintain, protect, defend and enforce our intellectual property rights and technology. However, the steps we take to establish and protect our intellectual property rights might not be sufficient to effectively prevent third parties from infringing, misappropriating, diluting, or otherwise violating our intellectual property rights or to prevent unauthorized disclosure or unauthorized use of our trade secrets or other confidential information. We rely on a combination of trademark, trade secret and other intellectual property laws, as well as confidentiality procedures and contractual provisions to establish and protect our intellectual property and proprietary rights. Such means may only afford limited protection and may not prevent our competitors or other third parties from independently developing products, services and technology similar or duplicative of ours. These measures may also not prevent misappropriation, infringement, reverse engineering or other violation of our intellectual property rights, and we will not be able to protect our intellectual property rights, however, if we do not detect unauthorized use of our intellectual property rights. We also might fail to maintain or be unable to obtain adequate protections for some of our intellectual property rights in the United States and some non-U.S. countries, and our intellectual property rights might not receive the same degree of protection in non-U.S. countries as they would in the United States because of the differences in non-U.S. trademark, copyright, and other laws concerning intellectual property and proprietary rights. In addition, our success depends in large part on the strength of our brand, and if we do not adequately protect our rights in our trademarks from infringement and unauthorized use, any goodwill that we have developed in those trademarks could be lost or impaired, which could harm our brand and our business. While we have registered our material trademarks in many of our significant markets, we have not registered all of our trademarks in all of the jurisdictions in which we currently conduct or intend to conduct our business. In addition, our trademarks might also be opposed, contested, circumvented or found to be unenforceable, weak or invalid, and we might not be able to prevent third parties from infringing or otherwise violating them or using similar marks in a manner that causes confusion or dilutes the value or strength of our brand.
In addition to registered intellectual property rights, we rely on non-registered proprietary information and technology, such as trade secrets, confidential information and know-how. We attempt to protect our intellectual property, technology, and confidential information by requiring our employees, contractors, consultants, corporate collaborators, advisors and other third parties who develop intellectual property on our behalf to enter into agreements relating to confidentiality and invention assignments, and third parties we share information with to enter into nondisclosure and confidentiality agreements. However, certain international independent contractor relationships that involve development of intellectual property may not have express intellectual property assignment and/or work-for-hire provisions, and we might not have any such agreements in place with some of the parties who have developed intellectual property on our behalf and/or with some of the parties that have or might have had access to our confidential information, know-how, and trade secrets. Even where these agreements are in place, they might be insufficient or breached, or might not effectively prevent unauthorized access to or unauthorized use, disclosure, misappropriation, or reverse engineering of our confidential information, intellectual property, or technology. Moreover, any breaches of these agreements are difficult to detect and costly to enforce, and these agreements might not provide an adequate remedy for breaches or in the event of unauthorized use or disclosure of our confidential information or technology, or infringement of our intellectual property. If any of our trade secrets or other proprietary information or technology were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us, and our competitive position could be materially and adversely harmed.
The loss of trade secret protection could make it easier for third parties to compete with our products and services by copying functionality. Additionally, individuals not subject to invention assignment agreements might make adverse ownership claims to our current and future intellectual property, and, to the extent that our employees, independent contractors, or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes might arise as to the rights in related or resulting know-how and inventions.
In addition, we might need to expend significant resources to apply for, maintain, enforce and monitor our intellectual property rights and such efforts might be ineffective and could result in substantial costs and diversion of resources. Monitoring for unauthorized use of intellectual property rights is difficult and costly, and any litigation brought to protect and enforce our intellectual property rights could be expensive, time-consuming, and may not be successful. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates, or narrows the scope of, our rights, in whole or in part. An adverse outcome in any such litigation or proceedings might expose us to a loss of our competitive position, significant liabilities, and damage to our brand, or require us to seek licenses that might not be available on commercially acceptable terms, if at all.

We have been, and might in the future be, subject to claims that we violated third-party intellectual property rights, which, even where meritless, can be costly to defend and could materially and adversely affect our business, results of operations, and financial condition.
Our success depends, in part, on our ability to develop and commercialize our products and services without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we might not be aware that our products, services, or marketing materials are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties might bring claims alleging such infringement, misappropriation or violation. As we face increasing competition and become increasingly high profile, the possibility of receiving a larger number of intellectual property claims against us grows. Some third-party intellectual property rights may be broad, and it may not be possible for us to conduct our operations in such a way as to avoid all alleged infringements, misappropriations, or other violations of such intellectual property rights. In addition, various “non-practicing entities,” and other intellectual property rights holders might in the future attempt to assert intellectual property claims against us or seek to monetize the intellectual property rights they own to extract value through licensing or other settlements.
Our use of third-party software and other intellectual property rights might be subject to claims of infringement or misappropriation. The vendors who provide us with technology that we incorporate in our product offerings also could become subject to various infringement claims.
From time to time, our competitors or other third parties might claim that we are infringing upon, misappropriating or otherwise violating their intellectual property rights. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition, results of operations, cash flows or prospects.
Any claims or litigation, even those without merit and regardless of the outcome, could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial costs or damages, obtain a license, which might not be available on commercially reasonable terms or at all, pay significant ongoing royalty payments, settlements or licensing fees, satisfy indemnification obligations, prevent us from offering our products or services or using certain technologies, force us to implement expensive and time-consuming work-arounds or re-designs, distract management from our business or impose other unfavorable terms, or suffer harm to our brand, any of which could adversely affect our business, financial condition, and results of operations. In addition, although in some cases a third party may have agreed to indemnify us for such infringement, misappropriation or other violation, such indemnifying party may refuse or be unable to uphold its contractual obligations, or such indemnification may not sufficiently cover the potential claims, which may be significant. In other cases, our insurance may not cover potential claims of this type adequately or at all.
We expect that the occurrence of infringement claims is likely to grow as the market for financial services grows and as we introduce new and updated products and services, and the outcome of any allegation is often uncertain.
Some of our products and services contain open source software, which could pose particular risks to our proprietary software, products, and services in a manner that could harm our business.
We use open source software in our products and services (as well as in some of our internally developed systems) and we anticipate using open source software in the future. Some open source software licenses require those who distribute open source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open source code on unfavorable terms or at no cost, or to limit our ability to commercialize our products, and we might be subject to such terms.
The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. We could face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our proprietary software source code freely available, purchase a costly license, or cease offering the implicated products or services unless and until we can offer a different solution, which might be a costly and time-consuming process. While we monitor our use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, or could be claimed to have occurred, in part because open source license terms can be ambiguous, vague, or subject to various interpretations, especially given the absence of controlling case law in the U.S. or other courts. Additionally, we may open source some of our own proprietary source code and/or may make contributions to open source software. There is a risk that our proprietary software or contributions may be used in such a manner that we may need to enforce our rights to ownership of such open source software, including seeking proper usage, compliance with our license terms, or through litigation. Any actual or claimed requirement to disclose our proprietary source code or pay damages for breach of license terms, or failure to enforce our ownership rights over the use of our proprietary source code could harm our business and could help third parties, including our competitors, develop products and services that are similar to or better than ours.
Risks Related to Our Financial Condition, Accounting and Tax Matters
Our insurance coverage might be inadequate or expensive.
We maintain insurance policies for litigation and various business risks, but such policies may not be adequate to compensate us for potential losses. We are subject to claims in the ordinary course of business. These claims can involve substantial amounts of money and involve significant defense costs. It is not possible to prevent or detect all activities giving rise to claims and the precautions we take might not be effective in all cases. We maintain voluntary and required insurance coverage, including, among others, general liability, property, director and officer, cyber and data breach, crime, and fidelity bond insurance. Our insurance coverage is expensive and maintaining or expanding our insurance coverage might have an adverse effect on our results of operations and financial condition.
Our insurance coverage is subject to terms such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency, and might be insufficient to protect us against all losses and costs stemming from processing, operational, and technological failures. Furthermore, for certain lines of coverage, continued insurance coverage might not be available to us in the future on economically reasonable terms, or at all. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of material changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition, and results of operations.
Changes in U.S. and foreign tax laws and policies and challenges by tax authorities could adversely impact our tax liabilities.
We are, and may in the future become, subject to complex and evolving U.S. and foreign tax laws and regulations. Changes to any of these laws, or the addition of new laws, including changes to corporate income tax rates, the treatment of foreign earnings, or other income tax laws could have an adverse impact on our business, results of operations, financial condition and cash flows.
Our determination of our tax liability is subject to review by applicable tax authorities. The determination of our tax liabilities requires significant judgment and, in the ordinary course of business, there are transactions and calculations where the ultimate tax determination is complex and uncertain. Although we believe our determinations are reasonable, the ultimate amount of our tax obligations owed might differ from the amounts recorded in our financial statements in the event of a review by applicable tax authorities and any such difference could have an adverse effect on our results of operations. Tax authorities might also disagree with certain positions we have taken or might take in the future, which could subject us to additional tax liabilities.
Our corporate structure and associated transfer pricing policies also contemplate future growth in international markets, and consider the functions, risks, and assets of various entities involved in intercompany transactions. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for valuing intercompany transactions pursuant to our intercompany arrangements or disagree with our determinations as to the income and expenses attributable to specific jurisdictions.
In addition, from time to time, proposals are introduced in the U.S. Congress and state legislatures, as well as by foreign governments, to impose new taxes on a broad range of financial transactions, including transactions that occur on our platforms. If enacted, such financial transaction taxes could increase the cost to customers of investing or trading on our platforms and reduce or adversely affect U.S. market conditions and liquidity, general levels of interest in investing, and the volume of trades and other transactions from which we derive transaction-based revenues. Any financial transaction tax implemented in any jurisdiction in which we operate could materially and adversely affect our business, financial condition, or results of operations.
We might be subject to “digital service taxes” or new allocations of tax as a result of increasing efforts by certain jurisdictions to tax cross border activities that might not have been subject to tax under existing international tax principles. Companies such as ours could be adversely impacted by such taxes.
Future developments regarding the treatment of tokenized securities and other digital assets for U.S. federal, state and foreign income tax purposes could adversely impact our business.
Due to the new and evolving nature of tokenized securities and other digital assets, there is an absence of law and judicial precedent on their treatment for U.S. federal, state, and foreign income tax purposes. We do not know with any certainty when or whether additional guidance will be provided. Changes to the tax law could lead to adverse tax consequences in the future.
In 2014, the Internal Revenue Service (“IRS”) released a notice (the “IRS Notice”) discussing certain aspects of “convertible virtual currency” (that is, a digital asset that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes. The IRS stated that a digital asset (i) is “property,” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss, and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the IRS Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of tokenized securities and other digital assets. Furthermore, the IRS Notice states that no inference should be drawn with respect to virtual currencies not described therein.
Similar uncertainties exist in the foreign markets in which we operate, affecting our non-U.S. customer and end-user base. These uncertainties and potential adverse interpretations of tax law could affect our non-U.S. customers and the vitality of our products and services outside of the United States.
There can be no assurance that the IRS and other foreign tax authorities will not alter or clarify their positions with respect to digital assets generally and tokenized securities specifically in the future. It is also unclear what additional guidance may be issued in the future on the treatment of existing tokenized securities and digital asset transactions and future innovations for purposes of U.S. federal and state income tax or foreign income tax laws. Any such alteration of existing tax authority positions or additional guidance regarding digital asset products and transactions could result in adverse tax consequences for both holders and issuers of digital assets and the value of digital assets more generally. Future technological and operational developments that may arise with respect to digital assets and tokenized securities may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income and foreign tax purposes. The uncertainty regarding tax treatment of tokenized securities and other digital asset transactions impacts our customers and could negatively impact our business, both domestically and abroad.
Our ability to use our net operating losses to offset future taxable income could be subject to certain limitations.
As of December 31, 2025, we have U.S. federal and state and non-U.S. net operating loss carryforwards (“NOLs”) available to reduce future taxable income subject to certain limitations. Under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” (as defined by the Code) may be subject to limitations on its ability to utilize its pre-change NOLs and other tax attributes, such as research tax credits, to offset future taxable income. We have not yet determined whether that the Business Combination will give rise to an “ownership change” for purposes of Section 382 and Section 383 of the Code. If it is determined that we have in the past experienced an ownership change (including as a result of the Business Combination), or if we undergo one or more ownership changes as a result of future transactions in our stock (many of which are outside of our control), then our ability to utilize NOLs and other pre-change tax attributes could be limited by Sections 382 and 383 of the Code, and similar state provisions. Furthermore, our ability to utilize NOLs of any companies that we acquire in the future may be subject to limitations. In addition, there may be periods during which the use of NOLs is suspended or otherwise limited.
Our tax information reporting obligations are subject to change.
Although we believe we are compliant with the tax reporting and withholding requirements with respect to our customers’ transactions in the jurisdictions in which we operate, various U.S. federal, state or foreign tax authorities might significantly change applicable tax reporting requirements or disagree with the exact application of new or existing requirements. If the taxing authorities determine that we are not in compliance with our tax reporting or withholding requirements with respect to customer asset transactions, we may be exposed to additional withholding obligations, which could increase our compliance costs and result in penalties.
We track certain operational metrics, which are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics could harm our reputation, adversely affect our stock price, and result in litigation.
We track certain operational metrics using internal company data, including metrics such as Product Assets Under Management, Assets Under Administration, and On-Chain Transactions. Our internal systems and tools are subject to a number of limitations and our methodologies for tracking these metrics have changed in the past and might change further over time, which could result in unexpected changes to our metrics or otherwise cause the comparability of such metrics from period to period to suffer, including the metrics we publicly disclose. In addition, if the internal systems and tools we use to track these metrics undercount or overcount performance or contain algorithmic or other technical errors, the data we report might not be accurate. While these numbers are based on what we believe to be reasonable estimates of our metrics for the applicable period of measurement, there are inherent challenges in measuring how our platforms are used globally. You should not place undue reliance on such operational metrics when evaluating an investment in Securitize Common Stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Key Factors Affecting Our Operating Performance” for definitions of our key operational metrics.
If our operational metrics are not accurate representations of our business, or if investors do not perceive these metrics to be accurate, or if we discover material inaccuracies with respect to these figures, our reputation could be significantly harmed, the trading price of Securitize Common Stock could decline and we might be subject to stockholder litigation, which could be costly.
If we fail to implement and maintain effective internal control over financial reporting, as well as required disclosure controls and procedures, our ability to produce timely and accurate consolidated financial statements or comply with applicable regulations could be impaired
The Sarbanes-Oxley Act of 2002 and related rules of the SEC require, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.
In connection with the audit of our consolidated financial statements for the year ended December 31, 2024, Securitize’s independent auditor identified material weaknesses in the design and operating effectiveness of our internal control over financial reporting which had led to material errors requiring restatements to our financial statements for the years ended December 31, 2024 and 2023. The restated financial statements for the year ended

December 31, 2024 are included in this prospectus along with the financial statements for the year ended December 31, 2025.
The material errors in Securitize’s 2024 consolidated financial statements relate to the recording of an impairment charge on goodwill, an accounts receivable write off, classification of common stock related to the Theorem acquisition and certain expenses.
Material weaknesses in our internal control over financial reporting continued to exist as of December 31, 2025, and resulted in material errors in Securitize’s December 31, 2025 financial statements related to the accounting for transactions in digital asset receivable that contain an embedded derivative, incremental compensation expense on secondary stock-based transactions, certain assumptions used in Securitize’s valuation in accordance with Section 409A of the Internal Revenue Code resulting in material misstatements of the derivative liability, preferred shares option, and the simple arrangements for future equity, and the assessment of certain tokenization revenue contract terms under ASC 606.
These control deficiencies included our failure to: (i) design, implement, and maintain an effective entity-level control environment, including sufficient risk assessment and monitoring activities; (ii) implement adequate process-level controls over all business functions, including controls related to business combinations, account reconciliations and share-based compensation; (iii) design and maintain effective information technology general controls, including those related to access controls and journal entries; and (iv) maintain sufficient personnel with the requisite technical accounting expertise for timely and accurate financial reporting. Securitize is working to remediate these material weaknesses, and is continuing to take steps to strengthen its internal control over financial reporting. These remediation activities may be costly and time consuming, and we can give no assurance that such efforts will remediate the material weaknesses or that additional weaknesses or deficiencies will not be identified in the future or that we will not have further restatements in the future.
Our current controls and any new controls that we develop could become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. We have limited experience with implementing the systems and controls that are necessary to operate as a public company, as well as adopting changes in accounting principles or interpretations mandated by the relevant regulatory bodies. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports or the effectiveness of our internal control over financial reporting. Moreover, our business might be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that might arise. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our business or cause us to fail to meet our reporting obligations and could result in a restatement of our consolidated financial statements for prior periods.
Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that are required in our periodic reports filed with the SEC. Ineffective disclosure controls and procedures or internal control over financial reporting could harm our business, cause investors to lose confidence in the accuracy and completeness of our reported financial and other information, and result in us becoming subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, any of which would likely have a negative effect on the trading price of Securitize Common Stock and have a material and adverse effect on our business, results of operations, financial condition and prospects. In addition, if we are unable to continue to meet these requirements, we might not be able to remain listed on NYSE.

Risks Related to Ownership of Securitize Common Stock
The market price of shares of Securitize Common Stock may be volatile.
The market price of Securitize Common Stock may be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. Public Shareholders may not be able to resell their shares of Securitize Common Stock at an attractive price due to a number of factors such as those listed in “Risks Related to the Business and Strategy of Securitize” and the following:
•results of operations that vary from the expectations of securities analysts and investors;
•results of operations that vary from those of Securitize’s competitors;
•changes in the demand for digital assets;
•changes in expectations as to Securitize’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
•declines in the market prices of stocks generally;
•strategic actions by Securitize or its competitors;
•announcements by Securitize or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
•any significant change in Securitize’s management;
•changes in general economic or market conditions or trends in Securitize’s industry or markets;
•changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to Securitize’s business;
•future sales by Securitize of Securitize Common Stock or other securities;
•investor perceptions of the investment opportunity associated with Securitize Common Stock relative to other investment alternatives;
•the public’s response to press releases or other public announcements by Securitize or third parties, including Securitize’s filings with the SEC;
•litigation involving Securitize, Securitize’s industry, or both, or investigations by regulators into the Securitize Board, Securitize’s operations or those of Securitize’s competitors;
•guidance, if any, that Securitize provides to the public, any changes in this guidance or Securitize’s failure to meet this guidance;
•the development and sustainability of an active trading market for Securitize Common Stock;
•actions by institutional or activist shareholders;
•changes in accounting standards, policies, guidelines, interpretations or principles; and
•other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.
These broad market and industry fluctuations may adversely affect the market price of Securitize Common Stock, regardless of Securitize’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of Securitize Common Stock are low.

In the past, following periods of market volatility, shareholders have instituted securities class action litigation. If Securitize were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from Securitize’s business regardless of the outcome of such litigation.
Future resales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Pursuant to the Insider Letter, the Sponsor agreed that, subject to limited exceptions, the 580,000 CEPT Class A Ordinary Shares it holds will not be sold or transferred until 30 days after CEPT has completed a business combination and that the 6,000,000 CEPT Founder Shares it holds will not be sold or transferred until the earlier of (a) the one-year anniversary of CEPT’s initial business combination, (b) subsequent to CEPT’s initial business combination, (x) if the last reported sale price of the CEPT Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after CEPT’s initial business combination, and (c) the date on which CEPT completes certain material transactions that result in all of its shareholders having the right to exchange their shares for cash, securities or other property. The Sponsor Support Agreement shortens the lock-up that will apply to the Post-Combination Founder Shares from one year to 180 days, and provides that one-third of the Post-Combination Founder Shares are subject to early-release in the event the volume-weighted average price of a share of Securitize Common Stock exceeds $12.50, $15.00 and $17.50, in each case for at least 20 out of 30 consecutive trading days commencing 90 days after consummation of the Business Combination.
Contemporaneously with the Closing, the Old Securitize Stockholders entered into Lock-Up Agreements with Securitize, pursuant to which such parties agreed that the shares of Securitize Common Stock received by them in connection with the Transactions and any other securities convertible into or exercisable or exchangeable for Securitize Common Stock held by them immediately after the Closing, are locked-up and subject to transfer restrictions subject to certain exceptions. The Restricted Securities are locked up until the date that is 180 days from the Closing Date, and provides that one-third of the Restricted Securities will be subject to early-release in the event the volume-weighted average price of a share of Securitize Common Stock exceeds $15.00, $17.50 and $20.00, in each case for at least 20 out of 30 consecutive trading days commencing 90 days after the Closing. On July 8, Securitize and the Sponsor entered into an addendum to the Lock-Up Agreements to clarify that the restrictions do not apply to shares of Securitize Common Stock held by Lock-Up Parties as a result of them purchasing CEPT Class A Ordinary Shares in the open market or in the PIPE financing prior to the Effective Time whereby such shares were exchanged for shares of Securitize Common Stock. The terms of the Lock-Up Agreements otherwise remained unchanged and continue to apply in full force and effect.
Following the expiration of such lock-ups, the Sponsor and the Old Securitize Stockholders will not be restricted from selling shares of our common stock held by them, other than by applicable securities laws. Additionally, the PIPE Investors will not be restricted from selling any of their shares of our common stock following the Closing, other than by applicable securities laws. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Upon completion of the Business Combination, the Sponsor and the Old Securitize stockholders collectively owned approximately 77% of the outstanding shares of our common stock.
The shares held by Sponsor and the Old Securitize stockholders may be sold after the expiration of the applicable lock-up period. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the share price of our common stock or the market price of our common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Securitize’s failure to meet the continued listing requirements of the NYSE could result in a delisting of its Securities.
If Securitize fails to satisfy the continued listing requirements of the NYSE such as the corporate governance requirements or the minimum closing bid price requirement, the NYSE may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, Securitize can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the NYSE minimum bid price requirement or prevent future non-compliance with the NYSE’s listing requirements. Additionally, if Securitize’s securities are not listed on, or become delisted from, the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of Securitize’s securities may be more limited than if it were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
Securitize qualifies as an emerging growth company within the meaning of the Securities Act, and if Securitize takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make Securitize’s securities less attractive to investors and may make it more difficult to compare Securitize’s performance with other public companies.
Securitize is eligible to be treated as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to private companies. Securitize intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.
For as long as Securitize continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its stockholders may not have access to certain information that they may deem important. Securitize will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of Securitize Common Stock pursuant to an effective registration statement or (b) in which it has total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) it is deemed to be a large accelerated filer, which means the market value of Securitize Common Stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, or (y) the date on which it has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Securitize cannot predict if investors will find Securitize Common Stock less attractive because it may rely on these exemptions. If some investors find Securitize Common Stock less attractive as a result, there may be a less active trading market for Securitize Common Stock and Securitize’s share price may be more volatile. Further, there is no guarantee that the exemptions available to Securitize under the JOBS Act will result in significant savings. To the extent that Securitize chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact Securitize’s financial condition.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for Securitize Common Stock will rely in part on the research and reports that industry or financial analysts publish about the us or our business. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline. These projections may vary widely and may not accurately predict the results Securitize actually achieves. Securitize’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on Securitize downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of Securitize or fails to publish reports on it regularly, its share price or trading volume could decline. While Securitize’s management expects research analyst coverage, if no analysts commence coverage of Securitize, the trading price and volume for Securitize Common Stock could be adversely affected.
The tokenization of our common stock may introduce risks and uncertainties that adversely affect the market for, and the trading price of, our common stock, among other potential consequences.
On Closing Date, we enabled Tokenized SECZ, a natively tokenized version of our common stock. Tokenized SECZ is not a separate share class. While Tokenized SECZ provides an additional mechanism for investors to hold and transfer shares in the Company, which may improve settlement efficiency and increase accessibility, it may also introduce new risks and uncertainties that could adversely affect the market for, and the trading price of, both Tokenized SECZ and our nontokenized shares of common stock.
Access to Tokenized SECZ is restricted to holders who meet the onboarding requirements of Securities Markets, LLC, a SEC registered and FINRA member broker dealer. Trading of Tokenized SECZ on Solana is now enabled via on-chain liquidity provision partners. In addition, certain shares of Tokenized SECZ on Avalanche are held by persons who have executed lock-up agreements pursuant to terms of the Business Combination Agreement. Tokenization on other blockchains is being explored, and additional sources of liquidity are expected to develop, which has the potential to enable 24/7/365 trading with instant atomic settlement of transactions in Tokenized SECZ. As the market for all tokenized securities is nascent, there can be no assurance that a liquid or orderly market for Tokenized SECZ will develop further or be indefinitely sustained. Blockchain-based trading mechanisms may have significantly less liquidity and volume compared to national securities exchanges, such as NYSE on which nontokenized SECZ is listed and trades. While holders of SECZ may elect to switch between tokenized SECZ and nontokenized SECZ, the simultaneous existence of both could potentially fragment liquidity across platforms, affect bid-ask spreads (particularly outside NYSE trading hours), and result in price discrepancies between Tokenized SECZ and nontokenized SECZ—especially if arbitrage is limited by operational or regulatory constraints.
Furthermore, market intermediaries may face unclear or evolving obligations when interacting with tokenized securities such as Tokenized SECZ, and the application of the U.S. federal securities laws and other regulations to tokenized securities remains in flux. This may prevent or discourage market intermediaries from holding, transacting, or facilitating transactions in Tokenized SECZ. Reduced liquidity in Tokenized SECZ, whether due to general investor unfamiliarity, uncertain demand, or operational friction between the markets for Tokenized SECZ and our nontokenized SECZ or otherwise, could result in lower trading prices for Tokenized SECZ, and such negative price signaling from the market for Tokenized SECZ could adversely impact the trading price of nontokenized SECZ. In addition, if regulatory authorities determine that the platforms, mechanisms or participants involved in the secondary trading of Tokenized SECZ do not comply with applicable law, we or such intermediaries could face enforcement actions or fines, or be required to restrict such trading. These risks could lead to diminished investor confidence, reduced participation in transactions of Tokenized SECZ, and corresponding negative effects on the trading price, volatility and/or liquidity of our nontokenized SECZ.
Tokenized SECZ is also subject to the broader risks associated with digital assets, including cybersecurity, technological failures, and operational risks, which could affect our reputation, financial condition, and operating results. See “Risks Related to Our Business and Industry—Lack of liquid markets, possible manipulation of blockchain-based assets and lack of effectiveness of safeguards for our crypto asset holdings may adversely affect us.”
Securitize is not expected to pay cash dividends in the foreseeable future.
Securitize does not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Securitize Board and will depend on, among other things, applicable law, regulations, restrictions, Securitize’s and Old Securitize’s respective results of operations, financial condition, cash requirements, contractual restrictions, the future projects and plans of Securitize and Securitize and other factors that the Securitize Board may deem relevant. In addition, Securitize’s ability to pay dividends depends significantly on the extent to which it receives dividends from Securitize and there can be no assurance that Securitize will pay dividends. As a result, capital appreciation, if any, of Securitize Common Stock will be an investor’s sole source of gain for the foreseeable future.
The Securitize Charter and Securitize Bylaws designate the State of Delaware or the federal district courts of the United States as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us and limit the market price of our common stock.
Pursuant to Securitize Charter and Securitize Bylaws, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our directors or officers or other employees or agents to us or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action asserting a claim against us or any of our directors or officers or other employees or agents arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws; (iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law.
These exclusive forum provisions will not apply to claims arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act.
The forum selection clause in our amended and restated certificate of incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us and limit the market price of Securitize Common Stock. If a court were to find the exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could result in costly litigation and could have a material adverse effect on our business, financial condition or results of operations.

USE OF PROCEEDS
All of the shares of Securitize Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective amounts. We will not receive any of the proceeds from these sales.

MARKET PRICE OF OUR SECURITIES
Securitize Common Stock began trading on The New York Stock Exchange (“NYSE”) under the symbol “SECZ”, on July 2, 2026. CEPT’s Class A Ordinary Shares were previously listed on Nasdaq under the symbol “CEPT.” CEPT’s Class A Ordinary Shares commenced public trading on May 2, 2025. Upon the closing of the Business Combination, CEPT’s shares of Class A Ordinary Shares were exchanged for shares of Securitize Common Stock. On July 29, 2026, the closing sale prices of Securitize Common Stock was $6.60. As of July 1, 2026, there were approximately 152 holders of record of our common stock. Such numbers do not include beneficial owners holding our securities through nominee names.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of CEPT and Securitize adjusted to give effect to the Business Combination, the PIPE investment and related transactions, as outlined below. CEPT and Securitize are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.” On June 29, 2026, the Business Combination was approved by CEPT shareholders. The Business Combination was completed on July 1, 2026 (the "Closing Date"). Following the Closing, the Combined Company became the publicly traded parent company, with its common stock listed on the New York Stock Exchange under the ticker symbol "SECZ." Refer to Note 1 — Description of the Business Combination for more details.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The unaudited pro forma condensed combined balance sheet as of March 31, 2026 assumes that the Business Combination and related transactions occurred on March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2025. These periods are presented on the basis that Securitize is the acquirer for accounting purposes.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the unaudited historical condensed consolidated financial statements of CEPT and Securitize as of and for the three months ended March 31, 2026, the audited historical consolidated financial statements of CEPT and Securitize as of and for the year ended December 31, 2025, and the notes thereto, as well as the disclosures contained in the sections titled “CEPT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Securitize’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included on page 193 and 212 in the Proxy Statement/Prospectus, respectively.
The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial statements are for illustrative and informational purposes only and do not purport to represent what our financial position or results of operations would have been if the proposed transactions had actually occurred as of the dates indicated, nor does it project our financial position at any future date or our results of operations or cash flows for any future period.
The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of PubCo pursuant to the consummation of the transactions. The unaudited pro forma transaction accounting adjustments presented in the accompanying notes represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, CEPT is treated as the “acquired” company for financial reporting purposes. Securitize has been determined to be the accounting acquirer because existing Securitize stockholders, as a group, have retained the largest portion of the voting rights in the combined entity, the executive officers of PubCo were appointed by Securitize, the majority of the board of directors of PubCo were appointed by Securitize, Securitize represents a significant majority of the operations of PubCo, and the operations of Securitize are the continued operations of PubCo.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2026

	Securitize, Inc.	CEPT	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$14,459,817	$25,000	$188,607,250	A	$352,337,619
			(72,512,934)	C
			250,760,355	B
			(48,303,869)	E
			20,000,000	K
			(1,036,653)	O
			338,653	O
Digital assets from operations	165,100	—	—		165,100
Digital assets held for investment	1,177,803	—	—		1,177,803
Digital assets receivable	2,059,917	—	—		2,059,917
Customer escrow funds	15,346,879	—	—		15,346,879
Investments in available-for-sale marketable securities	935,631	—	—		935,631
Investments in tokenized assets	11,156,182	—	—		11,156,182
Accounts receivable, net	10,458,771	—	—		10,458,771
Accounts receivable, related parties	433,409	—	—		433,409
Contract assets	10,891,564	—	—		10,891,564
Deferred offering costs	4,832,374	—	(4,832,374)	E	—
Prepaid expenses and other current assets	3,117,837	208,750	(208,750)	G	3,117,837
Total current assets	75,035,284	233,750	332,811,678		408,080,712

Digital assets receivable, noncurrent	1,619,919	—	—		1,619,919
Contract assets, noncurrent	2,927,648	—	—		2,927,648
Notes receivable, related parties	8,238,757	—	—		8,238,757
Intangible assets, net	20,033,715	—	—		20,033,715
Goodwill	26,365,270	—	—		26,365,270
Other noncurrent assets	872,986	12,497	(12,473)	G	873,010
Available-for-sale debt securities held in Trust Account, at fair value (amortized cost $248,730,877)	—	248,753,164	(248,730,877)	B	—
			(22,287)	B
			2,007,191	B
			(2,007,191)	B
Total assets	$135,093,579	$248,999,411	$84,046,041		$468,139,031

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,517,862	$—	$—		$1,517,862
Notes payable, related party	—	604,841	(943,494)	O	—
			338,653	O
Interest payable	6,180,032	—	—		6,180,032

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2026

	Securitize, Inc.	CEPT	Transaction Accounting Adjustments		Pro Forma Combined
Accrued expenses and other current liabilities	7,871,491	2,545,137	(93,159)	O	3,927,518
			(2,451,978)	E
			(3,943,973)	E
Deferred revenue	470,358	—	—		470,358
Customer escrow funds payable	15,341,786	—	—		15,341,786
Total current liabilities	31,381,529	3,149,978	(7,093,951)		27,437,556

Deferred revenue, noncurrent	1,032,301	—	—		1,032,301
Simple agreements for future equity	11,817,000	—	(11,817,000)	D	—
Convertible promissory notes payable, net	73,773,844	—	(73,773,844)	D	—
Derivative liability	28,171,000	—	(28,171,000)	D	—
Option liability	11,300,000	—	(11,300,000)	K	—
Deferred tax liability	306,642	—	—		306,642
Forward sale securities liability	—	2,983,500	(2,983,500)	A	—
Earnout liability	—	—	63,248,000	H	63,248,000
Sponsor earnout liability	—	—	19,679,829	I	19,679,829
Total liabilities	$157,782,316	$6,133,478	$(52,211,466)		$111,704,328

Mezzanine equity:
J Digital 6 warrants	$1,169,721	$—	$—		$1,169,721
Series Option redeemable convertible preferred stock	—	—	31,300,000	K	—
			(31,300,000)	D
Series B-4 redeemable convertible preferred stock	42,348,900	—	(42,348,900)	D	—
Series B-3 redeemable convertible preferred stock	21,969,898	—	(21,969,898)	D	—
Series B-2 redeemable convertible preferred stock	24,387,798	—	(24,387,798)	D	—
Series B-1 redeemable convertible preferred stock	21,407,747	—	(21,407,747)	D	—
Series A redeemable convertible preferred stock	14,700,686	—	(14,700,686)	D	—
Class A ordinary shares subject to possible redemption	—	252,353,188	(3,600,000)	F	—
			(179,301,732)	L
			(69,451,456)	C
Total Mezzanine Equity	$125,984,750	$252,353,188	$(377,168,217)		$1,169,721

Stockholders' deficit:
Common stock, $0.0001 par value	$870	$—	$1,759	D	$—
			(2,629)	J
Class A Common stock, $0.0001 par value	33	—	(33)	J	—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2026

	Securitize, Inc.	CEPT	Transaction Accounting Adjustments		Pro Forma Combined
Treasury stock, 150,000 shares at cost	(1,599,978)	—	1,599,978	J	—
Class A ordinary shares, $0.0001 par value	—	58	1,978	A	—
			1,716	L
			(3,752)	N
Class B ordinary shares, $0.0001 par value	—	600	(600)	N	—
PubCo Common stock, $0.0001 par value	—	—	11,975	J	16,327
			4,352	N
Additional paid-in capital	25,216,810	—	269,875,114	D	528,684,144
			(20,050,841)	E
			(30,869,375)	M
			(63,248,000)	H
			(19,679,829)	I
			(465,023)	J
			179,300,016	L
			188,605,272	A
Accumulated deficit	(173,435,490)	(9,510,200)	30,869,375	M	(173,435,489)
			(26,689,451)	E
			2,983,500	A
			3,600,000	F
			(221,223)	G
			22,287	B
			2,007,191	B
			(3,061,478)	C
Accumulated other comprehensive income	1,144,268	22,287	(22,287)	B	—
			(1,144,268)	J
Total stockholders' deficit	$(148,673,487)	$(9,487,255)	$513,425,724		$355,264,982
Total liabilities, mezzanine equity and stockholders’ deficit	$135,093,579	$248,999,411	$84,046,041		$468,139,031

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026

	Securitize, Inc.	CEPT	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	$19,478,466	$—	$—		$19,478,466

Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	4,469,890	—	—		4,469,890
Selling, general & administrative	7,738,093	1,450,221	1,595,469	FF	10,783,783
Compensation and benefits	9,100,598	—	—		9,100,598
Provision for expected credit losses	285,453	—	—		285,453
Administrative expenses - related party	—	30,000	(30,000)	EE	—
Loss on digital assets from operations, net	286,592	—	—		286,592
Total operating costs and expenses	21,880,626	1,480,221	1,565,469		24,926,316

Loss from operations	(2,402,160)	(1,480,221)	(1,565,469)		(5,447,850)

Other income (expense):
Interest expense	(2,268,575)	—	2,268,575	CC	—
Interest income	237,114	—	—		237,114
Interest income on investments held in Trust Account	—	2,251,571	(2,251,571)	AA	—
Change in fair value of forward sale securities	—	1,625,060	(1,625,060)	DD	—
Dividend income	153,452	—	—		153,452
Loss on digital assets held for investments, net	(920,467)	—	—		(920,467)
Other income, net	589,992	—	—		589,992
Change in fair value of simple agreements for future equity	(1,368,000)	—	1,368,000	DD	—
Change in fair value of derivative liability	(2,001,000)	—	2,001,000	DD	—
Change in fair value of option liability	90,000	—	(90,000)	DD	—
Realized gain on sale of available-for-sale debt securities	—	—	22,287	HH	—
			(22,287)	HH
Total other income (expense), net	(5,487,484)	3,876,631	1,670,944		60,091

Net income (loss) from continuing operations before income taxes	(7,889,644)	2,396,410	105,475		(5,387,759)

Provision for income taxes	(43,008)	—	—		(43,008)

Income (loss) from continuing operations, net of tax	(7,932,652)	2,396,410	105,475		(5,430,767)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026

	Securitize, Inc.	CEPT	Transaction Accounting Adjustments		Pro Forma Combined
Net income (loss)	(7,932,652)	2,396,410	105,475		(5,430,767)

Net income (loss) from continuing operations attributable to common stockholders	$(7,932,652)	$2,396,410	$105,475		$(5,430,767)

Net loss from continuing operations per share of common stock and Class A common stock - basic and diluted	$(0.88)

Weighted average common stock and Class A common stock shares outstanding - basic and diluted	8,997,924

Weighted average shares outstanding
Class A - Public shares		24,000,000
Class A - Private placement		580,000
Class B - Ordinary shares		6,000,000
Basic and diluted net loss per share
Class A - Public shares		$0.08
Class A - Private placement		$0.08
Class B - Ordinary shares		$0.08
Weighted average shares outstanding - basic and diluted					161,465,685

Net loss from continuing operations per share - basic and Diluted					$(0.03)

Other comprehensive income:
Foreign currency translation adjustment	49,886	—	—		49,886
Change in unrealized depreciation of available-for-sale debt securities	—	(115,760)	115,760	HH	—
Total other comprehensive income (loss)	49,886	(115,760)	115,760		49,886

Comprehensive income (loss)	$(7,882,766)	$2,280,650	$221,235		$(5,380,881)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

	Securitize, Inc.	CEPT	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	$62,152,140	$—	$—		$62,152,140

Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	13,472,042	—	—		13,472,042
Selling, general & administrative	20,525,686	1,773,577	15,933,068	FF	38,232,331
Compensation and benefits	37,176,194	—	—		37,176,194
Acquisition related transaction costs	—	—	26,689,451	BB	26,689,451
Provision for expected credit losses	397,382	—	—		397,382
Administrative expenses - related party	—	79,677	(79,677)	EE	—
Loss on digital assets from operations, net	5,113,796	—	—		5,113,796
Total operating costs and expenses	76,685,100	1,853,254	42,542,842		121,081,196

Loss from operations	(14,532,960)	(1,853,254)	(42,542,842)		(58,929,056)

Other income (expense):
Interest expense	(6,892,872)	—	6,390,414	CC	(502,458)
Interest income	1,177,726	—	(145,111)	GG	1,032,615
Interest income on investments held in Trust Account	—	6,479,330	(6,479,330)	AA	—
Dividend income	227,133	—	—		227,133
Change in fair value of forward sale securities	—	(4,608,560)	4,608,560	DD	—
Other income, net	862,360	—	—		862,360
Change in fair value of simple agreements for future equity	(4,735,000)	—	4,735,000	DD	—
Change in fair value of derivative liability	(11,719,000)	—	11,719,000	DD	—
Change in fair value of option liability	(6,431,000)	—	6,431,000	DD	—
Realized gain on sale of available-for-sale debt securities	—	—	138,047	HH	—
			(138,047)	HH
Total other income (expense), net	(27,510,653)	1,870,770	27,259,533		1,619,650

Net income (loss) from continuing operations before income taxes	(42,043,613)	17,516	(15,283,309)		(57,309,406)

Provision for income taxes	(324,550)	—	—		(324,550)

Income (loss) from continuing operations, net of tax	$(42,368,163)	$17,516	$(15,283,309)		$(57,633,956)

Net income (loss)	(42,368,163)	17,516	(15,283,309)		(57,633,956)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

	Securitize, Inc.	CEPT	Transaction Accounting Adjustments		Pro Forma Combined
Deemed dividend to preferred stockholders	(1,493,539)	—	—		(1,493,539)

Net income (loss) from continuing operations attributable to common stockholders	$(43,861,702)	$17,516	$(15,283,309)		$(59,127,495)

Net loss from continuing operations per share of common stock and Class A common stock - basic and diluted	$(4.98)

Weighted average common stock and Class A common stock shares outstanding - basic and diluted	8,813,380

Weighted average shares outstanding
Class A - Public shares		15,846,575
Class A - Private placement		382,959
Class B - Ordinary shares		6,000,000
Basic and diluted net loss per share
Class A - Public shares		$—
Class A - Private placement		$—
Class B - Ordinary shares		$—

Weighted average shares outstanding - basic and diluted					161,465,685

Net loss from continuing operations per share - basic and diluted					$(0.37)

Other comprehensive income:
Foreign currency translation adjustment	627,402	—	—		627,402
Change in unrealized depreciation of available-for-sale debt securities	—	138,047	(138,047)	HH	—
Total other comprehensive income (loss)	627,402	138,047	(138,047)		627,402

Comprehensive income (loss)	$(41,740,761)	$155,563	$(15,421,356)		$(57,006,554)

Note 1.Description of the Business Combination
On July 1, 2026, CEPT, Securitize, PubCo, CEPT Merger Sub and Securitize Merger Sub consummated the transactions contemplated by the Business Combination Agreement among them, dated October 27, 2025, following their approval at a special meeting of the stockholders of CEPT held on June 29, 2026 (the “Special Meeting”). Pursuant to the terms of the Merger Agreement, a business combination of CEPT and PubCo was effected through (i) the merger of CEPT with and into CEPT Merger Sub, with CEPT Merger Sub surviving as a wholly owned subsidiary of PubCo, and (ii) the merger of Securitize Merger Sub with and into Securitize, with Securitize surviving as a wholly owned subsidiary of PubCo. On the Closing Date, PubCo changed its name to Securitize Corp.
The “Per Share Company Merger Consideration” is, for each share of Securitize Common Stock being converted into shares of PubCo Common Stock in the Securitize Merger, such number of shares of PubCo Common Stock equal to (a) (i) the Equity Value of Securitize (which is $1,250,000,000, subject to adjustments calculated in accordance with the Business Combination Agreement), divided by (b) the Fully-Diluted Company Shares (calculated in accordance with the Business Combination Agreement), divided by (iii) $10.00, and (b) the right to receive the relevant portion of 6,250,000 shares of PubCo Common Stock (the “Securitize Earnout Shares”), if any, attributable to such shares. The Per Share Company Merger Consideration was 4.44.
The Securitize Earnout Shares will be issued to Securitize Stockholders if, at any time during the five (5) year period following the Closing Date, the VWAP of PubCo Common Stock exceeds certain price thresholds (the “Issuance Threshold”) as described below: (i) one-third of the Securitize Earn-Out Shares will be issued if the VWAP of PubCo Common Stock exceeds $15.00 for 20 out of any 30 trading days beginning 90 days after the Closing, (ii) one-third of the Securitize Earnout Shares will be issued if the VWAP of PubCo Common Stock exceeds $20.00 for 20 out of any 30 trading days beginning 90 days after Closing, and (iii) one-third of the Securitize Earnout Shares will be issued if the VWAP of PubCo Common Stock exceeds $25.00 for 20 out of any 30 trading days beginning 90 days after Closing.
Contemporaneously with the execution of the Business Combination Agreement, CEPT, the Sponsor, PubCo and Securitize entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsor agreed to surrender, for no consideration, up to 30% of its CEPT Class B Ordinary Shares immediately prior to, and conditioned upon, the Closing (such number of Surrendered CEPT Shares to be determined pursuant to a formula taking into account the number of CEPT Redeemed Shares and the gross proceeds from the PIPE Investments exceeding $100,000,000). Upon the Closing, no such shares were surrendered. In addition, Sponsor agreed to subject the Sponsor Earnout Shares to vesting and potential forfeiture (and related transfer restrictions) after the Closing based on an earnout during the Earnout Period, with one-third of such shares vesting in the event the VWAP of a share of PubCo Common Stock exceeds Issuance Thresholds of $12.50, $15.00 and $17.50, in each case for at least 20 out of 30 consecutive trading days commencing 90 days after the Closing. Contemporaneously with the execution of the Business Combination Agreement, the PIPE Investors agreed to make a private investment in CEPT by purchasing Class A ordinary shares. On the Closing Date, the PIPE Investors purchased from CEPT an aggregate of 19,782,000 shares of CEPT Class A Ordinary Shares for a purchase price of $10.00 per share and an aggregate purchase price of approximately $197,820,000, pursuant to the PIPE Subscription Agreements. The net proceeds from the PIPE will be used by PubCo for transaction expenses, working capital and general corporate purposes. The PIPE Investors satisfied all of their obligations in cash.
On June 29, 2026, CEPT held an extraordinary general meeting of its shareholders at which certain proposals were submitted to a vote of CEPT shareholders (“CEPT Shareholders”). The proposals are described in more detail in CEPT’s definitive proxy statement filed with the Securities and Exchange Commission on June 5, 2026 (the “Definitive Proxy Statement”). Only CEPT Shareholders of record as of the close of business on May 11, 2026, the record date for the Special Meeting, were entitled to vote at the Special Meeting. As of the record date, 30,580,000 ordinary shares of CEPT were issued and outstanding and entitled to vote at the Special Meeting.
In connection with Special Meeting and the Business Combination, holders of 6,842,508 shares of CEPT Class A ordinary share, par value $.0001 per share, or approximately 28.5% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.60 per share, for an aggregate redemption amount of $72,512,934.
The following table summarizes the pro forma shares of PubCo Common Stock outstanding, excluding the potential dilutive effect of (i) the Securitize Earnout Shares; (ii) the Assumed Warrants; and (iii) the Assumed Options.

	Shares	Ownership %
Public Shareholders	17,157,492	10.5%
Securitize Common Securityholders (1)	45,482,756	27.9%
Sponsor (3)	6,580,000	4.0%
Securitize Preferred Securityholders (2)	74,263,437	45.5%
PIPE Investors	19,782,000	12.1%
Pro forma outstanding shares at March 31, 2026	163,265,685	100.0%
__________________
(1)Securitize Equity Value is $1,257,064,087, which is the Equity Value as defined in the Business Combination Agreement of $1,250,000,000 and proceeds from the exercise of vested Company options and warrants of $7,064,087.
(2)Consists of 74,263,435 shares of PubCo Common Stock issued to the Securitize Preferred Securityholders upon exchange of 16,711,159 shares of Securitize Preferred Stock based on the Exchange Ratio of 4.44.
(3)Includes 580,000 shares of PubCo Common Stock received in exchange for the CEPT Private Placement Shares and 6,000,000 Post-Combination Founder Shares. Certain of the Post-Combination Founder Shares are subject to an earn-out as further described herein.
Note 2.Basis of Presentation
The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, CEPT is treated as the “accounting acquiree” and Securitize as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Securitize issuing shares for the net assets of CEPT, followed by a recapitalization. The net assets of CEPT are stated at historical cost. Operations prior to the Business Combination are those of Securitize.
The unaudited pro forma condensed combined balance sheet as of March 31, 2026 assumes that the Business Combination and related transactions occurred on March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2025. These periods are presented on the basis that Securitize is the acquirer for accounting purposes.
The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that the parties believe are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The parties believe that their assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical audited consolidated financial statements and notes thereto of SPAC and Securitize.
The Business Combination is a capital transaction in substance whereby CEPT is treated as the acquired company for financial reporting purposes. This determination was primarily based on the following:
•Securitize Stockholders own the majority of the issued and outstanding common shares of PubCo;
•The key management of PubCo consists entirely of individuals who previously served as senior management of Securitize;
•The PubCo Board was selected by Securitize pursuant to the terms of the Business Combination Agreement; and
•The operations of Securitize prior to the Business Combination comprise the only ongoing operations of PubCo following the closing of the Transactions.
No tax effect has been recorded for the transaction accounting adjustments. The changes in fair value of the SAFE liability and derivative liability represent permanent differences and therefore do not impact taxable income. Securitize maintains a full valuation allowance on its deferred tax assets; accordingly, no tax benefit is recognized for the transaction costs, regardless of whether such costs are deductible or give rise to permanent or temporary differences. As a result, the transaction accounting adjustments do not impact the provision for income taxes.
Note 3.Accounting Policies and Reclassifications
Management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management did not identify any material differences related to the application of the accounting policies applied by CEPT and Securitize that would require adjustments in the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align CEPT’s financial statement presentation with that of Securitize.
Note 4.Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. PubCo has elected not to present Management’s Adjustments and only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. CEPT and Securitize have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of PubCo Common Stock outstanding, assuming the closing of the transactions occurred on January 1, 2025.
Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026 are as follows:
A.Represents the issuance of 19,782,000 CEPT Class A ordinary shares for $10.00 per share, for total proceeds of $188,607,250, which are net of issuance costs of $9,212,750, pursuant to the PIPE Investment. The PIPE Investors have satisfied all of their commitments in cash. The PIPE shares that were committed to the PIPE investors are recorded on CEPT’s March 31, 2026 Balance Sheet as a Forward sale securities liability of $2,983,500, which was settled through accumulated deficit upon the issuance of the 19,782,000 CEPT Class A ordinary shares.
B.Represents the reclassification of the available-for-sale debt securities remaining in the Trust Account upon the closing of the Merger to Cash and cash equivalents. The $250,760,355 balance reflects the trust's carrying value inclusive of $2,162,454 of additional interest income accrued in the trust and $155,264 in realized losses. Also included is the reclassification of CEPT's $22,287 accumulated other comprehensive income 0 representing the cumulative unrealized appreciation on the available-for-sale debt securities 0 to accumulated deficit.
C.Represents the redemption of 6,842,508 Public Shares for aggregate payments of $72,512,934 (approximately $10.60 per share 0 a $10.45 base plus $0.15 per share funded by the Sponsor Note). The redemption reduced Class A ordinary shares subject to possible redemption by $69,451,456, and recognized $3,061,478 in interest expense on the Class A ordinary shares.
D.Represents the conversion of $11,817,000 of simple agreements for future equity, $101,944,844 of Securitize convertible notes and related derivative liability, $31,300,000 Series Option preferred stock, and $124,815,029 of Series A through B-4 preferred stock, upon the closing of the Business Combination for 17,585,944 shares of historical Securitize Common Stock, which were exchanged into 78,150,934 shares of PubCo Common Stock using a par value of $0.0001 per share. See Adjustment K for the exercise of the NHTV Sierra Holdings LLC Option into Series Option preferred stock.
E.Represents transaction costs of CEPT and Securitize in connection with the Business Combination. CEPT’s transaction costs of $29,390,982 include advisory, printing, legal, and accounting fees. Out of the total CEPT transaction costs, $2,701,531 of transaction costs have been incurred, consisting of $2,451,978 of transaction costs accrued and $249,553 paid by CEPT as of March 31, 2026. Therefore, the remaining $29,141,429 were paid at Closing. These transaction costs are directly attributable to the Business Combination and are recorded to acquisition related transaction costs (refer to adjustment BB).
Securitize’s preliminary total estimated transaction costs of $20,050,841 include legal, advisory, and accounting fees. Out of the total estimated Securitize transaction costs, $4,832,374 of transaction costs have been incurred and recorded as deferred offering costs, consisting of $3,943,973 of transaction costs accrued and $754,496 paid by Securitize as of March 31, 2026. Therefore, out of the remaining $19,296,345 transaction costs, $19,162,440 were paid in cash upon the closing of the Business Combination and $133,905 remained in ‘Accrued expenses and other current liabilities’ on the balance sheet. The offering costs incurred by Securitize are recorded as a reduction to additional paid-in capital given the Business Combination is being accounted for as a reverse recapitalization, while the offering costs incurred by CEPT was recorded as an expense.
F.Reflects the reversal of the $3,600,000 accrual (the $0.15 per share Sponsor-funded amount previously recorded on all 24,000,000 public shares).
G.To derecognize CEPT prepaid insurance and prepaid Nasdaq fee of $157,473 and $63,750, respectively, upon the Closing.
H.Represents the estimated fair value of the earnout liability for Securitize Earnout Shares at the consummation of the Business Combination. The maximum amount of Securitize Earnout Shares to be issued is 6,250,000, contingent upon the Release Events outlined below. The earnout liability for the Securitize Earnout Shares is recognized at its estimated fair value. The earnout liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in Securitize’s statement of operations within other income/expense. The Securitize Earnout Shares are issuable starting 90 days from the Closing Date and ending on the fifth anniversary of the Closing Date, however they are contingent upon various triggering events being met (a “Release Event”).

Notwithstanding anything to the contrary, in the event that during the Earnout Period, a merger, consolidation or similar transaction (as further described in the Business Combination Agreement) occurs where holders of PubCo Common Stock have the right to receive cash or securities, and the consideration per share of PubCo Common Stock would exceed one or more Issuance Threshold described above, the applicable Issuance Threshold will be deemed to have been satisfied and the applicable shares will be vested and issued to the applicable Securitize Stockholders.
These amounts are classified as liabilities in the unaudited pro forma condensed combined balance sheet, and a reduction of proceeds to be received by Securitize. The fair values of the Securitize Earnout Shares were determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes based on certain underlying assumptions such as stock price, volatility and risk-free interest rates. These assumptions reflect the most reliable information available. The liabilities will be remeasured to fair value at each reporting date and subsequent changes in the fair value will be recognized in PubCo’s consolidated statement of operations.
The stock price on the valuation date was $10.00, with an earnout period beginning on the date that is the 90 days from the Closing Date and ending on the date that is the fifth anniversary of the Closing Date. The risk-free rate of the remaining term is 4.15%, and the rounded equity volatility is 65%. These inputs resulted in simulations determining estimated fair value outcomes between approximately $— and $303,089,219. Therefore, adjustment H to the unaudited pro forma condensed combined balance sheet represents the probability-weighted estimated fair value of these outcomes of $63,248,000 and was used for the estimated fair value of the earnout liability.
As the shares are only issuable upon the various Issuance Thresholds, the potential outcomes include a range from no liability (if no Release Event occurs) to the value of the full 6,250,000 shares to be issued if all three Release Events are achieved. Taking into account the potential upside due to share appreciation, the simulation provides a maximum aggregate liability of $101,029,740, or $48.49 on a per share basis on satisfaction of the First Issuance Threshold, $48.49 on a per share basis on satisfaction of Second Issuance Threshold, and $51.92 on a per share basis on satisfaction of the Third Issuance Threshold, for an average per share value of $49.63.
I.Represents the fair value of earnout liability for the Sponsor Earnout Shares at the consummation of the Business Combination. The earnout liability for the Sponsor Earnout Shares is recognized at its fair value. The earnout liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in Securitize’s consolidated statement of operations. Per the Sponsor Support Agreement, the Sponsor agreed to subject a maximum of 1,800,000 Post-Combination Founder Shares (the “Sponsor Earnout Shares”) to vesting and potential forfeiture (and related transfer restrictions) after the Closing based on an earn-out during the Earnout Period.
The stock price on the valuation date was $10.00, with an Earnout Period beginning on the date that is 90 days from the Closing Date and ending on the date that is the fifth anniversary of the Closing Date. The risk-free rate of the remaining term is 4.15%, and the rounded equity volatility is 65%. These inputs resulted in simulations determining estimated fair value outcomes between $— and $77,050,038. Therefore, adjustment I reflects the probability-weighted fair value of these outcomes of $19,679,829, or $10.93 on a per share basis, which was used for the fair value of the Sponsor Earnout Shares liability.
As the shares are only issuable upon the achievement of the Sponsor Release Events, the potential outcomes include a range from no liability (if no Sponsor Release Event occurs) to the value of the full 1,800,000 shares to be issued if all three Release Events are achieved. Taking into account the potential upside due to share appreciation, the simulation provides a maximum aggregate liability of $25,683,346, or $42.81 on a per share basis for First Price Threshold. For the Second Price Threshold, the simulation provides a maximum aggregate liability of $25,683,346, or $42.81 on a per share basis for Second Price Threshold. For the Third Price Threshold, the simulation provides a maximum aggregate liability of $25,683,346, or $42.81 on a per share basis for Third Price Threshold.

J.Represents the recapitalization of Securitize’s historical equity (comprised of the par value of Securitize Common Stock of $2,629, the par value of Securitize Class A Common Stock of $33, Securitize accumulated other comprehensive income of $1,144,268, and Securitize Treasury Stock of $1,599,978) which is inclusive of any new securities issued in connection with the conversion of the convertible notes or the exercise of options into the PubCo Common Stock after giving effect to the Securitize Exchange Ratio of 4.44 at Closing. The shares are converted to 119,750,000 shares of PubCo Common stock.
K.Represents the exercise of the NHTV Sierra Holdings LLC Option (“NHTV Option”) upon the Closing of the Business Combination for proceeds of $20,000,000 and a release of option liability of $11,300,000. The NHTV Option was exercised into Securitize Option Preferred Stock, which per the NHTV Option agreement means a series of Securitize’s Preferred Stock that is substantially identical to the shares of Standard Preferred Stock issued in the most recent Qualifying Raise.
L.Represents the reclassification of 17,157,492 Class A CEPT redeemable shares to non-redeemable shares immediately prior to the Closing, totaling $179,301,732. The 17,157,492 shares reflect CEPT's original 24,000,000 Class A ordinary shares outstanding, reduced by the 6,842,508 shares redeemed as described in adjustment B. Of the $179,301,732 aggregate carrying value reclassified from mezzanine equity, $1,716 was allocated to Class A ordinary shares at the $0.0001 par value (17,157,492 shares × $0.0001), with the remaining $179,300,016 credited to additional paid-in capital.
M.Reflects the elimination of CEPT’s historical accumulated deficit through additional paid-in capital of $30,869,375 after recording the following adjustments:

Accumulated Deficit as of March 31, 2026	$(9,510,200)
Adjustment A - Forward Sale Securities Liability Settlement	2,983,500
Adjustment B - Interest Income and realized loss in Trust Account	2,007,191
Adjustment C - Interest Expense on Class A Ordinary Shares	(3,061,478)
Adjustment C - Reversal of Accumulated Other Comprehensive Income	22,287
Adjustment E - CEPT Transaction Costs	(26,689,451)
Adjustment F - Reversal of $0.15 per Public Share Accrual	3,600,000
Adjustment G - De-recognition of CEPT Prepaid Insurance	(221,223)
$(30,869,375)
N.Represents the conversion of 37,519,492 and 6,000,000 Class A and Class B CEPT ordinary shares into PubCo Common Stock.
O.Reflects the repayment of the Sponsor Loan of $943,494 which was paid in cash at Closing, and the payment of all non-transaction related accrued expenses of CEPT of $93,159 at the Closing. The adjustment also represents $338,653 of additional draws on the Sponsor Loan, each occurring between March 31, 2026 and the Closing date and included in CEPT’s cash balance prior to Closing.
Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations
AA.Reflects elimination of investment income from the Trust Account of $2,251,571 and $6,479,330 for the three months ended March 31, 2026 and for the year ended December 31, 2025, respectively.
BB.Reflects non-recurring transaction costs not reflected in the March 31, 2026 historical unaudited condensed financial statements, nor reflected in the December 31, 2025 historical audited financial statements. Non-recurring transaction costs total $29,390,982 were incurred and paid by CEPT. The adjustment reflects CEPT’s non-recurring transaction costs as if they were incurred on January 1, 2025, the date the Business Combination occurred for purposes of the unaudited pro forma condensed combined statement of operations. As of March 31, 2026, CEPT recorded $2,701,531 of the transaction costs, therefore the adjustment reflects the recognition of the remaining $26,689,451. The transaction costs incurred and paid by Securitize are recorded as a reduction in proceeds and therefore are excluded from this adjustment.
CC.Reflects elimination of $6,390,414 and $2,268,575 for the three months ended March 31, 2026 and for the year ended December 31, 2025, respectively, in interest expense incurred from Securitize’s convertible notes converted upon the completion of the Business Combination.
DD.Reflects elimination of the changes in fair values of the bifurcated derivatives related to the convertible notes, the option liability, and the simple agreements for future equity (“SAFEs”) converted upon the completion of the Business Combination. The adjustment reflects the elimination of a $2,001,000 and $11,719,000 loss related to the embedded derivatives, a $90,000 gain and a $6,431,000 loss related to the option liability and a $1,368,000 and $4,735,000 loss related to the SAFEs for the three months ended March 31, 2026 and for the year ended December 31, 2025, respectively. The adjustment also reflects elimination of a $1,625,060 gain for the three months ended March 31, 2026 and the elimination of a $4,608,560 loss for the year ended December 31, 2025 related to the change in fair value of CEPT’s forward sale securities liability.
EE.Reflects elimination of the expenses incurred by the CEPT under the Administrative Services Agreement with the Sponsor as well as compensation to the independent directors of CEPT for their services prior to the completion of the Business Combination at the amounts recognized of $30,000 and $79,677 during the three months ended March 31, 2026 and during the year ended December 31, 2025, respectively.
FF.Represents the change in share based compensation expense of $1,595,469 and $15,933,068 for the three months ended March 31, 2026 and for the year ended December 31, 2025, respectively, in connection with the Securitize stock options and Securitize warrants being assumed by PubCo post Business Combination and becoming an option and warrant to purchase shares of PubCo Common Stock.
GG.Reflects elimination of the interest income recognized of $145,111 during the year ended December 31, 2025, related to the note receivable from Securitize to Carlos Domingo, co-founder and CEO. The loan was repaid in full during the year ended December 31, 2025.
HH.Reflects the realization and elimination of unrealized gain on available-for-sale debt securities of $22,287 for the three months ended March 31, 2026 and the elimination of the realized gain of $115,760 and $138,047 for the three months ended March 31, 2026 and for the year ended December 31, 2025, respectively.
Note 5.Net Loss from Continuing Operations per Share
Net loss from continuing operations per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination. As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss from continuing operations per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

	For the Three Months Ended March 31, 2026(1)	For the Year Ended December 31, 2025(1)
Numerator:
Net loss from continuing operations	$(5,430,767)	$(57,633,956)
Deemed dividend to preferred stockholders	—	(1,493,539)
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(5,430,767)	$(59,127,495)

Denominator:
Weighted average shares outstanding - basic and diluted	161,465,685	161,465,685

Net loss from continuing operations per share:
Basic and diluted	$(0.03)	$(0.37)

Potentially dilutive securities(2):
Securitize Earnout Shares	6,250,000	6,250,000
Sponsor Earnout Shares	1,800,000	1,800,000
Assumed Warrants	3,711,653	3,711,653
PubCo Common Stock issuable upon exercise of the Assumed Options	10,142,167	10,142,167
__________________
(1)Pro forma net income (loss) from continuing operations per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”
(2)The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss from continuing operations per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read together with Securitize’s unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to Securitize’s plans and strategy for its business, includes forward-looking statements that reflect plans, estimates and beliefs and involve numerous risks and uncertainties, including but not limited to those described in the “Risk Factors” and sections of this prospectus, including “Cautionary Statement Regarding Forward-Looking Statements.” Therefore, actual results may differ materially from those contained in any forward-looking statements. For purposes of this section, references to “Securitize,” “we,” “our” or “us” are to Securitize Corp. and its subsidiaries.
Overview
Securitize was the first digital securities issuance platform, coming to market in 2018. Securitize and its subsidiaries have built the most comprehensive and trusted infrastructure for tokenizing financial assets on-chain. Securitize operates a fully regulated, end-to-end platform for the issuance, trading and servicing of tokenized securities. As the only vertically integrated tokenization provider with SEC-registered entities across a transfer agent, broker-dealer, alternative trading system (ATS), investor advisor and fund administration, Securitize uniquely enables a complete lifecycle for tokenized assets. These registrations enable Securitize to legally issue, manage, and trade digital securities in the United States under the same framework that governs traditional equities and bonds, while leveraging the efficiency and transparency of blockchain technology.
Key Factors Affecting Our Operating Performance
Growth of the internet financial system
The Internet financial system is increasingly being built on blockchain infrastructure, and represents a fundamental shift that we believe will result in a profound change to the existing financial system by materially improving efficiency, reducing costs, expanding accessibility, and accelerating innovation. While the Internet financial system has grown rapidly, it remains in its infancy and is very small relative to the legacy financial system. We believe we are well positioned to be among the winners in this emerging, transformative space, and we expect increased adoption and expansion of the internet financial system to be a key driver of growth in all our products and services, and hence of our overall financial performance.
Government regulation
At Securitize, we have always had a “regulation first” philosophy that underlies our operations and has led to significant investments in building a robust compliance infrastructure regarding the tokenization of real-world assets (“RWAs”). As global regulatory frameworks continue to evolve and expand in scope, we remain vigilant in monitoring these changes and expect to continue allocating significant resources across our legal, compliance, product, and engineering teams to ensure our tokenization practices remain aligned with both current and anticipated regulations.
Major economies around the world including the United States, European Union, Hong Kong, Japan, and Singapore are actively developing and refining national laws that govern digital representations of traditional assets. Others, such as the United Arab Emirates, are exploring comprehensive frameworks to integrate tokenized RWAs into their financial systems.
In the U.S., the recent passage of the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) marks a pivotal step toward establishing regulatory clarity for digital asset markets, including tokenized securities and other RWAs. The GENIUS Act is a U.S. federal law enacted in July 2025 that creates a regulatory framework for stablecoin digital assets pegged to the U.S. dollar. We believe that increased global regulatory certainty will foster greater institutional and consumer confidence in tokenized assets, accelerating their adoption as a trusted and efficient vehicle for investment and capital formation. These developments reinforce our belief that Securitize is well-positioned to lead the growth of a compliant and scalable RWA tokenization ecosystem.
Growth in TradFi market
Management believes the continued adoption of tokenized real-world assets and blockchain-enabled financial infrastructure may support long-term demand for Securitize’s platform and servicing capabilities. Specifically, we expect to expand into the over $400 trillion Traditional Finance (“TradFi”) market by growing our user base with tokenized products. These products will provide individual investors access to alternative assets that TradFi institutions do not offer. These products will also provide individual investors with securities that have more efficient fractional ownership, lower minimums, are self-directed, and have more liquidity options which tokenization enables.
Price and volatility of digital assets
Values of certain digital assets have been highly volatile. Effects from speculation regarding the future appreciation or depreciation in the value of digital assets, making their market prices more volatile, may materially and adversely affect the value of our digital asset inventory. Changing investor confidence and resultant fluctuations in the price of various digital assets may cause uncertainty in the market and could negatively impact trading volumes of digital assets, which would negatively impact our business and operating results.
Adoption of digital assets
The cryptoeconomy experienced rapid growth in 2021 driven by the simultaneous widespread adoption of digital assets, expanded use of cryptocurrencies and broader blockchain innovations including DeFi and the growth of non-fungible tokens (“NFTs”) as a prominent form of tokenization. After a retreat in 2022, cryptocurrency markets started to rally in 2023, which continued through December 2024. After a brief retreat in the first quarter of 2025, the price of bitcoin, as a proxy for the overall market, moved to over $100,000 again in the second quarter of 2025 and continued to exceed $100,000 as of July 2025 reaching another all-time high temporarily of approximately $126,000 on October 6, 2025, before declining to approximately $88,000 and $68,000 as of December 31, 2025 and March 31, 2026, respectively. The initially retail-driven adoption of cryptocurrencies has evolved to include institutional holders, utilizing digital assets as both a store of value and for commercial applications. The lead up to the launch of the spot-based bitcoin exchange-traded funds (“ETFs”) in the U.S. in the first quarter of 2024 followed by the U.S. Presidential election in November 2024 provided a boost to bitcoin. According to the Crypto Market Sizing Report released by Crypto.com, the number of worldwide individual cryptocurrency users was estimated to be 748,900,000 as of March 31, 2026, up from 741,000,000 as of December 31, 2025, and 659,000,000 as of December 31, 2024. However, historical trends are not indicative of future adoption, and it is possible that the adoption of digital assets and blockchain technology may slow, take longer to develop, or never be broadly adopted, which would negatively impact our business and operating results.
Other challenges and risks
We are operating in new industries that are highly innovative, rapidly evolving and characterized by healthy competition, experimentation, changing customer needs, and the frequent introduction of new products and services. We are subject to uncertain and evolving industry and regulatory requirements. While we believe we are well-positioned to capitalize on market opportunities made possible by the rapid evolution of the digital assets ecosystem, due to the relatively nascent stage of our industries and other challenges that we face, our business model also presents certain material risks.
All participants in the cryptoeconomy, including direct investors, consumers and providers of goods and services related to this industry, may be subject to additional costs associated with participating in this industry, as compared with participation in established commerce, due to the rapidly evolving landscape. The potentially higher costs associated with the cryptoeconomy include, but are not limited to, elevated legal and financial advisory fees, use of significant resources to monitor and maintain compliance with applicable laws and regulations, as well as elevated and unpredictable costs of custody, transactions, insurance and theft. Other material risks specific to this industry include a lack of adoption or acceptance of digital assets and blockchain technology, the volatile prices of digital assets, exposure to malicious actors and platform vulnerabilities, and uncertainties in the tax and accounting treatment of digital assets, among others.
Key Indicators of Performance and Financial Condition
Securitize uses a variety of operating and financial metrics, including a non-U.S. GAAP (“non-GAAP”) financial measure, to evaluate the performance of its business and assess its financial condition. Key financial metrics include total revenue, net income (loss), and Adjusted EBITDA. Key operating metrics include average assets under management (“AUM”), as defined below.
Average AUM
AUM serves as a critical indicator of Securitize’s operational scale and market traction. As a measure of the total value of digital securities and tokenized assets managed across its platform, AUM reflects both investor confidence and the platform’s ability to attract and retain high-quality issuers. The following table highlights Securitize’s AUM growth over time, offering insight into its expanding footprint in the digital asset ecosystem and its effectiveness in delivering compliant, blockchain-based investment solutions:

Average AUM
During the three months ended March 31, 2026	$3,153,547,270
During the year ended December 31, 2025	$3,224,477,014
During the three months ended March 31, 2025	$1,673,160,889
During the year ended December 31, 2024	$846,681,764
Average AUM for the three months ended March 31, 2026 decreased by $0.1 billion, or 2%, to $3.15 billion from $3.22 billion for the year ended December 31, 2025. Average AUM for the three months ended March 31, 2025 increased by $0.8 billion, or 98%, to $1.7 billion from $846.7 million for the year ended December 31, 2024. The increase in average AUM of 272% from December 31, 2024 through March 31, 2026 is primarily due to significant growth in tokenized fund issuances, expansion of institutional partnerships, and increased adoption of tokenized real-world assets on the Securitize platform.
Significant Transactions
Business Combination
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP and not as a business combination, given CEPT is not considered to be a business under ASC 805. Under this method of accounting, CEPT will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Securitize issuing stock for the net assets of CEPT, accompanied by a recapitalization. Upon the completion of the Business Combination, substantially all of the assets and business of Securitize will be held and operated by Securitize and its subsidiaries.
The most significant change in our future reported financial position and results is expected to be an estimated increase in cash (as compared to our unaudited condensed consolidated balance sheet as of March 31, 2026) of between approximately $202.4 million, assuming 100% Redemptions by Public Shareholders, and $448.5 million, assuming No Redemptions by Public Shareholders and, in each case, after deducting estimated expenses.
In connection with becoming a public company, we expect to hire additional personnel and to implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, hiring of new personnel and fees to outside consultants, and costs related to implementation of an appropriate internal control framework, insurance, and investor relations.

MG Stover, Inc. Acquisition
On April 15, 2025, Securitize completed the acquisition of all outstanding equity interests of MG Stover (“MG Stover”), a leading fund administrator for digital assets. As a result, MG Stover’s operating results have been consolidated into Securitize’s financial statements effective from the acquisition date. The total purchase consideration was $21.1 million, net cash acquired. No equity was issued as part of the transaction.
Acquired intangible assets include customer relationships valued at approximately $9.4 million, which were fair valued using a discounted cash flow method based on company projections and Level 3 inputs. The trademark and non-compete agreements were determined to have de minimis values due to immediate rebranding and retention of key personnel. Goodwill of approximately $13.0 million represents expected synergies, expanded service capabilities, and the excess of purchase price over the fair value of net assets acquired.
Convertible Promissory Notes Payable Issuance
During the years ended December 31, 2025 and 2024, Securitize issued convertible promissory notes (“the Convertible Notes”) to various investors for proceeds. The total principal outstanding was $79.9 million and $49.9 million as of December 31, 2025 and 2024, respectively. The Convertible Notes are senior to other secured indebtedness and carry a 5% annual interest rate. The interest on the notes issued during the year ended December 31, 2025 is compounding until either full repayment or conversion, and the interest on the notes issued during the year ended December 31, 2024 is simple interest. The Convertible Notes mature 36 months from issuance.
Lending and Collateralization Arrangements Involving Tokens
Throughout the year ended December 31, 2025, Securitize became party to lending arrangements, governed by various Master Loan and Security Agreement (MLSAs), with certain investors of tokenized funds (the “counterparties”). Under the MLSAs, we are subject to making advances to the counterparties in exchange for transferring certain tokens as collateral on the loans. These loans receivable bear an annual facilitation fee of approximately 2% which accrues until settled as a deduction from the collateral balance remitted back to the counterparties. The loans have no specified maturity date and are mutually callable. We simultaneously locked the tokens received as collateral in a smart contract with a decentralized finance network, and in exchange for the locked tokens (which are minted as “sTokens” to enhance composability with these networks and are recorded on the unaudited condensed consolidated balance sheet within ‘Restricted tokenized assets’ in the aggregate amounts of $1.7 million as of December 31, 2025) we obtain stablecoins or another form of collateralized digital assets. The digital assets received have historically either been held for investment or used for other purposes by Securitize such as funding our outstanding ‘Digital assets loan receivable’ balance by immediately transferring the digital assets obtained back to the counterparties. As a result of Securitize’s facilitation of these transactions through proof-of-concepts demonstrating how tokenized real-world assets (RWAs) can interact with DeFi protocols to enable new institutional investment strategies — while concurrently advancing the ecosystem and increasing the amount of tokenized assets and protocols available — the public release of these smart contracts has been successfully rolled out, allowing investors to access them independently as intended. Specifically, Securitize’s facilitation of each transaction’s execution is no longer required, while the functionality still provides for the level of compliance necessary for the underlying RWAs and the applicable regulatory frameworks. Accordingly, during the final months of the year ended December 31, 2025 and during the three months ended March 31, 2026, Securitize wound down all of these lending arrangements with counterparties and had no associated amounts remaining on the unaudited condensed consolidated balance sheets as of March 31, 2026.
See the notes to the unaudited condensed consolidated financial statements, Lending and Collateralization Arrangements Involving Tokens, for additional details regarding our MLSAs.
Secondary transactions and exchange of Old Securitize Common stock for Series B-4 redeemable convertible preferred stock
During the three months ended March 31, 2025, certain former employees, co-founders, and related parties sold 846,418 shares of Old Securitize Common Stock, 95,203 shares of Series A redeemable convertible preferred stock,

4,649 shares of Series B-1 redeemable convertible preferred stock, and $0.1 million shares of Series B-2 redeemable convertible preferred stock to new and existing investors at purchase prices in excess of the estimated fair value of the respective classes of stock at the time of the transaction (“2025 secondary transactions”). Securitize waived its right of first refusal applicable to such shares. As a result of the common stock transactions, Securitize recorded a total of $7.2 million in stock-based compensation expense for the excess of the purchase price paid by these investors over the fair value of shares sold. This amount is included in ‘Selling, general, and administrative’ expense on the unaudited condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2026. As a result of the preferred stock transactions, Securitize recorded a deemed dividend in the amount of $1.5 million for the excess of the purchase price paid by these investors over the carrying value of the shares sold. In connection with certain of the 2025 secondary transactions, on March 4, 2025, a preferred stockholder exchanged $0.4 million shares of Old Securitize Common Stock with Securitize for $0.4 million shares of Series B-4 redeemable convertible preferred stock. The fair value of the newly issued Series B-4 redeemable convertible preferred stock at the time of the exchange was $6.3 million. Upon completion of the Series B-4 redeemable convertible preferred stock exchange, the associated shares of common stock received in the exchange were retired.
Securitize did not have any secondary transactions during the three months ended March 31, 2026.
Sale of Securitize for Advisors
On November 26, 2025, Securitize finalized the sale of their Securitize For Advisors business, which was presented as discontinued operations in the consolidated financial statements as of and for the year ended December 31, 2025. The base consideration/sale price per the Agreement was $2,871,526.
Certain Components of Results of Operations
Revenue
Revenues are derived from tokenization of funds and RWAs in addition to the integration of blockchain protocols to optimize fund processes. Revenues are also derived from asset services which include an SEC-registered transfer agent focused on providing a comprehensive suite of service, in addition to fund administrative services.
Operating costs and expenses
Cost of Revenue (exclusive of items shown below)
Cost of revenue consists of direct costs incurred to provide services to Securitize’s customers. These costs primarily include direct labor cost, which include salaries, wages, and benefits for employees directly involved in the servicing of customers for Securitize’s Tokenization and Asset Servicing offerings, including certain blockchain and protocol engineers as well as fund administrators, among others. Other costs of revenues include contractor costs, security and identity verification costs, legal fees, software subscription costs, and certain other costs incurred as a direct result of customer transactions. These costs do not include depreciation, amortization, and the allocation of any rent or utilities.
Selling, general and administrative expenses
Selling, general and administrative expenses include non-personnel operating costs such as professional and consulting fees, legal and accounting services, recruiting costs, facilities and office expenses, travel and entertainment, software costs not related to providing or supporting services to customers, equipment costs, insurance, regulatory and licensing fees, and other general corporate expenses that are not directly attributable to cost of revenues, product and development, or sales and marketing activities.

Compensation and benefits
Compensation and benefits consist of base compensation for employees and contractors, incentive and equity compensation tied to performance and retention, and payroll related taxes, benefits, and other employee related costs.
Provision for expected credit losses
Provision for expected credit losses consists of changes to our provision on our trade accounts receivable balances.
Loss on digital assets from operations, net
Loss on digital assets from operations, net reflect changes in the fair value of digital assets held by Securitize that are recognized in earnings as a result of market price fluctuations and Securitize’s level of digital asset holdings.
Other (expense) income, net
Other income, net consists of non-operating income and expenses not directly related to our core operations. This includes income (expense) from yield earned on Securitize’s tokenized assets for which it has control, interest expense, interest income, dividend income, gain (loss) on digital assets held for investments, net, change in fair value of certain options, SAFEs, and derivative liabilities.
Provision from income taxes
Provision from income taxes includes income taxes related to foreign jurisdictions and U.S. federal and state income taxes. As we conduct business activities internationally, any changes in the U.S. and foreign taxation of such activities may affect our overall provision for income taxes in the future.
Loss from discontinued operations
Loss from discontinued operations includes financial activity related to the Securitize for Advisors reporting unit, which was sold in the fourth quarter of 2025 and presented as discontinued operations in the unaudited condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2025.
Other comprehensive income (loss)
Other comprehensive income (loss) consists of our foreign currency translation adjustment from our operations in Japan, Europe, and Israel.

Results of Operations
Three Months Ended March 31, 2026 Compared to Three Months Ended March 31, 2025
The following table summarizes the results of operations for the periods indicated:

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Revenue	$19,478,466	$14,034,019	$5,444,447	39%
Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	4,469,890	1,746,657	2,723,233	156%
Selling, general & administrative	7,738,093	3,321,181	4,416,912	133%
Compensation and benefits	9,100,598	11,973,536	(2,872,938)	(24)%
Provision for expected credit losses	285,453	74,388	211,065	284%
Loss on digital assets from operations, net	286,592	850,660	(564,068)	(66)%
Total operating costs and expenses	21,880,626	17,966,422	3,914,204	22%
Loss from operations	(2,402,160)	(3,932,403)	(1,530,243)	39%

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Other income (expense):
Interest expense	(2,268,575)	(1,450,891)	(817,684)	56%
Interest income	237,114	167,491	69,623	42%
Dividend income	153,452	41,834	111,618	267%
Loss on digital assets held for investments, net	(920,467)	—	(920,467)	100%
Other income, net	589,992	580,510	9,482	2%
Change in fair value of simple agreements for future equity	(1,368,000)	(66,000)	(1,302,000)	1973%
Change in fair value of derivative liability	(2,001,000)	(290,000)	(1,711,000)	590%
Change in fair value of option liability	90,000	490,000	(400,000)	(82)%
Total other expense, net	(5,487,484)	(527,056)	(4,960,428)	941%
Net loss from continuing operations before income taxes	(7,889,644)	(4,459,459)	(3,430,185)	77%
Provision for income taxes	(43,008)	(82,059)	39,051	(48)%
Net loss from continuing operations	(7,932,652)	$(4,541,518)	$(3,391,134)	75%
Net loss from discontinued operations	—	(583,339)	583,339	(100)%
Net loss	$(7,932,652)	$(5,124,857)	$(2,807,795)	55%
Revenue
Revenue for the three months ended March 31, 2026 was $19.5 million, an increase of $5.4 million compared to $14.0 million for the three months ended March 31, 2025. The increase was primarily driven by growth in asset servicing revenue of $5.6 million, partially offset by a slight decrease in tokenization revenue year over year.
The increase in asset servicing revenue for the three months ended March 31, 2026 was primarily driven by the acquisition of MG Stover in April 2025, resulting in three months of revenue from MG Stover in the current-year period, compared to no revenue from MG Stover during the three months ended March 31, 2025 (an increase of $4.8 million). The remaining increase in asset servicing revenue year over year was primarily driven by Securitize’s transfer agent business.

Operating expenses
Cost of revenue (exclusive of items shown below)
Cost of revenue for the three months ended March 31, 2026 was $4.5 million, an increase of $2.7 million compared to $1.7 million for the three months ended March 31, 2025. The increase was primarily due to higher revenues in 2026 as well as increased headcount of revenue-generating personnel and software & systems expenses, mainly associated with the acquisition of MG Stover, which contributed to $2.5 million of the total increase.
Cost of revenue as a percentage of revenue was 22.9% for the three months ended March 31, 2026, compared to 12.4% for the three months ended March 31, 2025. This increase was largely attributable to the acquisition of MG Stover.
Selling, general & administrative
Selling, general & administrative expenses for the three months ended March 31, 2026 were $7.7 million, an increase of $4.4 million compared to $3.3 million for the three months ended March 31, 2025. The increase was driven in part by higher consulting, professional, and accounting fees of $2.5 million, including costs associated with public-company readiness efforts, a portion of which are non-recurring in nature. The remaining $1.9 million increase was primarily driven by higher marketing expenses, software & subscriptions expenses, licenses costs, and depreciation & amortization, among others, some of which were driven by the acquisition of MG Stover.
Selling, general & administrative expenses represented approximately 39.7% of revenue for the three months ended March 31, 2026, compared to approximately 23.7% for the three months ended March 31, 2025. The increase as a percentage of revenue was primarily due to higher consulting, professional, and accounting fees, including investments in public company readiness, which outpaced revenue growth in the current-year period.
Compensation and benefits
Compensation and benefits expense for the three months ended March 31, 2026 was $9.1 million, a decrease of $2.9 million compared to $12.0 million for the three months ended March 31, 2025. The decrease was primarily driven by $7.0 million of stock-based compensation expense attributable to non-recurring secondary transactions during the three months ended March 31, 2025, for which there were no comparable transactions during the three months ended March 31, 2026. This decrease was partially offset by increases of $2.0 million at Digital Fund Services, primarily driven by the acquisition of MG Stover, and $2.1 million related to increased headcount at corporate and Securitize’s SEC-registered broker dealer.
Compensation and benefits expense represented approximately 47% of revenue for the three months ended March 31, 2026, compared to approximately 85% for the three months ended March 31, 2025. The decrease as a percentage of revenue was primarily driven by revenue growth in the current-year period, which outpaced the increase in compensation and benefits expense, as well as the impact of the non-recurring secondary transactions recognized in the same period of 2025, for which there were no comparable transactions in the current-year period.
Provision for expected credit losses
Provision for expected credit losses for the three months ended March 31, 2026 was $0.3 million, compared to $0.1 million for the three months ended March 31, 2025, reflecting no significant change versus the same period in 2025.
Loss on digital assets from operations, net
Loss on digital assets from operations, net were a $0.3 million loss for the three months ended March 31, 2026, a decrease of $0.6 million compared to $0.9 million for the three months ended March 31, 2025. The period-over-period change was attributable to changes in digital asset prices due to market volatility as well as Securitize’s asset composition in both periods. Specifically, the fair value remeasurement on the embedded derivative included within Securitize’s Digital assets receivable had significantly less of an impact during the three months ended March 31, 2026 relative to the three months ended March 31, 2025 as Securitize began receiving the digital assets underlying the receivable during 2025 and the balance of assets subject to mark-to-market adjustments also has continued to decline over time.
Other income (expense)
Interest expense
Interest expense was $2.3 million for the three months ended March 31, 2026, an increase of $0.8 million compared to $1.5 million for the three months ended March 31, 2025. The increase was primarily attributable to an increase in the average outstanding balance of our interest-bearing convertible notes during the three months ended March 31, 2026, as compared to the same period in 2025, driven by the issuance of additional convertible promissory notes in September and October 2025.
Interest income
Interest income was $0.2 million for the three months ended March 31, 2026, remaining consistent with the $0.2 million reported for the same period.
Dividend income
Dividend income was $0.2 million for the three months ended March 31, 2026, an increase of $0.1 million compared to $0.04 million for the three months ended March 31, 2025. The increase resulted from a higher average balance of dividend-bearing investments held during the three months ended March 31, 2026 compared to the same period in 2025.
Loss on digital assets held for investment, net
Loss on digital assets held for investment, net, was $0.9 million for the three months ended March 31, 2026, with no such losses incurred during the three months ended March 31, 2025. The decline reflects the decrease in value of Securitize’s digital asset holdings during the current period, consistent with broader market price declines, particularly among alternative coins (“altcoins”) in which Securitize is invested. These losses were only partially offset by nominal gains generated from underlying investments through various DeFi strategies involving the held altcoins. Securitize did not hold any digital assets for investment during the three months ended March 31, 2025, and therefore no gain or loss was recognized in that period.
Other income, net
Other income, net was $0.6 million for the three months ended March 31, 2026, consistent with $0.6 million for the same period in 2025. Other income, net remained relatively flat year over year, with no significant offsetting income or expense items or significant activity in either period.
Change in fair value of simple agreements for future equity
The change in the fair value of simple agreements for future equity resulted in a $1.4 million loss for the three months ended March 31, 2026, representing an increase of $1.3 million compared to a $0.1 million loss for the same period in 2025. This increase was primarily driven by an increase in Securitize’s underlying stock price.
Change in fair value of derivative liability
The change in the fair value of the derivative liability resulted in an unrealized loss of $2.0 million for the three months ended March 31, 2026, compared to an unrealized loss of $0.3 million for the same period in 2025. This increase was primarily driven by an increase in Securitize’s underlying stock price as well as a higher probability of completing a de-SPAC transaction.

Change in fair value of option liability
The change in the fair value of the option liability for the three months ended March 31, 2026 resulting in a $0.1 million gain, representing a $0.4 million decrease compared to a $0.5 million gain for the same period in 2025. The change was primarily driven by an increase in Securitize’s underlying stock price.
Provision for income taxes
The provision for income taxes for the three months ended March 31, 2026 was $0.04 million, compared to $0.08 million for the three months ended March 31, 2025. The income tax provision for both periods primarily relates to the portion of tax-deductible goodwill that increases our deferred tax liabilities which is not fully offset by our deferred tax assets related to new operating losses due to limitations on net operating loss utilization.
Loss from discontinued operations
There were no losses from discontinued operations for the three months ended March 31, 2026, compared to a loss of $0.6 million for the three months ended March 31, 2025. Securitize sold its discontinued operations, the Securitize for Advisors reporting unit, in the fourth quarter of 2025; accordingly, there were no operations or results from this business in the current period.
Year Ended December 31, 2025 Compared to Year Ended December 31, 2024
The following table summarizes the results of operations for the periods indicated:

	Year Ended December 31,
	2025	2024	$ Change	% Change
Revenue	$62,152,140	$18,636,170	$43,515,970	234%
Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	13,472,042	1,838,670	11,633,372	633%
Selling, general & administrative	20,525,686	11,891,872	8,633,814	73%
Compensation and benefits	37,176,194	18,477,270	18,698,924	101%
Provision for expected credit losses	397,382	1,743,140	(1,345,758)	(77)%
Loss on digital assets from operations, net	5,113,796	—	5,113,796	100%
Total operating costs and expenses	76,685,100	33,950,952	42,734,148	126%
Loss from operations	(14,532,960)	(15,314,782)	781,822	(5)%

Other income (expense):
Interest expense	(6,892,872)	(4,533,607)	(2,359,265)	52%
Interest income	1,177,726	2,113,178	(935,452)	(44)%
Dividend income	227,133	402,035	(174,902)	(44)%
Other income, net	862,360	201,537	660,823	328%
Change in fair value of simple agreements for future equity	(4,735,000)	(95,000)	(4,640,000)	4,884%
Change in fair value of derivative liability	(11,719,000)	(1,370,000)	(1,034,900)	755%
Change in fair value of option liability	(6,431,000)	261,000	(6,692,000)	(2,564)%
Total other expense, net	(27,510,653)	(3,020,857)	(24,489,796)	811%
Net loss from continuing operations before income taxes	(42,043,613)	(18,335,639)	(23,707,974)	129%
Provision for income taxes	(324,550)	(90,896)	(233,654)	257%
Net loss from continuing operations	(42,368,163)	$(18,426,535)	$(23,941,628)	130%

	Year Ended December 31,
	2025	2024	$ Change	% Change
Net loss from discontinued operations	(6,086,562)	(5,861,133)	(225,429)	4%
Net loss	$(48,454,725)	$(24,287,668)	$(24,167,057)	100%
Revenue
Revenue for the year ended December 31, 2025 was $62.2 million, an increase of $43.5 million compared to $18.6 million for the year ended December 31, 2024. The increase was primarily driven by growth in tokenization revenue and asset servicing revenue.
Tokenization revenue for the year ended December 31, 2025 was $37.4 million, an increase of $27.3 million compared to $10.1 million for the year ended December 31, 2024. The increase was primarily attributable to a significant number of new on-chain integrations completed during 2025, compared to the prior year, which expanded the number of supported blockchains.
Asset servicing revenue for the year ended December 31, 2025 was $24.7 million, an increase of $16.2 million compared to $8.5 million for the year ended December 31, 2024. Asset servicing revenue, which is largely comprised of fund administration services, increased primarily due to the acquisitions of Theorem Fund Services, LLC in mid-October 2024 and MG Stover in April 2025. The increase primarily reflects twelve months of revenue from Theorem Fund Services, LLC in 2025 compared to approximately 2.5 months in 2024 (an increase of $3.6 million), as well as incremental revenue resulting from the acquisition of MG Stover (an increase of $12.8 million).
Operating costs and expenses
Cost of revenue (exclusive of items shown below)
Cost of revenue for the year ended December 31, 2025 was $13.5 million, an increase of $11.6 million compared to $1.8 million for the year ended December 31, 2024. The increase was primarily due to higher revenues in 2025 and increased headcount of revenue-generating personnel, mainly associated with the acquisitions of Theorem Fund Services, LLC and MG Stover, which contributed to $7.3 million of the total increase, as well as increased software costs of $3.4 million which support our asset servicing operations, also associated with the acquisition of Theorem Fund Services, LLC and MG Stover.
Cost of revenue as a percentage of revenue was 21.7% for the year ended December 31, 2025, compared to 9.9% for the year ended December 31, 2024. This increase was largely attributable to the acquisition of MG Stover.
Selling, general and administrative expenses
Selling, general and administrative expenses for the year ended December 31, 2025 were $20.5 million, an increase of $8.6 million compared to $11.9 million for the year ended December 31, 2024. The increase was driven in part by higher consulting, professional, and accounting fees of $4.6 million, including costs associated with public-company readiness efforts, a portion of which are non-recurring in nature. The increase was also attributable to additional operating costs resulting from the acquisitions of Theorem Fund Services, LLC and MG Stover, including $0.8 million of higher software-related subscription costs, as well as an increase of $2.5 million relating to recruiting costs, advertising costs, and depreciation.
Selling, general and administrative expenses represented approximately 33% of revenue for the year ended December 31, 2025, compared to approximately 64% for the year ended December 31, 2024. This decrease as a percentage of revenue was driven by operating leverage and economies of scale achieved as revenue growth in 2025 outpaced increases in operating costs.

Compensation and benefits
Compensation and benefits expense for the year ended December 31, 2025 was $37.2 million, an increase of $18.7 million compared to $18.5 million for the year ended December 31, 2024. The increase was primarily driven by $7.3 million of higher salaries, wages, and benefits mainly resulting from increased administrative headcount associated with the acquisitions of Theorem Fund Services, LLC and MG Stover, as well as an increase in corporate headcount. The increase was also attributable to $10.5 million of stock-based compensation expense primarily attributable to non-recurring secondary transactions during the year ended December 31, 2025.
Compensation and benefits expense represented approximately 60% of revenue for the year ended December 31, 2025, compared to approximately 99% for the year ended December 31, 2024. This decrease as a percentage of revenue was driven by significant revenue growth during 2025, which outpaced the increase in compensation and benefit costs.
Provision for expected credit losses
Provision for expected credit losses for the year ended December 31, 2025 was $0.4 million, a decrease of $1.3 million compared to $1.7 million for the year ended December 31, 2024. The decrease was primarily attributable to a $1.2 million write-off of a customer’s outstanding accounts receivable balance during 2024, for which there was no comparable write-off during 2025.
Loss on digital assets from operations, net
Loss on digital assets from operations, net were a $5.1 million loss for the year ended December 31, 2025, compared to no such losses or gains for the year ended December 31, 2024. The year-over-year change was attributable to changes in digital asset prices due to market volatility, together with an increase in digital assets received as consideration from certain customers related to Securitize’s Tokenization revenues from contracts with customers that also increased during 2025.
Other income (expense)
Interest expense
Interest expense was $6.9 million for the year ended December 31, 2025, an increase of $2.4 million compared to $4.5 million for the year ended December 31, 2024. The increase was primarily attributable to an increase in the average outstanding balance of our interest bearing convertible notes during the year ended December 31, 2025 as compared to the same period last year.
Interest income
Interest income was $1.2 million for the year ended December 31, 2025, a decrease of $0.9 million compared to $2.1 million for the year ended December 31, 2024. The decrease was primarily attributable to lower average cash and investment balances during the period, particularly with regards to our position in BUIDL.
Dividend income
Dividend income was $0.2 million for the year ended December 31, 2025, a decrease of $0.2 million compared to $0.4 million for the year ended December 31, 2024. The decrease resulted from a lower average balance of dividend-bearing investments held during the year ended December 31, 2025.
Other income, net
Other income, net was $0.9 million for the year ended December 31, 2025, compared to other income, net of $0.2 million for the year ended December 31, 2024, representing a net change of $0.7 million year over year. The change was primarily attributable to realized and unrealized gains on certain tokenized investments and other assets held by Securitize during the year ended December 31, 2025.

Change in fair value of simple agreements for future equity
The change in fair value of simple agreements for future equity was a $4.7 million loss for the year ended December 31, 2025, an increase of $4.6 million compared to a $0.1 million loss for the year ended December 31, 2024. The change was primarily driven by an increase in Securitize’s underlying stock price.
Change in fair value of derivative liability
The change in fair value of the derivative liability resulted in an unrealized loss of $11.7 million for the year ended December 31, 2025, compared to an unrealized loss of $1.4 million for the year ended December 31, 2024. This change was primarily driven by an increase in Securitize’s underlying stock price and increase in the probability of completing a de-SPAC transaction.
Change in fair value of option liability
The change in fair value of option liability for the year ended December 31, 2025 was a $6.4 million loss, a fluctuation of $6.7 million compared to a $0.3 million gain for the year ended December 31, 2024. The change was primarily driven by an increase in Securitize’s underlying stock price.
Provision for income taxes
The provision for income taxes for the year ended December 31, 2025 was $0.3 million, compared to $0.1 million for the year ended December 31, 2024. The income tax provision for both periods primarily relates to the portion of tax-deductible goodwill that increases our deferred tax liabilities which is not fully offset by our deferred tax assets related to new operating losses due to limitations on net operating loss utilization.
Loss from discontinued operations
The loss from discontinued operations for the year ended December 31, 2025 was $6.1 million, representing an increase of $0.2 million as compared to the loss from discontinued operations for the year ended December 31, 2024 of $5.9 million. This increase was primarily due to the impairment of our Securitize for Advisors reporting unit of $4.1 million in 2025 versus the impairment charge of $3.0 million for the year ended December 31, 2024, partially offset by lower operating expenses.
Non-GAAP Financial Measures
Adjusted EBITDA
To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this prospectus the measure of Adjusted EBITDA, a non-GAAP financial measure that we calculate as Net loss from continuing operations excluding: Depreciation and amortization expense, Provision for expected credit losses, Share-based compensation expense, Provision for income taxes, Interest income, Interest expense, Dividend income, Loss on digital assets held for investments, net, Other income, net, Change in fair value of simple agreements for future equity, embedded derivatives, and option liability, Acquisition related transaction costs, and Professional fees and other one-time public company readiness costs. We have provided a reconciliation below of Adjusted EBITDA to Net loss from continuing operations, the most directly comparable GAAP financial measure.
We present Adjusted EBITDA because it facilitates external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures or operating histories. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results.
We believe it is useful to exclude non-cash charges, such as Depreciation and amortization and Share-based compensation expense, from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude Provision for income taxes, Interest income, Interest expense, and other non-routine items as these items are not components of our core business operations.

Adjusted EBITDA has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation expense has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital;
•Adjusted EBITDA excludes one-time non-routine items; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss), and our other GAAP results.
The following table reconciles Adjusted EBITDA to Net loss from continuing operations, the most closely comparable GAAP financial measure for the periods presented:

	Three Months Ended March 31,
	2026	2025
Net loss from continuing operations	$(7,932,652)	$(4,541,518)
Add back:
Depreciation and amortization	587,934	313,414
Provision for expected credit losses	285,453	74,388
Share-based compensation expense	836,588	7,431,004
Provision for income taxes	43,008	82,059
Interest income	(237,114)	(167,491)
Interest expense	2,268,575	1,450,891
Dividend income	(153,452)	(41,834)
Loss on digital assets held for investments, net	920,467	—
Other income, net	(589,992)	(580,510)
Change in fair value of simple agreements for future equity, embedded derivatives, and option liability	3,279,000	(134,000)
Acquisition related transaction costs	—	246,069
Professional fees and other one-time public company readiness costs	1,523,410	—
Adjusted EBITDA	$831,225	$4,132,472

The following table reconciles Adjusted EBITDA to Net loss from continuing operations, the most closely comparable GAAP financial measure for the periods presented:

	Year Ended December 31,
	2025	2024
Net loss from continuing operations	$(42,368,163)	$(18,426,535)
Add back:
Depreciation and amortization	1,891,867	1,098,881
Provision for expected credit losses	397,382	1,743,140
Share-based compensation expense	12,142,913	404,041
Provision for income taxes	324,550	90,896
Interest income	(1,177,726)	(2,113,178)
Interest expense	6,892,872	4,533,607
Dividend income	(227,133)	(402,035)
Other income, net	(862,360)	(201,537)
Change in fair value of simple agreements for future equity, embedded derivatives, and option liability	22,885,000	1,204,000
Acquisition related transaction costs	290,000	275,000
Professional fees and other one-time public company readiness costs	3,246,929	—
Adjusted EBITDA	$3,436,131	$(11,793,720)
Liquidity and Capital Resources
We have experienced recurring net losses and negative cash flows from operations from inception through December 31, 2025. Securitize is in a net loss position for the three months ended March 31, 2026 with a net loss of $7.9 million. Securitize has an accumulated deficit of approximately $173.4 million at March 31, 2026. We have primarily relied on raising capital through debt and equity financings to support our operations.
As of March 31, 2026, we had total liquidity sources consisting of cash and cash equivalents of $14.5 million. As of December 31, 2025 we had cash and cash equivalents of $24.9 million. We believe our operating cash flows, together with our total liquidity sources on hand, will be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this filing. We expect our capital expenditures and working capital requirements to continue to increase in the immediate future as we continue to invest in the expansion of our products and services.
Cash Flows for the Three Months Ended March 31, 2026 and 2025
Cash flows from operating, investing and financing activities, as reflected in the accompanying unaudited condensed consolidated statements of cash flow, are summarized in the following table:

	Three Months Ended March 31,
	2026	2025
Net cash flows used in operating activities	$(9,092,102)	$(3,979,485)
Net cash flows used in investing activities	(1,021,562)	(765,460)
Net cash flows (used in) provided by financing activities	(347,960)	3,020
Effect of exchange rate changes on cash	49,886	73,228
Net change in cash and cash equivalents	$(10,411,738)	$(4,668,697)
Operating Activities
Net cash used in operating activities was $9.1 million for the three months ended March 31, 2026, compared to net cash used in operating activities of $4.0 million for the three months ended March 31, 2025, representing an increase in cash used of $5.1 million ($6.3 million from continuing operations). Our largest source of cash provided by operating activities are revenues generated from Tokenization and Asset Servicing. Our primary uses of cash in operating activities include payments to employees for compensation, professional services, and other operating costs such as software subscriptions, insurance, and marketing, among others.
In addition to the net losses from continuing operations incurred during the period increasing by $3.4 million, these were exacerbated by a decrease of $2.6 million in the non-cash adjustments to reconcile net loss to net cash used in operating activities during the three months ended March 31, 2026, relative to the three months ended March 31, 2025. The decrease to these non-cash adjustments primarily consisted of lower share-based compensation expenses by $6.6 million, and increases in net gains from Securitize’s investments by $1.4 million, which were largely offset by the aggregate losses on the fair value adjustments related to digital assets $0.9 million, and changes in the fair values of simple agreements for future equity, embedded derivatives, and the option liability increasing by an aggregate amount of $3.4 million.
Changes in working capital also contributed to the change in cash flows used in operating activities, resulting in $0.3 million of additional cash outflows from operating activities relative to the prior period. This increase in the cash used in operating activities, driven by these changes in working capital accounts, are primarily the result of higher revenues generated in 2026 versus 2025 resulting in corresponding increases to Securitize’s accounts receivable balances and decreases to the deferred revenues balance reported for each period. Additionally, Securitize paid down $1.7 million more of its accounts payable during the three months ended March 31, 2026, relative to the three months ended March 31, 2025. The higher operating cash outflows resulting from these changes in Securitize’s working capital were largely offset by a $2.7 million increase in including the changes in accrued expenses and other current liabilities, a $2.4 million decrease in the change in contract assets, and a $6.3 million decrease in the amount of digital assets receivable (reflecting an unconditional right to receive digital assets as consideration in the future) recognized during the three months ended March 31, 2026, relative to the three months ended March 31, 2025.
Net cash used in operating activities from discontinued operations decreased by $1.2 million for the three months ended March 31, 2026, because Securitize disposed of the discontinued operation during the year ended December 31, 2025. There were no cash flows related to investing or financing activities from discontinued operations during either of the periods presented.
Investing Activities
Net cash used in investing activities was $1.0 million for the three months ended March 31, 2026, compared to $0.8 million for the three months ended March 31, 2025, representing an increase of $0.3 million.
The $1.0 million of net cash used from investing activities for the three months ended March 31, 2026 was primarily driven by $2.2 million of originations of notes receivable from related parties and $0.3 million of purchases of equipment and other long-lived assets, partially offset by $1.5 million of proceeds from partial redemptions of Securitize’s investments in tokenized assets.
The $0.8 million of net cash used in investing activities for the three months ended March 31, 2025 was primarily driven by $0.9 million of purchases of digital assets for investment and $0.7 million of originations of notes receivable from related parties, partially offset by $0.8 million of proceeds from sales and redemptions of marketable securities and $0.1 million of proceeds from partial repayments of notes receivable from related parties.
Financing Activities
Net cash used in financing activities was approximately $0.3 million for the three months ended March 31, 2026, primarily driven by payments of deferred offering costs associated with the Business Combination, partially offset by proceeds from the exercise of options. There were no significant financing cash flows during the same period in 2025.

Cash Flows for the Years Ended December 31, 2025 and 2024
Cash flows from operating, investing and financing activities, as reflected in the accompanying consolidated statements of cash flow, are summarized in the following table:

	Year Ended December 31,
	2025	2024
Net cash flows used in operating activities	$(16,181,535)	$(18,527,655)
Net cash used in investing activities	(13,015,588)	(13,691,098)
Net cash provided by financing activities	31,477,818	47,341,895
Effect of exchange rate changes on cash	627,402	106,250
Net change in cash and cash equivalents	$2,908,097	$15,229,392
Operating Activities
Net cash used in operating activities was $16.2 million for the year ended December 31, 2025, compared to net cash used in operating activities of $18.5 million for the year ended December 31, 2024, representing a decrease in cash used of $2.3 million. Our largest source of cash provided by operating activities are revenues generated from Tokenization and Asset Servicing. Our primary uses of cash in operating activities include payments to employees for compensation, professional services, and other operating costs such as software subscriptions, insurance, and marketing, among others.
Although the net losses generated during the period increased by $24.2 million, these were more than offset by an increase of $39.0 million in the non-cash adjustments to reconcile net loss to net cash used in operating activities during the same period. The increases to these non-cash adjustments primarily consisted of higher share-based compensation expenses by $11.7 million, losses on fair value adjustments related to digital assets of $5.1 million, and changes in the fair values of simple agreements for future equity, embedded derivatives, and the option liability increasing by an aggregate amount of $21.7 million.
Changes in working capital also contributed to the change in cash flows used in operating activities, resulting in $15.4 million of additional operating cash used in versus prior year. This increase in operating cash used in, driven by these changes in working capital accounts, are primarily the result of higher revenues generated in 2025 versus 2024 resulting in corresponding increases to Securitize’s accounts receivable and contract asset balances reported for each period. Additionally, changes in Securitize’s working capital included amounts not settled in cash, including digital assets receivable (reflecting an unconditional right to receive digital assets in the future) and stablecoins and other digital assets received as consideration.
Net cash used in operating activities from discontinued operations decreased by $2.7 million, primarily due to lower operating expenditures as Securitize reduced its level of activity in advance of the sale of the Securitize for Advisors business in November 2025. This decrease occurred despite a $0.2 million increase in the net loss from discontinued operations during the same period.
Investing Activities
Net cash used in investing activities was $13.0 million for the year ended December 31, 2025, compared to $13.7 million for the year ended December 31, 2024, representing a decrease of $0.7 million. The net decrease in cash used was primarily driven by a $24.6 million decrease in proceeds received from sales and redemptions of investments and available-for-sale marketable securities versus the prior year and a $15.4 million increase in cash paid related to the acquisition of MG Stover in 2025 compared to cash proceeds paid for Theorem in the prior year. These increases in cash used were partially offset by a $21.9 million increase in proceeds provided from dispositions of digital assets held for investment, a $16.9 million decrease in purchases made of investments in available-for-sale marketable securities, an increase of $2.8 million from the proceeds received in the sale of the Securitize for Advisors business, net of cash disposed and other closing adjustments, and a $14.6 million decrease in DeFi investing activities originated with cash equivalents. The remaining $15.5 million increase in cash used was attributable to other net investing outflows, including digital and tokenized asset purchases of $8.8 million, less related-party notes receivable activity of $6.4 million, and net purchases of long-lived assets of $0.3 million.
Financing Activities
Net cash provided by financing activities was $31.5 million for the year ended December 31, 2025, compared to $47.3 million for the year ended December 31, 2024. This decrease was primarily driven by a $19.9 million reduction in proceeds received from convertible notes, net of issuance costs, and a $1.5 million reduction in proceeds received from issuance of notes payable to a related party compared to the prior year, partially offset by proceeds received from repayment of a stockholder note of $3.6 million, proceeds received from stock options exercised of $0.5 million, and a $1.6 million reduction in repayments of a related-party notes payable.
Debt
Simple Agreements for Future Equity
During 2021, we secured proceeds of $4.8 million in connection with the execution of SAFEs with investors. Upon the closing of an equity financing of at least $50,000,000, as defined in the agreements, the SAFEs will automatically convert into shares of preferred stock, equal to the SAFE purchase amount divided by the purchase price in the equity financing. If there is a liquidity event, defined as a change of control or an initial public offering, the SAFE holders will be entitled to receive a portion of the proceeds equal to the greater of the SAFE purchase amount or the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price, as defined in the agreements. There were no additional SAFEs executed during the three months ended March 31, 2026 or 2025. In October and November of 2025 the SAFEs were amended to provide that they will automatically convert into shares of preferred stock concurrently with the closing of the Business Combination.
Hamilton Lane SF6
During 2024, Securitize was provided $6.0 million from investors which is to be transferred to the Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd upon certain capital calls. Securitize is required to fund Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd via these capital calls with the funds provided by the investors, and the entire amount is due and payable in full no later than five years from the date of the respective advance. This obligation bears 0% interest and as of December 31, 2024, the outstanding balance under the obligation was $2.5 million, which was fully settled by Securitize during the year ended December 31, 2025 through transferring funds to the Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd. As such, as of December 31, 2025 there was no outstanding payable balance.
Line of Credit
We maintain a margin credit line with UBS Financial Services Inc., secured by our investment portfolio held at UBS. The borrowing capacity under this arrangement is not a fixed commitment but rather is determined based on a percentage of the market value of eligible collateral in the UBS investment account. As such, the total amount available to borrow fluctuates with changes in the value of the underlying investments. Borrowings under the margin line bear interest at a variable rate based on the One-Month SOFR plus 65 basis points (4.30% at March 31, 2026, 4.44% at December 31, 2025, and 5.18% at December 31, 2024). The total commitment availability on the line of credit is limited to the amount of capital invested with UBS at a given time, which amounted to $0.6 million, $0.6 million, and $1.3 million as of March 31, 2026, December 31, 2025, and December 31, 2024, respectively. There were no borrowings on the line of credit during the three months ended March 31, 2026 nor during the years ended December 31, 2025 and 2024.
Convertible Promissory Notes Payable
During the years ended December 31, 2025 and 2024, we entered into note purchase agreements with certain investors, pursuant to which we issued convertible promissory notes for an aggregate principal amount of approximately $30.0 million (the “2025 Notes”) and $49.9 million (the “2024 Notes”), respectively. The notes accrue interest at 5% per annum, provided that, upon the occurrence and during the continuance of certain Events of

Default (as defined in the note purchase agreements), interest will accrue daily at rate of 15% per annum. The notes mature 36 months from issuance. They include multiple conversion triggers: (1) Non-Qualified Financing, (2) Qualified Financing (3) Change of Control, and (4) Maturity Date, and the 2025 Notes includes a (5) SPAC Transaction trigger. The notes were automatically convert into shares of Old Securitize Preferred Stock concurrently with the closing of the Transactions (and, pursuant to the Business Combination Agreement, have been converted into shares of Old Securitize Common Stock and then exchanged for shares of Securitize Common Stock).
•Non-Qualified Financing:    In the event of a smaller financing or Qualified IPO, investors may elect to convert their notes into the same securities issued in that round, at the same price per share paid by investors in the non-Qualified Financing.
•Qualified Financing — A bona fide equity financing (or series) with third-party lead investors, excluding any conversions of this Note or other convertible securities, with the per-share price determined without giving effect to the Notes.
•Change of Control:    Upon a change in control event, the investor is entitled to repayment of the full outstanding balance of principal and accrued unpaid interest.
•Maturity:    For the 2024 Notes, if not converted earlier, the notes will convert at maturity into newly authorized Series B-5 Senior Preferred Stock, with a 1.0x non-participating senior liquidation preference, at a conversion price equal to 75% of the most recently issued preferred equity price. The 2025 Notes do not convert upon maturity but rather are to be paid in cash.
•SPAC Transaction:    For the 2025 Notes, in the event of a SPAC Transaction, the investors outstanding principal and any unpaid accrued interest shall automatically convert in whole without any further action by the investor into a number of shares of common stock of the surviving public company in such SPAC Transaction equal to the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal.
NHTV Side Letter Options
In connection with the Series B-1 preferred stock issuance, Securitize issued an option to the lead investor in the Series B-1 funding round to purchase up to $20.0 million of shares of Preferred Stock at an exercise price of $15.56 per share upon the occurrence of a subsequent capital raise that raises over $30.0 million in cash, an IPO, or a deemed liquidation event.
Contractual Obligations and Commitments
The following table presents a summary of our contractual obligations as of March 31, 2026:

	Payments Due by Period
	Total	Less than 1 year	1 – 3 years	4 – 5 years	After 5 years
Convertible promissory notes payable	$79,915,000	$34,525,000	$45,390,000	$—	$—
SAFEs(1)	11,817,000	—	—	—	—
NHTV Side Letter Options(2)	11,300,000	—	—	—	—
Total Contractual Obligations	$103,032,000	$34,525,000	$45,390,000	$—	$—

The following table presents a summary of our contractual obligations as of December 31, 2025:

	Payments Due by Period
	Total	Less than 1 year	1 – 3 years	4 – 5 years	After 5 years
Convertible promissory notes payable	$79,915,000	$—	$79,915,000	$—	$—
SAFEs(1)	10,449,000	—	—	—	—
NHTV Side Letter Options(2)	11,390,000	—	—	—	—
Total Contractual Obligations	$101,754,000	$—	$79,915,000	$—	$—
The following table presents a summary of our contractual obligations as of December 31, 2024:

	Payments Due by Period
	Total	Less than 1 year	1 – 3 years	4 – 5 years	After 5 years
Convertible promissory notes payable	$49,915,000	$—	$49,915,000	$—	$—
SAFEs(1)	5,714,000	—	—	—	—
NHTV Side Letter Options(2)	4,959,000	—	—	—	—
Hamilton Lane SF6 Note Payable	2,474,384	—	—	2,474,384	—
Total Contractual Obligations	$63,062,384	$—	$49,915,000	$2,474,384	$—
__________________
(1)The SAFEs will automatically convert into shares of preferred stock upon a qualified financing. Therefore, there is a contractual obligation to issue this preferred stock as of March 31, 2026, December 31, 2025, and December 31, 2024, however, there is no contractual cash payment to be included in this table. The fair value of the SAFEs as of March 31, 2026, December 31, 2025, and December 31, 2024 are included within this table in the Total column.
(2)The NHTV Side Letter Options can be exercised into shares of common stock upon the occurrence of a qualified capital raise, an IPO, or a deemed liquidation event. Therefore, there is a contractual obligation to issue this common stock as of March 31, 2026, December 31, 2025, and December 31, 2024, however, there is no contractual cash payment to be included in this table. The fair value of the NHTV Side Letter Options as of March 31, 2026, December 31, 2025, and December 31, 2024 are included within this table in the Total column.
Quantitative and Qualitative Disclosures about Market Risk
The following discussion about our market risk exposures involves forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Potential risks are discussed below.
Token Market Price Risk
Our digital assets will be measured using observed prices from active exchanges which could result in volatility in our financial results in future periods. Adjustments are recorded in net income through ‘Loss on digital assets from operations, net’ and ‘Loss on digital assets held for investments, net’. Therefore, negative swings in the market price of our digital assets could have a material impact on our earnings and on the carrying value of our digital assets.
Custodian Risk
Following the Transactions, Securitize will utilize third-party custodians, which we will select based on various factors, including their financial strength and industry reputation. Custodian risk refers to the potential loss, theft, or misappropriation of our digital assets due to operational failures, cybersecurity breaches, or financial difficulties experienced by these third parties. Although we periodically monitor the financial health, insurance coverage, and security measures of our custodians, reliance on such third parties inherently exposes us to risks that we cannot fully mitigate.
Under the SEC Glossary definition of a crypto asset, meaning any digital representation of value that is recorded on a cryptographically secured distribution ledger, our crypto digital asset holdings consist primarily of (i)

stablecoins, such as USDC (classified as a cash equivalent) and USDT, which we use for day-to-day operating activities, (ii) cryptocurrencies and digital tokens associated with protocols integrated into the digital securities protocol that are obtained in the ordinary course of our operations, including tokens such as Aptos (APT), Mantle (MNT), ZKsync (ZK), and Wormhole (W), (iii) tokenized assets, including regulated securities and other financial instruments such as BUIDL, VBILL, ACRED, and other tokenized RWA investments issued through Securitize’s platform, and (iv) to a lesser extent, cryptocurrencies such as ETH, SOL, POL, and other similar digital assets that we hold primarily to pay blockchain transaction fees required to support our operations.
Digital assets held on trading platforms are subject to the operational control of the platform operators, and could potentially be lost or impaired due to fraud or negligence of the platform operators. Securitize mitigates this risk by performing regular reviews of each digital asset trading platform on which it transacts, distributing its digital assets across multiple different trading platforms to reduce concentration risk, and holding assets in self-custody where appropriate.
We hold certain crypto assets as part of our corporate treasury through third-party custodians, including hosted custodial wallets offered by Coinbase and, to the extent applicable, OKX. In these arrangements, we do not control the private keys associated with the crypto assets and rely on the custodian’s operational controls to safeguard the assets. Because our treasury crypto assets may be held in omnibus or pooled custody structures rather than in individually segregated, on-chain wallets dedicated to us, we may face heightened risk in the event of a loss, operational failure, security incident, or a reconciliation shortfall at a custodian.
While Coinbase and OKX maintain certain insurance policies, such insurance, if any, is generally shared among all the third-party exchanges’ customers and is not specific to Securitize. As a result, such coverage may be insufficient to fully protect Securitize against losses. Securitize does not believe that its digital assets held through these exchange accounts are materially insured. Securitize’s treasury crypto assets held by third party custodians are not insured by the FDIC, SIPC, or any comparable governmental insurance program. Further, Securitize acknowledges that the bankruptcy or insolvency of a third party custodian could adversely affect its ability to access or recover its treasury crypto assets.
Securitize’s policy is to maintain the majority of its digital assets in self-custody using Fireblocks, Inc.s’ (“Fireblocks”) MPC-based custody technology. Fireblocks provides Securitize with a software-as-a-service platform for utilizing its MPC-based advanced cryptographic system for transaction authorization through distributed threshold computations, such that a complete private key is never generated, reconstructed, or stored in any single location. This approach is intended to enhance security while retaining operational flexibility. Digital assets held with third-party custodians, such as Coinbase or OKX, are limited to amounts necessary to support short-term trading and liquidity needs. The selection of such custodians and the allocation of assets among them are determined based on the specific operational requirements and regulatory considerations of the subsidiary managing the funds. Securitize periodically reviews its custody arrangements and asset allocations to ensure alignment with its risk management, liquidity, and operational objectives.
Securitize does not currently maintain insurance coverage for digital assets held in Securitize’s corporate treasury and self-custodied through Fireblocks. During each of the periods presented, Securitize has held no crypto assets under custody on behalf of third parties, and accordingly all digital assets reported on Securitize’s balance sheets were under the accounting control of Securitize. The custodian risks described herein relate solely to digital assets held by Securitize in corporate treasury for its own account or, if applicable, holdings safeguarded on behalf of third parties via arrangements that hold Securitize responsible for the safekeeping of such assets. Securitize does not consider the amounts recorded for customer escrow balances, paying agent activities, or other third party assets and liabilities recorded in connection with Securitize’s distribution service arrangements to be subject to this custodian risk based on Securitize’s sole responsibility as an intermediary for the issuer of the related funds (i.e. the custodian). Accordingly, as of March 31, 2026, December 31, 2025, and December 31, 2024, the crypto assets held by Securitize that are subject to this custodian risk are solely related to the digital assets held in Securitize’s corporate treasury.
Fireblocks serves solely as a technology service provider and does not custody, possess, or control Securitize’s crypto assets, does not act as a custodian, agent, or fiduciary, and does not transact on behalf of Securitize.

Securitize retains exclusive control over its digital assets and wallets, including all policy-setting authority, governance rights, approval thresholds, wallet controls, and transaction authorization decisions.
MPC’s cryptographic properties solely allow for signing operations to occur via interactive, distributed computations between fragmented share(s) that all must participate and in which no fully-formed private key is assembled or maintained at any stage, and no individual share confers signing authority on its own. No individual share confers signing authority, as each represents an incomplete fragment of the signing material that cannot be combined into a usable private key by any party. Each share contains only a mathematically incomplete fragment of the signing material and lacks sufficient entropy or structure to be combined — by us, the provider, or any other party — into a usable private key to authorize transactions.
Accordingly, as of March 31, 2026, December 31, 2025, and December 31, 2024, Securitize did not have any private keys that were maintained in more traditional hot or cold storage solutions given the MPC properties which underly the Fireblocks platform that Securitize utilizes. This is due to the underlying properties of MPC-based technology which, unlike private-key or multi-signature models, enables transaction-signing via a threshold computation requiring participation of a predefined subset of shares without ever exposing or reconstructing a fully-formed private key.
In addition to maintaining the majority of its crypto assets in self custody through Fireblocks’ MPC framework, Securitize notes that most of the digital assets it holds — both within self custody and in the aggregate for each period presented — are tokenized securities issued natively on chain by Securitize (see table below). These tokenized securities are recorded and maintained under the same controlled issuer and transfer agent framework that governs all securities issued on Securitize’s platform. Unlike native cryptocurrencies, Securitize issued tokenized securities represent interests in real world assets or other securities and are subject to the same federal securities laws and standards as traditional off chain securities. As a result, the on chain token is a native representation of the underlying security and maintains the same economic value.
Securitize also serves as the exclusive digital transfer agent for tokenized securities issued on Securitize’s platform. In this role, Securitize has established operational procedures and controls designed to ensure completeness and accuracy of off-chain investor ownership records in the event of disruptions to normal blockchain processes.
As digital transfer agent for each tokenized fund, Securitize has implemented backstops and manual workflows to maintain platform functionality and accurate recordkeeping if automated systems or API integrations fail. If a smart contract malfunction or other disruption prevents a holder from transferring tokenized securities to the designated redemption wallet — for example, due to loss of access to a wallet, private key, or partial key share — Securitize may facilitate redemption through alternative procedures. These procedures may include (i) burning and reissuing the tokenized security to a new verified whitelisted wallet for the holder, followed by transfer to the redemption wallet, or (ii) manually burning the tokenized security upon appropriate verification and supporting documentation of the holder. These processes are generally completed on the same business day, subject to required verification and processing constraints.
Securitize believes that these characteristics of tokenized securities provide an additional layer of protection relative to native crypto assets. Even if an on chain wallet were hacked or otherwise compromised, ownership records maintained through the transfer agent framework remain authoritative, and the primary risk would generally be limited to delays in settlement timing due to reliance on manual processes rather than automated blockchain execution. Accordingly, Securitize has assessed the custodian risk for native crypto assets relative to the Securitize-issued tokenized securities held in self-custody on Fireblocks separately given the risk of total loss is higher for any native crypto assets without real-world asset backing.
The relationship with Fireblocks is governed by a Master SaaS Agreement and related order forms, pursuant to which Fireblocks provides a non-exclusive, non-transferable license to its platform. The agreement expressly provides that Fireblocks is not a custodian or agent and that Securitize retains exclusive ownership and control over all cryptographic share(s), wallets, and digital assets at all times. The Fireblocks Master SaaS Agreement generally provides for a one-year term, with automatic renewals for additional one-year periods upon execution of a new order form reflecting any updated terms, limits, or fees. Either party may terminate the agreement with at least 30 days’ written notice before the end of any annual term.
OKX’s Terms of Service remain in effect for so long as a user maintains an account on the platform and may be terminated at the user’s request or at OKX’s discretion. OKX retains broad rights to suspend or terminate accounts or services at any time, with or without notice, and upon termination may return remaining assets subject to fees, legal requirements, and compliance obligations.
Coinbase’s User Agreement remains in effect for so long as a user maintains an account on the platform and may be terminated by the user at any time or by Coinbase in its sole discretion. Coinbase retains broad rights to suspend, restrict, or terminate accounts or services at any time (including without notice), and upon termination users are generally permitted a limited period to withdraw remaining assets, subject to applicable fees, legal requirements, and compliance obligations.
During the period ending March 31, 2026, as well as for the years ending December 31, 2025 and December 31, 2024, Securitize engaged with third party crypto asset trading platforms to facilitate various transactions, utilizing the following centralized exchanges to secure Securitize’s digital assets:

Exchange	Location
OKX	Seychelles
Coinbase	United States
As of March 31, 2026, the breakdown of digital assets deposited with each of the third-party centralized crypto asset trading platforms, native cryptocurrencies and other digital assets held in self-custody, and Securitize tokenized securities that are held in self-custody and also maintained under Securitize’s transfer agent framework, as a percentage of total crypto assets owned by Securitize is as follows:

Exchange	Location	% of digital assets by market value
OKX	Seychelles	2.8%
Coinbase	United States	0.2%
Crypto Assets under Self-Custody (Fireblocks)		6.9%
Securitize Tokenized Securities (Fireblocks & Transfer Agency Backstop)		90.1%
		100.0%
As of December 31, 2025, the breakdown of digital assets deposited with each of the third-party centralized crypto asset trading platforms, native cryptocurrencies and other digital assets held in self-custody, and Securitize tokenized securities that are held in self-custody and also maintained under Securitize’s transfer agent framework, as a percentage of total crypto assets owned by Securitize is as follows:

Exchange	Location	% of digital assets by market value
OKX	Seychelles	9.3%
Coinbase	United States	0.6%
Crypto Assets under Self-Custody (Fireblocks)		2.0%
Securitize Tokenized Securities (Fireblocks & Transfer Agency Backstop)		88.1%
		100.0%
As of December 31, 2024, the breakdown of digital assets deposited with each of the third-party centralized crypto asset trading platforms, native cryptocurrencies and other digital assets held in self-custody, and Securitize tokenized securities that are held in self-custody and also maintained under Securitize’s transfer agent framework, as a percentage of total crypto assets owned by Securitize is as follows:

Exchange	Location	% of digital assets by market value
OKX	Seychelles	0.2%
Coinbase	United States	0.1%
Crypto Assets under Self-Custody (Fireblocks)		27.8%
Securitize Tokenized Securities (Fireblocks & Transfer Agency Backstop)		71.9%
		100.0%
Accordingly, as of March 31, 2026, December 31, 2025, and December 31, 2024, no centralized digital asset trading platform held more than 10% of Securitize’s digital assets.
Interest Rate Risk
Our results of operations are exposed to changes in interest rates, among other macroeconomic conditions. Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public company reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, certain requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, and the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We have also taken advantage of the ability to provide reduced disclosure of financial information in this prospectus, such as being permitted to include only two years of audited financial information and two years of selected financial information in addition to any required annual financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure. We may take advantage of these exemptions until we are no longer an emerging growth company. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, because we have taken advantage of certain reduced reporting requirements, the information contained herein may be different from the information you receive from other public companies.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of Securitize Common Stock pursuant to an effective registration statement or (b) in which it has total annual gross revenue of at least $1,235,000,000 (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) it is deemed to be a large accelerated filer, which means the market value of Securitize Common Stock that are held by non-affiliates exceeds $700,000,000 as of the end of that year’s second fiscal quarter, or (y) the date on which it has issued more than $1,000,000,000 in nonconvertible debt during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common shares held by non-affiliates exceeds $250,000,000 as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100,000,000 during such completed fiscal year and the market value of our common shares held by non-affiliates exceeds

$700,000,000 as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies more difficult.
Critical Accounting Estimates
Our financial statements and the accompanying notes thereto included elsewhere in this prospectus are prepared in accordance with GAAP. The preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses, and related disclosures. We base our estimates on assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.
We believe the following critical accounting estimates used in the preparation of our consolidated financial statements affect our more significant judgments and estimates.
Business combinations
We account for business acquisitions using the acquisition method of accounting, in accordance with ASC 805, under which assets acquired and liabilities assumed are recorded at their respective fair values at the acquisition date. The fair value of the consideration paid is assigned to the assets acquired and liabilities assumed based on their respective fair values. Goodwill represents the excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed.
Our management exercises significant judgments in determining the fair value of assets acquired and liabilities assumed, as well as intangible assets and their estimated useful lives. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows and appropriate discount rates used in computing present values. These judgments may materially impact the estimates used in allocating acquisition date fair values to assets acquired and liabilities assumed, as well as our current and future operating results. Actual results may vary from these estimates which may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to the fair value of assets and liabilities made after the end of the measurement period are recorded within our operating results.
Revenue
See notes to the consolidated financial statements, Summary of Significant Accounting Policies — Revenue Recognition, for information regarding our significant accounting policies over revenue recognition.
Many of our on-chain contracts with customers include multiple performance obligations, and we make estimates and judgments to allocate the transaction price to each performance obligation based on an observable or estimated standalone selling price (“SSP”). The SSP is the price, or estimated price, of the service when sold on a standalone basis at contract inception. We consider our evaluation of SSP to be a critical accounting estimate.
An observable price of a good or service sold separately provides the best evidence of SSP. However, in many situations, SSP will not be readily observable, but must still be estimated using reasonably available information. We do not have directly observable standalone selling prices of our on-chain services given the recent launch of this service line, the novel nature of the product, and the fact that the current pricing is highly variable. Therefore we use a variation of an expected cost approach which relies on a historical level of effort metric, along with our judgment, to establish SSP for this revenue stream. As such, the establishment of SSP of our on-chain services directly impacts the amount of revenues recognized for those services, and therefore also impacts the overall timing of revenue recognition.
We review and analyze the SSP we have established for our on-chain services annually, and these SSPs do not change significantly year to year. We also assess whether any new observable data has become known that would provide a more accurate estimate of SSP or whether the current method to estimate SSP continues to be a fair allocation of the transaction price.
In the future, SSP for our on-chain services could be impacted by various factors, including potential changes in our pricing practices, pricing for contract renewals, customer demand for our services, and various market or economic conditions. However, we consider the risk of significant volatility in our established SSP to be small given our internal processes to monitor SSP on an ongoing basis and react to trends that could impact the future SSPs.
Stock-based compensation
We account for share-based awards under the recognition and measurement provisions of Accounting Standards Codification Topic 718, Stock-Based Compensation. In the absence of a public trading market, our management and board of directors considered various objectives and subjective factors to determine the fair value of Old Securitize’s common stock as of each grant date, including the value determined by a third party valuation firm. These factors included, among other things, the following:
•our actual operating and financial performance and estimated trends and prospects for our future performance;
•the weighted average cost of capital;
•the timing and probability of liquidity events;
•consideration of the lack of liquidity of the common stock as a private company;
•our stage of development, business strategy, and the material risks related to our business and industry;
•the valuations of publicly traded companies in the financial services and digital asset sectors, as well as recently completed mergers and acquisitions of peer companies;
•external market conditions affecting the digital assets sector;
•the likelihood of achieving a liquidity event for the holders of our common stock
•the prices, rights, preferences, and privileges of our convertible preferred stock relative to those of our common stock; and
•the prices of our convertible preferred stock and common stock sold to investors in arm’s-length transactions
Our policy is to value our common shares at least annually with significant events potentially requiring additional valuations.
We use the Black-Scholes option pricing model (“Black-Scholes”) to estimate the grant-date fair value of option grants. The Black-Scholes model requires management to make a number of key assumptions, including expected volatility, expected term, risk-free interest rate, and expected dividends. The expected term represents the period of time that the options are expected to be outstanding and is estimated using the midpoint between the requisite service period and the contractual term of the option. The risk-free interest rate is estimated using the rate of return on U.S. Treasury notes with a life that approximates the expected term. Share-based compensation cost is measured at the grant date based on the fair value of the underlying common stock and is recognized as expense over the requisite service period.
The assumptions underlying these valuations represent management’s best estimates, which involve inherent uncertainties and the application of management judgment. As a result, if factors or expected outcomes change and our management uses significantly different assumptions or estimates, our stock-based compensation expense for future periods could be materially different, including as a result of adjustments to share-based compensation expense recorded for prior periods.

Income Taxes
When recognizing the tax benefit, a tax position must be more likely than not to be sustained upon examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.
We utilize the asset and liability method for computing our income tax provision. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss, capital loss, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. Management makes estimates, assumptions, and judgments to determine our provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against deferred tax assets. We assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not more likely than not, we establish a valuation allowance. As of March 31, 2026, December 31, 2025, and December 31, 2024, we maintained a full valuation allowance against our deferred tax assets, as management concluded that it is not more likely than not that these assets will be realized based on current projections of future taxable income. Because a full valuation allowance remains in place, our income tax provision was driven primarily by current U.S. federal and state income taxes, partially offset by the utilization of available net operating loss carryforwards. The provision also included current foreign income taxes and deferred tax expense related primarily to the increase in the indefinite-lived deferred tax liability on goodwill and other net taxable temporary differences. If future operating results improve such that realization of deferred tax assets becomes more likely than not, we may release all or a portion of the valuation allowance, which could result in a material income tax benefit in the period of release.
Valuation of Liability Classified Financial Instruments
We measure certain liability classified financial instruments at fair value at each reporting period presented. These liability classified financial instruments consist of a bifurcated derivative related to our convertible notes, options to purchase preferred stock, SAFEs, and warrants. We believe the estimate of fair value of these financial instruments requires significant judgment. We measured the fair value using both observable and unobservable inputs and this measurement reflects our best estimates of the assumptions a market participant would use to calculate fair value. The significant unobservable inputs used include, but are not limited to:
•timing and probability of liquidity and other events;
•volatility
•discount rate; and
•fair value of the underlying stock.
Changes in fair value are reported in ‘Other income (expense)’ or ‘Selling, general, & administrative’ expense (for changes in the fair value of the warrant liability) in the consolidated statements of operations and comprehensive loss in each reporting period subsequent to the issuance. In the future, depending on the valuation approaches used and the expected timing and weighting of each, the inputs described above, or other inputs, may have a greater or lesser impact on our estimates of fair value.
Impairment of Long-Lived Assets
In accordance with ASC 360, Property, Plant, and Equipment, we assess the recoverability of long-lived assets, which include property and equipment and intangible assets, whenever significant events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. If indicators of impairment exist, projected future undiscounted cash flows associated with the asset group are compared to its carrying amount to determine whether the asset group’s carrying value is recoverable. Any resulting impairment is recorded as a reduction in the carrying value of the related asset in excess of fair value and a charge to operating results. We determined that there were no indicators of impairment for the three months ended March 31, 2026, as well as for the years ended December 31, 2025 and 2024 for our long-lived assets.
Impairment of Goodwill
We assess goodwill for impairment on an annual basis as of October 1, or more frequently when events and circumstances occur indicating that the recorded goodwill may be impaired. Management regularly monitors current business conditions and other factors including, but not limited to, adverse industry or economic trends and lower projections of profitability that may impact future operating results. The process of evaluating the potential impairment of goodwill requires significant judgment. In performing our annual goodwill impairment test, we are permitted to first assess qualitative factors to determine whether it is more likely than not that the fair value of any of our reporting units is less than its carrying amount, including goodwill. In performing the qualitative assessment (“Step 0 test”), management considers certain events and circumstances specific to the reporting unit and the entity as a whole, such as macroeconomic conditions, industry and market considerations, overall financial performance and cost factors when evaluating whether it is more likely than not that the fair value of any of the reporting units is less than its carrying amount. We are also permitted to bypass the qualitative assessment and proceed directly to the quantitative test. If we choose to undertake the qualitative assessment and conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, we would then proceed to the quantitative impairment test (“Step 1 test”). In the quantitative assessment, we compare the fair value of the reporting unit to its carrying amount, which includes goodwill. If the fair value exceeds the carrying value, no impairment loss exists. If the fair value is less than the carrying amount, a goodwill impairment loss is measured and recorded for the difference.
During the year ended December 31, 2025, specifically Q3 2025, we determined there was a triggering event related to our Securitize for Advisors reporting unit, as the total consideration expected from its eventual sale was substantially less than the carrying value of the reporting unit. Therefore, we recorded goodwill impairment of $4,122,926 based on the total consideration expected from the sale of the Securitize for Advisors reporting unit. There were no triggering events identified related to Securitize’s remaining reporting units.
Based on the qualitative evaluation performed as of October 1, 2025, we concluded that it is not more likely than not that the fair value of any reporting unit is less than its carrying amount, with the exception of the Securitize for Advisors reporting unit as described above. Therefore, no quantitative impairment test was deemed necessary for any reporting unit other than Securitize for Advisors. This conclusion reflects our judgment that these reporting units continue to generate stable cash flows, operate in favorable market conditions, and maintain a sufficient cushion between fair value and carrying amount.
Based on the qualitative evaluation performed during the year ended December 31, 2024, we concluded that it is not more likely than not that the fair value of any reporting unit is less than its carrying amount, with the exception of the Securitize for Advisors reporting unit. Therefore, no quantitative impairment test was deemed necessary for any reporting unit other than Securitize for Advisors. This conclusion reflected our judgment that these reporting units continue to generate stable cash flows, operate in favorable market conditions, and maintain a sufficient cushion between fair value and carrying amount. Given that the qualitative assessment of the Securitize for Advisors reporting unit revealed that it is in fact more likely than not that the fair value of this reporting unit is less than its carrying amount due to the declining revenues and cash flows in the reporting unit, Securitize performed a quantitative goodwill impairment analysis. Securitize engaged a third party valuation expert to determine the fair value of the Securitize for Advisors reporting unit based on a discounted cash flow model. This analysis indicated that the fair value of the reporting unit was less than its carrying amount and therefore Securitize recorded an impairment loss on goodwill equal to the difference, or $3,000,000. We determined there were no triggering events identified and therefore no impairment charges related to goodwill recognized during the three months ended March 31, 2026.

Securitize believes the estimates and assumptions used in its impairment evaluations are reasonable and consistent with those that would be applied by market participants; however, actual results may differ materially from those estimates due to changes in economic or business conditions.
Recently Issued Accounting Standards
See the summary of significant accounting policies note to the unaudited condensed consolidated financial statements of Securitize Corp. and Subsidiaries included elsewhere in this prospectus for recently issued and adopted accounting standards and recently issued accounting standards not yet adopted as of March 31, 2026.

BUSINESS
Overview
Our Business
Our mission is to bring the next generation of finance on-chain and tokenize the world.
Traditional capital markets rely on a patchwork of siloed, legacy ledger systems that were built decades ago — long before the internet era and certainly before real-time digital interoperability was even imaginable. Each participant in the value chain — from issuers and transfer agents to custodians, clearinghouses, and brokers — maintains its own internal database to record ownership and transactions. These ledgers are not synchronized in real time, which means reconciling positions, verifying settlement, or transferring ownership often requires multiple intermediaries, manual processes, and days of delay. This fragmentation creates inefficiencies, counterparty risk, and significant operational costs that have become deeply ingrained in how securities markets function.
Because every institution operates its own closed system, data about asset ownership and transaction history is effectively trapped within organizational boundaries. As a result, market participants must rely on third-party trust layers — such as clearing and settlement networks — to ensure consistency and finality. This lack of a shared, authoritative source of truth leads to mismatches, settlement fails, and reconciliation errors. It also limits transparency for investors and regulators, restricts market access for smaller participants, and makes it extremely difficult to innovate or integrate new financial products and services.
Blockchain technology and tokenization address these problems by introducing a shared, programmable ledger where all participants can access the same canonical record of ownership in real time. Instead of fragmented databases, blockchain provides a unified infrastructure for asset issuance, trading, and settlement — where tokens represent the digital equivalent of traditional securities. Smart contracts can automate compliance, corporate actions, and settlement, drastically reducing operational overhead and human error. Because every transaction is recorded immutably and transparently, blockchain eliminates the need for redundant reconciliation, accelerates settlement from days to near instant finality, and opens the door to 24/7 global market access.
In essence, tokenization transforms capital markets from a series of disconnected silos into a single interoperable network — where assets, investors, and service providers can interact directly under a common data standard. The result is a more efficient, transparent, and inclusive financial system that mirrors the digital-native infrastructure powering other modern industries.
In 2017, Carlos Domingo, Jamie Finn and Shay Finkelstein envisioned using blockchain technology and tokenization to address this problem. Recognizing that the technology didn’t exist, they built Securitize.
Securitize was the first digital securities issuance platform that came to market in January 2018. Securitize directly tackles the fragmentation and inefficiency of traditional capital markets by replacing those legacy, siloed ledgers with a unified digital infrastructure built on blockchain. Securitize is a regulated transfer agent and digital asset platform that issues, manages, and records securities natively on-chain — meaning that instead of relying on disconnected systems across brokers, custodians, and clearinghouses, every transaction and ownership record is maintained on a single, verifiable ledger accessible in real time.
Over time, we have become much more aware of the need for our customers to adopt this emerging technology, we had to provide a “whole solution” to move from early adopters to the mainstream market, consistent with the thesis set forth in the breakthrough as described in the breakthrough innovation book by Geoffrey A. Moore “Crossing the Chasm: Marketing and Selling High-Tech Products to Mainstream Customers” in 1991. In November 2020, we created Securitize Markets, a FINRA- and SEC-registered broker-dealer and Alternative Trading System (ATS), and in May 2021, we recognized the need to manage tokenized investment vehicles on behalf of our customers and created Securitize Capital, an exempt investment advisor, with plans to register with the SEC in 2026. And more recently, in late 2024, we created Securitize Fund Services to be able to offer fund administration services to our customers and control how we bridge the 24/7 nature of tokenized funds, compared to the underlying analog contents of those funds.
Today, Securitize has built the most comprehensive and trusted infrastructure for tokenizing financial assets on-chain. Securitize operates a fully regulated, end-to-end platform for the issuance, trading and servicing of tokenized securities. As the only vertically integrated tokenization provider with SEC-registered entities across a transfer agent, broker-dealer, alternative trading system (ATS), investor advisor and fund administration, Securitize uniquely enables a complete lifecycle for tokenized assets. These registrations enable Securitize to legally issue, manage, and trade digital securities in the United States under the same framework that governs traditional equities and bonds, while leveraging the efficiency and transparency of blockchain technology.
Securitize’s heritage is deeply rooted in the U.S. financial system, where it has built its reputation as one of the few blockchain-native companies fully integrated into the regulated capital markets framework. Founded in the United States, Securitize chose from the outset to operate within existing U.S. securities laws rather than around them — positioning itself as a bridge between traditional finance and the emerging digital asset ecosystem. This U.S. base has shaped its culture, governance, and credibility, aligning Securitize with the world’s most mature and transparent capital market infrastructure. Unlike many blockchain companies that launched offshore to avoid regulatory scrutiny, Securitize took the opposite approach: we embraced compliance and regulation as a competitive advantage, operating from the United States — the most trusted and largest financial market on the planet.
As of December 31, 2025, Securitize had more than $3.1 billion in tokenized assets under management, through partnerships with leading asset managers, including Apollo, BlackRock, BNY, Hamilton Lane, KKR, and VanEck. The firm’s launch of KKR’s Health Care Strategic Growth Fund II in 2022 marked the first time a major global investment manager tokenized a fund on-chain, while BlackRock’s BUIDL, tokenized by Securitize in 2024, became one of the fastest growing tokenized treasury funds. Beyond institutional funds, Securitize has also pioneered the tokenization of equities, beginning with Exodus, the first U.S.-registered company to tokenize its common stock, and more recently, FG Nexus, a new framework for tokenizing stocks for publicly listed companies. Securitize is also planning to tokenize the equity of Securitize.
We have grown to a significant scale since our founding and increased our tokenized assets’ AUM from an approximate average of $200 million in the first half of 2023 to an approximate average of $3.9 billion in the second half of 2025, a compound annual growth rate of approximately 173%. Our aggregated transaction volume per half year increased significantly as well, from less than $50 million in H1 2023 to approximately $13.3 billion as of H2 2025, where such volume is calculated by reference to aggregate volume of investments, redemptions, dividends and cross chain movements of assets issued by our platform. Our aggregated transaction volume was $1.9 billion in the first quarter of 2026.
We now have an end-to-end platform servicing a diverse mix of asset classes, including approximately $1.7bn (as of December 2025) in BlackRock’s private fund, BUIDL, one of the fastest growing tokenized treasury funds; approximately $443mm in Exodus’s Class A and Class B common stock, the natively tokenized stock of a publicly traded company; approximately $209mm in Blockchain Capital’s venture capital fund, the largest tokenized institutional fund; and approximately $133mm in Apollo’s Diversified Credit Fund (ACRED), the largest tokenized private credit fund. According to RWA.XYZ as of December 2025, an industry website tracking the on-chain data of tokenization platforms of Real World Assets (RWA) platforms, Securitize has a market share of 19%, which places Securitize as the overall leader in the space. Not only that, but we also have significant market share in the categories we participate in, with 20.5% market share in tokenized treasuries, 14% of institutional funds, and 19.5% of tokenized stocks.
Securitize’s revenue model is built around two main verticals, Tokenization and Asset Servicing, each containing multiple complementary revenue streams.
The Tokenization vertical consists of on-chain infrastructure and tokenization & distribution. For on-chain infrastructure, Securitize integrates with blockchain protocols to record ownerships, transactions, and compliance data for tokenized assets. Securitize earns a one-time integration fee when onboarding a new issuer or fund, plus a recurring maintenance fee over the life of the contract for continued infrastructure support. Under tokenization & distribution, Securitize facilitates the issuance, trading and distribution of digital assets. The revenue model is mostly transaction-based and is calculated as managed assets under management (AUM) multiplied by the average revenue per user (ARPU).
The Asset Servicing vertical revolves around post-issuance transfer agent services and fund management services. As an SEC-registered transfer agent, Securitize provides a comprehensive suite of securities services including real-time approval, record-keeping, distributions, dividend issuances, compliance solutions, etc. This generates SaaS-based recurring revenue and a tokenization fee per issuer. Securitize also offers full administrative support to funds, including NAV calculations, reporting compliance, and integration with on-chain processes, all in one platform. Each fund is charged an annual fee, creating a recurring, AUM-based revenue stream.
We believe that our current revenue model has been successful, and our total revenue is largely generated from recurring/contracted fees earned from tokenization and asset servicing. For the year ended December 31, 2025, our total revenue was approximately $62.2 million, with net income (loss) of approximately $(48.5) million and Adjusted EBITDA of approximately $3.4 million. For the year ended December 31, 2024, our total revenue was approximately $18.6 million, with net income (loss) of approximately $(24.3) million and Adjusted EBITDA of approximately $(11.8) million.
Tokenization Overview
Tokenization transforms the traditional value chain by digitizing real-world-assets (“RWAs”) on blockchains, streamlining issuance and trading while unlocking greater efficiency, transparency and accessibility. While you can tokenize many asset classes, from dollars (referred to as stablecoins), commodities like gold, we focus only on the tokenization of securities like funds, stocks, bonds or securitized assets. We believe tokenization is the next evolution in capital markets. Just as Nasdaq and DTC digitized the paper-based stock market, Tradeweb and E*TRADE ushered in the era of electronic trading, and Coinbase and Robinhood made digital asset trading mainstream, tokenization now promises to reshape how ownership, settlement, and value of securities move across the financial system — just as Tether (USDT) and Circle (USDC) did for dollars with stablecoins.
Blockchain-based tokenized securities provide a better way to access and manage capital:
•Accessibility — The digitization and automation process provided by tokenization allows for efficient fractional ownership, drives liquidity for issuers and investors, and lowers barriers for investors to participate in asset classes once limited to institutional investors, given the embedded costs of serving a large number of investors simultaneously. Tokenization allows for reduced minimum investment sizes that broaden the investor participation and increase the global reach, given digital tokens can be distributed to investors globally online, expanding the investor base beyond traditional geographic and institutional limitations while complying with applicable regulations.
•Liquidity — Unlike traditional markets that are restricted by trading hours, tokenized assets can be issued, transferred, or traded 24/7/365 either P2P or across approved regulated venues. Blockchain-based settlement between tokenized securities and tokenized dollars (stablecoins) reduces transaction friction and enables near-instant transfer of ownership, improving capital efficiency when necessary. Tokenized securities are also easier to utilize as collateral, enabling more efficient borrowing and leveraging DeFi lending pools that are adapted to regulated assets, which represents another form of liquidity.
•Operational efficiencies — Tasks such as cap table management, dividend distributions, and compliance checks are automated via smart contracts, reducing manual errors and operational overhead.
•Transparency — All transactions and ownership records are verifiable on-chain, providing a single source of truth and more direct and real time ownership updates to investors. Tokenization simplifies audits and enforces transfer restrictions inherent in securities regulations through smart contracts, AML/KYC verification, and other compliance workflows.
•Fewer economic tolls — Built-in global regulatory compliance coded into the token and protocol levels reduces the economic toll. The removal of manual processing reduces legal, administrative, and brokerage fees. The instant settlement also reduces the need for multi-day clearing and associated costs.
•No intermediaries — Issuers can connect directly with investors, bypassing intermediaries, eliminating friction and facilitating faster settlement. This enables more efficient fundraising and distribution cycle.
There are also risks associated with the tokenization of securities:
•Constrained Liquidity and Market Development Risk — Tokenized securities may trade in nascent or limited secondary markets, including alternative trading systems (“ATSs”), and there can be no assurance that active or liquid markets will develop or be sustained. Limited market participation, regulatory constraints, or technological limitations may result in reduced liquidity, limited price discovery, or wider bid-ask spreads compared to traditional securities markets.
•Technological and Operational Risks — The tokenization of securities relies on blockchain networks, smart contracts, and related infrastructure that are subject to operational failures, coding errors, network congestion, outages, or obsolescence. Any malfunction, disruption, or vulnerability in these systems could impair the issuance, transfer, or settlement of tokenized securities and adversely affect investors and issuers.
•Cybersecurity and Fraud Risks — Tokenized securities and the blockchain networks on which they operate may be subject to cybersecurity incidents, including hacking, unauthorized access, denial-of-service attacks, or other malicious activity. Such incidents could result in loss of assets, compromised data integrity, transaction reversals, or reputational harm, and may expose participants to fraud or illicit activity.
•Redemption, Valuation, and Volatility Risks — To the extent tokenized securities cannot be redeemed for, or directly exchanged with, the underlying traditional security, holders may be exposed to additional valuation and volatility risks. The market price of a tokenized security may deviate from the value of the underlying asset due to liquidity constraints, market sentiment, technological factors, or limited transparency, and may be difficult to value accurately.
•Blockchain Network and Transaction Risks — Transaction fees, network congestion, protocol changes, or failures in smart contract execution could delay or prevent transfers of tokenized securities, impair settlement finality, or increase transaction costs. Any such issues could adversely affect the usability and adoption of tokenized securities.
•Regulatory and Market Infrastructure Uncertainty — The regulatory framework and market infrastructure applicable to tokenized securities continue to evolve. Changes in regulatory interpretation, compliance requirements, or market standards could limit participation, restrict transferability, or require modifications to tokenization structures, which could negatively affect liquidity, valuation, or investor demand.
Traditional Value Chain vs. Tokenized Value Chain
The Tokenized Value Chain transforms traditional finance by making assets more accessible, liquid, transparent, and efficient, while reducing economic frictions and removing unnecessary intermediaries — creating a more open, cost-effective, and frictionless financial ecosystem for issuers and investors.

Securitize’s Role
As part of our Asset Servicing offering, we act as the official SEC-registered transfer agent for the majority of our customers. We use distributed ledger technology in the form of a public blockchain as the master securityholder file to provide recordkeeping, accounting, reporting, examination and other services. We store certain investor information on the blockchain, including wallet addresses, asset balances, number of shares or units held, date of purchase, transaction IDs, and other non-personally identifiable information about the investor, such as KYC or AML status and investor type (e.g., retail, accredited, qualified). In our off-chain proprietary system, we store any personally identifiable information, such as investor names, addresses, tax identifiers, and social security numbers. Each change in the balance of an investor wallet is controlled by a set of smart contracts that enforce specific compliance rules related to the relevant security, which guarantees that each transaction is legal and accurate. The master securityholder file is automatically updated to reflect such changes. We do not tokenize securities without the issuer’s explicit permission and cooperation.
Our Market Opportunity
We believe that the financial services system is built on and relies on antiquated technology. While we are still in the early stages of adoption for tokenizing RWAs, we have seen explosive growth in RWA’s tokenization market capitalization in recent years, which has even outpaced that of overall crypto and stablecoins. Despite this significant growth, it still represents only a small fraction of the value of the global bond, equities, treasuries, alternative asset, real estate, and private credit markets.

[1]RWA Tokenization Market Cap Has Outpaced That of Overall Crypto and Stablecoins
Stablecoin Market Cap
RWA Growth (in %)
Crypto Growth (in %)
Stablecoin Growth (in %)
($ in billions)
$350
$300
$250
$200
$150
$100
$50
$0
2022
2023
2024
2025
2026
820%
107%
26%

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1The data was compiled from RWA.xyz, CoinGecko, DefiLlama, and CoinMarketCap on April 10, 2026. Note that the RWA figures exclude stablecoins to isolate pure tokenization growth, consistent with the original chart’s methodology.
The worldwide development of tokenized assets is progressing at varying rates, influenced by regional disparities in how they are adopted, regulated, and utilized. We believe the market is now poised for accelerated adoption and the inefficient traditional capital markets are ripe for tokenization.
The United States is accelerating the adoption of tokenized funds, treasuries, and collateral, thanks to recent strides towards clearer regulations. Meanwhile, Europe is advancing under the DLT Pilot regime framework, which establishes a foundation for consistent adoption throughout the region. Switzerland continues to lead, possessing one of the earliest and most extensive legal frameworks for tokenized securities and distributed ledger technology (DLT)

infrastructure. In the Middle East, tokenization initiatives are primarily focused on real estate and private credit, supported by coherent policies and governmental backing. Across the Asia-Pacific region, key jurisdictions like Japan, Singapore, and Hong Kong are piloting tokenized funds, bonds, and structured products through regulatory sandboxes and industry collaborations. Latin America, with Brazil at the forefront, is expanding its use of tokenized assets through fintech platforms and USD-denominated tokenized offerings. In Africa, adoption is growing, particularly in remittances and instruments designed to resist inflation, bolstered by mobile-first infrastructure and stablecoin systems.
We believe Securitize will be uniquely positioned to capitalize on the global regulatory tailwind to participate in this $19 trillion total addressable market (“TAM”) for tokenization of RWAs and ready to unlock features and utilities not possible on traditional rails. With an increase in adoption and emerging use cases, we believe that the TAM for tokenization could expand even more over the coming decades. These market opportunities represent immense untapped potential for Securitize’s growth.
Estimated Growth in Tokenization Through 2033:2
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2Source: BCG Global Asset Management Report (May 2023).
Regulatory landscape
As described in previous sections, the process of tokenization involves using a different ledger technology (a blockchain) to represent the ownership of securities. Therefore, as SEC commissioners and SEC staff have stated publicly on many occasions, tokenized securities are still securities and, absent legislation from Congress, revisions to the SEC’s current regulations or new SEC guidance, subject to the same federal securities laws as traditional securities. As such, since our inception, we have assumed that all our activities are subject to federal securities regulations and all our licenses are registered with the SEC in the U.S. or with the European Securities and Markets Authority, or other relevant National Competent Authorities (“NCAs”) in the European Union countries where we hold licenses. At Securitize, we have adopted a “regulation-first” philosophy that underpins all our activities and the usage of technology which led us to build a robust and comprehensive compliance infrastructure.
Given the emergence of tokenized securities (i.e., securities represented, issued, transferred or recorded via distributed-ledger technology (DLT)/blockchain), the SEC staff issued a set of FAQs on May 15, 2025 that were intended to clarify how the transfer-agent rules apply in the digital asset context. The main takeaways are:
•The registration “facts and circumstances” test applies. The FAQs emphasize that whether a person must register as a transfer agent depends on what functions the person is performing (i.e., the enumerated

“transfer agent activities”) and what securities those functions relate to (i.e., registered under Section 12 of the Exchange Act).
•Use of public blockchains is allowed: The FAQs explicitly say that a registered transfer agent may use distributed ledger technology as its official “Master Securityholder File” (MSF), so long as it complies with all applicable federal securities laws (such as recordkeeping and prompt and accurate transfer). The FAQs note the agent may keep personal identifying information off-chain while recording the blockchain transaction details on-chain, provided things remain auditable and accessible.
While the above public clarifications are recent, we have historically operated under those assumptions and therefore the recent FAQ has only provided further regulatory clarity and a positive tailwind for us.
Another important and recent regulatory change has to do with the ability of SEC registered broker dealers to custody tokenized securities. In 2020 the SEC’s Division of Trading and Market introduced the Special Broker Dealer Framework (SPBD) through a “Statement on Custody of Digital Asset Securities by Special Purpose Broker-Dealers.” (the “2020 SPBD”). It was meant as a five-year pilot program (running through 2026) to give the SEC empirical data on how broker-dealers handle digital asset securities (DAS). — i.e., tokenized stocks, bonds, or fund interests issued and traded using blockchain or distributed ledger technology (DLT) or digital assets that were deemed to be securities by the SEC. It was a fairly restrictive license and only two companies in the space received it: one in 2023 and one in 2024. Securitize took the position over those years that specifically for tokenized securities (not digital assets that were deemed securities which have different custody and risk profiles given that they are bearer assets) a separate license should not be required and therefore opted for not applying and not using our broker-dealer license to provide custody services. In May 2025, SEC staff withdrew the 2019 joint statement and posted FAQs clarifying how broker-dealers can handle tokenized securities. In December 2025, the SEC staff issued a statement specifying the circumstances under which the SEC staff would not object to a broker-dealer custodying a crypto asset security on behalf of a client, with such circumstances being significantly less restrictive than those outlined in the 2020 SPBD safe harbor. Since then, Securitize Markets, our registered broker-dealer subsidiary, obtained expanded approval through FINRA’s Continuing Membership Application (CMA) process, which is required for broker-dealers to introduce new business lines or material capabilities. Through this process, Securitize Markets is now the first company to be approved to custody tokenized securities in a regular broker-dealer, enabling it to facilitate atomic swaps and clear and settle transactions between tokenized securities and stablecoins onchain. The approval also permits Securitize Markets to be an underwriter and selling group participant for both initial and secondary tokenized securities offerings. We believe that becoming licensed to provide custodial services through our broker-dealer will open up new use cases and functionality to tokenize securities and help avoid the need for investors to have wallets, which would improve the user experience in buying and selling tokenized securities.
In the European Union, ESMA introduced the so called DLT Pilot Regime that has been live since March 2023. The EU’s DLT Pilot Regime is one of the most advanced regulatory frameworks in the world for tokenized securities and market infrastructure — it is, in essence, a sandbox for regulated firms to issue, trade, and settle financial instruments directly on DLT — i.e., blockchain — while operating under temporary exemptions from existing EU rules. In December 2024, Securitize secured an Investment Firm license to operate with tokenized securities from the Spanish regulator, the CNMV, and early in 2025, the license was successfully passported to 15 other EU countries. We are currently pending the approval of a Trading and Settlement System (TSS) license under the DLT Pilot Regime that will allow us to combine trading and settlement infrastructures on-chain, an activity that was previously required to be separated under MiFID II. This license will allow us to provide real-time DvP (delivery versus payment) on-chain without central clearinghouses. It is expected that the European Commission will propose a Digital Securities Market Infrastructure Regulation (DSMIR) by 2026, making parts of the pilot permanent.
Other jurisdictions where there are relevant regulatory frameworks that we might explore in the future are:
•Switzerland (FINMA): under the DLT Act & ledger-based securities. Swiss law expressly recognizes ledger-based securities;

•Singapore (MAS): Technology-neutral under the SFA. If a token is a “capital markets product,” securities law applies (offers, intermediaries, custody, AML). MAS continues to refine the framework and runs Project Guardian on tokenized finance; and
•United Arab Emirates (ADGM & DIFC) regulations on investment tokens.
Our Platform
The Securitize platform powers the end-to-end relationship between issuers and investors. Securitize offers a comprehensive and fully-regulated stack, including an SEC-registered transfer agent (permits the issuance and management of tokenized securities), an SEC-registered broker-dealer and an alternative trading system (permits asset raising and trading of tokenized securities), as well as a digital assets-focused fund administration business.
Tokenization — Natively integrated with 21 leading and public blockchains, enabling seamless token issuance, transfer and settlement across networks via the integration of a cross-chain interoperability protocol. Native integration with a blockchain means Securitize can issue tokens and smart contracts using the respective blockchain’s native technology and smart contract language, which eliminates the need to wrap or bridge assets from other blockchains. Securitize is natively integrated with the following blockchains: Ethereum, Avalanche, Polygon, Optimism, Arbitrum, XDC, Base, InkChain, ZkSync, Mantle, Hedera, BNB, Linea, Sei, Tron, Aptos, Solana, XRP Ledger, Cronos, Injective, and SUI.
Asset servicing — SEC-registered Transfer Agent focused on providing a comprehensive suite of securities services including real-time approval, record-keeping, distributions, dividend issuances and compliance solutions, etc. Also provides full administrative support to funds, including NAV calculations, reporting compliance, and integration with on-chain processes, all in one platform.
Distribution — SEC-regulated and FINRA member broker-dealer and alternative trading system approved for digital asset securities primary and secondary market trading, which allows for greater transparency, security, and accessibility.
Decentralized finance (“DeFi”) integrations — Directly linked to major DeFi platforms that are adapted to consume RWAs respecting regulations and stablecoin infrastructure, expanding liquidity access and enabling tokenized assets to interact with on-chain finance via trading, lending, collateral management and borrowing.
Our Strengths
Trusted by the World’s Leading Institutions
Securitize is a highly trusted tokenization platform with blue-chip institutional partnerships including Apollo, BlackRock, BNY, Hamilton Lane, KKR, Van Eck and 15,000+ investors across all products. Securitize has tokenized more than $4 billion in assets through partnerships with leading asset managers. BlackRock’s BUIDL, tokenized by Securitize in 2024, became one of the fastest growing tokenized treasury funds.
Positioned to Participate in a Massive TAM of $19 trillion
Institutional capital is increasingly demanding for compliant solutions to gain an early footing in the tokenization market. Securitize’s regulatory stature de-risks the onboarding process for institutions and positions Securitize to capitalize on the global regulatory tailwind to participate in this $19 trillion TAM for the tokenization of RWAs.
Comprehensive platform with End-to-End Vertical Integration
Securitize is the only vertically integrated tokenization platform with a comprehensive platform that streamlines end-to-end relationships between issuers and investors, covering tokenization, asset servicing, and distribution. This vertical integration amplifies our network effect, resulting in approximately 500,000+ registered accounts from investors, some of the highest quality issuers on platform, and the largest tokenized securities volume in the industry.

Fully Regulated Infrastructure Stack
Securitize’s fully-regulated stack includes an SEC-registered transfer agent, broker-dealer, alternative trading systems, and fund administrator. Securitize has also been approved as an investment firm (i.e. registered broker-dealer) in 15 EU countries allowed to deal with tokenized securities and is pending approval for a Trading and Settlement System (TSS) as part of the EU DLT Pilot regime program. The platform fully integrates compliance protocol with automated and decentralized regulatory checks, making Securitize the first end-to-end regulatory infrastructure for tokenized assets.
Deep Ecosystem Integration
Securitize supports eighteen major blockchains, and is connected to leading DeFi protocols that are adapted to RWAs, stablecoin infrastructure, and digital custodians to enable secondary market liquidity. The native integration with leading and public blockchains enables seamless token issuance, transfer, and settlement across networks. Securitize is connected to top tier custodians and oracle providers to ensure institutional-grade asset safeguarding, data integrity and regulatory compliance. Oracle providers, such as RedStone and Chronicle, bring off-chain data into blockchain protocols, which cannot access external information on their own. These providers fetch, verify, and deliver data, such as asset prices, to smart contracts in a format that the blockchain can use. Securitize utilizes oracle providers to provide smart contracts and protocols with NAV information regarding its tokenized assets, with such NAV information provided by the respective fund administrator or transfer agent. Securitize’s platform is directly linked to major DeFi platforms and stablecoin infrastructure, expanding liquidity access and enabling tokenized assets to interact with on-chain finance. This ecosystem is actively supported by institutional brokers and liquidity providers, enhancing market depth, price discovery and secondary market efficiency for digital assets. The breadth of Securitize’s ecosystem integrations makes tokenized securities issued by Securitize more useful and actionable within the crypto ecosystem.
Strong and Accelerating Financial Performance
We have seen increased momentum in our quarterly revenue, resulting in significant topline growth and achieved positive Adjusted EBITDA in each of the first three quarters of 2025 (with negative Adjusted EBITDA in the fourth quarter of 2025). The partnerships with blue-chip institutions have fueled our growth. With our strong tokenized money market and fixed income funds pipeline and broader roll-out of tokenization of public equities, we expect significant growth from our tokenization vertical of the business. On the asset servicing vertical, the expanding contractual agreements with asset managers and investors and integrations with BUIDL, ACRED, as well as acquisition of MG Stover in Q2 2025 that has positioned Securitize as the largest U.S. based digital asset fund administrator and will continue to drive our top-line growth.
Founder-led and Mission Driven
Carlos Domingo is a leading figure in the tokenization space and a serial entrepreneur with 25+ years of experience in innovation and digital transformation. He previously served as the CEO of Telefónica R&D and CEO of New Business and Innovation at Telefónica Digital. He leads a seasoned Securitize management team with tenured experts across TradFi, technology and digital assets.
Our Growth Strategies
Our strategy focuses on efficient growth within the crypto ecosystem while preparing for expansion in TradFi markets.
Near-term focus (within three years) — Penetrate the $2.4 trillion crypto market
Our revenue growth is highly correlated with our ability to grow the size of the tokenized assets issued and managed by our platform, what the industry typically refers to as Assets Under Management (AUM). We are committed to driving our AUM growth through several strategic initiatives. Firstly, we plan to significantly grow both our direct and indirect distribution channels. This will add more partnerships to our ecosystem. Concurrently, we intend to launch new funds, leveraging collaborations with both our existing and new asset managers. To further enhance our offerings, we will focus on adding more utility to tokenized securities with further integrations within the Decentralized Finance (DeFi) ecosystem where tokenized securities are accepted complying with regulations, thereby fueling their broader usage and adoption. We will seek to offer tokenized public securities to our clients as well to further diversify our product offerings.
In addition to these core growth drivers, we will strategically expand into adjacent activities designed to better monetize our AUM. This expansion encompasses providing comprehensive fund administration services, and facilitating trading, lending, and borrowing activities through robust DeFi integrations while complying with regulations. We also aim to generate substantial transaction-based revenues from stablecoin conversions, various dealer activities, and a dedicated RFQ platform. Furthermore, we will develop and introduce structured products through strategic partnerships and actively launch higher-margin products to enhance overall profitability.
Medium-term growth (within three to five years) — expand into the over $400 trillion TradFi market
Our medium-term strategy focuses on expanding into adjacent activities to better monetize our AUM within the TradFi market. Historically, Tradfi investors have had barriers to adoption of tokenized securities, given the friction of having to install wallets with complex user interfaces, stablecoins that were not regulated until recently, connection to multiple different blockchains to access products or lack of support for tokenized securities by major Tradfi broker-dealers or custodians. We believe that with the current regulatory tailwinds and increased crypto adoption by major platforms outside of crypto native ones, adoption of tokenized securities will follow, opening up a much larger market opportunity. We plan to grow our TradFi user base by trying to integrate with major Tradfi players and working on improving the user interface experience to abstract the complexities of using blockchains, thereby preparing for the multi-trillion dollar opportunity, a goal actively pursued by all asset managers. Our approach involves activating these investors with products that offer more efficient fractional ownership, significantly lower minimum investment thresholds, self-directed management capabilities, and increased liquidity options, all of which are enabled by tokenization.
Our growth strategy for tokenized RWA focuses on three pillars:
First, tokenized treasury funds where we command the leading position with BlackRock’s BUIDL and VanEck’s Vbill and we believe that there continues to be a large opportunity due to the following factors:
•Disparity in the crypto industry between tokenized dollars and treasuries as opposed to TradFi markets where treasuries are ~2x bigger
•Approval of the U.S. GENIUS Act, which includes tokenized treasury funds as approved reserves, and the expected proliferation of stablecoins
•Emerging collateral use case for tokenized securities that can significantly boost AUM when broadly adopted by exchanges and where we started making progress integrating some of our products with some major crypto derivates exchanges
Second, continue expansion of tokenized funds where we already have 20.5%+ market share and 14 products with our current asset manager customers as well as with new products, focusing on yield-generating assets that can seamlessly interact with the crypto ecosystem and complement treasuries (higher yield with moderately higher risk) with additional products such as CLOs (we recently released our first product in this category in partnership with BNY), floating rate products, bonds, private credit, etc. in advanced stage of development and contracting.
Third, expansion into retail products with a specific focus on issuer-led, native tokenization of public equities via integration with retail platforms for indirect distribution and collaboration with existing transfer agents as their tokenization partner
One of the next frontiers of tokenization are public securities such as stocks and ETFs
We believe we are well positioned to capture this tailwind given we have pioneered the native tokenization of equities, beginning with Exodus, the first U.S.-registered company to tokenize its common stock, and more recently, FG Nexus, a new framework for tokenizing stocks for publicly listed companies. We have also announced plans to tokenize Securitize on listing, and furthermore, have signed a Memorandum of Understanding with the New York Stock Exchange (NYSE) in which Securitize is positioned to be the issuance and record-keeping backbone for NYSE’s forthcoming Digital Trading Platform targeting stocks and ETFs.
As part of the collaboration formalized in the Memorandum of Understanding, NYSE plans to partner with Securitize as a premier design partner in the development of a digital transfer agent program intended to support on-chain settlement of tokenized security transactions.
The companies plan to collaborate on developing standards for digital transfer agents and tokenization agents participating in the digital ecosystem, with a focus on establishing regulatory, operational, and technology requirements for institutional-grade tokenized securities infrastructure.
As part of the broader collaboration, Securitize Markets is expected to become one of the broker-dealer participants on the upcoming Digital Trading Platform, supporting the development of market structure for issuer-sponsored tokenized securities.
Our position as a mature transfer agent with tokenization capabilities allows us to work with publicly traded issuers of stocks or ETFs to natively tokenize their shares preserving all the rights and without taking any third-party counterparty risk or creating wrappers that introduce fragmentation and additional risks. We believe that native tokenization will be the superior way to tokenize public stocks and ETFs. We serve as the neutral asset layer for the broader crypto ecosystem and do not directly compete with exchanges and brokers given we serve as the infrastructure to enable these platforms.
Competitive Landscape
Securitize operates in a large and evolving market at the intersection of traditional financial infrastructure and emerging digital-asset markets. The tokenization ecosystem is highly fragmented and continues to evolve as regulatory frameworks mature across major jurisdictions. Within this landscape, we believe we primarily compete with (i) other tokenization service providers, (ii) asset managers with inhouse tokenization capabilities, and (iii) issuers of freely transferable tokens.
Tokenization Service Providers
This category includes firms such as Centrifuge, INX and Superstate, which offer technology platforms that enable the issuance and management of tokenized securities. These companies generally operate under limited or narrower regulatory frameworks and primarily serve third-party issuers seeking to digitize private or alternative assets. Securitize differentiates itself from these firms through its scale, blue-chip partnerships, fully integrated and regulated model, combining a tokenization platform, registered transfer agent, broker-dealer, ATS, and fund administration capabilities, allowing compliant, end-to-end issuance and secondary trading of digital securities across multiple blockchains.
Asset Managers with In-House Tokenization Capabilities
Traditional asset managers such as Franklin Templeton and WisdomTree have developed internal tokenization capabilities to issue blockchain-enabled versions of their proprietary investment products. These firms are not neutral infrastructure providers and generally use tokenization to enhance distribution or efficiency within their own product lines. While these offerings indirectly compete for investor attention, Securitize’s neutral-platform model positions it as a key enabler for a broad range of asset managers seeking to access tokenization without building in-house infrastructure.
Issuers of Freely Transferable Tokens
Certain firms, including Backed and Ondo, issue freely transferable wrapper tokens that represent exposure to off-chain assets. These issuers typically operate outside traditional investor-protection frameworks and may permit tokens to circulate among non-KYC’d wallets. While such structures appeal to certain DeFi participants, they expose investors to additional counterparty, legal, and regulatory risks. In contrast, Securitize’s regulated approach emphasizes compliance with U.S. and EU securities frameworks, providing a trusted environment for both issuers and investors.
Intellectual Property
Securitize maintains and uses trade names, registered and unregistered trademarks, domain names, and logos, which it considers material to its brand identity. Securitize may pursue registration of certain additional marks or content as appropriate, and otherwise protects its intellectual property and proprietary technology through confidentiality procedures and contractual restrictions. See the “Risk Factors” section of this prospectus for further discussion of intellectual property matters.
Government Regulation
We are subject to a wide variety of local, state, federal, and international laws, regulations, licensing schemes, and industry standards in the United States and the EU and in other countries and regions in which we operate. These laws, regulations, and standards govern numerous areas that are important to our business, and include, or might in the future include, those relating to all aspects of the securities industry, financial services, tokens, derivatives, trading in tokenized securities, fraud detection, customer protection, anti-money laundering, sanctions regimes, data privacy, data security, risk management and other technology-related aspects such as decentralized finance integration, protocol partnerships and smart contract usage. The substantial costs and uncertainties related to complying with these laws and regulations continue to increase, and our introduction of new products or services, expansion of our business into new jurisdictions or subindustries, acquisitions of other businesses that operate in similar regulated spaces, or other actions that we may take might subject us to additional laws, regulations, or other government or regulatory scrutiny. For example, we are in the process of investing in and implementing significant modifications and upgrades to our information technology systems and procedures, to better comply with IT and data privacy laws, including replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality, hiring employees with information technology expertise and building new policies, procedures, training programs and monitoring tools. For more information, see the risk factors included in “Risk Factors — Risks Related to Government Regulation and Litigation” and “Risk Factors — Risks Related to Cybersecurity, Data Privacy and our Intellectual Property.”
Human Capital Management
As of December 31, 2025, we and our subsidiaries had approximately 194 full-time employees, of whom 154 are based in the U.S. and 40 are based internationally. None of our employees are covered by a collective bargaining agreement. We have also engaged 67 contractors based internationally and may further engage other third-party contractors and consultants on an as-needed basis.
Our human capital objectives include sourcing, recruiting, retaining, incentivizing and developing our existing and future employees. Our equity incentive plans are designed to attract, retain and motivate selected employees, consultants and directors through the granting of share-based compensation awards to encourage focus and calculated risk-taking. In connection with becoming a public company, we expect to hire additional personnel and to implement procedures and processes to address public company regulatory requirements and customary practices.
Legal Proceedings
From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We are not presently a party to any material legal proceedings. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

MANAGEMENT
Executive Officers and Directors
The following persons serve as Securitize’s executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Executive Officers
Carlos Domingo	54	Chief Executive Officer and Director
Brett Redfearn	61	President and Director
Francisco Flores	47	Chief Financial Officer
Billy Miller	35	Chief Operating Officer

Directors
Carlos Domingo	54	Executive Chairman and Class III Director
Brett Redfearn	61	Class II Director
Tal Elyashiv	63	Class III Director
Rebecca Macieira-Kaufmann	61	Class I Director
Sunil Sabharwal	61	Class I Director
Manuel Sánchez Rodriguez	60	Class II Director
Brad Stephens	50	Class III Director
Executive Officers
Carlos Domingo
Carlos Domingo has been the Chief Executive Officer and Chairman and Director of Old Securitize since inception. Mr. Domingo has over 25 years of experience in innovation, digital transformation, venture capital, crypto-economy and tokenization. In addition to co-founding Securitize in 2017, Mr. Domingo has founded numerous businesses, including SPiCE VC, one of the first tokenized venture capital funds specializing in blockchain and cryptocurrencies, and Sling Ventures, an angel investment fund co-invested by the European Investment Bank. Mr. Domingo served as Senior Executive Officer for New Business and Innovation at Du, a telecommunications company in Dubai, and previously as Senior Executive Officer of Business & Data Intelligence at Etihad Etisalat (Mobily). Mr. Domingo was President and CEO of Telefónica I+D and held various executive roles within Telefónica Digital and served as Vice President of Technology at Celartem Technologies in Japan, and, later, as President and CEO of its Seattle subsidiary, where he integrated strategic acquisitions. Mr. Domingo has served on numerous corporate boards, including Telefónica Digital, Telefónica I+D, Wayra, Tokbox, and Tuenti. Mr. Domingo holds bachelor’s and doctoral degrees in Computer Science from Catalunya Polytechnic University, a master’s degree in Computer Science from Tokyo Institute of Technology, and an executive master’s degree in Business Administration from the Stanford Graduate School of Business.
We believe that Mr. Domingo is qualified to serve as a member of Securitize’s board of directors because of his foundational knowledge of Securitize and extensive experience founding and scaling businesses.
Brett Redfearn
Brett Redfearn has been the President and a Director of Old Securitize since April 2026. Mr. Redfearn has served as Securitize’s Senior Strategic Advisor since October 2021 and chairs Securitize’s Advisory Board. Mr. Redfearn has been the founder and CEO of Panorama Financial Markets Advisory (PFMA), an advisory firm focused on helping innovators navigate strategic, regulatory and operational challenges in the evolving market structures of digital assets and traditional securities, since 2021. Prior to PFMA, Mr. Redfearn was the head of Capital Markets for Coinbase. Prior to that, he led the U.S. Securities and Exchange Commission’s Division of

Trading and Markets between October 2017 and January 2021 and had a 14-year career at J.P. Morgan, where he was, most recently, Global Head of Market Structure for the Corporate and Investment Bank across all asset classes. Mr. Redfearn has served on the boards of Bats Global Markets, BATS Exchange, the National Organization of Investment Professionals, the Chicago Stock Exchange and BIDS Trading and has been serving on the board of National Digital Trust Company since 2025. Mr. Redfearn holds a bachelor’s degree from the Evergreen State College in Washington and a master’s degree in political science from the New School for Social Research in New York.
We believe that Mr. Redfearn is qualified to serve as a member of Securitize’s board of directors because of his extensive work experience with exchanges, broker-dealers, asset managers, financial technology companies and regulators in financial markets.
William Dawson Miller
Billy Miller has served as Chief Operating Officer of Old Securitize since 2022. Mr. Miller is an experienced finance professional with a strong background in stock transfer and corporate services. He previously served as the Head of Transfer Agent at Securitize from February 2022 to October 2025 subsequent to the acquisition of Pacific Stock Transfer Co., a boutique transfer agency catering to both private and publicly traded issuers, where he served as Chief Operating Officer from January 2016 to February 2022. Mr. Miller also serves as a Board member of the Securities Transfer Association, where he advocates for the modernization of the transfer agent industry through the adoption of digital processes leveraging blockchain technology. Mr. Miller holds a bachelor’s degree in Finance from Virginia Tech.
Francisco Flores
Francisco Flores has served as Chief Financial Officer and Director of Finance of Old Securitize since July 2021 and before that had served in various consulting roles from June 2020 to June 2021. Mr. Flores has 19 years of experience in finance, strategy, and innovation, with a proven track record of improving operational efficiency, strengthening financial governance, and leading cross-functional teams. He has extensive expertise in defining and implementing new business models, identifying and realizing efficiencies, and enhancing productivity. Mr. Flores held multiple executive roles at Banistmo, where he led initiatives in innovation, digital transformation, and financial planning and analysis, and at HSBC, where he held senior finance and strategic planning positions across Latin America and Europe, including serving as Chief Financial Officer of HSBC Uruguay and Vice President of Strategy for Latin America. In these roles, he managed capital adequacy and participated in multiple regional M&A transactions. Mr. Flores holds a master’s degree in Business Administration from the University of Texas at Austin, a master’s degree in Economics from the University of Essex, and a Certificate in Business Analytics from Harvard Business School.
Non-Employee Directors
Tal Elyashiv
Tal Elyashiv has been a Director of Old Securitize since 2018 and a member of the Compensation Committee and the Nominating and Governance Committee since July 2026. Mr. Elyashiv has over 30 years of experience as a senior executive at major U.S. financial institutions, a serial entrepreneur, and a venture capital investor. Mr. Elyashiv has been the founder and managing partner of SPiCE VC, one of the earliest venture capital funds specialized in blockchain and cryptocurrencies, since 2016, and a co-founder of Securitize. Prior to his current role, Mr. Elyashiv founded and served as CEO of Navion, Exactor and Yallo Inc. Previously, Mr. Elyashiv was the Senior Managing Director and Head of Technology and Service Delivery at BonDesk Group from 2010 to 2012 and the SVP and Head of Technology at 888 Holdings from 2007 to 2010. Prior to that, he held senior executive roles at Capital One and Bank of America. Mr. Elyashiv currently sits on the boards of Securitize, Spice Venture Capital PTE LTD and Spice Funds Management Limited, and previously served on the boards of 365 Scores and Humavox. Mr. Elyashiv holds a bachelor’s degree in Math and Computer Science from Bar Ilan University and a master’s degree in Business Administration from the University of British Columbia.

We believe that Mr. Elyashiv is qualified to serve as a member of Securitize’s board of directors because of his extensive experience in blockchain and cryptocurrencies.
Rebecca Macieira-Kaufmann
Rebecca Macieira-Kaufmann has been a Director of Securitize and a member of the Audit Committee and the Nominating and Governance Committee since July 2026. Ms. Macieira-Kaufmann is the founder of RMK Group, LLC, founded in 2020 to advise CEOs of startups at all stages of growth. Prior to that, she spent over 20 years in senior leadership positions at Citigroup and Wells Fargo, including as President & CEO of Banamex USA. Ms. Macieira-Kaufmann is the author of FitCEO: Be the Leader of Your Life. Ms. Macieira-Kaufmann has served on the boards of Blockchain Coinvestors Acquisition Corp I., Everest Consolidator Acquisition Corp., Flutterwave and Revolut and has been serving on the boards of Fifth Era Acquisition Corp I and San Francisco Symphony since 2025 and 2011, respectively. Ms. Macieira-Kaufmann holds a bachelor’s degree in Semiotics from Brown University and a master’s degree in Business Administration from Stanford Graduate School of Business.
We believe that Ms. Macieira-Kaufmann is qualified to serve as a member of Securitize’s board of directors because of her financial expertise and experience in the financial services sector.
Sunil Sabharwal
Sunil Sabharwal has been a Director of Old Securitize since 2026 and a member of the Audit Committee since July 2026. Mr. Sabharwal has been operating his own advisory and investment firm, Payments International, since 2006, and serving as an advisor and operating partner to Blackstone’s Growth Equity Fund since 2021. Previously, Mr. Sabharwal served as Chairman of Earthport plc. and Ogone, as well as serving as the United States’ Alternate Executive Director to the International Monetary Fund. Mr. Sabharwal currently serves on numerous corporate boards, including of Finexio, Thunes, and DT One, and previously served on the board of Payscout Inc. until 2022. Mr. Sabharwal holds a bachelor’s degree in Business Administration from the Ohio State University and a master’s degree in Management from London Business School.
We believe that Mr. Sabharwal is qualified to serve as a member of Securitize’s board of directors because of his extensive experience in the financial services and financial technologies sectors.
Manuel Sánchez Rodriguez
Manuel Sánchez Rodriguez has been a Director of Securitize and a member of the Compensation Committee and the Audit Committee since July 2026. Mr. Sánchez is currently an adjunct professor at the Jones Graduate School of Business at Rice University and has been the founder and CEO of Adelante Ventures LLC since 2018. Mr. Sánchez has more than 27 years of experience in the banking industry, working in the U.S., Mexico, France, and Spain, and has served in executive roles in risk management, real estate, correspondent, community, corporate and investment banking. Previously, Mr. Sánchez served as the President and CEO of Compass Bank, Inc., a U.S. subsidiary of Banco Bilbao Vizcaya Argentaria, S.A., from 2008 to 2017. Mr. Sánchez currently sits on the boards of Fannie Mae, Stewart Information Services Corporation and Affirm Holdings, Inc., and has previously served on the boards of Elevate Credit, Inc., BanCoppel S.A. Institución de Banca Múltiple and On Deck Capital, Inc. Mr. Sánchez holds a bachelor’s degree in economics and political science from Yale University and master’s degrees from the London School of Economics and the College of Europe in Bruges, Belgium.
We believe that Mr. Sánchez is qualified to serve as a member of Securitize’s board of directors because of his expertise in international banking and finance.
William Bradford Stephens
Brad Stephens has been a Director of Old Securitize since 2018 and a member of the Compensation Committee and the Nominating and Governance Committee since July 2026. Mr. Stephens has been the Founder and Managing Partner of Blockchain Capital, a leading venture capital fund investing in the blockchain technology sector, since 2013. Prior to Blockchain Capital, Mr. Stephens was Managing Partner of Stephens Investment Management LLC (SIM), which he co-founded in 2002. Prior to co-founding SIM, Mr. Stephens worked as a senior analyst at Fidelity

Ventures and a research analyst in CSFB’s Technology Group, where he specialized in internet security and internet infrastructure software, and co-founded the Internet Research Group at Furman Selz. Mr. Stephens served on the board of Bison Trails prior to its acquisition by Coinbase in 2021 and has been serving on the boards of Securitize and Black Sand Technologies, Inc. since 2023. Mr. Stephens holds a bachelor’s degree in Economics from Duke University.
We believe that Mr. Stephens is qualified to serve as a member of Securitize’s board of directors because of his extensive experience in the finance and blockchain technology sectors.
Family Relationships
There are no family relationships between our board of directors and our executive officers.
Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of seven members. The Securitize Bylaws provide for a classified board of directors divided into three classes serving staggered three-year terms as follows:
•Class I directors are Rebecca Macieira-Kaufmann and Sunil Sabharwal, and they will serve until our annual meeting of shareholders in 2027;
•Class II directors are Brett Redfearn and Manuel Sánchez Rodriguez, and they will serve until our annual meeting of shareholders in 2028; and
•Class III directors are Carlos Domingo, Tal Elyashiv and Brad Stephens, and they will serve until our annual meeting of shareholders in 2029;
At each annual meeting of shareholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of the Securitize Board could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. The Securitize Bylaws provide that the authorized number of directors shall be fixed from time to time solely by resolution adopted by the affirmative vote of a majority of our board of directors.
Director Independence
Our board of directors has undertaken a review of the independence of the directors and has considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that each of Tal Elyashiv, Rebecca Macieira-Kaufmann, Sunil Sabharwal, Manuel Sánchez Rodriguez and Brad Stephens, representing five of the seven members of our board of directors, are independent, as that term is defined under the applicable rules and regulations of the SEC and the NYSE listing rules. Our board of directors has determined that each of Carlos Domingo and Brett Redfearn is not independent under applicable SEC and NYSE listing rules. We plan to comply with the corporate governance requirements of the SEC and the NYSE listing rules.
Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which have the composition and responsibilities described below. From time to time, the board may establish other committees to facilitate the management of our business.
Audit Committee
The members of our audit committee are Rebecca Macieira-Kaufmann, Sunil Sabharwal and Manuel Sánchez Rodriguez. Manuel Sánchez Rodriguez is the chairman of our audit committee. The composition of our audit committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors is expected to determine that Manuel Sánchez Rodriguez is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our audit committee is directly responsible for, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing material related party transactions or those that require disclosure; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
The members of our compensation committee are Tal Elyashiv, Manuel Sánchez Rodriguez and Brad Stephens. Brad Stephens is the chairman of our compensation committee. Each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code, and meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our compensation committee is responsible for, among other things:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•reviewing our overall compensation philosophy.
Nominating and Governance Committee
The members of our nominating and governance committee are Tal Elyashiv, Rebecca Macieira-Kaufmann and Brad Stephens. Tal Elyashiv is the chairman of our nominating and governance committee. Tal Elyashiv, Rebecca Macieira-Kaufmann and Brad Stephens meets the requirements for independence under the current NYSE listing standards. Our nominating and governance committee is responsible for, among other things:
•identifying and recommending candidates for membership on our board of directors;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of our board of directors; and
•assisting our board of directors on corporate governance matters.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
Our board of directors has adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://securitize.io/. The nominating and corporate governance committee of our board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We intend to disclose any amendments to the Code of Conduct, or any waivers of its requirements, on our website.
Compensation Committee Interlocks and Insider Participation
None of our directors who serves as a member of our compensation committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors or compensation committee.
Director Compensation
See “Executive Compensation” for information regarding compensation paid to our directors.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for Securitize’s “named executive officers”. In 2025, Securitize’s “named executive officers” and their positions were as follows:
•Carlos Domingo, our Co-Founder and Chief Executive Officer;
•Francisco Flores, our Chief Financial Officer; and
•Billy Miller, our Chief Operating Officer.
Securitize is an emerging growth company and therefore is subject to reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Summary Compensation Table
The following table sets forth information concerning the compensation paid to our named executive officers during fiscal year 2025.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards ($) (f)(1)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (i)(2)	Total ($) (j)
Carlos Domingo Co-Founder & Chief Executive Officer	2025	473,500	450,000	—	—	17,608	941,108
Francisco Flores Chief Financial Officer	2025	340,000	200,000	133,500	—	6,038	679,538
Billy Miller Chief Operating Officer	2025	275,000	137,500	133,500	—	5,677	551,677
__________________
(1)Amounts in this column reflect the grant date fair value of option awards made during fiscal year 2025, as determined in accordance with FASB ASC Topic 718. For complete valuation assumptions for each of these awards, see Note 12 to the consolidated financial statements of Securitize, Inc. and Subsidiaries included elsewhere in this prospectus.
(2)Amounts in this column reflect employer matching contributions pursuant to the Securitize 401(k) Plan for each named executive officer and, for Mr. Domingo only, costs related to personal use of a Company-provided car.
Narrative Disclosure to the Summary Compensation Table
Elements of Securitize’s Executive Compensation Program
For the year ended December 31, 2025, the compensation for each named executive officer generally consisted of a base salary, a discretionary annual bonus (for the 2025 performance year) and standard employee benefits. Messrs. Flores and Miller also received an award of stock options under the Securitize, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). These elements (and the amounts of compensation and benefits under each element) were selected because Securitize believes they are necessary to help attract and retain executive talent which is fundamental to its success. Below is a more detailed summary of the current executive compensation program as it relates to Securitize’s named executive officers.
Securitize is assessing its executive compensation program in connection with the Business Combination and may implement changes to its executive compensation program to reflect the Business Combination and Securitize’s status as a publicly traded company.
Base Salaries
The named executive officers receive a base salary to compensate them for services rendered to Securitize. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The actual base salaries paid to each named executive officer for 2025 are set forth above in the Summary Compensation Table in the column entitled “Salary.”
Annual Incentive Program
Securitize maintains a discretionary cash bonus program pursuant to which certain of its employees, including the named executive officers, are eligible to receive an annual bonus based on, among other things, the named executive officer’s overall performance and Securitize’s performance. Such bonuses are designed to incentivize the named executive officers with a variable level of compensation. Actual bonus amounts are determined in the discretion of the Securitize Board of Directors.
In fiscal year 2025, Messrs. Domingo, Flores, and Miller were each eligible to earn an annual cash bonus targeted at 50%, 30%, and 30% of their annual base salaries, respectively.
Equity Incentive Plans and Outstanding Awards
The 2018 Equity Incentive Plan.
The board of directors of Old Securitize (the “Old Securitize Board”) adopted 2018 Plan on June 5, 2018. The 2018 Plan is administered by the compensation committee of the Old Securitize Board (the “Old Securitize Compensation Committee”). Under the terms of the 2018 Plan, the Old Securitize Compensation Committee is empowered to grant stock options, stock appreciation rights, restricted stock, restricted stock units and stock bonus awards to any employee of Old Securitize or its affiliates, any director of Old Securitize or its affiliates, any consultant or advisor to Old Securitize or its affiliates, or any prospective employee, director, officer, consultant, or advisory who has accepted an offer of employment or engagement from Old Securitize or its affiliates. There were 960,000 shares of Old Securitize Common Stock remaining available for issuance under the 2018 Plan as of October 27, 2025.
During fiscal year 2025, our board of directors approved a stock option award with a grant date fair value of $133,500 to each of Messrs. Flores and Miller, which awards were granted pursuant to the 2018 Plan. These stock options are scheduled to vest 25% on the first anniversary of the vesting commencement date and will vest in quarterly installments thereafter, subject to each named executive officer’s continued employment through each applicable vesting date.
Securitize Corp. Omnibus Incentive Plan.
Prior to the Closing, Securitize adopted the Securitize Corp. Omnibus Incentive Plan (the “Incentive Plan”). The Incentive Plan is administered by the Securitize Board or the compensation committee of the Securitize Board. Employees, non-employee directors and individual consultants is eligible to be selected by the administrator to receive awards under the Incentive Plan. Awards may comprise stock options, restricted stock units, restricted stock, and other cash- and stock-based awards.
The number of shares of Securitize Common Stock initially reserved for issuance under the Incentive Plan is equal to 8% of the total number of shares of Securitize’s Common Stock outstanding immediately following the Closing, and the Incentive Plan includes an automatic annual increase to such share reserve equal to 5% of Securitize’s outstanding shares as of the end of the fiscal year (or such lower amount approved by the Securitize Board), beginning with the first fiscal year of Securitize following the year in which the Closing occurs and ending with the fiscal year of Securitize that is nine years thereafter.
In the event of certain corporate transactions, the administrator will, as it deems appropriate, adjust any or all of the following so as to ensure no undue enrichment or harm:
•the number and type of shares of common stock (or other securities) which thereafter may be the subject of awards;
•the number and type of shares of common stock (or other securities) subject to outstanding awards (including the identity of the issuer);

•the grant, purchase or hurdle price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and
•the terms and conditions of any outstanding award, including the performance criteria applicable to any performance awards.
The Incentive Plan was effective at Closing and will automatically terminate after the earliest to occur of (i) the 10-year anniversary of the effective date, (ii) the maximum number of shares of Securitize Common Stock available for issuance under the Incentive Plan have been issued, and (iii) the Securitize Board terminates the plan. The Securitize Board may amend, alter, suspend, discontinue or terminate the Incentive Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the shares of Securitize Common Stock are principally quoted or traded or (ii) subject to the terms of the Incentive Plan, the consent of the affected participant, if such action would materially adversely affect the rights of such participant under any outstanding award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Incentive Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any awards.
Securitize intends to file a registration statement on Form S-8 to register the number of shares of Securitize Common Stock reserved for issuance under the Incentive Plan following the Closing Date.
Securitize Corp. Employee Stock Purchase Plan.
Prior to the Closing, Securitize adopted the Securitize Corp. Employee Stock Purchase Plan (the “ESPP”). The ESPP includes both a component intended to qualify under Section 423 of the Code and a non-Section 423 component, which is not intended to qualify under Section 423 of the Code. Unless otherwise determined by the Securitize Board, employees of Securitize and its eligible subsidiaries who are customarily employed for at least 20 hours per week and more than five months in any calendar year is eligible to purchase shares of Securitize Common Stock at a discount through payroll deductions during the designated offering periods. The ESPP is administered by the Securitize Board or the compensation committee of the Securitize Board.
The number of shares of Securitize Common Stock initially reserved for issuance under the ESPP is equal to 2% of the total number of shares of Securitize’s Common Stock outstanding immediately following the Closing.
In the event of certain corporate transactions, the administrator shall, in such manner as it deems appropriate adjust (i) the number and class of shares that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each outstanding option under the ESPP, and the number of shares available for issuance under the ESPP and the maximum number of shares that any participant may purchase during an offering period.
The ESPP was effective at Closing. The ESPP will automatically terminate on the earlier of the 10th anniversary of the effective date or the date that the administrator terminates the ESPP. The administrator may, in its sole discretion, amend, suspend or terminate the ESPP at any time and for any reason. If the ESPP is terminated, the administrator may elect to terminate all outstanding offering periods either immediately or once shares have been purchased on the next purchase date (which may, in the discretion of the administrator, be accelerated) or permit offering periods to expire in accordance with their terms. If any offering period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares will be returned to participants (without interest, except as otherwise required by law) as soon as administratively practicable.
Securitize intends to file a registration statement on Form S-8 to register the number of shares of Securitize Common Stock reserved for issuance under the ESPP following the Closing Date.

Executive Employment Agreements
On January 1, 2020, Old Securitize entered into an employment agreement with Mr. Domingo (the “Domingo Employment Agreement”), which provides for an annual base salary (which is currently $600,000), an annual target bonus (which is currently 50% of his annual base salary), eligibility to participate in certain retirement and health and welfare plans maintained by Old Securitize, reimbursement of business-related expenses, and requires that Mr. Domingo execute Securitize’s form of confidentiality, inventions and non-solicitation agreement.
In addition, the Domingo Employment Agreement provides that Mr. Domingo will be eligible for severance payments and benefits in the event that his employment is terminated by Old Securitize without “cause” or other than due to “non-performance” or he resigns for “good reason” (each, as defined in the Domingo Employment Agreement). These severance payments and benefits are described more fully in the section entitled “— Potential Payments Upon Termination or Change in Control.”
We are not party to employment agreements with any of our other named executive officers. However, our other named executive officers have executed our form of confidentiality, inventions and non-solicitation agreement.
Other Compensation and Benefits
Retirement.
Our named executive officers are eligible to participate in the Securitize 401(k) Plan on the same terms and conditions as our other full-time employees.
Employee Benefits and Perquisites.
All of our full-time employees, including our named executive officers, are eligible to participate in Securitize’s health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability and life insurance.
In addition, Mr. Domingo receives a Company-provided car. We do not offer any other material perquisites to our other named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for our named executive officers as of the end of our fiscal year ended December 31, 2025.

Name (a)	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)(2)	Option Exercise Price ($) (e)(3)	Option Expiration Date (f) Option Expiration Date (f)(2)
Carlos Domingo(1)	302,936	—	—	1.66	2/27/2029
	120,000	—	—	1.68	9/29/2031
	171,918	378,218	—	1.39	8/30/2034
Francisco Flores(4)	10,000	—	—	1.66	7/13/2021
	16,250	3,750	—	1.7	7/18/2032
	6,250	13,750	—	1.39	7/25/2024
	—	50,000	—	2.67	2/5/2035
Billy Miller(5)	30,000	2,000	—	1.7	2/13/2032
	—	50,000	—	2.67	2/5/2035
__________________
(1)Represents options granted to Mr. Domingo on each of 4/5/2021, 10/28/2021 and 8/15/2024. Each grant of options vests 25% on the one-year anniversary of the vesting commencement date and 6.25% on a quarterly basis thereafter, subject to Mr. Domingo’s continued employment through the applicable vesting date.
(2)Amounts in this column reflect the number of shares Old Securitize Common Stock that were subject to each grant of options as of December 31, 2025, and does not reflect the conversion of such options into options to acquire shares of Securitize Common Stock.
(3)Amounts in this column reflect the option exercise price for each grant of options as of December 31, 2025, and does not reflect the conversion of such options into options to acquire shares of Securitize Common Stock.
(4)Represents options granted to Mr. Flores on each of 7/30/2021, 7/19/2022, 7/31/2024 and 2/6/2025. Each grant of options vests 25% on the one-year anniversary of the vesting commencement date and 6.25% on a quarterly basis thereafter, subject to Mr. Flores’ continued employment through the applicable vesting date.
(5)Represents options granted to Mr. Miller on each of 4/29/2022 and 2/6/2025. Each grant of options vests 25% on the one-year anniversary of the vesting commencement date and 6.25% on a quarterly basis thereafter, subject to Mr. Miller’s continued employment through the applicable vesting date.
Potential Payments upon Termination or Change in Control
Pursuant to the Domingo Employment Agreement, in the event that Mr. Domingo’s employment is terminated by Securitize for reasons other than “cause” or “non-performance” or he resigns for “good reason” (each, as defined in the Domingo Employment Agreement), then Mr. Domingo will receive continued payment of his then-current base salary for six months after his separation date, subject to his compliance with any applicable restrictive covenant agreements. In addition, if his employment is terminated by Securitize without cause or he resigns for good reason, then the portion of any equity awards held by Mr. Domingo as of his separation date that would have otherwise vested within the twelve-month period after his separation date had Mr. Domingo remained employed with Securitize will vest as of his separation date.
Our other named executive officers are not eligible for severance payments or benefits in connection with the termination of their employment for any reason.
Compensation of our Directors
Old Securitize’s non-employee directors for fiscal year 2025 were W. Bradford Stephens, Pedro Teixeira, Tal Elyashiv, Chris Bruner and Jon Steel. None of our non-employee directors received any compensation for services they provided in fiscal year 2025 as a non-employee director of Old Securitize.

Securitize anticipates adopting a non-employee director compensation for our non-employee directors.

DESCRIPTION OF SECURITIES
Authorized and Outstanding Stock
The Securitize Charter authorizes the issuance of 300,000,000 shares, consisting of 290,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value.
Common Stock
The Securitize Charter provides the following with respect to the rights, powers, preferences and privileges of the Securitize Common Stock.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Securitize Common Stock possess all voting power for the election of Securitize’s directors and all other matters requiring stockholder action; provided, however, that, except as otherwise required by law, holders of Securitize Common Stock, as such, shall not be entitled to vote on any amendment to the Proposed Charter that relates solely to the terms of one or more outstanding classes or series of Securitize Preferred Stock if the holders of such affected class or series of Securitize Preferred Stock are entitled, either separately or together with the holders of one or more other such affected classes or series of Securitize Preferred Stock, to vote thereon pursuant to the Proposed Charter or pursuant to Delaware Law. Holders of Securitize Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of Securitize Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by Securitize’s board of directors in its discretion out of funds legally available therefor. SPAC has not historically paid any cash dividends on its Class A Ordinary Shares or Class B Ordinary Shares to date and does not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends in the future will be dependent upon Securitize’s revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Securitize Common Stock unless the shares of Securitize Common Stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of Securitize’s voluntary or involuntary liquidation, dissolution or winding-up, the net assets of Securitize will be distributed pro rata to the holders of Securitize Common Stock, subject to the rights of the holders of the preferred stock, if any.
Preemptive or Other Rights
There are no sinking fund provisions applicable to the Securitize Common Stock.
Preferred Stock
The Securitize Charter provides that shares of preferred stock may be issued from time to time in one or more series. Securitize’s board of directors are authorized to fix designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series of preferred stock and any qualifications, limitations and restrictions thereof. Securitize’s board of directors are able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Securitize Common Stock and could have anti-takeover effects. The ability of Securitize’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Securitize or the removal of existing management. SPAC has no preferred stock currently outstanding.

Registration Rights
Securitize, CEPT, the Sponsor and certain of the Old Securitize Stockholders have entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, such stockholders are granted certain registration rights with respect to certain shares of Securitize held by them. See “Securitize Common Stock Eligible for Future Sale — Registration Rights Agreement.” A copy of the Amended and Restated Registration Rights Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Warrant Assumption and Amendment Agreement
On July 1, 2026, Old Securitize entered into the Warrant Assumption and Amendment Agreement with Securitize Corp. and J Digital 6 LLC under which the Old Securitize Warrants issued and outstanding immediately prior to the Effective Time, whether vested or unvested, were assumed by Securitize Corp. and became warrants to purchase shares of Securitize Common Stock at an exercise price of $3.375 per share. The Exchanged Warrants were divided into four tranches, representing 927,916 shares, 927,914 shares, 927,914 shares and 927,914 shares, respectively, of Securitize Common Stock, of which the first tranche has vested. Each tranche vests independently, subject to specific vesting criteria and other conditions as set forth in the Warrant Assumption and Amendment Agreement, and, if vested, is exercisable for a period of 3-years following such vesting. The agreement includes customary anti-dilution protections, transfer restrictions, and provisions for automatic vesting and exercise of certain tranches in connection with qualifying liquidation transactions.
Anti-Takeover Provisions
Securitize Charter and Bylaws
Among other things, the Securitize Charter and Securitize Bylaws:
•permit Securitize’s board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;
•provide that the number of directors of Securitize may be changed only by resolution of Securitize’s board of directors;
•provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of not less than a majority of all of the Securitize’s then-outstanding shares of the capital stock entitled to vote generally at an election of directors;
•provide that all vacancies, subject to the rights of any series of preferred stock, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
•provide that special meetings of Securitize’s stockholders may only be called by the Securitize Board pursuant to a resolution adopted by a majority of the board or by the chairman of the Securitize Board;
•provide that Securitize’s board of directors is divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the board of directors; and
•not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Securitize Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions makes it more difficult for the existing stockholders to replace the Securitize Board as well as for another party to obtain control of Securitize by replacing the Securitize Board. Because the Securitize Board has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Securitize Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of Securitize.
These provisions are intended to enhance the likelihood of continued stability in the composition of the Securitize Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce Securitize’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Securitize’s shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of Securitize Common Stock.
Certain Anti-Takeover Provisions of Delaware Law
Securitize is subject to Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 would not apply if:
•the relevant board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•on or subsequent to the date of the transaction, the initial business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
These provisions may have the effect of delaying, deferring, or preventing changes in control of Securitize.
Exclusive Forum
The Securitize Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (1) any derivative action, suit or proceeding brought on our behalf; (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, stockholders or employees of ours or our stockholders; (3) any action, suit or proceeding asserting a claim against us arising pursuant to any provision of the DGCL, the Securitize Bylaws or the Securitize Charter (as either may be amended from time to time); or (4) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine.

The Securitize Charter provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any such foreign action is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce such actions and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. The Securitize Charter also provides that any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences for our stockholders.
Transfer Agent
The Transfer Agent for the Securitize Common Stock is Continental Stock Transfer & Trust Company.
Listing of Securitize Common Stock
The shares of Securitize Common Stock are listed on NYSE under the symbol “SECZ.”

SHARES ELIGIBLE FOR FUTURE SALE
Upon completion of the Business Combination, Securitize has had Securitize Common Stock authorized and, based on the assumptions set out elsewhere in this prospectus, 163,265,685 shares of Securitize Common Stock issued and outstanding. Immediately upon the Closing, shares of Securitize Common Stock issued in connection with the Business Combination to CEPT Shareholders were freely transferable by persons other than by Securitize’s “affiliates” without restriction or further registration under the Securities Act, except Securitize Common Stock issued to the Sponsor, which are subject to the lock-up described below. Immediately upon the Closing, the remaining shares of Securitize Common Stock held by Old Securitize Stockholders and are subject to the lock-up restrictions described below and may only be resold pursuant to Rule 144. Sales of substantial amounts of Securitize Common Stock in the public market could adversely affect prevailing market price of Securitize Common Stock.
Lock-up Periods and Registration Rights
Certain Old Securitize Equityholders Lock-ups
Contemporaneously with the Closing, the Old Securitize Stockholders entered into Lock-Up Agreements with Securitize, pursuant to which such parties agreed that the shares of Securitize Common Stock received by them in connection with the Transactions (representing approximately 73% of the total issued and outstanding shares of Securitize Common Stock following the Business Combination and the consummation of the PIPE Investment) and any other securities convertible into or exercisable or exchangeable for Securitize Common Stock held by them immediately after the Closing, are locked-up and subject to transfer restrictions subject to certain exceptions. Holders of Securitize Common Stock representing approximately 38.2% of the total outstanding shares of Securititze Common Stock as of July 7, 2026 are subject to a Lock-Up Agreement. Holders of 35.2% of outstanding shares would need to execute Lock-Up Agreements to receive Securitize Common Stock as merger consideration. The Restricted Securities are locked up until the date that is 180 days from the Closing Date, and provides that one-third of the Restricted Securities will be subject to early-release in the event the VWAP of a share of Securitize Common Stock exceeds $15.00, $17.50 and $20.00, in each case for at least 20 out of 30 consecutive trading days commencing 90 days after the Closing. The Lock-Up Agreements include customary exceptions to the transfer restrictions, including transfers to affiliates, family members, charitable organizations, and in connection with certain tax or estate planning transactions, provided that the transferee agrees to be bound by the same restrictions for the remainder of the lock-up period. On July 8, 2026, Securitize and the Sponsor entered into an addendum to the Lock-Up Agreements to clarify that the restrictions do not apply to shares of Securitize Common Stock held by Lock-Up Parties as a result of them purchasing CEPT Class A Ordinary Shares in the open market or in the PIPE financing prior to the Effective Time whereby such shares were exchanged for shares of Securitize Common Stock. The terms of the Lock-Up Agreements otherwise remain unchanged and continue to apply in full force and effect.
Sponsor Lock-up
Pursuant to the Insider Letter, the Sponsor agreed that, subject to limited exceptions, the 580,000 CEPT Class A Ordinary Shares it holds will not be sold or transferred until 30 days after CEPT has completed a business combination and that the 6,000,000 CEPT Founder Shares it holds will not be sold or transferred until the earlier of (a) the one-year anniversary of CEPT’s initial business combination, (b) subsequent to CEPT’s initial business combination, (x) if the last reported sale price of the CEPT Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after CEPT’s initial business combination, and (c) the date on which CEPT completes certain material transactions that result in all of its shareholders having the right to exchange their shares for cash, securities or other property. The Sponsor Support Agreement shortens the lock-up that will apply to the Post-Combination Founder Shares from one year to 180 days, and provides that one-third of the Post-Combination Founder Shares are subject to early-release in the event the VWAP of a share of Securitize Common Stock exceeds $12.50, $15.00 and $17.50, in each case for at least 20 out of 30 consecutive trading days commencing 90 days after consummation of the Business Combination;

PIPE Resale Shelf
Pursuant to the PIPE Subscription Agreements relating, Securitize has agreed that, within 30 calendar days after the consummation of the Business Combination, it will file with the SEC (at Securitize’s sole cost and expense) a registration statement registering the resale of shares of Securitize Common Stock issuable to PIPE Investors in the CEPT Merger (the “Resale Registration Statement”), and Securitize will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, subject to certain conditions.
Registration Rights Agreement
Subject to the lock-up periods described above, certain shareholders are also entitled to registration rights pursuant to the terms of the Registration Rights Agreement. Securitize has agreed to file a registration statement, within 30 calendar days after the consummation of the Business Combination, to register certain registrable securities under the Securities Act. Securitize has also agreed to provide customary demand registration rights and customary “piggy-back” registration rights with respect to any valid demand registration request. The Registration Rights Agreement provides that Securitize will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Securitize Common Stock for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Securitize at the time of, or at any time during the three months preceding, a sale and (ii) Securitize has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Securitize was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Securitize Common Stock for at least six months but who are affiliates of Securitize at the time of, or at any time during the three months preceding, a sale, would be subject to Additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of Securitize Common Stock then outstanding; or
•the average weekly reported trading volume of Securitize Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates of Securitize under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Securitize

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our shares of Securitize Common Stock by:
•each person who is known to be the beneficial owner of more than 5% of Securitize Common Stock;
•each person who is an executive officer or director of Securitize; and
•all executive officers and directors of Securitize as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and RSUs that are currently exercisable or vested, or that will become exercisable or vest within 60 days of July 1, 2026.
The beneficial ownership of Securitize Common Stock is based on 163,265,685 shares of Securitize Common Stock issued and outstanding as of July 1, 2026.
Unless otherwise indicated, Securitize believes that each person named in the table below has sole voting and investment power with respect to all shares of Securitize Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Securitize Common Stock	Percentage of Securitize Common Stock Outstanding
Directors and Officers(1)
Carlos Domingo(2)	9,016,960	5.4%
Francisco Flores	261,081	*
Billy Miller	225,530	*
Brett Redfearn	222,197	*
Tal Elyashiv	—	—
Rebecca Macieria-Kaufmann	—	—
Sunil Sabharwal	—	—
Manuel Sanchez Rodriguez	—	—
Brad Stephens(3)	9,831,423	6.0%
All directors and executive officers of Securitize as a group post-Business Combination (9 individuals)	19,557,191	11.7%
Other 5% Shareholders
Blockchain Capital(4)	9,831,423	6.0%
Hanwha(5)	15,689,509	9.6%
__________________
*Less than one percent.
(1)Unless otherwise noted, the business address of each of the following entities or individuals is c/o 78 SW 7th Street, Suite 500, Miami, FL 33130.
(2)Consists of: (a) 88,878 shares of common stock held by Domingo Dynasty LLC (the “Domingo Trust”), (b) 88,878 shares of common stock held by CD Dynasty LLC (the “CD Trust”), (c) 888,879 shares of common stock held by AD Dynasty LLC (the “AD Trust”), (d) 88,878 shares of common stock held by MD Dynasty LLC (the “MD Trust”) and (e) 88,878 shares of common stock held by OD Dynasty LLC (the “OD Trust” and collectively with the Domingo Trust, CD Trust, AD Trust and MD Trust, the “Trusts”). The investment manager of each of the Trusts is Carlos Domingo and the administrative manager of each of the Trusts is Luis Duran. Carlos Domingo has sole voting power with respect to the securities held by the Trusts.
(3)Consists of shares held by entities affiliated with Blockchain Capital identified in footnote (4) below.
(4)Consists of: (a) 1,613,818 shares of common stock held by Blockchain Capital III Digital Liquid Venture Fund, LP, (b) 6,848,022 shares of common stock held by Blockchain Capital IV, LP and (c) 1,369,583 shares of common stock held by Blockchain Capital Parallel IV, LP (Blockchain Capital III Digital Liquid Venture Fund, LP, Blockchain Capital IV, LP and Blockchain Capital Parallel IV, LP, collectively the “Blockchain Capital Funds”). The general partner of each of the Blockchain Capital Funds is BC III DLVF GP, LLC or Blockchain Capital IV GP, LLC, as applicable (the “Blockchain GP Entities”). The managing member of each Blockchain GP Entity is Blockchain

Capital, LLC. Blockchain Capital, LLC is jointly managed by Brad Stephens and P. Bartlett Stephens, who share voting and dispositive power with respect to the securities held by the Blockchain Capital Funds. Accordingly, Messrs. Stephens may be deemed to have indirect voting and dispositive power over the securities held by the Blockchain Capital Funds. Messrs. Stephens disclaim beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for Blockchain Capital, LLC is 600 Montgomery St, Fl 35, San Francisco, CA, 94111.
(5)Consists of: (a) 9,633,291 shares of common stock held by Hanwha Lifestyle Private Fund 2, (b) 5,056,218 shares of common stock held by H Foundation Pte. Ltd. (“H Foundation “) and (c) 1,000,000 shares of common stock held by Hanwha Investment & Securities Co., Ltd. (“Hanwha Investment & Securities”). Hanwha Asset Management Co., Ltd. (“Hanwha Asset Management”) is the investment manager of Hanwha Lifestyle Private Fund 2 and makes all substantive decisions with respect to the fund. Voting and dispositive decisions regarding such shares are made by Hanwha Asset Management through its applicable internal governance and approval procedures and, as a result, no individual member of Hanwha Asset Management’s board of directors, officer or employee, acting alone, has the ability to exercise voting or dispositive power regarding such shares. The membership of Hanwha Asset Management’s board of directors is subject to change from time to time. Each such individual disclaims beneficial ownership of such shares. The address for Hanwha Asset Management is 50, 63-ro, Yeongdeungpo-gu, Seoul, Republic of Korea, (07345). Voting and dispositive decisions regarding such shares held by H Foundation are made by H Foundation’s board of directors upon a recommendation by management, acting by majority vote and, as a result, no individual member of H Foundation’s board of directors acting alone has the ability to exercise voting or dispositive power regarding such shares. The membership of H Foundation’s board of directors is subject to change from time to time. Each of the members of H Foundation’s board of directors disclaims beneficial ownership of such shares. The address for H Foundation is 111 Somerset Road #06-01H, 111 Somerset Singapore (238164). Voting and dispositive decisions regarding such shares held by Hanwha Investment & Securities are made by Hanwha Investment & Securities’ board of directors upon a recommendation by management, acting by majority vote and, as a result, no individual member of Hanwha Investment & Securities’ board of directors acting alone has the ability to exercise voting or dispositive power regarding such shares. The membership of Hanwha Investment & Securities’ board of directors is subject to change from time to time. Each of the members of Hanwha Investment & Securities’ board of directors disclaims beneficial ownership of such shares. The address for Hanwha Investment & Securities is 56, Yeoui-daero, Yeongdeungpo-gu, Seoul, Republic of Korea (07325).

SELLING STOCKHOLDERS
On July 1, 2026, we consummated the Business Combination.
The Selling Stockholders may offer and sell, from time to time, any or all of the shares of Securitize Common Stock being offered for resale by this prospectus.
The term “Selling Stockholders” includes the Stockholders listed in the table below and their permitted transferees.
The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth, as of the Closing Date, information regarding the beneficial ownership of Securitize Common Stock of each Selling Stockholder and the number of shares of Securitize Common Stock that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering. We have based percentage ownership on 163,265,685 shares of Securitize Common Stock outstanding as of July 1, 2026.
Because each Selling Stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Stockholder upon termination any particular offering or sale. For purposes of the table below, however, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
The table does not include the shares issuable upon exercise of Exchanged Options and Assumed RSUs.

	Beneficial ownership before the offering			Securities being offered			Beneficial ownership after the offering
Name and address of selling stockholder(1)	Number of shares of common stock	% of common stock	Number of earnout shares	Number of shares of common stock	% of common stock	Number of earnout shares	Number of shares of common stock	% of common stock	Number of earnout shares
Entities affiliated with Hanwha(2)	15,689,509	9.6%	656,632	15,689,509	9.6%	656,632	—	—	—
Entities affiliated with Blockchain Capital(3)	9,831,423	6.0%	439,472	9,831,423	6.0%	439,472	—	—	—
Entities affiliated with Borderless Capitall(4)	3,791,495	2.3%	141,254	3,791,495	2.3%	141,254	—	—	—
Entity affiliated with Morgan Stanley(5)	8,159,412	5.0%	364,732	8,159,412	5.0%	364,732	—	—	—
Entity affiliated with BlackRock, Inc. (6)	7,279,327	4.5%	325,392	7,279,327	4.5%	325,392	—	—	—
J DIGITAL 6 LLC(7)	6,697,829	4.1%	299,398	6,697,829	4.1%	299,398	—	—	—
Cantor EP Holdings II, LLC(8)	6,580,000	4.0%	1,800,000	6,580,000	4.0%	1,800,000	—	—	—
Carlos Domingo(9)	5,919,513	3.6%	457,706	5,919,513	3.6%	457,706	—	—	—
James H Finn(10)	5,628,202	3.4%	278,906	5,628,202	3.4%	278,906	—	—	—
Entities affiliated with Fifth Era(11)	4,644,678	2.8%	127,158	4,644,678	2.8%	127,158	—	—	—
Entities affiliated with Global Brain Corporation(12)	4,592,447	2.8%	205,286	4,592,447	2.8%	205,286	—	—	—
Entities affiliated with ParaFi Capital LP(13)	3,063,727	1.9%	76,604	3,063,727	1.9%	76,604	—	—	—
Tradeweb Markets LLC(14)	2,877,392	1.8%	128,620	2,877,392	1.8%	128,620	—	—	—
Mouro Capital I LP(15)	2,829,814	1.7%	126,494	2,829,814	1.7%	126,494	—	—	—
IDCV Multiple-Opportunities SPV K/S(16)	2,669,542	1.6%	47,808	2,669,542	1.6%	47,808	—	—	—
Ripple Labs, Inc. (17)	2,557,348	1.6%	114,314	2,557,348	1.6%	114,314	—	—	—
ASP-BSC Securitize (BVI) Ltd.(18)	2,409,298	1.5%	107,696	2,409,298	1.5%	107,696	—	—	—
2026 Elyashiv Family Trust(19)	2,285,458	1.4%	102,160	2,285,458	1.4%	102,160	—	—	—

Alyeska Master Fund, LP(20)	2,000,000	1.2%	—	2,000,000	1.2%	—	—	—	—
Propel Horizon Holdings Limited(21)	2,000,000	1.2%	—	2,000,000	1.2%	—	—	—	—
MMCAP International Inc. SPC(221)	1,970,000	1.2%	—	1,970,000	1.2%	—	—	—	—
Canaan IX L.P. (23)	1,892,427	1.2%	84,592	1,892,427	1.2%	84,592	—	—	—
Entities affiliated with Spark Capital(24)	1,892,394	1.2%	84,590	1,892,394	1.2%	84,590	—	—	—
Entities affiliated with IDC(25)	1,840,908	1.1%	82,290	1,840,908	1.1%	82,290	—	—	—
Shay Finkelstein(26)	1,688,699	1.0%	75,486	1,688,699	1.0%	75,486	—	—	—
Entities affiliated with Thrive Capital(27)	1,683,445	1.0%	75,250	1,683,445	1.0%	75,250	—	—	—
Brent Belote(28)	1,521,875	*	34,480	1,521,875	*	34,480	—	—	—
HLUS Holdings LLC(29)	1,455,867	*	65,078	1,455,867	*	65,078	—	—	—
Ark Venture Fund(30)	1,296,916	*	57,972	1,296,916	*	57,972	—	—	—
Amihay Ben David	1,143,364	*	51,108	1,143,364	*	51,108	—	—	—
BH Digital Liquid Directional Master Fund I, LP(31)	1,000,000	*	—	1,000,000	*	—	—	—	—
Entities affiliated with Burkehill Global Management, LP(32)	1,000,000	*	—	1,000,000	*	—	—	—	—
NXTP Fund II, LP(33)	919,167	*	41,086	919,167	*	41,086	—	—	—
OKG Ventures Limited(34)	919,167	*	41,086	919,167	*	41,086	—	—	—
Investment Holdings 1857, SL(35)	906,524	*	40,522	906,524	*	40,522	—	—	—
Entities affiliated with Lvna(36)	832,573	*	37,216	832,573	*	37,216	—	—	—
Entities affiliated with Polar Asset Management Partners Inc. (37)	800,000	*	—	800,000	*	—	—	—	—
HBK Master Fund L.P. (38)	500,000	*	—	500,000	*	—	—	—	—
Ghisallo Master Fund LP(39)	200,000	*	—	200,000	*	—	—	—	—
GSR Markets Switzerland GmbH(40)	100,000	*	—	100,000	*	—	—	—	—
Other Selling Stockholders that beneficially own between 600,000 and 799,999 shares of common stock(41)	1,301,212	*	58,164	1,301,212	*	58,164	—	—	—
Other Selling Stockholders that beneficially own between 500,000 and 599,999 shares of common stock(41)	1,587,655	*	48,618	1,587,655	*	48,618	—	—	—
Other Selling Stockholders that beneficially own between 380,000 and 499,999 shares of common stock(41)	1,328,840	*	59,396	1,328,840	*	59,396	—	—	—
Other Selling Stockholders that beneficially own between 300,000 and 379,999 shares of common stock(41)	1,310,745	*	39,212	1,310,745	*	39,212	—	—	—
Other Selling Stockholders that beneficially own between 250,000 and 299,999 shares of common stock(41)	1,578,525	*	24,258	1,578,525	*	24,258	—	—	—
Other Selling Stockholders that beneficially own between 200,000 and 249,999 shares of common stock(41)	1,577,765	*	61,580	1,577,765	*	61,580	—	—	—
Other Selling Stockholders that beneficially own between 130,000 and 199,999 shares of common stock(41)	1,315,889	*	52,596	1,315,889	*	52,596	—	—	—
Other Selling Stockholders that beneficially own between 100,000 and 129,999 shares of common stock(41)	1,590,642	*	58,632	1,590,642	*	58,632	—	—	—
Other Selling Stockholders that beneficially own between 50,000 and 99,999 shares of common stock(41)	1,185,776	*	50,758	1,185,776	*	50,758	—	—	—
Other Selling Stockholders that beneficially own less than 50,000 shares of common stock(41)	949,619	*	65,014	949,619	*	65,014	—	—	—

__________________
*Less than one percent.
(1)Unless otherwise noted, the business address of each of the following entities or individuals is c/o 78 SW 7th Street, Suite 500, Miami, FL 33130.
(2)Consists of: (a) 9,633,291 shares of common stock held by Hanwha Lifestyle Private Fund 2, (b) 5,056,218 shares of common stock held by H Foundation Pte. Ltd. (“H Foundation “) and (c) 1,000,000 shares of common stock held by Hanwha Investment & Securities Co., Ltd. (“Hanwha Investment & Securities”). Hanwha Asset Management Co., Ltd. (“Hanwha Asset Management”) is the investment manager of Hanwha Lifestyle Private Fund 2 and makes all substantive decisions with respect to the fund. Voting and dispositive decisions regarding such shares are made by Hanwha Asset Management through its applicable internal governance and approval procedures and, as a result, no individual member of Hanwha Asset Management’s board of directors, officer or employee, acting alone, has the ability to exercise voting or dispositive power regarding such shares. The membership of Hanwha Asset Management’s board of directors is subject to change from time to time. Each such individual disclaims beneficial ownership of such shares. The address for Hanwha Asset Management is 50, 63-ro, Yeongdeungpo-gu, Seoul, Republic of Korea, (07345). Voting and dispositive decisions regarding such shares held by H Foundation are made by H Foundation’s board of directors upon a recommendation by management, acting by majority vote and, as a result, no individual member of H Foundation’s board of directors acting alone has the ability to exercise voting or dispositive power regarding such shares. The membership of H Foundation’s board of directors is subject to change from time to time. Each of the members of H Foundation’s board of directors disclaims beneficial ownership of such shares. The address for H Foundation is 111 Somerset Road #06-01H, 111 Somerset, Singapore 238164. Hanwha Investment & Securities is an affiliate of a registered broker-dealer. The securities owned by Hanwha Investment & Securities were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, Hanwha Investment & Securities had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Voting and dispositive decisions regarding such shares held by Hanwha Investment & Securities are made by Hanwha Investment & Securities’ board of directors upon a recommendation by management, acting by majority vote and, as a result, no individual member of Hanwha Investment & Securities’ board of directors acting alone has the ability to exercise voting or dispositive power regarding such shares. The membership of Hanwha Investment & Securities’ board of directors is subject to change from time to time. Each of the members of Hanwha Investment & Securities’ board of directors disclaims beneficial ownership of such shares. The address for Hanwha Investment & Securities is 56, Yeoui-daero, Yeongdeungpo-gu, Seoul, Republic of Korea (07325).
(3)Consists of: (a) 1,613,818 shares of common stock held by Blockchain Capital III Digital Liquid Venture Fund, LP, (b) 6,848,022 shares of common stock held by Blockchain Capital IV, LP and (c) 1,369,583 shares of common stock held by Blockchain Capital Parallel IV, LP (Blockchain Capital III Digital Liquid Venture Fund, LP, Blockchain Capital IV, LP and Blockchain Capital Parallel IV, LP, collectively the “Blockchain Capital Funds”). The general partner of each of the Blockchain Capital Funds is BC III DLVF GP, LLC or Blockchain Capital IV GP, LLC, as applicable (the “Blockchain GP Entities”). The managing member of each Blockchain GP Entity is Blockchain Capital, LLC. Blockchain Capital, LLC is jointly managed by Brad Stephens and P. Bartlett Stephens, who share voting and dispositive power with respect to the securities held by the Blockchain Capital Funds. Accordingly, Messrs. Stephens may be deemed to have indirect voting and dispositive power over the securities held by the Blockchain Capital Funds. Messrs. Stephens disclaim beneficial ownership of such securities except to the extent of his pecuniary interest therein. Brad Stephens is a member of the Board of Directors. The address for Blockchain Capital, LLC is 600 Montgomery St, Fl 35, San Francisco, CA, 94111.
(4)Consists of: (a) 631,500 shares of common stock held by Borderless Project Senna I LP, (b) 780,730 shares of common stock held by Borderless ALGO Fund I LP, (c) 16,571 shares of common stock held by Borderless Algo Fund II LP, (d) 91,914 shares of common stock held by 11-11 Growth Fund I LP, (e) 28,810 shares of common stock held by Borderless Cross-Chain Ecosystem Fund LP (collectively, the “Borderless LPs”), (f) 1,930,703 shares of common stock held by Borderless Securitize B LLC and (g) 311,267 shares of common stock held by Borderless Securitize B Plus LLC (together with Borderless Securitize B LLC, the “Borderless LLCs”). Each of the Borderless LPs is a Limited Partnership. Each of the Borderless LPs’ general partner is a limited liability company managed by a group of managers that are people. These managers have the shared power to determine whether the limited partnership votes or disposes of the Shares. The manager of each of the general partners is David Elias Horacio Garcia. Each of the Borderless LLCs is managed by a group of managers that are people. These managers have the shared power to determine whether the limited partnership votes or disposes of the Shares. The manager of each of the general partners is David Elias Horacio Garcia. The address of Borderless Cross-Chain Ecosystem Fund LP, Borderless ALGO Fund I LP and Borderless ALGO Fund II LP is Floor 4, Banco Popular Building Road Town Tortola, VG1110, British Virgin Islands. The address of Borderless Securitize B LLC and Borderless Securitize B Plus LLC is 1209 Orange Street Wilmington, Delaware 19801. The address of Borderless Project Senna I LP is 16192 Coastal Highway Lewes, Delaware 19958. The address of 11-11 Growth Fund I LP is 2598 E Sunrise Blvd #2104, Fort Lauderdale, FL 33304.
(5)Consists of 8,159,412 shares of common stock held by NHTV Sierra Holdings LLC (“Sierra Stockholder”). Sierra Stockholder, through its representative Pedro Teixeira, previously held a seat on the board of directors of Old Securitize. Following the merger, Pedro Teixeira serves as a board observer of Securitize on behalf of Sierra Stockholder. Sierra Stockholder is an affiliate of a registered broker-dealer. The securities owned by Sierra Stockholder were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, Sierra Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The managing member of Sierra Stockholder is North Haven Tactical Value Fund LP (“NHTV”). NHTV’s general partner, MS Tactical Value Fund GP LP (“GP LP”), has been given voting and dispositive power over these shares pursuant to NHTV’s limited partnership agreement. GP LP’s general partner is MS Tactical Value Fund GP Inc. (“GP Inc.”). GP Inc. is a Delaware corporation and voting and dispositive decisions regarding the shares are made by GP Inc.’s board of directors who act by a majority or unanimous vote and, as a result, no individual member of GP Inc.’s board of directors acting alone has the ability to exercise voting or dispositive power regarding such shares. The membership of GP Inc.’s board of directors is subject to change from time to time. Each of the members of GP Inc.’s board of directors disclaims beneficial ownership of such shares. The address for GP Inc. is 1585 Broadway, New York, NY 10036.
(6)The registered holder of the common shares is BLK SMI, LLC. BLK SMI, LLC is an affiliate of a registered broker-dealer. The securities owned by BLK SMI, LLC were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, BLK SMI, LLC had no agreements or understandings, directly or indirectly, with any person to distribute the securities. BlackRock, Inc. is the ultimate parent holding company of BLK SMI, LLC. The membership of BlackRock, Inc.’s board of directors is subject to change from time to time. Each of the members of BlackRock, Inc.’s board of directors disclaims beneficial ownership of such shares. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by funds and accounts under management by subsidiaries of BlackRock, Inc. The address of BLK SMI, LLC is: 50 Hudson Yards, New York, NY 10001.
(7)J Digital 6 LLC (“JD6”) is a Delaware limited liability company. JD6 is an affiliate of registered broker-dealers. The securities beneficially owned by JD6 and included in the table above were purchased for its own account and not on behalf of its registered broker-dealer affiliates. At the time of the purchase of the securities to be resold, JD6 had no agreements or understandings, directly or indirectly, with any person to distribute the securities. JD6 is jointly owned and managed by DYSO TC, LLC (“DYSO”) and PXG, LLC (“PXG”). DYSO and PXG are ultimately controlled by William DiSomma and Paul Gurinas, respectively. As a result, JD6, DYSO, PXG, Mr. DiSomma and Mr. Gurinas may be deemed to beneficially own the shares held by JD6. The address for JD6 is 600 West Chicago Ave., Suite 600, Chicago, IL 60654. The number of shares of common stock reported includes 3,711,658 shares subject to a warrant issued to, and held directly by, JD6, of which 927,916 shares are currently exercisable and the balance of 2,783,742 shares will become exercisable, if at all, upon the satisfaction of certain conditions set forth therein.
(8)Cantor Fitzgerald, L.P. (“Cantor”) is the sole member of the Cantor EP Holdings II, LLC. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor; and Brandon G. Lutnick is the controlling trustee of the trusts owning all of the voting shares of CFGM and the Chairman and Chief Executive Officer of CFGM and Cantor. Each of Cantor, CFGM and Brandon G. Lutnick may be deemed to have beneficial ownership of the CEPT Ordinary Shares held directly by Cantor EP Holdings II, LLC. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The principal business address of Cantor EP Holdings II, LLC is 110 East 59th Street, New York, NY 10022.
(9)Consists of: (a) 4,675,212 shares of common stock held under personal capacity, (b) 88,878 shares of common stock held by Domingo Dynasty LLC (the “Domingo Trust”), (c) 888,879 shares of common stock held by CD Dynasty LLC (the “CD Trust”), (d) 88,878 shares of common stock held by AD Dynasty LLC (the “AD Trust”), (e) 88,878 shares of common stock held by MD Dynasty LLC (the “MD Trust”) and (f) 88,878 shares of common stock held by OD Dynasty LLC (the “OD Trust” and collectively with the Domingo Trust, CD Trust, AD Trust and MD Trust, the “Trusts”). The investment manager of each of the Trusts is Carlos Domingo and the administrative manager of each of the Trusts is Luis Duran. Carlos Domingo has sole voting power with respect to the securities held by the Trusts. Carlos Domingo is the CEO and the executive chairman of the Company.
(10)Consists of: (a) 5,398,411 shares of common stock held under personal capacity and (b) 229,791 shares of common stock held by Tiny Ventures, LLC. Tiny Ventures, LLC is a limited liability company and its board has the power to vote and dispose of Shares. The board includes James H Finn, Brett T Finn and Ashley R Finn. James H Finn was the co-founder of the Company and has served as its president until his resignation in December 2024.
(11)Shares listed as beneficially owned consist of: (a) 1,800,000 shares of common stock held by Fifth Era Coinvestors LLC - Securitize 4; (b) 833,777 shares of common stock held by Fifth Era Coinvestors LLC - Securitize 3, (c) 943,191 shares of common stock held by Fifth Era Coinvestors LLC - Securitize 1, (d) 526,300 shares of common stock held by Fifth Era Coinvestors LLC - DAI I, (e) 433,129 shares of common stock held by Fifth Era Coinvestors LLC - Securitize 2, and (f) 108,281 shares of common stock held by Blockchain Coinvestors Mid Stage Growth Master Fund LP (collectively, the “Fifth Era entities”). The Managing Member of each of the Fifth Era entities are Alison Davis and Matthew Le Merle. Matthew Le Merle is an advisory board member of the Company. The address for each of the Fifth Era entities is 4545 Paradise Drive, Tiburon, CA 94920.
(12)Consists of: (a) 2,021,315 shares of common stock held by GB-VI Growth Fund Investment Limited Partnership, (b) 689,709 shares of common stock held by SFV･GB L.P., (c) 325,301 shares of common stock held by 31 Ventures Global Innovation Fund L.P., (d) 77,764 shares of common stock held by 31 Ventures Global Innovation Fund II L.P., (e) 833,586 shares of common stock held by KDDI Open Innovation Fund III L.P. (collectively, the “Global Brain entities”) and (f) 644,772 shares of common stock held by Global Brain Corporation. Global Brain Corporation is the general partner of each of the Global Brain entities and holds voting and investment control over the securities held by each of the Global Brain entities. Yasuhiko Yurimoto, as the President and CEO of Global Brain Corporation, exercises sole voting and dispositive power over the shares held by Global Brain Corporation and each of the Global Brain entities. The address for Global Brain Corporation is 2-17-1 Shibuya, Shibuya-ku, Tokyo 150-0002 Japan.
(13)Consists of: (a) 1,200,000 shares of common stock held by ParaFi Digital Opportunities LP, (b) 1,134,161 shares of common stock held by ParaFi Private Opportunities LLC - Series L, (c) 579,566 shares of common stock held by ParaFi Venture Fund II LP and (d) 150,000 shares of common stock held by ParaFi Venture Fund III LP (collectively, the “ParaFi Entities”). Within the past three years, the Company listed a tokenized offering of certain of the ParaFi Entities on the Company’s platform in connection with a negotiated transaction between such ParaFi Entities and the Company. ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to each of the ParaFi Entities. Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, holds sole voting and investment power over the shares held by the ParaFi Entities. Accordingly, ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares held by the ParaFi Entities. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for ParaFi Capital is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(14)Tradeweb Markets LLC is an affiliate of a registered broker-dealer. The securities owned by Tradeweb Markets LLC were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, Tradeweb Markets LLC had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Tradeweb Markets LLC is a subsidiary of Tradeweb Markets Inc., a public company with common stock listed on the Nasdaq Global Select Market. The mailing address of Tradeweb Markets LLC is 245 Park Avenue, New York, New York 10167.
(15)Mouro Capital I LP is a Private Fund Limited Partnership (the “Partnership”) registered in England and Wales (registered number LP021083). The Partnership is an affiliate of a registered broker-dealer. The securities owned by the Partnership were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, the Partnership had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The Partnership is a Venture Capital Fund, managed by UK FCA regulated G10 Capital Limited per an Investment Management Agreement between the Partnership and G10 Capital. G10 Capital Management’s Investment Committee has the power to determine whether the Partnership votes or disposes of the Shares. The voting members of the Investment Committee of G10 Capital Management are: Andrew Shrimpton, Investment Director and Vasantha Rajasooriyar, Head of Technical Advisory. The address for Mouro Capital I LP is Eastcastle House, 27-28 Eastcastle Street, London, United Kingdom, W1W 8DH.

(16)Consists of: (a) 1,600,000 shares of common stock obtained through the PIPE Investment and (b) 1,069,542 shares of common stock converted from Old Securitize Common Stock. IDCV Multiple-Opportunities SPV K/S is a special purpose vehicle. The Investment Committee with a two third (2/3) majority must approve each purchase/sale of shares; the Manager executes the transaction on a discretionary basis within that approval; and the Risk Partner must sign to legally bind the Partnership, holding a veto over anything that increases its liability. The address for IDCV Multiple-Opportunities SPV K/S is Havnegade 39 1058 Copenhagen K, Denmark.
(17)Ripple Labs Inc. and the Company have a commercial relationship relating to integration and support of the XRP Ledger on the Company’s platform. Ripple Labs Inc. is an affiliate of a registered broker-dealer. The securities owned by Ripple Labs Inc. were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, Ripple Labs Inc. had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Ripple Labs Inc. has a management team that makes decisions for the day-to-day operations of Ripple, and a board of directors that oversees the management team. Ultimately, as the controlling shareholder of Ripple, Chris Larsen has, in such capacity, voting and dispositive control over shares held by Ripple Labs Inc. Mr. Larsen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Ripple Labs Inc. is 600 Battery St., San Francisco, CA 94111.
(18)ASP-BCI Securitize (BVI) Ltd. is managed by its corporate director, ASP Venture Limited, a wholly owned entity of AlphaSwiss Partners SA. Christian Kranicke and René Morgenthaler serve as managers and authorized signatories of ASP Venture Limited and are concurrently employed by AlphaSwiss Partners SA. By virtue of such authority, each may be deemed to share voting and dispositive power over the shares held by ASP-BCI Securitize (BVI) Ltd. The registered address of each of ASP-BCI Securitize (BVI) Ltd. and ASP Venture Limited is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG 1110, British Virgin Islands. The business address of AlphaSwiss Partners SA is Place du Molard 7, 1204 Geneva, Switzerland.
(19)The trustees of 2026 Elyashiv Family Trust are Ruth Sopher and Joe Kunkel. The address for 2026 Elyashiv Family Trust is 44 Kalanit St. Mevaseret Zion, Israel, 9070644.
(20)Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(21)Propel Horizon Holdings Limited is a corporation and its director has the power to vote and dispose of the shares. The name of the director is Wong Hoi Pong. The address for Propel Horizon Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortoala, British Virgin Islands.
(22)Voting and dispositive decisions regarding shares held by MMCAP International Inc. SPC (“MMCAP”) are made by MM Asset Management Inc, in its capacity as discretionary portfolio manager, acting alone has the ability to exercise voting or dispositive power regarding such shares. Such voting and dispositive decisions are exercised by Matthew MacIsaac as Secretary of MM Asset Management Inc. The address for MMCAP is Mourant Governance Services (Cayman) 94 Solaris Ave Camana Bay Grand Cayman, Cayman Islands KY1-1108.
(23)Canaan Partners IX LLC (“Canaan Partners IX”), is the general partner of Canaan IX L.P. (“Canaan IX”), and may be deemed to have sole voting and investment power over the shares held by Canaan IX. Brenton K. Ahrens, Stephen M. Bloch, Wende S. Hutton, Maha S. Ibrahim, and Deepak Kamra, are the managers of Canaan Partners IX. Voting and investment decisions with respect to the shares held by Canaan IX are made by the managers, collectively. The address for Canaan Partners IX is 855 Oak Grove, Suite 201, Menlo Park, CA 94025.
(24)Consists of: (a) 1,280,900 shares of common stock held by Spark Capital IV, L.P., (b) 592,968 shares of common stock held by Spark Capital Growth Fund, L.P., (c) 12,665 shares of common stock held by Spark Capital Founders’ Fund IV, L.P. and (d) 5,861 shares of common stock held by Spark Capital Growth Founders’ Fund, L.P. Spark Management Partners IV, LLC is the general partner of Spark Capital IV, L.P. and Spark Capital Founders’ Fund IV, L.P. Alex Finkelstein and Santo Politi are the Managing Members of Spark Management Partners IV, LLC and hold voting and dispositive power over the shares held by Spark Capital IV, L.P. and Spark Capital Founders’ Fund IV, L.P. Each of the foregoing people disclaims beneficial ownership of the reported shares. The address for Spark Management Partners IV, LLC is 200 Clarendon Street, 59th Floor, Boston, MA 02116. Spark Growth Management Partners, LLC is the general partner of Spark Capital Growth Fund, L.P. and Spark Capital Growth Founders’ Fund, L.P. Jeremy Philips and Santo Politi are the Managing Members of Spark Growth Management Partners, LLC and hold voting and dispositive power over the shares held by Spark Capital Growth Fund, L.P. and Spark Capital Growth Founders' Fund, L.P. Each of the foregoing persons disclaims beneficial ownership of the reported shares. The address for Spark Growth Management Partners, LLC is 200 Clarendon Street, 59th Floor, Boston, MA 02116.
(25)Consists of: (a) 1,223,698 shares of common stock held by COPENHAGEN VC FUND I K/S and (b) 617,210 shares of common stock held by COPENHAGEN VC FUND II K/S (together, the “Copenhagen Funds”). Each of the Copenhagen Funds is a special purpose vehicle fund. The Investment Committee with a two third (2/3) majority must approve each purchase/sale of shares; the Manager executes the transaction on a discretionary basis within that approval; and the Risk Partner must sign to legally bind the Partnership, holding a veto over anything that increases its liability. The address for each of the Copenhagen Funds is Havnegade 39 1058 Copenhagen K, Denmark.
(26)Shay Finkelstein was one of the co-founders of the Company and was employed as CTO by the Company until late 2020. The address of Shay Finkelstein is 10 Harav Herzog Street, Tel aviv-Yafo, 6291509, Israel.
(27)Consists of: (a) 1,435,772 shares of common stock held by Thrive Capital Partners IV, L.P., (b) 198,315 shares of common stock held by Thrive Capital Partners IV Supplemental, L.P. and (c) 49,358 shares of common stock held by Claremount IV Associates, L.P. (collectively, the “Thrive Capital entities”). Each of the Thrive Capital entities is a limited partnership. Each of their general partner is a limited liability company managed by an individual. The managing member of the general partner is Joshua Kushner, who has decision making power over the general partner and the limited partnership. The address for each of the Thrive Capital entities is 295 Lafayette Street, Floor 7, New York, NY 10012.
(28)Consists of: (a) 771,375 shares of common stock held by Belote Securitize SPV LLC Cayler Capital, (b) 650,500 shares of common stock held by Belote Securitize PIPE LLC and (c) 100,000 shares of common stock held by Quinn Hill Foundation. Brent Belote is the managing member of Belote Securitize SPV LLC Cayler Capital and Belote Securitize PIPE LLC and, in that capacity, holds sole voting and dispositive control over the Registrable Securities held by Belote Securitize PIPE LLC and Belote Securitize SPV LLC Cayler Capital. Mr. Belote disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for each of Belote Securitize PIPE LLC and Belote Securitize SPV LLC Cayler Capital is 574 East Hall Jackson, WY 83001. Quinn Hill Foundation is a private foundation. Brent Belote exercises voting and dispositive power over the registrable securities pursuant to authority delegated by the Board of Directors in his role as the Chief Investment Officer. The address for Quinn Hill Foundation is One Bush Street, Suite 900 San Francisco, CA 94104.
(29)HLUS Holdings LLC is an affiliate of a registered broker-dealer. The securities owned by HLUS Holdings LLC were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, HLUS Holdings LLC had no agreements or understandings, directly or indirectly, with any person to distribute the securities. HLUS Holdings LLC is a limited liability company. Its sole member and manager is a limited liability company having the following officers who have the shared power to determine whether HLUS Holdings LLC votes or disposes of the shares: Erik Hirsch, Co-Chief Executive Officer, Juan Delgado-Moreira, Co-Chief Executive Officer, Jeffrey Armbrister, Chief Financial Officer, Hartley Rogers, Executive Co-Chairman, Mario Giannini, Executive Co-Chairman, Lydia Gavalis, General Counsel & Secretary, Andrea Anigati Kramer, Chief Operating Officer and Drew Carl, Chief Accounting Officer. The address for HLUS Holdings LLC is 110 Washington Street, Suite 1300, Conshohocken, PA 19428.
(30)Ark Venture Fund is a trust and its trustees have the power to vote and dispose of shares. The trustees of Ark Venture Fund are Scott R. Chichester (Independent Trustee), Darlene T. DeRemer (Independent Trustee), Robert G. Zach (Independent Trustee) and Catherine D. Wood (Interested Trustee). Securitize Fund Services, LLC, formerly MG Stover & Co, a wholly owned subsidiary and affiliate of the Company, serves as the fund administrator of certain affiliated funds.
(31)BH Digital Liquid Directional Master Fund I, LP is an affiliate of a registered broker-dealer. The securities owned by BH Digital Liquid Directional Master Fund I, LP were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, BH Digital Liquid Directional Master Fund I, LP had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Brevan Howard General Partner Limited (“BHGPL”) is the general partner of BH Digital Liquid Directional Master Fund I, LP. The directors of BHGPL are: Carol Reynolds, Karla Bodden, Philippe Lespinard, James Vernon, and Risto Silander (collectively the “Controlling Persons”). As directors, the Controlling Persons may be deemed to have shared voting and dispositive power over the shares held by BH Digital Liquid Directional Master Fund I, LP. Each such person disclaims beneficial ownership of the Shares. The address for BHGPL is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.
(32)Consists of shares of common stock held by Burkehill Fund Ltd and Burkehill Master Fund LP. Burkehill Global Management, LP (“Burkehill”) serves as investment manager to Burkehill Fund Ltd, a Cayman Islands exempted company (“Arleigh Fund”) and Burkehill Master Fund LP, a Cayman Islands exempted limited partnership (“Admiral Fund” and, together with the Arleigh Fund, the “Burkehill Funds”). As such, Burkehill has been granted investment discretion over the shares of common stock owned by the Burkehill Funds. Christopher Rich serves as Managing Partner of Burkehill, the Managing Member of Burkehill Global LLC (“Burkehill GP”), the general partner of Burkehill, and the Managing Member of Burkehill Fund GP LLC (“Burkehill Fund GP”), the general partner of the Admiral Fund. Each of Burkehill, Burkehill GP, Burkehill Fund GP and Mr. Rich disclaim beneficial ownership of the shares held by the Burkehill Funds except to the extent of their or its pecuniary interest therein. The address for the Burkehill Funds is c/o Burkehill Global Management, LP, 280 Park Avenue, New York, New York 10017.
(33)NXTP Fund II, LP is a limited partnership. Its ultimate general partner is a limited liability company managed by a group of board that are people. These managers have the shared power to determine whether the limited partnership votes or disposes of the shares. The managers are Marta Miriam Cruz, Alexander Busse, and Darly Bendo. The address for NXTP Fund II, LP is c/o Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.
(34)OKG Ventures Limited was previously known as OK Blockchain Capital Limited. OKG Ventures Limited is a wholly-owned subsidiary of OKC Holdings Corporation, a company incorporated in the Cayman Islands. OKC Holdings Corporation is ultimately controlled by Mr. Xu Mingxing. The address for OKC Holdings Corporation is 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands.
(35)Investment Holdings 1857, S.L. is managed by joint directors. José Ramón Rodiño Miranda, Carlos Manzano Cuesta and María Echávarri Toda, acting as joint directors of Investment Holdings 1857, S.L., jointly exercise voting and investment control over the Registrable Securities in accordance with the company's corporate governance and authorization rules. The address for Investment Holdings 1857, S.L. is Avenida de Cantabria s/n, 28660, Boadilla del Monte (Madrid), Spain.
(36)Consists of: (a) 496,242 shares of common stock held by Lvna Blockchain Fund LP and (b) 336,331 shares of common stock held by Lvna Disruption Fund I LTD. Allan Cassis is the Managing Member of Lvna Capital LLC, the general partner of the Lvna Blockchain Fund LP and the Lvna Disruption Fund I Ltd. He has the sole, exclusive and equal right to manage, control and conduct the affairs of Lvna Capital LLC. In addition, Allan Cassis is a director of Lvna Disruption Fund I Ltd. The address for Lvna Capital LLC is 237 South Dixie Highway, Floor 4, Coral Gables, FL 33133.
(37)Consists of: (a) 500,000 shares of common stock held by Polar Long/Short Master Fund and (b) 300,000 shares of common stock held by Polar Multi-Strategy Master Fund (together, the “Polar Funds”). John Paul Sabourin, Chief Investment Officer of Polar Asset Management Partners Inc., which serves as investment adviser to the Polar Funds, has voting and investment control over the shares held by the Polar Funds. The address for Polar Asset Management Partners Inc. is 16 York Street, Suite 2900, Toronto, Ontario, Canada M5J 0E6.
(38)HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the common stock held by HBK Master Fund L.P. pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. HBK Investments L.P. has delegated discretion to vote and dispose of the common stock to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Matthew A. Leffers and Matthew F. Luth. Each of HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported. The address for HBK Services LLC is 2300 North Field Street, Suite 2200, Dallas, Texas 75201.
(39)Ghisallo Capital Management LLC (“Ghisallo Capital”) is the investment manager of the selling stockholder. Ghisallo Capital and Michael Germino, who indirectly controls Ghisallo Capital, have shared voting and investment power over the shares. The shares held by the selling stockholder may be deemed to be beneficially owned by Ghisallo Capital and Mr. Germino. Notwithstanding the foregoing, Mr. Germino disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The address of the selling stockholder is 190 Elgin Avenue, George Town Grand Cayman, CI KY1-9008.
(40)GSR Markets Switzerland GmbH is an affiliate of a registered broker-dealer. The securities owned by GSR Markets Switzerland GmbH were purchased for its own account and not on behalf of the registered broker-dealer. At the time of the purchase of the securities to be resold, GSR Markets Switzerland GmbH had no agreements or understandings, directly or indirectly, with any person to distribute the securities. GSR Markets Switzerland GmbH is a corporation. Voting and dispositive decisions regarding such shares held by GSR Markets Switzerland GmbH are made by an investment committee of appropriately authorised individuals who form part of the GSR group, on behalf of GSR Markets Switzerland GmbH’s. The membership of GSR Markets Switzerland GmbH’s investment committee is subject to change from time to time. Each of the members of GSR Markets Switzerland GmbH’s investment committee disclaims beneficial ownership of such shares. The address for GSR Markets Switzerland GmbH is c/o Zedra Trust Company (Suisse) SA, Zweigniederlassung Zug, Baarerstrasse 77, 6300 Zug, Switzerland.
(41)Consists of shareholders not otherwise listed in this table who, within the groups indicated, collectively own less than 1% of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment and termination of employment arrangements, discussed in the sections titled “Management after the Business Combination,” “Executive Compensation” and “Director Compensation,” the following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which:
•we or Old Securitize have been or will be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Loan from Securitize to Carlos Domingo
In March 2022, Old Securitize provided funds in the form of a secured recourse promissory note totaling $3,000,000 to Securitize’s co-founder and CEO, Carlos Domingo. The loan bears interest at the daily Secured Overnight Financing Rate plus 100 basis points (5.24%, 6.38% and 5.49% as of September 30, 2025, December 31, 2024 and December 31, 2023, respectively). The loan was originally scheduled to mature on March 17, 2025 but, in 2024, was extended to March 17, 2027. For the nine months ended September 30, 2025 and the years ended December 31, 2024 and 2023, Securitize recognized interest income related to the note receivable in the amounts of $115,937, $178,243 and $215,821, respectively. Carlos Domingo pledged 166,667 shares of our common stock as collateral for the note. As of September 30, 2025, December 31, 2024 and December 31, 2023, the outstanding balance of the note was $3,000,000. This loan was repaid in full as of December 19, 2025.
Loan of Digitized Assets from Securitize
Between December 2024 and February 2025, Old Securitize advanced $1,084,332 to Jamie Finn, former President of Old Securitize, and Tiny Ventures, LLC, a fund associated with Jamie Finn, $152,026 to Brett Finn, Jamie Finn’s brother, $5,000,000 to Brad Stephens Revocable Trust, a trust controlled by Brad Stephens, our director, and $810,734 to Tal Elyashiv, our director, and Old Securitize received tokenized funds as collateral under the terms of a secured Master Loan and Security Agreement. The loans carry a 2.00% annual facilitation fee, which is accrued and deducted from collateral at each net asset value valuation date. The loans are secured by tokenized funds with a required collateral-to-loan ratios of 100% to 167% and are subject to rebalancing and liquidation provisions if collateral coverage falls below defined thresholds. Securitize obtains control over the collateral assets, which it uses to participate in liquid staking activities with the Elixir Network, as specified in the agreement. All such loans were settled, and none are outstanding as of January 28, 2026.
Promissory Note from Securitize to Lucio-Finn Revocable Trust
On August 18, 2024, Old Securitize issued a promissory note to the Lucio-Finn Revocable Trust for a principal amount of 83.51993162 BTC, bearing interest at 2.95% per annum, payable in Bitcoin, and maturing six months from issuance. This note is unsecured and may be prepaid without penalty, with interest and principal due at maturity unless repaid earlier. Both obligations were fully paid with a remaining balance of $0 as of December 31, 2024. Lucio-Finn Revocable Trust is a related party entity due to its association with Jamie Finn, former President of Old Securitize.
Compensation to Brett Redfearn
In October 2021, Old Securitize entered into an advisor agreement with Brett Redfearn for him to serve as Senior Strategic Advisor to Carlos Domingo and Chairman of Old Securitize’s Advisory Board. In years ending 2023, 2024 and 2025, Old Securitize has paid $435,000, $355,000 and $435,000 to Brett Redfearn as compensation for his advisory services. The advisor agreement with Brett was terminated immediately before his appointment to the Securitize board.

Agreements with Stockholders
Old Securitize has entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information and observer rights, voting rights, board designation and rights of first refusal, among other things, with certain holders of our preferred stock, including Blockchain Capital, Hanwha and Morgan Stanley, who are 5%+ holders of our common stock. These stockholder agreements have terminated immediately before the consummation of the Business Combination.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. Our policy also provides that a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving related person transactions. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.
All related person transactions described in this section occurred prior to adoption of the formal, written policy described above, and therefore these transactions were not subject to the approval and review procedures set forth in the policy.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of Securitize Common Stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of Securitize Common Stock.
This discussion is limited to Non-U.S. Holders that hold Securitize Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding Securitize Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers, or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell Securitize Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive Securitize Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Securitize Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding Securitize Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them. U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding Securitize Common Stock or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences to you of owning and disposing of Securitize Common Stock.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary, and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. This summary does not address any aspect of state, local or non-U.S. taxation, any minimum tax consequences, any Medicare contribution tax consequences, the application of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements or any taxes other than U.S. federal income and estate taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SECURITIZE COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Securitize Common Stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for
U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
We have paid no dividends and have no current intention of doing so to holders of Securitize Common Stock in the foreseeable future. However, if we do pay dividends in cash or property on Securitize Common Stock, such dividends will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sales or Other Taxable Dispositions
Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding on any gain realized upon the sale or other taxable disposition of Securitize Common Stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•Securitize Common Stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of Securitize Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our assets used or held for use in a trade or business, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of Securitize Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if Securitize Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of Securitize Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.If you recognize gain on a sale or other disposition of Securitize Common Stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of Securitize Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on Securitize Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on Securitize Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of Securitize Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of Securitize Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, Securitize Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on Securitize Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Securitize Common Stock.

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling shares of Securitize Common Stock or interests in shares of Securitize Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Securitize Common Stock or interests in shares of Securitize Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for their account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The Selling Stockholders also may sell shares of Securitize Common Stock pursuant to Rule 144 under the Securities Act or any other available exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than pursuant to this prospectus.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Securitize Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Securitize Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Securitize Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of Securitize Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Securitize Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of Securitize Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Securitize Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Securitize Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering or sale by the Selling Stockholders.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Securitize Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.
Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.
To the extent required, the shares of Securitize Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the shares of Securitize Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Securitize Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS
Davis Polk & Wardwell LLP has passed upon the validity of the Securitize Common Stock offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements of CEPT as of, and for the years ended December 31, 2025 and 2024 appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in its report thereon, and have been included in this prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Securitize, Inc. as of and for the years ended December 31, 2025 and 2024 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Securitize Holdings, Inc. as of December 31, 2025 and for the period from October 17, 2025 (date of inception) to December 31, 2025, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On August 27, 2025, Securitize, Inc. dismissed Wolf & Company, P.C., (“Wolf ”) as its independent registered public accounting firm, effective with the completion of the audits of the Securitize, Inc. and Subsidiaries’ consolidated financial statements as of and for the year ended December 31, 2024 and 2023. On September 17, 2025, Securitize, Inc. engaged KPMG LLP (“KPMG”) as Wolf ’s replacement. The audit opinion on the consolidated financial statements as of and for the years ended December 31, 2024 and 2025 included in the registration statement is provided by KPMG. The decision to change independent registered public accounting firms was made with the recommendation and approval of the Board of Directors of Securitize, Inc.
Wolf ’s audit reports on Securitize, Inc.’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.
During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the date of the dismissal, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between Securitize, Inc. and Wolf on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Wolf ’s satisfaction, would have caused Wolf to make reference to such disagreements in its audit reports.
During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the date of the dismissal, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses which Securitize, Inc. identified in its internal control over financial reporting: lack of effective segregation of duties and inadequate access controls.
During the fiscal years ended December 31, 2024 and 2023, neither Securitize, Inc. nor anyone acting on behalf of Securitize, Inc. consulted KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Securitize, Inc.’s consolidated financial statements, and no written report or oral advice was provided to Securitize, Inc. by KPMG that KPMG concluded was an important factor considered by Securitize, Inc. in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a) (1)(v) of Regulation S-K.

Securitize, Inc. delivered a copy of this disclosure to Wolf and requested that they furnish Securitize, Inc. a letter addressed to the SEC stating whether they agree with the above statements. In their letter to the SEC dated July 30, 2026, attached as Exhibit 16.1 to the registration statement of which this prospectus forms a part, Wolf states that they agree with the statements above concerning their firm.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the shares of Securitize Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://securitize.io/. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
INDEX TO FINANCIAL STATEMENTS OF CANTOR EQUITY PARTNERS II, INC.	F-1
Condensed Consolidated Balance Sheets as of March 31, 2026 (Unaudited) and December 31, 2025	F-2
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2026 and 2025 (Unaudited)	F-3
Condensed Consolidated Statements of Comprehensive Income (Loss) for the Three Months Ended March 31, 2026 and 2025 (Unaudited)	F-4
Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the Three Months Ended March 31, 2026 and 2025 (Unaudited)	F-5
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2026 and 2025 (Unaudited)	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm	F-26
Consolidated Balance Sheets as of December 31, 2025 and 2024	F-27
Consolidated Statements of Operations for the Years Ended December 31, 2025 and 2024	F-28
Consolidated Statements of Comprehensive Income (Loss) for the Years Ended December 31, 2025 and 2024	F-29
Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the Years Ended December 31, 2025 and 2024	F-30
Consolidated Statements of Cash Flows for the Years Ended December 31, 2025 and 2024	F-31
Notes to Consolidated Financial Statements	F-32

INDEX TO FINANCIAL STATEMENTS OF SECURITIZE, INC. AND SUBSIDIARIES	F-50
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025	F-50
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2026 and 2025	F-52
Unaudited Condensed Consolidated Statements of Changes in Mezzanine Equity and Stockholders’ Deficit for the Three Months Ended March 31, 2026, and 2025	F-53
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2026, and 2025	F-56
Notes to the Unaudited Condensed Consolidated Financial Statements	F-58

Report of Independent Registered Public Accounting Firm	F-81
Consolidated Balance Sheets as of December 31, 2025 and December 31, 2024	F-82
Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2025 and 2024	F-84
Consolidated Statements of Changes in Mezzanine Equity and Stockholders’ Deficit for the Years Ended December 31, 2025 and 2024	F-85
Consolidated Statements of Cash Flows for the Years Ended December 31, 2025 and 2024	F-90
Notes to Consolidated Financial Statements	F-92

INDEX TO FINANCIAL STATEMENTS OF SECURITIZE HOLDINGS, INC.	F-136
Unaudited Statement of Financial Condition as of March 31, 2026	F-137
Unaudited Statement of Changes in Equity	F-138
Notes to Unaudited Financial Statements	F-139

Report of Independent Registered Public Accounting Firm	F-141
Statement of Financial Condition	F-142
Statements of Changes in Equity	F-143
Notes to Financial Statements	F-144

CANTOR EQUITY PARTNERS II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets:
Current Assets:
Cash	$25,000	$25,000
Prepaid expenses	208,750	145,000
Total Current Assets	233,750	170,000
Available-for-sale debt securities held in Trust Account, at fair value (amortized cost $248,730,877 and $246,479,306 as of March 31, 2026 and December 31, 2025, respectively)	248,753,164	246,617,353
Other assets	12,497	48,747
Total Assets	$248,999,411	$246,836,100

Liabilities and Shareholders’ Deficit:
Current Liabilities:
Accrued expenses	$2,545,137	$1,244,876
Note payable – related party	604,841	397,381
Total Current Liabilities	3,149,978	1,642,257
Forward sale securities liability	2,983,500	4,608,560
Total Liabilities	6,133,478	6,250,817

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 24,000,000 shares issued and outstanding at redemption value of $10.51 and $10.43 per share as of March 31, 2026 and December 31, 2025, respectively	252,353,188	250,217,377

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding as of both March 31, 2026 and December 31, 2025	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 580,000 shares issued and outstanding (excluding 24,000,000 shares subject to possible redemption) as of both March 31, 2026 and December 31, 2025	58	58
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,000,000 shares issued and outstanding as of both March 31, 2026 and December 31, 2025	600	600
Additional paid-in capital	—	—
Accumulated deficit	(9,510,200)	(9,770,799)
Accumulated other comprehensive income	22,287	138,047
Total Shareholders’ Deficit	(9,487,255)	(9,632,094)

Total Liabilities, Commitments and Contingencies and Shareholders’ Deficit	$248,999,411	$246,836,100
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,
	2026	2025
General and administrative costs	$1,450,221	$27,148
Administrative expenses – related party	30,000	—
Loss from operations	(1,480,221)	(27,148)
Interest income on investments held in the Trust Account	2,251,571	—
Change in fair value of forward sale securities	1,625,060	—
Net income (loss)	$2,396,410	$(27,148)

Weighted average number of ordinary shares outstanding:
Class A – Public shares	24,000,000	—
Class A – Private placement	580,000	—
Class B – Ordinary shares	6,000,000	6,000,000	(1)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.08	$—
Class A – Private placement	$0.08	$—
Class B – Ordinary shares	$0.08	$ (0.00)
___________________
(1)This number has been retroactively adjusted to reflect the capitalization of the Company in the form of the issuance of 1,000,000 Class B ordinary shares on May 1, 2025 (See Note 7).
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended March 31,
	2026	2025
Net income (loss)	$2,396,410	$(27,148)
Other comprehensive income (loss):
Change in unrealized depreciation of available-for-sale debt securities	(115,760)	—
Total other comprehensive income (loss)	(115,760)	—
Comprehensive income (loss)	$2,280,650	$(27,148)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

	For the Three Months Ended March 31, 2026
	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2025	580,000	$58	6,000,000	$600	$—	$(9,770,799)	$138,047	$(9,632,094)
Accretion of redeemable Class A ordinary shares to redemption value	—	—	—	—	—	(2,135,811)	—	(2,135,811)
Other comprehensive loss	—	—	—	—	—	—	(115,760)	(115,760)
Net income	—	—	—	—	—	2,396,410	—	2,396,410
Balance – March 31, 2026	580,000	$58	6,000,000	$600	$—	$(9,510,200)	$22,287	$(9,487,255)

	For the Three Months Ended March 31, 2025
	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholder’s Deficit
	Class A		Class B
	Shares	Amount	Shares(1)	Amount(1)
Balance – December 31, 2024	—	$—	6,000,000	$600	$24,400	$(92,942)	$—	$(67,942)
Net loss	—	—	—	—	—	(27,148)	—	(27,148)
Balance – March 31, 2025	—	$—	6,000,000	$600	$24,400	$(120,090)	$—	$(95,090)
__________________
(1)The number of shares and the amounts have been retroactively adjusted to reflect the capitalization of the Company in the form of the issuance of 1,000,000 Class B ordinary shares on May 1, 2025 (See Note 7).
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$2,396,410	$(27,148)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
General and administrative expenses paid by related party	122,460	—
Interest income on investments held in the Trust Account	(2,251,571)	—
Change in fair value of forward sale securities	(1,625,060)	—
Changes in operating assets and liabilities:
Deferred offering costs	—	(55,177)
Prepaid expenses	21,250	—
Other assets	36,250	—
Accrued expenses	1,300,261	28,499
Net cash used in operating activities	—	(53,826)

Cash flows from financing activities:
Proceeds from Notes payable – related party	207,460	53,826
Payment on Payable to related party	(207,460)	—
Net cash provided by financing activities	—	53,826

Net change in Cash	—	—
Cash – beginning of the period	25,000	—
Cash – end of the period	$25,000	$—

Supplemental disclosure of non-cash activities:
Deferred offering costs included in Accrued expenses	$—	$19,558
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Description of Organization, Business Operations and Basis of Presentation
Cantor Equity Partners II, Inc. (the “Company”) was incorporated on November 11, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
Although the Company is not limited in its search for target businesses to a particular industry or sector for the purpose of consummating the Business Combination, the Company focused its search on companies operating in the financial services, digital assets, healthcare, real estate services, technology and software industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2026, the Company had not commenced operations. All activity through March 31, 2026 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”) described below, and the Company’s efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of the Business Combination, at the earliest. During the three months ended March 31, 2026, the Company used the net proceeds derived from the Initial Public Offering and the Private Placement (as defined below) to generate non-operating income in the form of interest income from direct investments in U.S. government debt securities. During the three months ended March 31, 2026, the Company also recognized changes in the fair value of the forward sale securities (as further described below) as other income.
The Company’s sponsor is Cantor EP Holdings II, LLC (the “Sponsor”). The registration statements for the Initial Public Offering were declared effective on May 1, 2025. On May 5, 2025, the Company consummated the Initial Public Offering of 24,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares” and such Class A ordinary shares issued in the Initial Public Offering, the “Public Shares”) at a purchase price of $10.00 per share, generating gross proceeds of $240,000,000, as described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 580,000 Class A ordinary shares (the “Private Placement Shares”) to the Sponsor, at a purchase price of $10.00 per share, in a private placement (the “Private Placement”), generating gross proceeds of $5,800,000, as described in Note 4.
The net proceeds of the Private Placement were deposited into the Trust Account (as defined below) and will be used to fund the redemption of the Public Shares subject to the requirements of applicable law (see Note 4).
Offering costs amounted to approximately $5,300,000, consisting of $4,900,000 of underwriting fees and approximately $400,000 of other costs.
Following the closing of the Initial Public Offering and the Private Placement on May 5, 2025, an amount of $240,000,000 ($10.00 per share) from the net proceeds of the Initial Public Offering and the Private Placement was placed in a trust account (the “Trust Account”) located in the United States with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee. The funds in the Trust Account were initially held in an account at J.P. Morgan Chase Bank, N.A., and on May 6, 2025, were transferred to an account at CF Secured, LLC (“CF Secured”), an affiliate of the Sponsor. The Trust Account may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, or held as cash or cash items (including in demand deposit accounts) at a bank, as determined by the Company, until the earlier of: (i) the completion of the Business Combination or (ii) the distribution of the Trust Account, as described below.
Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating the Business Combination. There is no assurance that the Company will be able to complete the Business Combination successfully. The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the assets

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Business Combination. However, the Company will only complete the Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of the Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (which, as of March 31, 2026 and December 31, 2025, was $10.51 and $10.43 per Public Share, respectively, and for both periods, inclusive of $0.15 per redeemed share to be funded pursuant to the Sponsor Note (as defined below) in the applicable Redemption Event (as defined below)). The Public Shares are recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”). In such case, the Company will proceed with the Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (as may be amended, the “Amended and Restated Memorandum and Articles”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing the Business Combination. If, however, shareholder approval of the Business Combination is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the Business Combination, or if they vote at all. If the Company seeks shareholder approval in connection with the Business Combination, the Sponsor and the Company’s directors and officers have agreed to vote their Founder Shares (as defined in Note 4), their Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of the Business Combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would not be voted in favor of approving the Business Combination). In addition, the Sponsor and the Company’s directors and officers have agreed to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and any Public Shares held by them in connection with the completion of the Business Combination.
Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Public Shares if the Company does not complete the Business Combination or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
Business Combination Agreement — On October 27, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”), with Securitize, Inc., a Delaware corporation (“Securitize”), Securitize Holdings, Inc., a Delaware corporation (“Pubco”), Pinecrest Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“CEPT Merger Sub”), and Senna Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Securitize Merger Sub”).

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing” and the date of the Closing, the “Closing Date”), (a) the Company will merge with and into CEPT Merger Sub, with CEPT Merger Sub continuing as the surviving entity (the “CEPT Merger”), in accordance with which (i) the Company’s shareholders holding Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”), will receive one Class A ordinary share in exchange for each Class B ordinary share held by such shareholder immediately prior to the CEPT Merger (other than certain Class B ordinary shares surrendered by the Sponsor) and (ii) immediately thereafter, each Class A ordinary share will be cancelled and cease to exist, in exchange for the right of Company shareholders holding Class A ordinary shares to receive one share of common stock, par value $0.0001 per share, of Pubco (“Pubco Common Stock”), for each Class A ordinary share held by such shareholder at the time of the CEPT Merger (other than any Public Shares which are the subject of valid redemption requests and any treasury shares), and (b) at least two hours after the CEPT Merger, Securitize Merger Sub will merge with and into Securitize, with Securitize continuing as the surviving entity (the “Securitize Merger” and, together with the CEPT Merger, the “Mergers”), in accordance with which the holders (the “Securitize Stockholders”) of common stock of Securitize (“Securitize Common Stock”) will receive a number of shares of Pubco Common Stock in exchange for their shares of Securitize Common Stock as determined in accordance with the Business Combination Agreement. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Securitize Business Combination”), CEPT Merger Sub and Securitize will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law.
Contemporaneously with the execution of the Business Combination Agreement, the Company, Pubco and Securitize entered into subscription agreements (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, in a private placement immediately prior to the CEPT Merger, 22,500,000 Class A ordinary shares (the “PIPE Shares”), at a purchase price of $10.00 per share payable in cash, for an aggregate purchase price of $225,000,000 (the “PIPE Investment”). PIPE Investors are permitted under the PIPE Subscription Agreements to satisfy their commitments thereunder through the purchase of Class A ordinary shares in the public market, subject to certain restrictions set forth therein.
Contemporaneously with the execution of the Business Combination Agreement, the Company, Pubco, Securitize and the Sponsor entered into the Sponsor Support Agreement, dated as of October 27, 2025 (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed (i) to vote its Class A ordinary shares and Class B ordinary shares in favor of the Business Combination Agreement and the Securitize Business Combination and each of the other proposals to be presented to the Company’s shareholders at the extraordinary general meeting of the Company’s shareholders to be held in connection with the Securitize Business Combination, (ii) to vote its Class A ordinary shares and Class B ordinary shares against certain other transactions and matters, (iii) to waive the anti-dilution rights of the Class B ordinary shares set forth in the Amended and Restated Memorandum and Articles, (iv) to comply with the restrictions imposed by the letter agreement, dated as of May 2, 2025, by and among the Company, the Sponsor and the other parties thereto (the “Insider Letter”), including the restrictions on transferring and redeeming Class A ordinary shares and Class B ordinary shares in connection with the Securitize Business Combination, (v) to surrender, for no consideration, up to 30% of its Founder Shares (as defined in Note 4) immediately prior to, and conditioned upon, the consummation of the CEPT Merger (such number of surrendered Founder Shares to be determined pursuant to a formula taking into account the number of shares redeemed by Company shareholders in the Securitize Business Combination and the gross proceeds from the PIPE Investment exceeding $100,000,000), (vi) that the shares of Pubco Common Stock received by the Sponsor in exchange for its Founder Shares (other than any surrendered shares) (any such remaining shares, the “Post-Combination Founder Shares”) will be subject to a six month lock-up, subject to early release, and (vii) to subject up to 30% of its Post-Combination Founder Shares to forfeiture and vesting based on an earn-out during the five year period after the Closing on the terms and conditions set forth in the Sponsor Support Agreement.
Certain of the Company’s existing agreements will be amended or amended and restated in connection with the Securitize Business Combination.
For more information regarding the Securitize Business Combination, refer to the Company’s filings with the SEC, including the Current Reports on Form 8-K filed by the Company with the SEC on October 28, 2025,

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
October 30, 2025 and November 13, 2025, Pubco’s Registration Statement on Form S-4 (File No. 333-293022) initially filed with the SEC on January 28, 2026 (as amended from time to time), and the other filings the Company and Pubco may make from time to time with the SEC.
Forward Sale Securities — As described above, in connection with the Securitize Business Combination, pursuant to the PIPE Subscription Agreements, the PIPE Investors committed to purchase a certain number of Class A ordinary shares, at $10.00 per share, in exchange for cash. The PIPE Investors also have the option to purchase the Class A ordinary shares in the public market at a price that is less than the redemption price, subject to certain restrictions set forth in the PIPE Subscription Agreements. The PIPE Shares are referred in the Company’s unaudited condensed consolidated financial statements and the footnotes as the forward sale securities.
Failure to Consummate the Business Combination — The Company has until May 5, 2027, or until such earlier liquidation date as the Company’s board of directors may approve or such later date as the Company’s shareholders may approve pursuant to the Amended and Restated Memorandum and Articles (the “Combination Period”), to consummate the Business Combination. If the Company is unable to complete the Business Combination by the end of the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and the Company’s directors and officers have agreed to waive their liquidation rights from the Trust Account with respect to the Founder Shares and the Private Placement Shares held by them if the Company fails to complete the Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors and officers acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete the Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial redemption amount of $10.15 per share (inclusive of $0.15 per redeemed share to be funded pursuant to the Sponsor Note). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below $10.15 per share (inclusive of $0.15 per redeemed share to be funded pursuant to the Sponsor Note). This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm and the underwriters of the Initial Public Offering), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
As of both March 31, 2026 and December 31, 2025, the Company had $25,000 of cash in its operating account. As of March 31, 2026 and December 31, 2025, the Company had a working capital deficit of approximately $2,916,000 and approximately $1,472,000, respectively. As of March 31, 2026 and December 31, 2025,

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
approximately $8,753,000 and approximately $6,617,000, respectively, of the amount earned on funds held in the Trust Account was available to pay taxes, if any.
The Company’s liquidity needs through March 31, 2026 have been satisfied through a contribution of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, a loan of approximately $160,000 from the Sponsor pursuant to a promissory note (the “Pre-IPO Note”), the proceeds from the sale of the Private Placement Shares not held in the Trust Account and the Sponsor Loan (as defined below). The Company fully repaid the Pre-IPO Note upon completion of the Initial Public Offering. In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor agreed to loan the Company up to $1,750,000 to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements after the Initial Public Offering and prior to the Business Combination (the “Sponsor Loan”), of which approximately $605,000 and approximately $397,000 has been drawn by the Company as of March 31, 2026 and December 31, 2025, respectively. If the Sponsor Loan is insufficient, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (as defined in Note 4). As of both March 31, 2026 and December 31, 2025, the Company did not have any borrowings under the Working Capital Loans.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, to meet its needs through the earlier of the consummation of the Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable and consummating the Securitize Business Combination.
Basis of Presentation
The unaudited condensed consolidated financial statements are presented in U.S. dollars, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 2026 and the results of operations, comprehensive income (loss), and cash flows for the periods presented. Certain information and disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year or any future period. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed by the Company with the SEC on March 6, 2026.
Principles of Consolidation
The unaudited condensed consolidated financial statements of the Company include its wholly-owned subsidiary. All intercompany accounts and transactions are eliminated in consolidation.
Going Concern
In connection with the Company’s going concern considerations in accordance with guidance in ASC 205-40 Presentation of Financial Statements — Going Concern, the Company has until May 5, 2027 to consummate the Business Combination. The Company’s mandatory liquidation date, if the Business Combination is not consummated, raises substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed above, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, if any, and including $0.15 per redeemed share to be funded pursuant to the Sponsor Note, divided by the number of then outstanding Public Shares. As of March 31, 2026 and December 31, 2025, the redemption value per Public Share was $10.51 and $10.43, respectively.

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Emerging Growth Company
The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Note 2 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the forward sale securities. Such estimates may be subject to change as more current information becomes available, and accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments (if any) with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account or the Trust Account as of both March 31, 2026 and December 31, 2025.
Available-for-Sale Debt Securities
The Company’s investments held in the Trust Account as of both March 31, 2026 and December 31, 2025 comprised of a direct investment in U.S. government treasury bills.
The Company accounts for its investment in debt securities in accordance with the guidance in ASC 320, Investments — Debt and Equity Securities. When the Company has the ability and positive intent to hold debt securities until maturity, such securities are classified as held-to-maturity and carried at amortized cost. None of the

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Company’s debt securities met the criteria for held-to-maturity classification as of both March 31, 2026 and December 31, 2025. As the Company does not have the ability or positive intent to hold its debt securities until maturity, the securities are classified as available-for-sale. Unrealized gains and losses from available-for-sale debt securities carried at fair value are reported as a separate component of Accumulated other comprehensive income in shareholders’ deficit. Interest income recognized on the unaudited condensed consolidated statements of operations reflects accretion of discount. Investments in debt securities are recorded on a trade-date basis.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions which, at times, may exceed the Federal Deposit Insurance Corporation maximum coverage limit of $250,000, and investments in the U.S. government debt securities held in the Trust Account. For both the three months ended March 31, 2026 and 2025, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
Under ASC 820, Fair Value Measurement (“ASC 820”), “fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820 approximates the carrying amounts presented in the consolidated balance sheets, primarily due to their short-term nature, with the exception of the available-for-sale debt securities and forward sale securities.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal and other fees incurred in connection with the preparation for the Initial Public Offering. These costs amounted to approximately $5,300,000 and were charged against the carrying value of the Public Shares upon the completion of the Initial Public Offering.
Forward Sale Securities
The Company accounts for the forward sale securities as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the PIPE Subscription Agreements using applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the forward sale securities are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the forward sale securities are indexed to the Company’s own shares. This assessment, which requires the use of professional judgment, is conducted at the time of the execution of the PIPE Subscription Agreements and as of each subsequent quarterly period-end date while the forward sale securities are outstanding. The forward sale securities that do not meet all the criteria for equity classification are required to be recorded at their initial fair value at the time of the execution of the PIPE Subscription Agreements and on each balance sheet date thereafter. Changes in the estimated fair value of the forward sale securities are recognized on the unaudited condensed consolidated statements of operations in the period of the change.
The Company accounts for the forward sale securities in accordance with guidance in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, pursuant to which the forward sale securities do not meet the criteria for equity classification and must be recorded as liabilities or assets. See Note 8 for further discussion of the methodology used to determine the fair value of the forward sale securities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. All of the Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of both March 31, 2026 and December 31, 2025, 24,000,000 Class A ordinary shares subject to possible redemption are presented as temporary equity outside of the shareholders’ deficit section of the Company’s consolidated balance sheets. The Company recognizes any subsequent changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary shares to the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value of redeemable Class A ordinary shares. This method would view the end of the reporting period as if it were also the redemption date for the security. The change in the carrying value of redeemable Class A ordinary shares also resulted in charges against Additional paid-in capital and Accumulated deficit.
As of March 31, 2026 and December 31, 2025, the Class A ordinary shares subject to possible redemption, as presented in the accompanying consolidated balance sheets, are reconciled in the following table:

Gross proceeds	$240,000,000
Less:
Issuance costs allocated to Class A ordinary shares subject to possible redemption	(5,302,338)
Plus:
Accretion of carrying value to redemption value	15,519,715
Class A ordinary shares subject to possible redemption, December 31, 2025	$250,217,377
Plus:
Accretion of carrying value to redemption value	2,135,811
Class A ordinary shares subject to possible redemption, March 31, 2026	$252,353,188
Net Income (Loss) Per Ordinary Share
The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net income (loss) per ordinary share is computed by dividing net income (loss) applicable to shareholders by the weighted average number of ordinary shares outstanding for the applicable periods. The Company applies the two-class method in calculating earnings per share and allocates net income (loss) pro rata to Class A ordinary shares subject to possible redemption, nonredeemable Class A ordinary shares and Class B ordinary shares. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value is not in excess of the fair value.

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share:

	For the Three Months Ended March 31, 2026			For the Three Months Ended March 31, 2025
	Class A – Public shares	Class A – Private placement shares	Class B – Ordinary shares	Class A – Public shares	Class A – Private placement shares	Class B – Ordinary shares
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$1,880,766	$45,452	$470,192	$—	$—	$(27,148)
Denominator:
Basic and diluted weighted average number of ordinary shares outstanding	24,000,000	580,000	6,000,000	—	—	6,000,000
Basic and diluted net income (loss) per ordinary share	$0.08	$0.08	$0.08	$—	$—	$—
Income Taxes
Income taxes are accounted for using the asset and liability method as prescribed under ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to basis differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.
ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company provides for uncertain tax positions, based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. Management is required to determine whether a tax position is more likely than not to be sustained upon examination by tax authorities, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Because significant assumptions are used in determining whether a tax benefit is more likely than not to be sustained upon examination by tax authorities, actual results may differ from management’s estimates under different assumptions or conditions.
The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. As of both March 31, 2026 and December 31, 2025, the Company has not recorded any amounts related to uncertain tax positions.
The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company recorded no income tax provision for the periods presented.
Segment Reporting
The Company has one reportable segment. See Note 9 — Segment Information for additional information.
Recently Adopted Accounting Pronouncements
In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The guidance was issued in response to requests from investors for companies to disclose more information about their financial performance at the segment level. The ASU does not change how a public entity identifies its operating segments, aggregates them or applies the quantitative thresholds to determine its reportable segments. The standard requires a public entity to disclose

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
significant segment expenses and other segment items on an annual and interim basis, and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that were previously required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures previously required under ASC 280. The Company adopted the standard on the required effective date for the financial statements issued for the annual reporting periods beginning on January 1, 2024 and applies the guidance for the interim periods beginning on January 1, 2025. The adoption of the new guidance did not have an impact on the Company’s consolidated financial statements.
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The Company adopted the standard on the required effective date for the Company’s consolidated financial statements issued for annual reporting periods beginning on January 1, 2025. The adoption of this guidance did not have a material impact on the footnotes to the Company’s consolidated financial statements and had no impact on the Company’s consolidated financial statements.
In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements — Amendments to Remove References to the Concepts Statements. The Conceptual Framework establishes concepts that the FASB considers in developing standards. The ASU was issued to remove references to the Conceptual Framework in the Codification. The FASB noted that references to the Concepts Statements in the Codification could have implied that the Concepts Statements are authoritative. Also, some of the references removed were to Concepts Statements that are superseded. The Company adopted the standard on the required effective date beginning on January 1, 2025 using a prospective transition method for all new transactions recognized on or after the effective date. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.
New Accounting Pronouncements
In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The standard improves financial reporting and responds to investor input that additional expense detail is fundamental to understanding the performance of an entity, assessing its prospects for future cash flows, and comparing its performance over time and with that of other entities. The new guidance requires public business entities to disclose in the notes to financial statements specified information about certain costs and expenses at each interim and annual reporting period. Specified expenses, gains or losses that are already disclosed under existing U.S. GAAP will be required by the ASU to be included in the disaggregated income statement expense line item disclosures, and any remaining amounts will need to be described qualitatively. The new guidance will become effective for the Company’s consolidated financial statements issued for annual reporting periods beginning on January 1, 2027 and interim reporting periods beginning on January 1, 2028, will require either prospective or retrospective presentation, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s unaudited condensed consolidated financial statements.
In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. The standard revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. The amendments differ from current U.S. GAAP because, for certain transactions, they replace the requirement that the primary beneficiary of a VIE is always the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer. Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The ASU does not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance will become effective for interim and annual reporting periods beginning on January 1, 2027, will require a prospective transition method for business

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
combinations that occur after the initial adoption date, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s unaudited condensed consolidated financial statements.
In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The guidance clarifies the current interim disclosure requirements and their applicability. The ASU is intended to address feedback from stakeholders that the current guidance is difficult to navigate. The amendments do not change the fundamental nature or expand or reduce the disclosure requirements of interim reporting. The ASU creates a comprehensive list of interim disclosures required under U.S. GAAP and incorporates a disclosure principle that requires disclosures at interim periods when an event or change that has a material effect on an entity has occurred since the previous year end. The new guidance will become effective for the Company beginning on January 1, 2028, can be adopted using either a prospective or retrospective method, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s unaudited condensed consolidated financial statements.
In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The guidance clarifies, corrects errors in or makes other improvements to a variety of topics in the Codification that are intended to make it easier to understand and apply. The amendments apply to all reporting entities in the scope of the affected accounting guidance. The new guidance will become effective for the Company beginning on January 1, 2027, can be adopted using either a prospective or retrospective method, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s unaudited condensed consolidated financial statements.
SEC Rule on Climate-Related Disclosures
In March 2024, the SEC adopted final rules relating to The Enhancement and Standardization of Climate-Related Disclosures for Investors, that would require registrants to provide climate-related disclosures in a note to their audited financial statements. The disclosures under the final rules would include certain effects of severe weather events and other natural conditions, including the aggregate amounts and where in the financial statements they are presented. If carbon offsets or renewable energy credits or certificates (“RECs”) are deemed a material component of the registrant’s plans to achieve its disclosed climate-related targets, registrants would be required to disclose information about the offsets and RECs. Registrants would also be required to disclose whether and how (1) exposures to risks and uncertainties associated with, or known impacts from, severe weather events and other natural conditions and (2) any disclosed climate-related targets or transition plans materially impacted the estimates and assumptions used in preparing the financial statements. Finally, registrants would be required to disclose additional contextual information about the above disclosures, including how each financial statement effect was derived and the accounting policy decisions made to calculate the effects, for the most recently completed fiscal year and, if previously disclosed or required to be disclosed, for the historical fiscal year for which audited financial statements are included in the filing. In April 2024, the SEC released an order staying the rules pending judicial review of all of the petitions challenging the rules and in March 2025, the SEC voted to end its defense of the rules. Absent these developments, the rules would have been effective for the Company upon its registration under the Exchange Act on May 1, 2025 and phased in starting in 2027. Management is continuing to monitor the developments pertaining to the rules and any resulting potential impacts on the Company’s unaudited condensed consolidated financial statements.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.
Note 3 — Initial Public Offering
Pursuant to the Initial Public Offering, the Company sold 24,000,000 Class A ordinary shares at a price of $10.00 per share.

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 4 — Related Party Transactions
Founder Shares
In November 2020, the Sponsor purchased 14,375,000 Class B ordinary shares for a purchase price of $25,000. On June 6, 2024, the Sponsor surrendered, for no consideration, 9,375,000 Class B ordinary shares, which the Company cancelled, resulting in a decrease in the total number of Class B ordinary shares outstanding from 14,375,000 shares to 5,000,000 shares. On May 1, 2025, the Company issued 1,000,000 Class B ordinary shares to the Sponsor in a share capitalization, resulting in an increase in the total number of Class B ordinary shares outstanding from 5,000,000 shares to 6,000,000 shares (the “Founder Shares”). The Class B ordinary shares will automatically convert into nonredeemable Class A ordinary shares in connection with the consummation of the Business Combination, as described in Note 5, and are subject to certain transfer restrictions, as described in Note 7. Further, pursuant to the Sponsor Support Agreement, solely in connection with the Securitize Business Combination, subject to and conditioned upon the Closing, the Sponsor agreed to surrender, for no consideration, up to 30% of its Founder Shares immediately prior to the consummation of the CEPT Merger.
The Sponsor and the Company’s directors and officers have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Pursuant to the Sponsor Support Agreement, in connection with the Closing, the Company, Pubco and the Sponsor will enter into an amendment to the transfer restrictions set forth above so that the shares of Pubco Common Stock received by the Sponsor in exchange for its Founder Shares (other than any surrendered shares) will be subject to a six month lock-up, subject to early release.
Private Placement Shares
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased 580,000 Private Placement Shares at a price of $10.00 per share ($5,800,000 in the aggregate) in the Private Placement. The net proceeds from the Private Placement were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Sponsor has agreed to waive its redemption rights with respect to the Private Placement Shares in connection with the completion of the Business Combination or otherwise. The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the Business Combination.
Investments Held in the Trust Account
Starting on May 6, 2025, the Company’s investments in U.S. government treasury bills have been held in the Trust Account that is custodied by CF Secured with Continental acting as trustee.
Underwriter
Cantor Fitzgerald & Co. (“CF&Co.”), the lead underwriter of the Initial Public Offering, is an affiliate of the Sponsor (see Note 5).
Business Combination Marketing Agreement
The Company has engaged CF&Co. as an advisor in connection with the Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay CF&Co. a cash fee of $8,400,000 for such services upon the consummation of the Business Combination.

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
M&A Engagement Letter
On October 10, 2025, the Company entered into a letter agreement with CF&Co. (the “M&A Engagement Letter”), pursuant to which the Company engaged CF&Co. as its exclusive financial advisor for the Securitize Business Combination. Pursuant to the M&A Engagement Letter, for the services provided thereto, CF&Co. will receive a cash fee at the Closing equal to 1.0% of the total value of the shares of Pubco Common Stock issued to Securitize stockholders at the Closing with such shares valued at $10.00 per share (the “Securitize Equity Value”), and up to an additional 0.5% of the Securitize Equity Value (which shall be reduced in proportion to the number of Public Shares redeemed prior to the Closing).
PIPE Engagement Letter
On September 25, 2025, the Company entered into a letter agreement with Securitize, Pubco, Citigroup Global Markets Inc. (“Citi”), and CF&Co. (the “PIPE Engagement Letter”), pursuant to which the Company, Securitize and Pubco engaged Citi and CF&Co. as co-placement agents for the PIPE Investment. Pursuant to the PIPE Engagement Letter, for the services provided thereto CF&Co. and Citi each will receive a cash fee at the Closing equal to approximately $4,296,000 (assuming that all PIPE Investors fund, or are deemed to have funded, their commitments in their PIPE Subscription Agreements and excluding certain PIPE Investors who had pre-existing investments in Securitize).
Sponsor Support Agreement
On October 27, 2025, the Company entered into the Sponsor Support Agreement with the Sponsor, Pubco and Securitize, as described in Note 1.
Related Party Loans
On June 6, 2024, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Initial Public Offering pursuant to the Pre-IPO Note. The Pre-IPO Note was non-interest bearing and was repaid in full upon completion of the Initial Public Offering.
In order to finance transaction costs in connection with the Business Combination, the Sponsor has committed up to $1,750,000 in the Sponsor Loan to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor. The Sponsor Loan does not bear interest and is repayable by the Company to the Sponsor upon consummation of the Business Combination; provided that, at any time beginning 60 days after the date of the Initial Public Offering, at the Sponsor’s option, all or any portion of the amount outstanding under the Sponsor Loan may be converted into Class A ordinary shares at a conversion price of $10.00 per share. Otherwise, the Sponsor Loan would be repaid only out of funds held outside the Trust Account. As of March 31, 2026 and December 31, 2025, the Company had approximately $605,000 and approximately $397,000, respectively, outstanding under the Sponsor Loan.
If the Sponsor Loan is insufficient to cover the working capital requirements of the Company, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Any Working Capital Loans will be repayable by the Company upon consummation of the Business Combination out of the proceeds of the Trust Account released to the Company; provided that, at any time beginning 60 days after the date of the Initial Public Offering, at the lender’s option, all or any portion of the amount outstanding under any Working Capital Loans may be converted into Class A ordinary shares at a conversion price of $10.00 per share. If the Company is unable to consummate the Business Combination, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of both March 31, 2026 and December 31, 2025, the Company had no borrowings under the Working Capital Loans.

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
In addition, the Sponsor has agreed to lend the Company up to $3,600,000 pursuant to a promissory note (the “Sponsor Note”) in connection with the consummation of the Business Combination, an extension of time for the Company to consummate the Business Combination or the Company’s liquidation (each, a “Redemption Event”), such that an amount equal to $0.15 per Public Share being redeemed in connection with the applicable Redemption Event will be added to the Trust Account and paid to the holders of the applicable redeemed Public Shares on such Redemption Event. The Sponsor Note does not bear interest and is repayable by the Company to the Sponsor upon consummation of the Business Combination; provided that, at any time beginning 60 days after the date of the Initial Public Offering, at the Sponsor’s option, all or any portion of the amount outstanding under the Sponsor Note may be converted into Class A ordinary shares at a conversion price of $10.00 per share. If the Company is unable to consummate the Business Combination, the Sponsor Note would be repaid only out of funds held outside of the Trust Account. The Sponsor has waived any claims against the Trust Account in connection with the Sponsor Note. As of both March 31, 2026 and December 31, 2025, no Redemption Events have occurred.
Administrative Services Agreement
The Company has agreed to pay $10,000 a month to the Sponsor for office space, administrative and shared personnel support services. Services commenced on May 2, 2025, the date the Class A ordinary shares were first listed on the Nasdaq Stock Market, and will terminate upon the earlier of the consummation by the Company of the Business Combination or the liquidation of the Company. During the three months ended March 31, 2026 and 2025, the Company incurred $30,000 and $—, respectively, for these services.
Note 5 — Commitments and Contingencies
Registration Rights Agreement
Pursuant to a registration rights agreement entered into on May 1, 2025, the holders of Founder Shares (only after conversion of such shares to Class A ordinary shares), the Private Placement Shares and any Class A ordinary shares issued upon conversion of up to $1,750,000 pursuant to the Sponsor Loan, any borrowings under the Working Capital Loans, up to $3,600,000 pursuant to the Sponsor Note and any additional loans are entitled to registration rights. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
CF&Co. was paid a cash underwriting discount of $4,800,000 in connection with the Initial Public Offering. The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Initial Public Offering in consideration for its services and expenses as the qualified independent underwriter. The qualified independent underwriter received no other compensation.
Business Combination Marketing Agreement
The Company has engaged CF&Co. as an advisor in connection with the Business Combination (see Note 4).
M&A Engagement Letter
The Company has engaged CF&Co. as its exclusive financial advisor for the Securitize Business Combination (see Note 4).
PIPE Engagement Letter
The Company has engaged CF&Co. and Citi to provide placement agent services in connection with the PIPE Investment (see Note 4).

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Independent Directors Compensation
Commencing on May 1, 2025, the Company compensates its independent directors through cash payments for their services on the Company’s board of directors. As a result, during the three months ended March 31, 2026 and 2025, the Company recognized $25,000 and $—, respectively, of compensation expense on its unaudited condensed consolidated statements of operations. The corresponding accrued compensation payable recognized on the Company’s consolidated balance sheets was $25,000 as of both March 31, 2026 and December 31, 2025.
Risks and Uncertainties
The Company’s results of operations and its ability to complete the Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s results of operations and its ability to consummate the Business Combination could be impacted by, among other things, downturns in the financial markets or in economic conditions, fluctuations in interest rates, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. Management continues to evaluate the impact of these factors and has concluded that while it is reasonably possible that these factors could have an effect on the Company’s financial position, results of its operations and completion of the Business Combination, the specific impact is not readily determinable as of the date of the unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
Note 6 — Available-for-Sale Debt Securities
The following tables present the amortized cost, gross unrealized gains (losses), fair value and other information for the available-for-sale debt securities held in the Trust Account:

March 31, 2026	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government debt securities(1)(2)	$248,730,877	$168,746	$(146,459)	$248,753,164

December 31, 2025	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government debt securities(1)(2)	$246,479,306	$168,746	$(30,699)	$246,617,353
__________________
(1)Contractual maturities are one year or less.
(2)No debt securities were in an unrealized loss position.
The Company did not have any sales of its available-for-sale debt securities during the three months ended March 31, 2026.

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 7 — Shareholders’ Deficit
Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of both March 31, 2026 and December 31, 2025, there were 580,000 Class A ordinary shares issued and outstanding, excluding 24,000,000 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. In November 2020, the Company issued 14,375,000 Class B ordinary shares to the Sponsor. On June 6, 2024, the Sponsor surrendered, for no consideration, 9,375,000 Class B ordinary shares, which the Company cancelled, resulting in a decrease in the total number of Class B ordinary shares outstanding from 14,375,000 shares to 5,000,000 shares. On May 1, 2025, the Company issued 1,000,000 Class B ordinary shares to the Sponsor in a share capitalization, resulting in an increase in the total number of Class B ordinary shares outstanding from 5,000,000 shares to 6,000,000 shares. Information contained in the unaudited condensed consolidated financial statements has been retroactively adjusted for the surrender and cancellation and capitalization. As of both March 31, 2026 and December 31, 2025, there were 6,000,000 Class B ordinary shares issued and outstanding.
Prior to the consummation of the Business Combination, only holders of Class B ordinary shares will have the right to vote on the appointment and removal of directors and be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of the Company approving a transfer by way of continuation to a jurisdiction outside the Cayman Islands). Other than as described above, holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.
The Class B ordinary shares will automatically convert into nonredeemable Class A ordinary shares in connection with the consummation of the Business Combination or at any time and from time to time at the option of the holder thereof, on a one-for-one basis, subject to adjustment. Class A ordinary shares issued in connection with the conversion of Class B ordinary shares issued prior to the consummation of the Business Combination are subject to the same restrictions as applied to Class B ordinary shares prior to such conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a Business Combination.
In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).
Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of both March 31, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 8 — Fair Value Measurement on a Recurring Basis
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs to valuation techniques used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These three levels of the fair value hierarchy are:
•Level 1 measurements — unadjusted observable inputs such as quoted prices for identical instruments in active markets;
•Level 2 measurements — inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•Level 3 measurements — unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2026 and December 31, 2025, and indicate the fair value hierarchy of the inputs that the Company utilized to determine such fair value.

	March 31, 2026
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account – U.S. government debt securities	$248,753,164	$—	$—	$248,753,164
Total	$248,753,164	$—	$—	$248,753,164
Liabilities:
Forward sale securities liability	$—	$—	$2,983,500	$2,983,500
Total	$—	$—	$2,983,500	$2,983,500

	December 31, 2025
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account – U.S. government debt securities	$246,617,353	$—	$—	$246,617,353
Total	$246,617,353	$—	$—	$246,617,353
Liabilities:
Forward sale securities liability	$—	$—	$4,608,560	$4,608,560
Total	$—	$—	$4,608,560	$4,608,560

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of both March 31, 2026 and December 31, 2025, Level 1 assets include a direct investment in the U.S. government treasury bills classified as available-for-sale debt securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
Forward Sale Securities
The forward sale securities to be issued under the PIPE Subscription Agreements were valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate purchase price of $225,000,000 pursuant to the PIPE Subscription Agreements is discounted to present value and compared to the fair value of the Class A ordinary shares to be issued pursuant to the PIPE Subscription Agreements. The fair value of the Class A ordinary shares to be issued under the PIPE Subscription Agreements is based on the trading price of the Public Shares. The excess (liability) or deficit (asset) of the fair value of the Class A ordinary shares to be issued compared to the $225,000,000 purchase price is then adjusted by the probability, which is determined based on observed success rates of business combinations for third-party special purpose acquisition companies. The probability is the primary unobservable input utilized in determining the fair value of the forward sale securities. Significant changes in this unobservable input may result in significantly lower or higher fair value measurement. As of March 31, 2026 and December 31, 2025, the probability used to derive the fair value of the forward sale securities liability was approximately 10.6% and approximately 12.8%, respectively.
The following table presents the change in the fair value of the forward sale securities liability for the three months ended March 31, 2026:

Forward Sale Securities
Fair value as of December 31, 2025	$(4,608,560)
Change in valuation inputs or other assumptions(1)	1,625,060
Fair value as of March 31, 2026	$(2,983,500)
__________________
(1)Changes in valuation inputs or other assumptions are recognized in Change in fair value of forward sale securities in the unaudited condensed consolidated statements of operations.
Note 9 — Segment Information
The Company has not yet commenced operations, thus all activity for the three months ended March 31, 2026 and 2025 relates to the Company’s formation, the Initial Public Offering, and the Company’s efforts toward locating and completing a suitable Business Combination. The Company has identified its Chairman and Chief Executive Officer as the chief operating decision maker (the “CODM”). The Company consists of one reportable segment, because the resource allocation and assessment of performance of the entity’s business activities by the CODM are performed using the entity-wide operating results. The net income (loss) is the measure of segment profit (loss) most consistent with U.S. GAAP that is regularly reviewed by the CODM to allocate resources and assess financial performance. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM also reviews interest income and general and administrative expenses included in the net income (loss). The CODM reviews interest income on investments held in the Trust Account to measure and monitor shareholder value and determine the most effective strategy for investing the Trust Account funds while maintaining compliance with the terms of the trust agreement. In addition, the CODM reviews and monitors general and administrative expenses to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period and to ensure expenses are aligned with the underlying contractual agreements.
The Company does not have operating income and therefore, it does not have any operating revenues. The Company will not generate any operating revenues until after the completion of the Business Combination, at the earliest. During the three months ended March 31, 2026 and 2025, the Company earned approximately $2,252,000 and $—, respectively, of interest income on investments held in the Trust Account. The Company’s significant segment expenses were general and administrative expenses, which were approximately $1,451,000 and

CANTOR EQUITY PARTNERS II, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
approximately $27,000 for the three months ended March 31, 2026 and 2025, respectively. The other segment expenses were administrative expenses incurred pursuant to the administrative services agreement with the Sponsor, which amounted to $30,000 and $— for the three months ended March 31, 2026 and 2025, respectively. The other segment income was the gain from the change in fair value of the forward sale securities, which amounted to approximately $1,625,000 and $— for the three months ended March 31, 2026 and 2025, respectively. Refer to the Company’s unaudited condensed consolidated statements of operations for additional information.
As of March 31, 2026 and December 31, 2025, the Company had total assets of approximately $248,999,000 and approximately $246,836,000, respectively. See the Company’s consolidated balance sheets for additional information.
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued and determined that there have been no events that have occurred that would require adjustments to the disclosures in the unaudited condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
Cantor Equity Partners II, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Cantor Equity Partners II, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for years ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2024.
New York, New York
March 6, 2026
PCAOB Number 100

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets:
Current Assets:
Cash	$25,000	$—
Prepaid expenses	145,000	—
Total Current Assets	170,000	—
Available-for-sale debt securities held in Trust Account, at fair value (amortized cost $246,479,306)	246,617,353	—
Deferred offering costs	—	106,544
Other assets	48,747	—
Total Assets	$246,836,100	$106,544

Liabilities and Shareholders’ Deficit:
Current Liabilities:
Accrued expenses	$1,244,876	$94,586
Notes payable – related party	397,381	79,900
Total Current Liabilities	1,642,257	174,486
Forward sale securities liability	4,608,560	—
Total Liabilities	6,250,817	174,486

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 24,000,000 and 0 shares issued and outstanding at redemption value of $10.43 and $0 per share as of December 31, 2025 and 2024, respectively	250,217,377	—

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding as of both December 31, 2025 and 2024	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 580,000 shares issued and outstanding (excluding 24,000,000 shares subject to possible redemption) as of December 31, 2025 and none issued or outstanding as of December 31, 2024	58	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,000,000 shares issued and outstanding as of both December 31, 2025 and 2024	600	600	(1)
Additional paid-in capital	—	24,400
Accumulated deficit	(9,770,799)	(92,942)
Accumulated other comprehensive income	138,047	—
Total Shareholders’ Deficit	(9,632,094)	(67,942)

Total Liabilities, Commitments and Contingencies and Shareholders’ Deficit	$246,836,100	$106,544
__________________
(1)The number of shares and the amount have been retroactively adjusted to reflect the capitalization of the Company in the form of the issuance of 1,000,000 Class B ordinary shares on May 1, 2025 (See Note 7).
The accompanying notes are an integral part of these consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2025	Year Ended December 31, 2024
General and administrative costs	$1,773,577	$70,682
Administrative expenses – related party	79,677	—
Loss from operations	(1,853,254)	(70,682)
Interest income on investments held in the Trust Account	6,479,330	—
Change in fair value of forward sale securities	(4,608,560)	—
Net income (loss)	$17,516	$(70,682)

Weighted average number of ordinary shares outstanding:
Class A – Public shares	15,846,575	—
Class A – Private placement	382,959	—
Class B – Ordinary shares(1)	6,000,000	6,000,000	(2)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.00	$—
Class A – Private placement	$0.00	$—
Class B – Ordinary shares	$0.00	$(0.01)
__________________
(1)The number of shares has been retroactively adjusted to reflect the capitalization of the Company in the form of the issuance of 1,000,000 Class B ordinary shares on May 1, 2025 (See Note 7).
(2)This number has been retroactively adjusted to reflect the recapitalization of the Company in the form of the cancellation of 9,375,000 Class B ordinary shares on June 6, 2024 (See Note 7).
The accompanying notes are an integral part of these consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31, 2025	Year Ended December 31, 2024
Net income (loss)	$17,516	$(70,682)
Other comprehensive income:
Change in unrealized appreciation of available-for-sale debt securities	138,047	—
Total other comprehensive income	138,047	—
Comprehensive income (loss)	$155,563	$(70,682)
The accompanying notes are an integral part of these consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	For the Years Ended December 31, 2025 and 2024
	Ordinary Shares						Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares		Amount
Balance – December 31, 2023	—	$—	6,000,000	(1)(2)	$600	(1)(2)	$24,400	$(22,260)	$—	$2,740
Net loss	—	—	—		—		—	(70,682)	—	(70,682)
Balance – December 31, 2024	—	$—	6,000,000	(1)	$600	(1)	$24,400	$(92,942)	$—	$(67,942)
Sale of Class A ordinary shares to Sponsor in private placement	580,000	58	—		—		5,799,942	—	—	5,800,000
Accretion of redeemable Class A ordinary shares to redemption value	—	—	—		—		(5,824,342)	(9,695,373)	—	(15,519,715)
Other comprehensive income	—	—	—		—		—	—	138,047	138,047
Net income	—	—	—		—		—	17,516	—	17,516
Balance – December 31, 2025	580,000	$58	6,000,000		$600		$—	$(9,770,799)	$138,047	$(9,632,094)
__________________
(1)The number of shares and the amounts have been retroactively adjusted to reflect the capitalization of the Company in the form of the issuance of 1,000,000 Class B ordinary shares on May 1, 2025 (See Note 7).
(2)The number of shares and the amounts have been retroactively adjusted to reflect the recapitalization of the Company in the form of the cancellation of 9,375,000 Class B ordinary shares on June 6, 2024 (See Note 7).
The accompanying notes are an integral part of these consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$17,516	$(70,682)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
General and administrative expenses paid by related party	486,484	—
Interest income on investments held in the Trust Account	(6,479,330)	—
Change in fair value of forward sale securities	4,608,560	—
Changes in operating assets and liabilities:
Deferred offering costs	106,544	(106,544)
Prepaid expenses	201,667	2,740
Other assets	(48,747)	—
Accrued expenses	1,150,290	94,586
Net cash provided by (used in) operating activities	42,984	(79,900)

Cash flows from investing activities:
Maturity of available-for-sale debt securities held in Trust Account	244,925,000	—
Purchase of available-for-sale debt securities held in Trust Account	(484,924,976)	—
Net cash used in investing activities	(239,999,976)	—

Cash flows from financing activities:
Proceeds received from initial public offering	240,000,000	—
Proceeds received from private placement	5,800,000	—
Offering costs paid	(5,089,259)	—
Deferred offering costs paid by related party	(213,079)	—
Proceeds from Notes payable – related party	477,207	79,900
Payment on Notes payable – related party	(159,726)	—
Payment on Payable to related party	(833,151)	—
Net cash provided by financing activities	239,981,992	79,900

Net change in Cash	25,000	—
Cash – beginning of the period	—	—
Cash – end of the period	$25,000	$—

Supplemental disclosure of non-cash activities:
Deferred offering costs included in Accrued expenses	$—	$76,044
The accompanying notes are an integral part of these consolidated financial statements.

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Note 1 — Description of Organization, Business Operations and Basis of Presentation
Cantor Equity Partners II, Inc. (the “Company”) was incorporated on November 11, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
Although the Company is not limited in its search for target businesses to a particular industry or sector for the purpose of consummating the Business Combination, the Company intends to focus its search on companies operating in the financial services, digital assets, healthcare, real estate services, technology and software industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2025, the Company had not commenced operations. All activity through December 31, 2025 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”) described below, and the Company’s efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of the Business Combination, at the earliest. During the year ended December 31, 2025, the Company used the net proceeds derived from the Initial Public Offering and the Private Placement (as defined below) to generate non-operating income in the form of interest income from direct investments in U.S. government debt securities. During the year ended December 31, 2025, the Company also recognized changes in the fair value of the forward sale securities (as further described below) as other loss.
The Company’s sponsor is Cantor EP Holdings II, LLC (the “Sponsor”). The registration statements for the Initial Public Offering were declared effective on May 1, 2025. On May 5, 2025, the Company consummated the Initial Public Offering of 24,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares” and such Class A ordinary shares issued in the Initial Public Offering, the “Public Shares”) at a purchase price of $10.00 per share, generating gross proceeds of $240,000,000, as described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 580,000 Class A ordinary shares (the “Private Placement Shares”) to the Sponsor at a price of $10.00 per share in a private placement (the “Private Placement”), generating gross proceeds of $5,800,000, as described in Note 4.
The net proceeds of the Private Placement were deposited into the Trust Account (as defined below) and will be used to fund the redemption of the Public Shares subject to the requirements of applicable law (see Note 4).
Offering costs amounted to approximately $5,300,000, consisting of $4,900,000 of underwriting fees and approximately $400,000 of other costs.
Following the closing of the Initial Public Offering and the Private Placement on May 5, 2025, an amount of $240,000,000 ($10.00 per Public Share) from the net proceeds of the sale of the Public Shares and the Private Placement Shares (see Note 4) was placed in a trust account (the “Trust Account”) located in the United States with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee. The funds in the Trust Account were initially held in an account at J.P. Morgan Chase Bank, N.A., and on May 6, 2025, were transferred to an account at CF Secured, LLC (“CF Secured”), an affiliate of the Sponsor. The Trust Account may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, or held as cash or cash items (including in demand deposit accounts) at a bank, as determined by the Company, until the earlier of: (i) the completion of the Business Combination or (ii) the distribution of the Trust Account, as described below.
Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating the Business Combination. There is no assurance that the Company will be able to complete the Business Combination successfully. The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
agreement to enter into the Business Combination. However, the Company will only complete the Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of the Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (which, as of December 31, 2025, was $10.43 per Public Share, inclusive of $0.15 per redeemed share to be funded pursuant to the Sponsor Note (as defined below) in the applicable Redemption Event (as defined below)). The Public Shares are recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”). In such case, the Company will proceed with the Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (as may be amended, the “Amended and Restated Memorandum and Articles”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing the Business Combination. If, however, shareholder approval of the Business Combination is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the Business Combination, or if they vote at all. If the Company seeks shareholder approval in connection with the Business Combination, the Sponsor and the Company’s directors and officers have agreed to vote their Founder Shares (as defined in Note 4), their Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of the Business Combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would not be voted in favor of approving the Business Combination). In addition, the Sponsor and the Company’s directors and officers have agreed to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and any Public Shares held by them in connection with the completion of the Business Combination.
Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Public Shares if the Company does not complete the Business Combination or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
Business Combination Agreement — On October 27, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”), with Securitize, Inc., a Delaware corporation (“Securitize”), Securitize Holdings, Inc., a Delaware corporation (“Pubco”), Pinecrest Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“CEPT Merger Sub”), and Senna Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Securitize Merger Sub”).

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing” and the date of the Closing, the “Closing Date”), (a) the Company will merge with and into CEPT Merger Sub, with CEPT Merger Sub continuing as the surviving entity (the “CEPT Merger”), in accordance with which (i) the Company’s shareholders holding Class B ordinary shares will receive one Class A ordinary share in exchange for each Class B ordinary share held by such shareholder immediately prior to the CEPT Merger (other than certain Class B ordinary shares surrendered by the Sponsor) and (ii) immediately thereafter, each Class A ordinary share will be cancelled and cease to exist, in exchange for the right of Company shareholders holding Class A ordinary shares to receive one share of common stock, par value $0.0001 per share, of Pubco (“Pubco Common Stock”), for each Class A ordinary share held by such shareholder at the time of the CEPT Merger (other than any Public Shares which are the subject of valid redemption requests and any treasury shares), and (b) at least two hours after the CEPT Merger, Securitize Merger Sub will merge with and into Securitize, with Securitize continuing as the surviving entity (the “Securitize Merger” and, together with the CEPT Merger, the “Mergers”), in accordance with which the holders (the “Securitize Stockholders”) of common stock of Securitize (“Securitize Common Stock”) will receive a number of shares of Pubco Common Stock in exchange for their shares of Securitize Common Stock as determined in accordance with the Business Combination Agreement. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Securitize Business Combination”), CEPT Merger Sub and Securitize will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law.
Contemporaneously with the execution of the Business Combination Agreement, the Company, Pubco and Securitize entered into subscription agreements (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, in a private placement immediately prior to the CEPT Merger, 22,500,000 Class A ordinary shares (the “PIPE Shares”), at a purchase price of $10.00 per share payable in cash, for an aggregate purchase price of $225,000,000 (the “PIPE Investment”). PIPE Investors are permitted under the PIPE Subscription Agreements to satisfy their commitments thereunder through the purchase of Class A ordinary shares in the public market, subject to certain restrictions set forth therein.
Contemporaneously with the execution of the Business Combination Agreement, the Company, Pubco, Securitize and the Sponsor entered into the Sponsor Support Agreement, dated as of October 27, 2025 (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed (i) to vote its Class A ordinary shares and Class B ordinary shares in favor of the Business Combination Agreement and the Securitize Business Combination and each of the other proposals to be presented to the Company’s shareholders at the extraordinary general meeting of the Company’s shareholders to be held in connection with the Securitize Business Combination, (ii) to vote its Class A ordinary shares and Class B ordinary shares against certain other transactions and matters, (iii) to waive the anti-dilution rights of the Class B ordinary shares set forth in the Amended and Restated Memorandum and Articles, (iv) to comply with the restrictions imposed by the letter agreement, dated as of May 2, 2025, by and among the Company, the Sponsor and the other parties thereto (the “Insider Letter”), including the restrictions on transferring and redeeming Class A ordinary shares and Class B ordinary shares in connection with the Securitize Business Combination, (v) to surrender, for no consideration, up to 30% of its Class B ordinary shares immediately prior to, and conditioned upon, the consummation of the CEPT Merger (such number of surrendered Class B ordinary shares to be determined pursuant to a formula taking into account the number of shares redeemed by Company shareholders in the Securitize Business Combination and the gross proceeds from the PIPE Investment exceeding $100,000,000), (vi) that the shares of Pubco Common Stock received by the Sponsor in exchange for its Class B ordinary shares (other than any surrendered shares) (any such remaining shares, the “Post-Combination Founder Shares”) will be subject to a six month lock-up, subject to early release, and (vii) to subject up to 30% of its Post-Combination Founder Shares to forfeiture and vesting based on an earn-out during the five year period after the Closing on the terms and conditions set forth in the Sponsor Support Agreement.
Certain of the Company’s existing agreements will be amended or amended and restated in connection with the Securitize Business Combination.
For more information regarding the Securitize Business Combination, refer to the Company’s filings with the SEC, including the Current Reports on Form 8-K filed by the Company with the SEC on October 28, 2025,

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
October 30, 2025 and November 13, 2025, Pubco’s Registration Statement on Form S-4 (File No. 333-293022) initially filed with the SEC on January 28, 2026 (as amended from time to time), and the other filings the Company and Pubco may make from time to time with the SEC.
Forward Sale Securities — As described above, in connection with the Securitize Business Combination, pursuant to the PIPE Subscription Agreements, the PIPE Investors committed to purchase a certain number of Class A ordinary shares, at $10.00 per share, in exchange for cash. The PIPE Investors also have the option to purchase the Class A ordinary shares in the public market at a price that is less than the redemption price, subject to certain restrictions set forth in the PIPE Subscription Agreements. The PIPE Shares are referred in the Company’s consolidated financial statements and the footnotes as the forward sale securities.
Failure to Consummate the Business Combination — The Company has until May 5, 2027, or until such earlier liquidation date as the Company’s board of directors may approve or such later date as the Company’s shareholders may approve pursuant to the Amended and Restated Memorandum and Articles (the “Combination Period”), to consummate the Business Combination. If the Company is unable to complete the Business Combination by the end of the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and the Company’s directors and officers have agreed to waive their liquidation rights from the Trust Account with respect to the Founder Shares and the Private Placement Shares held by them if the Company fails to complete the Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors and officers acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete the Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.15 per share (inclusive of $0.15 per redeemed share to be funded pursuant to the Sponsor Note) initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below $10.15 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm and the underwriters of the Initial Public Offering), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
As of December 31, 2025 and 2024, the Company had $25,000 and $—, respectively, of cash in its operating account. As of December 31, 2025 and 2024, the Company had a working capital deficit of approximately $1,472,000 and approximately $174,000, respectively. As of December 31, 2025 and 2024, approximately

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$6,617,000 and $—, respectively, of the amount earned on funds held in the Trust Account was available to pay taxes, if any.
The Company’s liquidity needs through December 31, 2025 have been satisfied through a contribution of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, a loan of approximately $160,000 from the Sponsor pursuant to a promissory note (the “Pre-IPO Note”), the proceeds from the sale of the Private Placement Shares not held in the Trust Account and the Sponsor Loan (as defined below). The Company fully repaid the Pre-IPO Note upon completion of the Initial Public Offering. In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor agreed to loan the Company up to $1,750,000 to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements after the Initial Public Offering and prior to the Business Combination (the “Sponsor Loan”), of which approximately $397,000 and $— has been drawn by the Company as of December 31, 2025 and 2024, respectively. If the Sponsor Loan is insufficient, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (as defined in Note 4). As of both December 31, 2025 and 2024, the Company did not have any borrowings under the Working Capital Loans.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, to meet its needs through the earlier of the consummation of the Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable and consummating the Securitize Business Combination.
Basis of Presentation
The accompanying consolidated financial statements are presented in U.S. dollars, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.
Principles of Consolidation
The consolidated financial statements of the Company include its wholly-owned subsidiary. All intercompany accounts and transactions are eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

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This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Note 2 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the forward sale securities. Such estimates may be subject to change as more current information becomes available, and accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments (if any) with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account or the Trust Account as of both December 31, 2025 and 2024.
Available-for-Sale Debt Securities
The Company’s investments held in the Trust Account as of December 31, 2025 comprised of a direct investment in U.S. government treasury bills.
The Company accounts for its investment in debt securities in accordance with the guidance in ASC 320, Investments — Debt and Equity Securities. When the Company has the ability and positive intent to hold debt securities until maturity, such securities are classified as held-to-maturity and carried at amortized cost. None of the Company’s debt securities met the criteria for held-to-maturity classification as of December 31, 2025. As the Company does not have the ability or positive intent to hold its debt securities until maturity, the securities are classified as available-for-sale. Unrealized gains and losses from available-for-sale debt securities carried at fair value are reported as a separate component of Accumulated other comprehensive income in shareholders’ deficit. Interest income recognized on the consolidated statements of operations reflects accretion of discount. Investments in debt securities are recorded on a trade-date basis.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions which, at times, may exceed the Federal Deposit Insurance Corporation maximum coverage limit of $250,000, and investments in the U.S. government debt securities held in the Trust Account. For both the years ended December 31, 2025 and 2024, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
Under ASC 820, Fair Value Measurement (“ASC 820”), “fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820 approximates the carrying amounts presented in the consolidated balance sheets, primarily due to their short-term nature, with the exception of the available-for-sale debt securities and forward sale securities.

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Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal and other fees incurred in connection with the preparation for the Initial Public Offering. These costs amounted to approximately $5,300,000 and were charged against the carrying value of the Public Shares upon the completion of the Initial Public Offering. Deferred offering costs of approximately $107,000 incurred through the December 31, 2024 balance sheet date consisted of legal fees and other costs that were directly related to the Initial Public Offering.
Forward Sale Securities
The Company accounts for the forward sale securities as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the PIPE Subscription Agreements using applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the forward sale securities are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the forward sale securities are indexed to the Company’s own shares. This assessment, which requires the use of professional judgment, is conducted at the time of the execution of the PIPE Subscription Agreements and as of each subsequent quarterly period-end date while the forward sale securities are outstanding. The forward sale securities that do not meet all the criteria for equity classification are required to be recorded at their initial fair value at the time of the execution of the PIPE Subscription Agreements and on each balance sheet date thereafter. Changes in the estimated fair value of the forward sale securities are recognized on the consolidated statements of operations in the period of the change.
The Company accounts for the forward sale securities in accordance with guidance in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, pursuant to which the forward sale securities do not meet the criteria for equity classification and must be recorded as liabilities or assets. See Note 8 for further discussion of the methodology used to determine the fair value of the forward sale securities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. All of the Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2025 and 2024, 24,000,000 and — Class A ordinary shares subject to possible redemption, respectively, are presented as temporary equity outside of the shareholders’ deficit section of the Company’s consolidated balance sheets. The Company recognizes any subsequent changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary shares to the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value of redeemable Class A ordinary shares. This method would view the end of the reporting period as if it were also the redemption date for the security. The change in the carrying value of redeemable Class A ordinary shares also resulted in charges against Additional paid-in capital and Accumulated deficit.

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As of December 31, 2025 and 2024, the Class A ordinary shares subject to possible redemption, as presented in the accompanying consolidated balance sheets, are reconciled in the following table:

Class A ordinary shares subject to possible redemption, December 31, 2024	$—
Gross proceeds	240,000,000
Less:
Issuance costs allocated to Class A ordinary shares subject to possible redemption	(5,302,338)
Plus:
Accretion of carrying value to redemption value	15,519,715
Class A ordinary shares subject to possible redemption, December 31, 2025	$250,217,377
Net Income (Loss) Per Ordinary Share
The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net income (loss) per ordinary share is computed by dividing net income (loss) applicable to shareholders by the weighted average number of ordinary shares outstanding for the applicable periods. The Company applies the two-class method in calculating earnings per share and allocates net income (loss) pro rata to Class A ordinary shares subject to possible redemption, nonredeemable Class A ordinary shares and Class B ordinary shares. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value is not in excess of the fair value.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share:

	For the Year Ended December 31, 2025			For the Year Ended December 31, 2024
	Class A –Public shares	Class A –Private placement shares	Class B – Ordinary shares	Class A –Public shares	Class A –Private placement shares	Class B –Ordinary shares
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$12,486	$302	$4,728	$—	$—	$(70,682)
Denominator:
Basic and diluted weighted average number of ordinary shares outstanding	15,846,575	382,959	6,000,000	—	—	6,000,000
Basic and diluted net income (loss) per ordinary share	$0.00	$0.00	$0.00	$—	$—	$(0.01)
Income Taxes
Income taxes are accounted for using the asset and liability method as prescribed under ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to basis differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.
ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the consolidated financial statements. The Company provides for uncertain tax positions, based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. Management is required to determine whether a tax position is more likely than not to be sustained upon examination by tax authorities, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Because significant assumptions are used in determining whether a tax benefit is more likely than not to be sustained upon examination by tax authorities, actual results may differ from management’s estimates under different assumptions or conditions. The Company recognizes interest and penalties related to unrecognized tax benefits as provision for income taxes on the consolidated statements of operations.

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No amounts were accrued for the payment of interest and penalties as of both December 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. As of both December 31, 2025 and 2024, the Company has not recorded any amounts related to uncertain tax positions.
The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company recorded no income tax provision for the periods presented.
Segment Reporting
The Company has one reportable segment. See Note 9 — Segment Information for additional information.
Recently Adopted Accounting Pronouncements
In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The guidance was issued in response to requests from investors for companies to disclose more information about their financial performance at the segment level. The ASU does not change how a public entity identifies its operating segments, aggregates them or applies the quantitative thresholds to determine its reportable segments. The standard requires a public entity to disclose significant segment expenses and other segment items on an annual and interim basis, and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that were previously required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures previously required under ASC 280. The Company adopted the standard on the required effective date for the financial statements issued for the annual reporting periods beginning on January 1, 2024 and applies the guidance for the interim periods beginning on January 1, 2025. The adoption of the new guidance did not have an impact on the Company’s consolidated financial statements.
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The Company adopted the standard on the required effective date for the Company’s consolidated financial statements issued for annual reporting periods beginning on January 1, 2025. The adoption of this guidance did not have a material impact on the footnotes to the Company’s consolidated financial statements and had no impact on the Company’s consolidated financial statements.
In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements — Amendments to Remove References to the Concepts Statements. The Conceptual Framework establishes concepts that the FASB considers in developing standards. The ASU was issued to remove references to the Conceptual Framework in the Codification. The FASB noted that references to the Concepts Statements in the Codification could have implied that the Concepts Statements are authoritative. Also, some of the references removed were to Concepts Statements that are superseded. The Company adopted the standard on the required effective date beginning on January 1, 2025 using a prospective transition method for all new transactions recognized on or after the effective date. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.
New Accounting Pronouncements
In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The standard improves financial reporting and responds to investor input that additional expense detail is fundamental to understanding the performance of an entity, assessing its prospects for future cash flows, and comparing its performance over time and with that of other entities. The new guidance requires public business entities to disclose in the notes to financial statements specified information about certain costs and expenses at each interim and annual reporting period. Specified expenses, gains or losses that are already disclosed under existing U.S. GAAP will be required by the ASU to be included in the disaggregated income statement expense line item

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disclosures, and any remaining amounts will need to be described qualitatively. The new guidance will become effective for the Company’s consolidated financial statements issued for annual reporting periods beginning on January 1, 2027 and interim reporting periods beginning on January 1, 2028, will require either prospective or retrospective presentation, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s consolidated financial statements.
In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. The standard revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. The amendments differ from current U.S. GAAP because, for certain transactions, they replace the requirement that the primary beneficiary of a VIE is always the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer. Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The ASU does not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance will become effective for interim and annual reporting periods beginning on January 1, 2027, will require a prospective transition method for business combinations that occur after the initial adoption date, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The guidance clarifies the current interim disclosure requirements and their applicability. The ASU is intended to address feedback from stakeholders that the current guidance is difficult to navigate. The amendments do not change the fundamental nature or expand or reduce the disclosure requirements of interim reporting. The ASU creates a comprehensive list of interim disclosures required under U.S. GAAP and incorporates a disclosure principle that requires disclosures at interim periods when an event or change that has a material effect on an entity has occurred since the previous year end. The new guidance will become effective for the Company beginning on January 1, 2028, can be adopted using either a prospective or retrospective method, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s consolidated financial statements.
In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The guidance clarifies, corrects errors in or makes other improvements to a variety of topics in the Codification that are intended to make it easier to understand and apply. The amendments apply to all reporting entities in the scope of the affected accounting guidance. The new guidance will become effective for the Company beginning on January 1, 2027, can be adopted using either a prospective or retrospective method, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s consolidated financial statements.
SEC Rule on Climate-Related Disclosures
In March 2024, the SEC adopted final rules relating to The Enhancement and Standardization of Climate-Related Disclosures for Investors, that would require registrants to provide climate-related disclosures in a note to their audited financial statements. The disclosures under the final rules would include certain effects of severe weather events and other natural conditions, including the aggregate amounts and where in the financial statements they are presented. If carbon offsets or renewable energy credits or certificates (“RECs”) are deemed a material component of the registrant’s plans to achieve its disclosed climate-related targets, registrants would be required to disclose information about the offsets and RECs. Registrants would also be required to disclose whether and how (1) exposures to risks and uncertainties associated with, or known impacts from, severe weather events and other natural conditions and (2) any disclosed climate-related targets or transition plans materially impacted the estimates and assumptions used in preparing the financial statements. Finally, registrants would be required to disclose additional contextual information about the above disclosures, including how each financial statement effect was derived and the accounting policy decisions made to calculate the effects, for the most recently completed fiscal year and, if previously disclosed or required to be disclosed, for the historical fiscal year for which audited consolidated financial statements are included in the filing. In April 2024, the SEC released an order staying the rules pending

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judicial review of all of the petitions challenging the rules and in March 2025, the SEC voted to end its defense of the rules. Absent these developments, the rules would have been effective for the Company upon its registration under the Exchange Act on May 1, 2025 and phased in starting in 2027. Management is continuing to monitor the developments pertaining to the rules and any resulting potential impacts on the Company’s consolidated financial statements.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.
Note 3 — Initial Public Offering
Pursuant to the Initial Public Offering, the Company sold 24,000,000 Class A ordinary shares at a price of $10.00 per share.
Note 4 — Related Party Transactions
Founder Shares
In November 2020, the Sponsor purchased 14,375,000 Class B ordinary shares for a purchase price of $25,000. On June 6, 2024, the Sponsor surrendered, for no consideration, 9,375,000 Class B ordinary shares, which the Company cancelled, resulting in a decrease in the total number of Class B ordinary shares outstanding from 14,375,000 shares to 5,000,000 shares. On May 1, 2025, the Company issued 1,000,000 Class B ordinary shares to the Sponsor in a share capitalization, resulting in an increase in the total number of Class B ordinary shares outstanding from 5,000,000 shares to 6,000,000 shares (the “Founder Shares”). The Class B ordinary shares will automatically convert into nonredeemable Class A ordinary shares in connection with the consummation of the Business Combination, as described in Note 5, and are subject to certain transfer restrictions, as described in Note 7. Further, pursuant to the Sponsor Support Agreement, solely in connection with the Securitize Business Combination, subject to and conditioned upon the Closing, the Sponsor agreed to surrender, for no consideration, up to 30% of its Founder Shares immediately prior to the consummation of the CEPT Merger.
The Sponsor and the Company’s directors and officers have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Pursuant to the Sponsor Support Agreement, in connection with the Closing, the Company, Pubco and the Sponsor will enter into an amendment to the transfer restrictions set forth above so that the shares of Pubco Common Stock received by the Sponsor in exchange for its Class B ordinary shares (other than any surrendered shares) will be subject to a six month lock-up, subject to early release.
Private Placement Shares
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased 580,000 Private Placement Shares at a price of $10.00 per share ($5,800,000 in the aggregate) in the Private Placement. The net proceeds from the Private Placement were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Sponsor has agreed to waive its redemption rights with respect to the Private Placement Shares in connection with the completion of the Business Combination or otherwise. The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the Business Combination.

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Investments Held in the Trust Account
Starting on May 6, 2025, the Company’s investments in U.S. government treasury bills have been held in the Trust Account that is custodied by CF Secured with Continental acting as trustee.
Underwriter
Cantor Fitzgerald & Co. (“CF&Co.”), the lead underwriter of the Initial Public Offering, is an affiliate of the Sponsor (see Note 5).
Business Combination Marketing Agreement
The Company has engaged CF&Co. as an advisor in connection with the Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay CF&Co. a cash fee of $8,400,000 for such services upon the consummation of the Business Combination.
M&A Engagement Letter
On October 10, 2025, the Company entered into a letter agreement with CF&Co. (the “M&A Engagement Letter”), pursuant to which the Company engaged CF&Co. as its exclusive financial advisor for the Securitize Business Combination. Pursuant to the M&A Engagement Letter, for the services provided thereto, CF&Co. will receive a cash fee at the Closing equal to 1.0% of the total value of the shares of Pubco Common Stock issued to Securitize stockholders at the Closing with such shares valued at $10.00 per share (the “Securitize Equity Value”), and up to an additional 0.5% of the Securitize Equity Value (which shall be reduced in proportion to the number of Public Shares redeemed prior to the Closing).
PIPE Engagement Letter
On September 25, 2025, the Company entered into a letter agreement with Securitize, Pubco, Citigroup Global Markets Inc. (“Citi”), and CF&Co. (the “PIPE Engagement Letter”), pursuant to which the Company, Securitize and Pubco engaged Citi and CF&Co. as co-placement agents for the PIPE Investment. Pursuant to the PIPE Engagement Letter, for the services provided thereto CF&Co. and Citi each will receive a cash fee at the Closing equal to approximately $4,296,000 (assuming that all PIPE Investors fund, or are deemed to have funded, their commitments in their PIPE Subscription Agreements and excluding certain PIPE Investors who had pre-existing investments in Securitize).
Sponsor Support Agreement
On October 27, 2025, the Company entered into the Sponsor Support Agreement with the Sponsor, Pubco and Securitize, as described in Note 1.
Related Party Loans
On June 6, 2024, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Initial Public Offering pursuant to the Pre-IPO Note. The Pre-IPO Note was non-interest bearing and was repaid in full upon completion of the Initial Public Offering. As of December 31, 2025 and 2024, the Company had $— and approximately $80,000, respectively, outstanding under the Pre-IPO Note.
In order to finance transaction costs in connection with the Business Combination, the Sponsor has committed up to $1,750,000 in the Sponsor Loan to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor. The Sponsor Loan does not bear interest and is repayable by the Company to the Sponsor upon consummation of the Business Combination; provided that, at any time beginning 60 days after the date of the Initial Public Offering, at the

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CONSOLIDATED STATEMENTS OF CASH FLOWS
Sponsor’s option, all or any portion of the amount outstanding under the Sponsor Loan may be converted into Class A ordinary shares at a conversion price of $10.00 per share. Otherwise, the Sponsor Loan would be repaid only out of funds held outside the Trust Account. As of December 31, 2025 and 2024, the Company had approximately $397,000 and $—, respectively, outstanding under the Sponsor Loan.
If the Sponsor Loan is insufficient to cover the working capital requirements of the Company, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Any Working Capital Loans will be repayable by the Company upon consummation of the Business Combination out of the proceeds of the Trust Account released to the Company; provided that, at any time beginning 60 days after the date of the Initial Public Offering, at the lender’s option, all or any portion of the amount outstanding under any Working Capital Loans may be converted into Class A ordinary shares at a conversion price of $10.00 per share. If the Company is unable to consummate the Business Combination, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of both December 31, 2025 and 2024, the Company had no borrowings under the Working Capital Loans.
In addition, the Sponsor has agreed to lend the Company up to $3,600,000 pursuant to a promissory note (the “Sponsor Note”) in connection with the consummation of the Business Combination, an extension of time for the Company to consummate the Business Combination or the Company’s liquidation (each, a “Redemption Event”), such that an amount equal to $0.15 per Public Share being redeemed in connection with the applicable Redemption Event will be added to the Trust Account and paid to the holders of the applicable redeemed Public Shares on such Redemption Event. The Sponsor Note does not bear interest and is repayable by the Company to the Sponsor upon consummation of the Business Combination; provided that, at any time beginning 60 days after the date of the Initial Public Offering, at the Sponsor’s option, all or any portion of the amount outstanding under the Sponsor Note may be converted into Class A ordinary shares at a conversion price of $10.00 per share. If the Company is unable to consummate the Business Combination, the Sponsor Note would be repaid only out of funds held outside of the Trust Account. The Sponsor has waived any claims against the Trust Account in connection with the Sponsor Note.
Administrative Services Agreement
The Company has agreed to pay $10,000 a month to the Sponsor for office space, administrative and shared personnel support services. Services commenced on May 2, 2025, the date the Class A ordinary shares were first listed on the Nasdaq Stock Market, and will terminate upon the earlier of the consummation by the Company of the Business Combination or the liquidation of the Company. During the years ended December 31, 2025 and 2024, the Company incurred approximately $80,000 and $—, respectively, for these services.
Note 5 — Commitments and Contingencies
Registration Rights Agreement
Pursuant to a registration rights agreement entered into on May 1, 2025, the holders of Founder Shares (only after conversion of such shares to Class A ordinary shares), the Private Placement Shares and any Class A ordinary shares issued upon conversion of up to $1,750,000 pursuant to the Sponsor Loan, any borrowings under the Working Capital Loans, up to $3,600,000 pursuant to the Sponsor Note and any additional loans are entitled to registration rights. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
CF&Co. was paid a cash underwriting discount of $4,800,000 in connection with the Initial Public Offering. The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Initial Public Offering in consideration for its services and

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
expenses as the qualified independent underwriter. The qualified independent underwriter received no other compensation.
Business Combination Marketing Agreement
The Company has engaged CF&Co. as an advisor in connection with the Business Combination (see Note 4).
M&A Engagement Letter
The Company has engaged CF&Co. as its exclusive financial advisor for the Securitize Business Combination (see Note 4).
PIPE Engagement Letter
The Company has engaged CF&Co. and Citi to provide placement agent services in connection with the PIPE Investment (see Note 4).
Independent Directors Compensation
Commencing on May 1, 2025, the Company compensates its independent directors through cash payments for their services on the Company’s board of directors. As a result, during the years ended December 31, 2025 and 2024, the Company recognized approximately $54,000 and $—, respectively, of compensation expense on its consolidated statements of operations. The corresponding accrued compensation payable recognized on the Company’s consolidated balance sheets was $25,000 and $— as of December 31, 2025 and 2024, respectively.
Risks and Uncertainties
The Company’s results of operations and its ability to complete the Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s results of operations and its ability to consummate the Business Combination could be impacted by, among other things, downturns in the financial markets or in economic conditions, fluctuations in interest rates, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East.
Management continues to evaluate the impact of these factors and has concluded that while it is reasonably possible that these factors could have an effect on the Company’s financial position, results of its operations and completion of the Business Combination, the specific impact is not readily determinable as of the date of the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
Note 6 — Available-for-Sale Debt Securities
The following table presents the amortized cost, gross unrealized gains (losses), fair value and other information for the available-for-sale debt securities held in the Trust Account:

December 31, 2025	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government debt securities(1)(2)	$246,479,306	$168,746	$(30,699)	$246,617,353
__________________
(1)Contractual maturities are one year or less.
(2)No debt securities were in an unrealized loss position.
The Company did not have any sales of its available-for-sale debt securities during the year ended December 31, 2025.
The Company did not hold any available-for-sale debt securities as of December 31, 2024.

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Note 7 — Shareholders’ Equity (Deficit)
Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2025, there were 580,000 Class A ordinary shares issued and outstanding, excluding 24,000,000 Class A ordinary shares subject to possible redemption. As of December 31, 2024, there were no Class A ordinary shares issued and outstanding.
Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. In November 2020, the Company issued 14,375,000 Class B ordinary shares to the Sponsor. On June 6, 2024 the Sponsor surrendered, for no consideration, 9,375,000 Class B ordinary shares, which the Company cancelled, resulting in a decrease in the total number of Class B ordinary shares outstanding from 14,375,000 shares to 5,000,000 shares. On May 1, 2025, the Company issued 1,000,000 Class B ordinary shares to the Sponsor in a share capitalization, resulting in an increase in the total number of Class B ordinary shares outstanding from 5,000,000 shares to 6,000,000 shares. Information contained in the consolidated financial statements has been retroactively adjusted for the surrender and cancellation and capitalization. As of both December 31, 2025 and 2024, there were 6,000,000 Class B ordinary shares issued and outstanding.
Prior to the consummation of the Business Combination, only holders of Class B ordinary shares will have the right to vote on the appointment and removal of directors and be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of the Company approving a transfer by way of continuation to a jurisdiction outside the Cayman Islands). Other than as described above, holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.
The Class B ordinary shares will automatically convert into nonredeemable Class A ordinary shares in connection with the consummation of the Business Combination or at any time and from time to time at the option of the holder thereof, on a one-for-one basis, subject to adjustment. Class A ordinary shares issued in connection with the conversion of Class B ordinary shares issued prior to the consummation of the Business Combination are subject to the same restrictions as applied to Class B ordinary shares prior to such conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a Business Combination.
In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).
Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of both December 31, 2025 and 2024, there were no preference shares issued or outstanding.

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Note 8 — Fair Value Measurement on a Recurring Basis
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs to valuation techniques used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These three levels of the fair value hierarchy are:
•Level 1 measurements — unadjusted observable inputs such as quoted prices for identical instruments in active markets;
•Level 2 measurements — inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•Level 3 measurements — unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2025, and indicates the fair value hierarchy of the inputs that the Company utilized to determine such fair value.

December 31, 2025
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account – U.S. government debt securities	$246,617,353	$—	$—	$246,617,353
Total	$246,617,353	$—	$—	$246,617,353
Liabilities:
Forward sale securities liability	$—	$—	$4,608,560	$4,608,560
Total	$—	$—	$4,608,560	$4,608,560
As of December 31, 2025, Level 1 assets include a direct investment in the U.S. government treasury bills classified as available-for-sale debt securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The Company did not hold assets or liabilities measured at fair value on a recurring basis as of December 31, 2024.
Forward Sale Securities
The forward sale securities to be issued under the PIPE Subscription Agreements were valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate purchase price of $225,000,000 pursuant to the PIPE Subscription Agreements is discounted to present value and compared to the fair value of the Class A ordinary shares to be issued pursuant to the PIPE

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Subscription Agreements. The fair value of the Class A ordinary shares to be issued under the PIPE Subscription Agreements is based on the trading price of the Public Shares. The excess (liability) or deficit (asset) of the fair value of the Class A ordinary shares to be issued compared to the $225,000,000 purchase price is then reduced to account for the probability of consummation of the Securitize Business Combination. The primary unobservable input utilized in determining the fair value of the forward sale securities is the probability of consummation of the Securitize Business Combination. As of December 31, 2025, the probability assigned to the consummation of the Securitize Business Combination was 12.8%. The probability was determined based on observed success rates of business combinations for special purpose acquisition companies.
The following table presents the change in the fair value of the forward sale securities for the year ended December 31, 2025:

Forward Sale Securities
Fair value at inception	$—
Change in valuation inputs or other assumptions(1)	(4,608,560)
Fair value as of December 31, 2025	$(4,608,560)
__________________
(1)Changes in valuation inputs or other assumptions are recognized in Change in fair value of forward sale securities in the consolidated statements of operations.
Note 9 — Segment Information
The Company has not yet commenced operations, thus all activity for the years ended December 31, 2025 and 2024 relates to the Company’s formation, the Initial Public Offering, and the Company’s efforts toward locating and completing a suitable Business Combination. The Company has identified its Chairman and Chief Executive Officer as the chief operating decision maker (the “CODM”). The Company consists of one reportable segment, because the resource allocation and assessment of performance of the entity’s business activities by the CODM are performed using the entity-wide operating results. The net income (loss) is the measure of segment profit (loss) most consistent with U.S. GAAP that is regularly reviewed by the CODM to allocate resources and assess financial performance. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM also reviews interest income and general and administrative expenses included in the net income (loss). The CODM reviews interest income on investments held in the Trust Account to measure and monitor shareholder value and determine the most effective strategy for investing the Trust Account funds while maintaining compliance with the terms of the trust agreement. In addition, the CODM reviews and monitors general and administrative expenses to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period and to ensure expenses are aligned with the underlying contractual agreements.
The Company does not have operating income and, therefore, it does not have any operating revenues. The Company will not generate any operating revenues until after the completion of the Business Combination, at the earliest. During the years ended December 31, 2025 and 2024, the Company earned approximately $6,479,000 and $—, respectively, of interest income on investments held in the Trust Account. The Company’s significant segment expenses were general and administrative expenses, which were approximately $1,773,000 and approximately $71,000 for the years ended December 31, 2025 and 2024, respectively. The remaining segment expenses consisted of administrative expenses incurred pursuant to the administrative services agreement with the Sponsor and the loss as a result of the change in fair value of the forward sale securities, which amounted to approximately $4,688,000 and $— for the years ended December 31, 2025 and 2024, respectively. Refer to the Company’s consolidated statements of operations for additional information.
As of December 31, 2025 and 2024, the Company had total assets of approximately $246,836,000 and approximately $107,000, respectively. See the Company’s consolidated balance sheets for additional information.

CANTOR EQUITY PARTNERS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued and determined that there have been no events that have occurred that would require adjustments to the disclosures in the consolidated financial statements.

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$14,459,817	$24,871,555
Digital assets from operations	165,100	1,936,626
Digital assets held for investment	1,177,803	—
Digital assets receivable	2,059,917	2,500,102
Customer escrow funds	15,346,879	44,293,388
Restricted tokenized assets	—	1,722,665
Investments in available-for-sale marketable securities	935,631	928,037
Investments in tokenized assets	11,156,182	12,034,881
Accounts receivable, net	10,458,771	5,321,337
Accounts receivable, related parties	433,409	594,435
Contract assets	10,891,564	12,289,139
Digital assets loan receivable	—	99,647
Digital assets loan receivable, related parties	—	290,356
Deferred offering costs	4,832,374	3,041,602
Prepaid expenses and other current assets	3,117,837	2,483,458
Total current assets	75,035,284	112,407,228
Digital assets receivable, noncurrent	1,619,919	1,556,218
Contract assets, noncurrent	2,927,648	2,982,075
Notes receivable, related parties	8,238,757	5,183,987
Intangible assets, net	20,033,715	20,556,299
Goodwill	26,365,270	26,365,270
Other noncurrent assets	872,986	724,048
Total assets	$135,093,579	$169,775,125
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,517,862	$2,779,997
Interest payable	6,180,032	5,096,492
Accrued expenses and other current liabilities	7,871,490	4,273,592
Deferred revenue	470,359	5,154,656
Customer escrow funds payable	15,341,786	44,187,723
Obligation to return collateral	—	1,722,665
Digital asset borrowings	—	101,109
Total current liabilities	31,381,529	63,316,234
Deferred revenue, noncurrent	1,032,301	1,348,701
Simple agreements for future equity	11,817,000	10,449,000
Convertible promissory notes payable, net	73,773,844	72,562,079
Derivative liability	28,171,000	26,170,000
Option liability	11,300,000	11,390,000
Deferred tax liability	306,642	263,634
Total liabilities	157,782,316	185,499,648
Commitments and contingencies (See Note 17)

	March 31, 2026	December 31, 2025
Mezzanine equity:
J Digital 6 warrants	1,169,721	731,076
Series B-4 redeemable convertible preferred stock, 2,089,457 shares authorized, issued and outstanding (preference in liquidation of $45,132,272 for both periods)	42,348,900	42,348,900
Series B-3 redeemable convertible preferred stock, 1,219,998 shares authorized, issued and outstanding (preference in liquidation of $21,959,964 for both periods)	21,969,898	21,969,898
Series B-2 redeemable convertible preferred stock, 2,630,197 shares authorized, issued and outstanding (preference in liquidation of $19,103,384 for both periods)	24,387,798	24,387,798
Series B-1 redeemable convertible preferred stock, 2,881,387 shares authorized, issued and outstanding (preference in liquidation of $26,159,824 for both periods)	21,407,747	21,407,747
Series A redeemable convertible preferred stock, 2,999,412 shares authorized, issued and outstanding (preference in liquidation of $14,501,257 for both periods)	14,700,686	14,700,686
Total mezzanine equity	125,984,750	125,546,105
Stockholders’ deficit:
Common stock, 0.0001 par value; 33,159,331 shares authorized at March 31, 2026, and December 31, 2025; 8,700,776 shares issued at March 31, 2026 and December 31, 2025; 8,550,776 shares outstanding at March 31, 2026 and December 31, 2025.	870	870
Class A common stock, $0.0001 par value; 5,100,000 shares authorized; 332,235 and 293,768 issued and outstanding at March 31, 2026 and December 31, 2025, respectively.	33	29
Treasury stock, 150,000 shares at cost	(1,599,978)	(1,599,978)
Additional paid-in capital	25,216,810	24,736,907
Accumulated deficit	(173,435,490)	(165,502,838)
Accumulated other comprehensive income	1,144,268	1,094,382
Total stockholders’ deficit	(148,673,487)	(141,270,628)
Total liabilities, mezzanine equity and stockholders’ deficit	$135,093,579	$169,775,125
See notes to the unaudited condensed consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended March 31,
	2026	2025
Revenue	$19,478,466	$14,034,019
Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	4,469,890	1,746,657
Selling, general & administrative	7,738,093	3,321,181
Compensation and benefits	9,100,598	11,973,536
Provision for expected credit losses	285,453	74,388
Loss on digital assets from operations, net	286,592	850,660
Total operating costs and expenses	21,880,626	17,966,422
Loss from operations	(2,402,160)	(3,932,403)
Other income (expense):
Interest expense	(2,268,575)	(1,450,891)
Interest income	237,114	167,491
Dividend income	153,452	41,834
Loss on digital assets held for investments, net	(920,467)	—
Other income, net	589,992	580,510
Change in fair value of simple agreements for future equity	(1,368,000)	(66,000)
Change in fair value of derivative liability	(2,001,000)	(290,000)
Change in fair value of option liability	90,000	490,000
Total other expense, net	(5,487,484)	(527,056)
Net loss from continuing operations before income taxes	(7,889,644)	(4,459,459)
Provision for income taxes	(43,008)	(82,059)
Net loss from continuing operations	(7,932,652)	(4,541,518)
Net loss from discontinued operations	—	(583,339)
Net loss	(7,932,652)	(5,124,857)
Deemed dividend to preferred stockholders	—	(1,493,539)
Net loss attributable to common stockholders	$(7,932,652)	$(6,618,396)
Net loss per share of common stock and Class A common stock – basic and diluted	$(0.88)	$(0.75)
Net loss from continuing operations per share of common stock and Class A common stock – basic and diluted	$(0.88)	$(0.68)
Net loss from discontinued operations per share of common stock and Class A common stock – basic and diluted	$—	$(0.07)
Weighted average common stock and Class A common stock shares outstanding – basic and diluted	8,997,924	8,812,021
Other comprehensive income:
Foreign currency translation adjustment	49,886	73,228
Total other comprehensive income	49,886	73,228
Comprehensive loss	$(7,882,766)	$(5,051,629)
See notes to the unaudited condensed consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT

	J Digital 6 Warrants		Series B-4 Redeemable Convertible Preferred Stock		Series B-3 Redeemable Convertible Preferred Stock		Series B-2 Redeemable Convertible Preferred Stock		Series B-1 Redeemable Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2026	—	$731,076	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—
Share-based compensation expense	—	438,645	—	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—
Balance at March 31, 2026	—	$1,169,721	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747

	Series A Redeemable Convertible Preferred Stock		Total Redeemable Convertible Preferred Stock		Common Stock		Class A Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2026	2,999,412	$14,700,686	11,820,451	$124,815,029	8,700,776	$870	293,768	$29
Foreign currency translation adjustment	—	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	45,404	4
Net loss	—	—	—	—	—	—	—	—
Balance at March 31, 2026	2,999,412	$14,700,686	11,820,451	$124,815,029	8,700,776	$870	339,172	$33

	Treasury Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Shares	Amount
Balance at January 1, 2026	150,000	$(1,599,978)	$24,736,907	$(165,502,838)	$1,094,382	$(141,270,628)
Foreign currency translation adjustment	—	—	—	—	49,886	49,886
Share-based compensation expense	—	—	397,943	—	—	397,943
Exercise of stock options	—	—	81,960	—	—	81,964
Net loss	—	—	—	(7,932,652)	—	(7,932,652)
Balance at March 31, 2026	150,000	$(1,599,978)	$25,216,810	$(173,435,490)	$1,144,268	$(148,673,487)

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT — (Continued)

	Warrants		Series B-4 Redeemable Convertible Preferred Stock		Series B-3 Redeemable Convertible Preferred Stock		Series B-2 Redeemable Convertible Preferred Stock		Series B-1 Redeemable Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2025	—	$—	1,667,734	$36,023,055	1,219,998	$21,969,898	2,630,197	$23,889,549	2,881,387	$21,380,220
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—
Deemed dividend to preferred shareholders (Note 12)	—	—	—	—	—	—	—	498,249	—	27,527
Exercise of stock options	—	—	—	—	—	—	—	—	—	—
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	—	421,723	6,325,845	—	—	—	—	—	—
Issuance of common stock associated with the Theorem business combination	—	—	—	—	—	—	—	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—
Balance at March 31, 2025	—	$—	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747

	Series A Redeemable Convertible Preferred Stock		Total Redeemable Convertible Preferred Stock		Common Stock		Class A Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2025	2,999,412	$13,732,923	11,398,728	$116,995,645	8,856,513	$886	—	$—	150,000	$(1,599,978)
Foreign currency translation adjustment	—	—	—		—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—
Deemed dividend to preferred shareholders (Note 12)	—	967,763	—	1,493,539	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	62,164	6	1,773	—	—	—
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	—	421,723	6,325,845	(421,723)	(42)	—	—	—	—
Issuance of common stock associated with the Theorem business combination	—	—	—	—	203,822	20	—	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—
Balance at March 31, 2025	2,999,412	$14,700,686	11,820,451	$124,815,029	8,700,776	$870	1,773	$—	150,000	$(1,599,978)

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT — (Continued)

	Stockholder Notes	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
Balance at January 1, 2025	$(3,423,744)	$20,609,887	$(117,048,113)	$466,980	$(100,994,082)
Foreign currency translation adjustment	—	—	—	73,228	73,228
Share-based compensation expense	—	7,431,004	—	—	7,431,004
Deemed dividend to preferred shareholders (Note 12)	—	(1,493,539)	—	—	(1,493,539)
Exercise of stock options	—	3,014	—	—	3,020
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	(6,325,845)	—	—	(6,325,887)
Issuance of common stock associated with the Theorem business combination	—	(20)	—	—	—
Interest receivable associated with notes receivable from stockholder	(38,566)	—	—	—	(38,566)
Net loss	—	—	(5,124,857)	—	(5,124,857)
Balance at March 31, 2025	$(3,462,310)	$20,224,501	$(122,172,970)	$540,208	$(106,469,679)
See notes to the unaudited condensed consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(7,932,652)	$(5,124,857)
Net loss from discontinued operations	—	583,339
Net loss from continuing operations	(7,932,652)	(4,541,518)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	587,934	313,414
Provision for expected credit losses	285,453	74,388
Share-based compensation expense	836,588	7,431,004
Accretion of debt discount	1,186,318	763,786
Net losses (gains) from investments	(1,365,256)	(2,769)
Loss on digital assets held for investment net	920,467	—
Loss on digital assets from operations, net	286,592	169,338
Deferred tax provision	43,008	82,059
Change in fair value of simple agreement for future equity	1,368,000	66,000
Change in fair value of derivative liability	2,001,000	290,000
Change in fair value of option liability	(90,000)	(490,000)
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Digital assets from operations	104,608	29,296
Digital assets receivable	(63,701)	(6,361,577)
Customer escrow funds	28,946,509	3,514,587
Accounts receivable	(5,422,887)	(1,399,455)
Accounts receivable, related parties	161,026	204,365
Contract assets	1,452,002	(912,637)
Prepaid expenses and other current assets	(634,379)	(298,300)
Accounts payable	(1,473,162)	235,704
Accrued expenses and other current liabilities	2,473,524	(221,490)
Interest payable	1,083,540	725,927
Customer escrow funds payable	(28,845,937)	(3,508,567)
Deferred revenue	(5,000,697)	1,084,925
Cash used in operating activities from continuing operations	(9,092,102)	(2,751,520)
Cash used in operating activities from discontinued operations	—	(1,227,965)
Net cash flows used in operating activities	(9,092,102)	(3,979,485)
Cash flows from investing activities:
Purchases of investments in available-for-sale marketable securities	—	(18,293)
Proceeds from sales and redemptions of investments and available-for-sale marketable securities	—	808,724
Proceeds from partial repayments of notes receivable, related parties	—	25,000
Originations of and disbursements for notes receivable, related parties	(2,231,266)	(688,098)
Purchases of digital assets for investment	—	(896,495)
Proceeds from redemptions of tokenized assets for investment	1,500,000	—
Purchases of equipment and other long-lived assets	(290,296)	—
Proceeds from sale of equipment and other long-lived assets	—	3,702
Net cash flows used in investing activities	(1,021,562)	(765,460)

SECURITIZE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Three Months Ended March 31,
	2026	2025
Cash flows from financing activities:
Payment of deferred offering costs	(429,924)	—
Proceeds from options exercised	81,964	3,020
Net cash flows (used in) provided by financing activities	(347,960)	3,020
Effect of exchange rate changes on cash	49,886	73,228
Net decrease in cash and cash equivalents	(10,411,738)	(4,668,697)
Cash and cash equivalents from continuing operations, beginning of period	24,871,555	21,788,225
Cash and cash equivalents from discontinued operations, beginning of period	—	175,233
Less: Cash and cash equivalents from discontinued operations, end of period	—	(94,200)
Cash and cash equivalents from continuing operations, end of period	$14,459,817	$17,200,561
Supplemental disclosure of cash flow information and non-cash transactions:
Income taxes paid	$—	$19,479
Digital assets loan receivables originated	$—	$3,036,255
Digital- assets loan receivables repaid	$390,003	$5,000,000
Digital assets received as collateral	$—	$3,990,890
Digital assets received as collateral returned	$1,351,493	$5,000,000
Digital assets borrowed	$—	$3,654,465
Digital assets borrowed repaid	$101,109	$5,000,000
Digital assets pledged as collateral	$—	$4,702,304
Digital assets pledged as collateral returned	$1,711,530	$5,000,000
Digital assets exchanged with collateral	$371,172	$—
Non-cash additions or transfers of digital asset investments	$2,098,272	$—
Non-cash investment assets participating in DeFi activities	$—	$896,495
Deferred offering costs in accounts payable and accrued expenses	$1,790,772	$—
Series B-4 preferred stock issued in exchange of common stock	$—	$6,325,845
Reissuance of Series A, Series B-1, and Series B-2 preferred stock at fair value in secondary transaction	$—	$(1,493,539)
Retirement of common stock reacquired in exchange of preferred stock	$—	$(6,325,887)
Deemed dividend recognized on reissuance of Series A, Series B-1, and Series B-2 preferred stock at fair value in secondary transaction	$—	$1,493,539
See notes to the unaudited condensed consolidated financial statements

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION AND NATURE OF BUSINESS
Nature of Business and Operations
Securitize, Inc. and its subsidiaries (“Securitize”, “Company”, and “our”), founded in 2017, is a Delaware corporation that operates a comprehensive platform for issuing, managing, and trading private market securities using blockchain technology. The Company provides a compliance-driven infrastructure that enables the tokenization of private securities, supporting functions such as dividends, distributions, share buy-backs, and investor servicing.
The platform offers issuer services, including securities issuance and management, end-to-end document handling, and investor communications, as well as investor services, such as accreditation, wallet management, an investor dashboard, and token distribution. Additionally, the Company operates a registered broker-dealer and alternative trading system (ATS), facilitating compliant trading of digital asset securities.
The Company is headquartered in Miami, Florida, with a global presence, maintaining offices in New York, Nevada, Spain, Israel, and Japan.
On March 20, 2024, the Company announced the launch of the first tokenized fund in conjunction with the BlackRock USD Institutional Digital Liquidity Fund (BUIDL), which is issued on a public blockchain and managed by BlackRock Financial Management, Inc.
On April 15, 2025, the Company completed the acquisition of MG Stover & Co. (“MG Stover”), a leading fund administrator for digital assets. The acquisition enhances the Company’s institutional fund administration services and positions Securitize as a leading provider in the U.S. digital asset market.
The Company is subject to a number of risks, including limited operating history, dependence on key individuals, rapid technological changes, competition from larger companies, new entrants, the need for adequate financing to fund future operations, and the need for successful development and marketing of its products and services.
Potential Business Combination with Cantor Equity Partners II, Inc.
On October 27, 2025, the Company executed a Business Combination Agreement (the “Business Combination”) with Cantor Equity Partners II, Inc. (Nasdaq: CEPT), a special purpose acquisition company, regarding a potential transaction that would result in the Company becoming a publicly traded entity (“PubCo”). The proposed transaction values the Company’s equity at approximately $1,250,000,000 and includes provisions for equity conversion and potential earn-out shares. The agreement also contemplates a concurrent private placement targeting $225,000,000 in gross proceeds and a minimum available cash condition of $100,000,000 at closing, which may be waived by the Company. Completion of the transaction is subject to customary conditions, including regulatory and shareholder approvals, and there is no assurance that the transaction will be consummated.
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded. Under this method of accounting, CEPT does not meet the Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) definition of a “business” and is treated as the “acquired” company for financial reporting purposes. Securitize has been determined to be the accounting acquirer because existing Securitize Stockholders, as a group, will retain the largest portion of the voting rights in the combined entity when contemplating the various redemption scenarios, the executive officers of PubCo will be appointed by Securitize, the majority of the board of directors of PubCo will be appointed by Securitize, Securitize represents a significant majority of the operations of PubCo, and the operations of Securitize will be the continued operations of PubCo.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Consolidation and Presentation
The accompanying unaudited condensed consolidated financial statements include the accounts of Securitize, Inc. along with the Company’s wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Going Concern
Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year from the unaudited condensed consolidated financial statements issuance date. The Company has determined that, in aggregate, no conditions or events raise substantial doubt about its ability to continue as a going concern for at least twelve months from the date these unaudited condensed consolidated financial statements were issued. Accordingly, the unaudited condensed consolidated financial statements have been prepared in accordance with GAAP on a going concern basis.
Use of Estimates
The preparation of unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and disclosures in the accompanying notes.
Significant estimates that are particularly susceptible to significant changes relate to the fair value of stock-based awards, the fair value of embedded derivatives, the preferred stock option liability, the grant date fair value of the warrants, the assessment of the amount and likelihood of adverse outcomes from claims and disputes, the valuation of intangible assets acquired in business combinations including goodwill, the determination as to whether goodwill or indefinite-lived intangible assets are impaired and, if so, the amount of the impairment, the determination of standalone selling price for the Company’s on-chain services, the ability to continue as a going concern, the net asset value of the Company’s investment in tokenized funds, the realizability of deferred tax assets and related valuation allowances, particularly for net operating loss carryforwards, and the valuation of simple agreements for future agreements (“SAFE’s”). The Company bases its estimates on historical experience and various other assumptions which it believes to be reasonable under the circumstances. These estimates may change as new events occur and additional information becomes available. Actual results could differ from these estimates and any such differences may be material to the unaudited condensed consolidated financial statements.
Preparation
The unaudited condensed consolidated results of operations for the three months ended March 31, 2026, are not necessarily indicative of the results to be expected for the full year or any other period. Additionally, certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been omitted. Accordingly, the unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2025 and 2024.
There have been no changes to our significant accounting policies described in the audited consolidated financial statements as of and for the years ended December 31, 2025 and 2024 that have had a material impact on our unaudited condensed consolidated financial statements and accompanying notes, other than as discussed below.
Digital Assets
The Company uses the term “digital asset” to refer to an asset that is generated, issued and/or transferred using distributed ledger or blockchain technology, including, but not limited to, assets known as “tokens”,

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
“cryptocurrencies”, “crypto assets”, “stablecoins”, and “tokenized securities” which also rely on and/or are secured through cryptographic protocols.
Digital intangible assets that meet the scope requirements of ASC 350-60, Intangibles — Goodwill and Other — Crypto Assets (“ASC 350-60”), digital assets that do not meet the scope requirements of ASC 350-60, and stablecoins are collectively referred to as ‘Digital assets’. Accounting for digital assets depends on the nature of the asset and how the asset is held. The Company typically obtains digital assets through its operations as a form of payment from customers and they are converted to cash or cash equivalents, or they are used to fulfill expenses, primarily various blockchain fees that need to be settled in cryptocurrencies, nearly immediately. The Company considers these digital assets received as payment, traded, purchased and/or disposed of nearly immediately to be operating activities in the unaudited condensed consolidated statements of cash flows and are recognized within ‘Digital assets from operations’ in the Company’s unaudited condensed consolidated balance sheets. While the Company’s policy is to sell, convert, or otherwise dispose of ‘Digital assets from operations’ that are received as a form of payment from certain customers nearly immediately, if any circumstances exist that result in the holding of these assets for an extended period of time or the Company elects to open an investment or similar position with the related digital assets due to circumstances occurring that alter the Company’s investing strategy and require the reassessment of Company objectives with the relevant assets, they are reclassified into ‘Digital assets held for investment’.
The Company also obtains digital assets for investment purposes typically through helping customers or businesses tokenize real-world assets, which the Company may also hold for its own strategies from time to time, which are recognized within ‘Digital assets held for investment’. As noted above, if any assets received that are initially recorded within ‘Digital assets from operations’ consistent with the Company’s accounting policy and original intent when the assets were received, end up being held for an extended period of time as a result of certain circumstances or due to a change in the Company’s intent with regard to the digital assets, they are reclassified into ‘Digital assets held for investment’. The characteristics of the digital assets themselves typically do not change, rather the Company makes an election to hold the relevant assets for a particular purpose, which does not involve the Company trading or otherwise disposing of the digital assets. Rather, the digital assets are held for the Company’s specified investment purposes, including the staking of the digital assets, depositing them into liquidity pools, or locking them in a similar type of smart contract and/or lending protocol. Regardless of the specific investment strategy for the balances within ‘Digital assets held for investment’, as long as they are held and reported by the Company, any of the related activities involving the digital assets while they are held prior to disposal are classified as investing activities in the condensed consolidated statements of cash flows. The Company plans to liquidate these digital assets within the next twelve months.
Digital assets are initially recorded at the transaction price of the assets obtained upon their initial recognition, as determined by the quoted prices within the Company’s principal market at the time of measurement. Gains and losses upon the sale of digital assets are determined on a first-in, first-out (“FIFO”) basis for each pool of digital assets. The Company accounts for digital assets based on their nature in the following ways:
•Digital assets recorded at fair value — Changes in fair value are presented net on the Company’s unaudited condensed consolidated statements of operations and comprehensive loss in the period in which they occur. These assets include digital assets that meet the scope requirements of ASC 350-60, Intangibles — Goodwill and Other — Crypto Assets (“ASC 350-60”). They are recognized within ‘Digital assets from operations’ and ‘Digital assets held for investment’ in the Company’s unaudited condensed consolidated balance sheets. Because changes in the fair value are reported in earnings as they occur, the sale or disposition of these assets does not necessarily give rise to a gain or loss. The unrealized gains and losses on ‘Digital assets from operations’ are recorded to ‘Loss on digital assets from operations, net’, and the unrealized gains and losses on ‘Digital assets held for investment’ are recorded to ‘Loss on digital assets held for investments, net’.
•Digital assets recorded at cost less applicable impairment charge — These digital assets do not meet the scope criteria of ASC 350-60, primarily because they provide the holder with enforceable rights to or

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
claims on other assets. Any net gain or loss on derecognition of these assets as a result of their sale or disposition are recognized in the unaudited condensed consolidated statements of operations and comprehensive loss based on the nature of how they were held or used by the Company up until the date that the sale or disposition of the asset occurs, consistent with the classification above.
Restricted Tokenized Assets
As of March 31, 2026, there were no remaining collateral assets comprising the Company’s “Restricted tokenized assets” held by the Company as all of the lending arrangements which were outstanding as of December 31, 2025 were settled during the period. Any of the collateral assets which were still retained by the Company after all the lending arrangements were settled, subsequently were reclassified into ‘Investments in tokenized assets’ accordingly as they were no longer restricted.
Presentation of Loan Collateral
As of March 31, 2026, all of the Company’s positions in the lending arrangements outlined in Note 15 were closed. Therefore, the Company did not hold any digital assets as collateral, as stated above.
Accounts Receivable
The Company carries its accounts receivable at the invoiced amount. On a periodic basis, the Company evaluates its accounts receivable and will record an allowance for expected credit losses representing management’s estimate of expected credit losses related to trade receivables. The change in allowance for expected credit losses is due to both a change in the calculated estimate discussed below and a change in the estimated transaction price of the underlying revenue. Trade receivables are pooled based on similar risk characteristics, such as the age of receivables and the entity which the trade receivable was generated from. The Company disaggregates trade receivables into two risk pools: Securitize customers which refer to customers from the Company’s core business, and Pacific Stock Transfer Company customers which refer to customers from the Pacific Stock Transfer Company acquisition. To estimate the allowance for expected credit losses, management leverages information on historical losses, asset-specific risk characteristics, current conditions, and reasonable and supportable forecasts of future conditions. Account balances are written off against the allowance when deemed uncollectible.
The following table shows the activity in the allowance for credit losses:

Balance at January 1, 2025	$3,190,514
Provision for expected credit losses	1,300,149
Write-offs	(1,178,608)
Balance at December 31, 2025	3,312,055
Provision for expected credit losses	285,453
Write-offs	(276,646)
Balance at March 31, 2026	$3,320,862
Recently Issued And Adopted Accounting Standards
There were no new accounting pronouncements adopted during the three months ended March 31, 2026 that materially impacted our unaudited condensed consolidated financial statements and related disclosures.
Recently Issued Accounting Standards Not Yet Adopted
In December 2025, the FASB issued ASU 2025-12, “Codification Improvements.” The standard makes improvements to the Accounting Standards Codification (“ASC”) for a broad range of Topics arising from technical corrections, unintended application of the Codification, clarifications, and other minor improvements. This update is effective for annual reporting periods beginning after December 15, 2026, including interim reporting periods within

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
those annual reporting periods. The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements.
In December 2025, the FASB issued ASU 2025-11, “Interim Reporting (Topic 270)” — Narrow Scope Improvements which amends and clarifies the interim disclosure requirements of ASC 270. The standard provides clarity about current requirements to help entities determine whether disclosures not specified in ASC 270 should be provided in interim reporting periods. This update is effective for interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this standard on the condensed consolidated financial statements.
In September 2025, the FASB issued ASU 2025-06, “Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software.” The amendments provide updated guidance on the accounting for internal-use software, including clarifications to the capitalization criteria, enhancements to the evaluation of development stages, and refinements to the treatment of implementation costs. The ASU 2025-06 is effective for all entities for annual reporting periods beginning after December 15, 2027, and interim periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2025-06 on its financial statement presentation and disclosure.
In May 2025, the FASB issued ASU No. 2025-05, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets.” This update provides targeted improvements to the measurement of expected credit losses for accounts receivable and contract assets under the current expected credit loss (CECL) model. The guidance is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statement presentation and disclosure.
In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date.” This update clarifies the effective date of ASU No. 2024-03, which requires entities to disaggregate operating expenses into specified categories to enhance transparency. ASU 2025-01 establishes that the guidance is effective for fiscal years beginning after December 15, 2026, with early adoption permitted, and for interim periods beginning after December 15, 2027. ASU 2024-03 may be applied retrospectively or prospectively. The Company is currently evaluating the impact of this guidance on its financial statement presentation and disclosures.
In November 2024, the FASB issued ASU 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40)”: Disaggregation of Income Statement Expenses. This update requires entities to disaggregate operating expenses into specific categories, such as salaries and wages, depreciation, and amortization, to provide enhanced transparency into the nature and function of expenses. In January 2025, the FASB issued ASU No. 2025-01, clarifying the effective date of ASU No. 2024-03 to be fiscal years beginning after December 15, 2026, with early adoption permitted, and interim periods beginning after December 15, 2027. ASU 2024-03 may be applied retrospectively or prospectively. The Company is currently evaluating the impact of ASU 2024-03 on its financial statement presentation and disclosures.
In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements”: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This update incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification. The amendments are intended to improve the clarity and consistency of disclosures by aligning GAAP with the SEC’s Disclosure Update and Simplification Initiative. The ASU includes various amendments across multiple topics, such as derivatives, collateralized assets, credit facilities, repurchase agreements, and interest rates on borrowings. The removal of these disclosure requirements will become effective for GAAP upon removal of the related disclosure requirements from Regulation S-X or Regulation S-K by the SEC. The Company is currently evaluating the impact of ASU 2023-06 on its disclosures and does not expect the adoption to have a material effect on its financial position, results of operations, or cash flows.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
3.      ACQUISITIONS
MG Stover, LLC
On April 15, 2025, the Company completed the acquisition of all outstanding equity interests of MG Stover, a leading fund administrator for digital assets. As a result, MG Stover’s operating results have been consolidated into the Company’s consolidated financial statements effective from the acquisition date.
The following table summarizes the approximate values of consideration paid and the net assets acquired on the acquisition date:

Purchase consideration:
Cash, net of cash acquired	$21,090,525
Fair value of identifiable assets acquired and liabilities assumed:
Customer relationships	$9,400,000
Prepaid expenses	109,538
Total identifiable assets acquired	9,509,538
Accounts payable	(991,616)
Deferred revenue	(462,398)
Total liabilities assumed	(1,454,014)
Net identifiable assets acquired	8,055,524
Goodwill	13,035,001
Net assets acquired	$21,090,525
The total purchase consideration was approximately $21,090,525, which consisted of cash paid net of cash acquired. No equity was issued as part of the transaction.
Acquired intangible assets include customer relationships valued at approximately $9,400,000, which were fair valued using a discounted cash flow method based on company projections and Level 3 inputs. The useful life of these customer relationships at acquisition was 10 years. The trademark, non-compete agreements, and acquired technology related to an internally developed workflow system were determined to have de minimis values due to immediate rebranding, retention of key personnel, and the Company’s intent to continue using its existing internal systems rather than the acquired technology, respectively. Goodwill of approximately $13,035,001 represents expected synergies, expanded service capabilities, and the excess of purchase price over the fair value of net assets acquired. Goodwill is deductible for tax purposes.
The Company incurred approximately $246,069 in transaction-related expenses related to the acquisition of MG Stover for the three months ended March 31, 2025. These costs are included in ‘Selling, general & administrative’ costs on the unaudited condensed consolidated statements of operations and comprehensive loss.
Pro Forma Financial Information
The following proforma financial information presents the consolidated results of operations of the Company and MG Stover for the three months ended March 31, 2025, as if the acquisition had occurred as of beginning of the earliest period presented. The proforma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods, nor does it project future results.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
3.      ACQUISITIONS (cont.)
The following table shows the proforma financial information for the Company and MG Stover:

For the Three Months Ended March 31, 2025
Revenues	$19,057,115
Net loss from continuing operations	$(4,262,814)
Net loss from continuing operations per basic and diluted share	$(0.48)
Weighted average common shares outstanding:
Basic and Diluted	8,812,021
4.      DISCONTINUED OPERATIONS
On August 5, 2025, the Company entered into a letter of intent, after which management approved the sale of its Securitize for Advisors reporting unit and determined the disposal group qualified for discontinued operations presentation during the year ended December 31, 2025.
In the third quarter of 2025, prior to classification as discontinued operations, the Company evaluated the assets within the disposal group for impairment and recorded a non-cash goodwill impairment charge of $4,122,926 for the year ended December 31, 2025. The Company subsequently reduced the carrying value of the disposal group by an additional, immaterial impairment charge to align it with the expected sale consideration.
On November 26, 2025, the Company completed the sale of its Securitize for Advisors business, which is presented as discontinued operations in the unaudited condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2025. The base sale consideration was $2,871,526, and no loss on sale was recognized as the sale price equaled the carrying value of the net assets disposed.
The following depicts the results of operations for the discontinued operations of the Company for the periods presented:

Three Months Ended March 31, 2025
Revenue	$10,637
Operating costs and expenses:
Selling, general & administrative	117,779
Compensation and benefits	464,753
Total operating costs and expenses	582,532
Loss from operations	(571,895)
Other expense:
Other expense, net	(11,444)
Total other expense, net	(11,444)
Net loss	$(583,339)

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
5.      DIGITAL ASSETS
The following table presents the Company’s digital assets at the periods indicated below:

	March 31, 2026	December 31, 2025
Digital assets from operations	$165,100	$1,936,626
Digital assets held for investment	1,177,803	—
Total digital assets	$1,342,903	$1,936,626
Digital assets held at fair value (in the scope of ASC 350-60)
The following table summarizes units held, cost basis, and fair value of the digital assets:

March 31, 2026
Asset	Symbol	Quantity of Digital assets held	Cost basis	Fair value
ZK Token	ZK Token	34,234,282	$1,156,345	$599,444
Aptos	APT	163,921	301,429	146,346
Wormhole Token	W Token (Wormhole)	33,518,162	3,361,453	479,612
Other	not meaningful	not meaningful	not meaningful	117,501
Total				$1,342,903

December 31, 2025
Asset	Symbol	Quantity of Digital assets held	Cost basis	Fair value
ZK Token	ZK Token	21,734,039	$795,278	$630,213
Aptos	APT	109,024	298,464	180,931
Wormhole Token	W Token (Wormhole)	33,518,162	3,361,453	1,100,244
Other	not meaningful	not meaningful	not meaningful	25,238
Total				$1,936,626
Digital assets receivable
Certain digital assets are subject to sale and transfer restrictions through vesting schedules typically associated with contracts with blockchain customers and their associated foundations. Digital assets receivable and restricted by vesting schedules for which the Company has not obtained accounting control and that are subject to contractual transfer restrictions through vesting schedules are recognized as ‘Digital assets receivable’ on the Company’s unaudited condensed consolidated balance sheets. As of March 31, 2026 and December 31, 2025, the majority of the balance was denominated in USD, with a variable quantity of tokens expected to be received based on their USD equivalent at the time of transfer. The portion of the balance denominated in digital assets represents the right to receive a fixed amount of those assets in the future and contains an embedded forward feature that is remeasured at fair value each period based on the market price of the underlying digital assets to be received. As the tokens are released to the Company in accordance with contractual vesting schedules, the tokens are reclassified from ‘Digital assets receivable’ to ‘Digital assets held for investment’ on the unaudited condensed consolidated balance sheets.
As of March 31, 2026 the Company was entitled to receive $3,679,836 of digital assets restricted by vesting schedules (including $2,059,917 and $1,619,919 classified as current and noncurrent, respectively) after accounting for the effects of the embedded derivative feature identified resulting from the Company’s right to receive a fixed

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
5.      DIGITAL ASSETS (cont.)
amount of digital assets, the fair value of which fluctuates based on market conditions. As of March 31, 2026, sale restrictions associated with the digital assets subject to these vesting schedules range from less than one month to approximately two years.
As of December 31, 2025, the Company was entitled to receive $4,056,320 of digital assets restricted by vesting schedules (including $2,500,102 and $1,556,218 classified as current and noncurrent, respectively) after accounting for the effects of the embedded feature based on the changes in the fair value of the underlying digital assets when the quantity to be received is fixed. The remaining restriction periods on these digital assets similarly ranged from less than one month to approximately two years.
6.      INVESTMENT IN FUNDS
Investments in Tokenized Fund Interests
The Company holds investments in STAC, HLSCOPE, ACRED, VBILL, and sVBILL (together, the “Equity Tokens”). Each of these instruments represents a tokenized ownership interest in a corresponding investment fund and therefore is not within the scope of ASC 350-60. The Company’s VBILL and sVBILL holdings of $77,489 and $5,000,000 are classified as a cash equivalent and a receipt token held at cost less impairment, respectively as of March 31, 2026 and $14,813 and $5,000,000, respectively as of December 31, 2025.
The remaining Equity Tokens, consisting of STAC, HLSCOPE, and ACRED, represent non-voting, non-redeemable participating shares issued as part of the funds’ respective share capital. The investment for each of these Equity Tokens are recorded on the unaudited condensed consolidated balance sheets in ‘Investments in tokenized assets’ as of March 31, 2026 and December 31, 2025.
7.      FAIR VALUE MEASUREMENTS
The following table sets forth by level within the fair value hierarchy, the Company’s assets and liabilities measured and recorded at fair value on a recurring basis:

March 31, 2026	Level 1	Level 2	Level 3	Total
Assets
U.S. Treasury bills	$935,631	$—	$—	$935,631
Digital assets from operations	165,100	—	—	165,100
Digital assets held for investment	1,177,803	—	—	1,177,803
Digital assets receivable	2,059,917	—	—	2,059,917
BUIDL, unrestricted	4,253,684	—	—	4,253,684
Total assets	$8,592,135	$—	$—	$8,592,135
Liabilities
Option liability	$—	$—	$11,300,000	$11,300,000
SAFEs	—	—	11,817,000	11,817,000
Derivative liability	—	—	28,171,000	28,171,000
Total liabilities	$—	$—	$51,288,000	$51,288,000

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
7.      FAIR VALUE MEASUREMENTS (cont.)

December 31, 2025	Level 1	Level 2	Level 3	Total
Assets
U.S. Treasury bills	$928,037	$—	$—	$928,037
Stablecoins	86,472	—	—	86,472
Digital assets	1,936,626	—	—	1,936,626
Digital assets receivable	2,500,102	—	—	2,500,102
BUIDL, unrestricted	4,467,926	—	—	4,467,926
Total assets	$9,919,163	$—	$—	$9,919,163
Liabilities
Option liability	$—	$—	$11,390,000	$11,390,000
SAFEs	—	—	10,449,000	10,449,000
Derivative liability	—	—	26,170,000	26,170,000
Total liabilities	$—	$—	$48,009,000	$48,009,000
The Company’s U.S. Treasury bills are included on the unaudited condensed consolidated balance sheets as ‘Investments in available-for-sale marketable securities’ as of March 31, 2026 and December 31, 2025. Certain of the Company’s stablecoins held at fair value are included on the unaudited condensed consolidated balance sheets as ‘Prepaid expenses and other current assets’ as of March 31, 2026 and December 31, 2025, and included in the table above. The Company’s stablecoins included on the unaudited condensed consolidated balance sheets as ‘Cash and cash equivalents’ are excluded from the table above. The Company’s digital assets held at fair value are included on the unaudited condensed consolidated balance sheets as ‘Digital assets held for investment’ as of March 31, 2026 and December 31, 2025. The Company’s digital assets receivable held at fair value are included on the unaudited condensed consolidated balance sheets as ‘Digital assets receivable and ‘Digital assets receivable, noncurrent’ as of March 31, 2026 and December 31, 2025. The Company’s unrestricted BUIDL is included on the unaudited condensed consolidated balance sheets as ‘Cash and cash equivalents’ as of March 31, 2026 and December 31, 2025. The Company’s SAFEs are included on the unaudited condensed consolidated balance sheets as ‘Simple agreements for future equity’ as of March 31, 2026 and December 31, 2025. The Company’s Option liability is included on the unaudited condensed consolidated balance sheets as ‘Option liability’ as of March 31, 2026 and December 31, 2025. The Company’s Derivative liability is included on the unaudited condensed consolidated balance sheets as ‘Derivative liability’ as of March 31, 2026 and December 31, 2025.
The following table shows the activity of Level 3 financial instruments:

Balance as of December 31, 2024	$21,966,000
Fair value adjustment – SAFE	66,000
Fair value adjustment – Derivative liability	290,000
Fair value adjustment – Option liability	(490,000)
Balance as of March 31, 2025	$21,832,000
Balance as of December 31, 2025	$48,009,000
Fair value adjustment – SAFE	1,368,000
Fair value adjustment – Derivative liability	2,001,000
Fair value adjustment – Option liability	(90,000)
Balance as of March 31, 2026	$51,288,000
Certain instruments have been valued using the concept of NAV as a practical expedient. The Company notes that their NAV is generally not published and publicly available, nor are these instruments traded on an exchange. Instruments valued using NAV as a practical expedient are in accordance with GAAP and are not classified within the fair value hierarchy levels.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
7.      FAIR VALUE MEASUREMENTS (cont.)
There were no transfers in and out of Level 3 financial instruments during any of the periods presented.
The Company measures certain financial instruments at fair value on a recurring basis. These instruments are classified within Level 3 of the fair value hierarchy as their valuation relies on significant unobservable inputs. Level 3 measurements reflect management’s judgment regarding the assumptions market participants would use in pricing the instruments. As of March 31, 2026 and December 31, 2025, Level 3 liabilities included an option liability, SAFE liability, and derivative liabilities associated with convertible notes.
The option liability is measured using a probability-weighted option pricing model framework. As of March 31, 2026 and December 31, 2025, the fair value of the option liability was approximately $11,300,000 and $11,390,000, respectively. Significant unobservable inputs used in the valuation for the three months ended March 31, 2026 included an equity volatility assumption of approximately 69%, an expected time to event of approximately 0.17, and an estimated fair value of the underlying preferred stock of approximately $34.05 per share. Significant unobservable inputs used in the valuation for the year ended December 31, 2025 included an equity volatility assumption of approximately 68%, an expected time to event of approximately 0.25, and an estimated fair value of the underlying preferred stock of approximately $34.05 per share. An increase in equity volatility would result in a higher fair value measurement.
SAFEs are accounted for as liabilities and measured at fair value using a scenario-based, probability-weighted valuation technique. The valuation considers outcomes including an equity financing, liquidity event, or dissolution, based on the contractual terms of the SAFEs. As of March 31, 2026 and December 31, 2025, the fair value of SAFEs was approximately $11,817,000 and $10,449,000, respectively. Significant unobservable inputs used in the valuation for the three months ended March 31, 2026 included equity volatility of approximately 75%, a market discount rate of approximately 14%, and expected conversion dates of approximately 0.17. Significant unobservable inputs used in the valuation for the year ended December 31, 2025 included equity volatility of approximately 56%, a market discount rate of approximately 13%, and expected conversion dates of approximately 0.25. Changes in volatility, discount rates, or assumed timing of conversion events would materially affect the estimated fair value.
The Company’s convertible notes contain embedded features that meet the definition of derivatives and are bifurcated from the host debt instrument. The embedded derivative liabilities are measured using option pricing techniques. As of March 31, 2026 and December 31, 2025, the fair value of the embedded derivative liabilities was approximately $28,171,000 and $26,170,000, respectively. Significant unobservable inputs used in the valuation for the three months ended March 31, 2026 included equity volatility ranging from approximately 62% to 75%, estimated transaction-based equity values ranging from $27.28 to $40.87 per share, and credit-adjusted discount rates of approximately 8% to 23%. Significant unobservable inputs used in the valuation for the year ended December 31, 2025 included equity volatility ranging from approximately 56% and 71%, estimated transaction-based equity values of approximately $27.28 to $40.87 per share, and credit-adjusted discount rates of approximately 7.69% and 21.63%. Increases in volatility or the likelihood of favorable transaction scenarios would result in higher derivative fair values.
The following table presents the cost and fair value of the Company’s investments:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
March 31, 2026
U.S. Treasury bills	$928,037	$7,594	$—	$935,631
	$928,037	$7,594	$—	$935,631
December 31, 2025
U.S. Treasury bills	$911,609	$16,428	$—	$928,037
	$911,609	$16,428	$—	$928,037
The following table reflects information about the Company’s investments held in an unrealized gains position:

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
7.      FAIR VALUE MEASUREMENTS (cont.)

	Less than 12 Months		12 Months or Greater		Total
	Fair Value	Unrealized Gains (Losses)	Fair Value	Unrealized Gains (Losses)	Fair Value	Unrealized Gains (Losses)
March 31, 2026
U.S. Treasury bills	$935,631	$7,594	$—	$—	$935,631	$7,594
December 31, 2025
U.S. Treasury bills	$928,037	$16,428	$—	$—	$928,037	$16,428
When evaluating investments for credit losses, the Company considers multiple factors, including the duration and extent of fair value declines, the financial condition of the issuer, and whether the Company intends to sell or is more likely than not to be required to sell the investment before recovery of its amortized cost basis. The Company determined that the increase in fair value of its investments in 2025 was primarily driven by changes in market interest rates, which affected the valuation of fixed-income securities, including U.S. Treasury holdings. Accordingly, the Company concluded that no credit losses were recognized on its investment portfolio during the three months ended March 31, 2026 and 2025.
All of the U.S. Treasury bills held at March 31, 2026 are scheduled to mature in 2026.
8.      INTANGIBLE ASSETS
Intangible Assets
Intangible assets, net, as disclosed in this note exclude digital assets, that qualify as intangible assets, which are presented within ‘Digital assets from operations’, ‘Digital assets held for investment’, and ‘Digital assets receivable’, in the unaudited condensed consolidated balance sheets. Intangible assets, net and their associated weighted average remaining useful lives in years consisted of the following:

March 31, 2026	Gross Amount	Accumulated Amortization	Net Carrying Value	Weighted- average Remaining Useful Lives (Years)
Definite-lived intangible assets:
Customer relationships	$24,164,931	$(6,597,910)	$17,567,021	10.6
Non-compete agreements	240,000	(225,333)	14,667	0.3
Licenses	120,150	(98,123)	22,027	0.9
Indefinite-lived intangible assets:
Trading license	2,430,000	—	2,430,000	N/A
	$26,955,081	$(6,921,366)	$20,033,715

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
8.      INTANGIBLE ASSETS (cont.)

December 31, 2025	Gross Amount	Accumulated Amortization	Net Carrying Value	Weighted- average Remaining Useful Lives (Years)
Definite-lived intangible assets:
Customer relationships	$24,164,931	$(6,085,334)	$18,079,597	10.8
Trademarks	—	—	—
Non-compete agreements	240,000	(221,333)	18,667	0.4
Licenses	120,150	(92,115)	28,035	1.2
Indefinite-lived intangible assets:
Trading license	2,430,000	—	2,430,000	N/A
	$26,955,081	$(6,398,782)	$20,556,299
Definite-lived intangible assets
Amortization expense was $522,584 and $300,916 for the three months ended March 31, 2026 and 2025, respectively.
Indefinite-lived intangible assets (excluding goodwill)
Management determined there were no triggering events identified during the three months ended March 31, 2026 and 2025. Therefore, no impairment charges were recorded for the three months ended March 31, 2026 and 2025. The trading license continues to be classified as an indefinite-lived intangible asset, and management will continue to monitor relevant factors that could impact its recoverability.
9.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
The following table provides a breakdown of Accrued expenses and other current liabilities at the periods indicated below:

	March 31, 2026	December 31, 2025
Accrued compensation	$1,691,512	$998,367
Accrued professional fees and other	6,179,978	3,275,225
Total accrued expenses and other current liabilities	$7,871,490	$4,273,592
10.    DEBT
The Company’s cost basis of outstanding debt consisted of the following at the periods indicated below:

	Effective Interest Rate	Maturity Date	Payment Upon Maturity	March 31, 2026	December 31, 2025
Simple agreements for future equity	—	—	$—	$4,845,000	$4,845,000
Convertible promissory notes payable, net of issuance costs	4.77% –13.04%	January 2027 – October 2028	79,915,000	79,859,733	79,859,733
Total Long-Term Debt			$79,915,000	$84,704,733	$84,704,733
The Company notes that the fair value of its Convertible promissory notes payable approximates their initial carrying value. Interest expense on outstanding debt totaled $2,269,858 and $1,399,414 for the three months ended March 31, 2026 and 2025, respectively.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
10.    DEBT (cont.)
Line of Credit
The Company is party to a line of credit with a financial institution, which provides for a total commitment based on a percentage of the Company’s investments held with the financial institution. The balance of outstanding borrowings will incur interest at a variable rate based on the One-Month SOFR plus 65 basis points (4.30% at March 31, 2026 and 4.44% at December 31, 2025). Total commitment availability on the line of credit is limited to the amount of capital invested with UBS at a given time, which amounted to $641,636 and $638,451 as of March 31, 2026 and December 31, 2025, respectively. There were no borrowings on the line of credit during the three months ended March 31, 2026 and 2025, and no outstanding borrowings as of March 31, 2026 and December 31, 2025.
11.    STOCKHOLDERS’ DEFICIT
Secondary transactions and exchange of Common stock for Series B-4 redeemable convertible preferred stock
During the three months ended March 31, 2025, certain former employees, co-founders, and related parties sold 588,122 shares of common stock, 95,203 shares of Series A redeemable convertible preferred stock, 4,649 shares of Series B-1 redeemable convertible preferred stock, and 64,399 shares of Series B-2 redeemable convertible preferred stock to new and existing investors at purchase prices in excess of the estimated fair value of the respective classes of stock at the time of the transaction (“2025 secondary transactions”). The Company waived its right of first refusal applicable to such shares. As a result of the common stock transactions, the Company recorded a total of $7,236,667 in stock-based compensation expense for the excess of the purchase price paid by these investors over the fair value of shares sold. This amount is included in ‘Selling, general, and administrative’ expense on the unaudited condensed consolidated statements of operations and comprehensive loss for three months ended March 31, 2025. As a result of the preferred stock transactions, the Company recorded a deemed dividend in the amount of $1,493,539 for the excess of the purchase price paid by these investors over the carrying value of the shares sold. In connection with certain of the 2025 secondary transactions, on March 4, 2025, a preferred stockholder exchanged 421,723 shares of common stock with the Company for 421,723 shares of Series B-4 redeemable convertible preferred stock. The fair value of the newly issued Series B-4 redeemable convertible preferred stock at the time of the exchange was 6,325,845. Upon completion of the Series B-4 redeemable convertible preferred stock exchange, the associated shares of common stock received in the exchange were retired.
The Company did not have any secondary transactions during the three months ended March 31, 2026.
12.    INCOME TAXES
The Company accounts for income taxes in interim periods in accordance with ASC 740-270, Income Taxes, Interim Reporting. Under ASC 740-270, interim tax provisions are generally determined using an estimated annual effective tax rate applied to year-to-date ordinary income or loss, adjusted for discrete items. Due to the Company’s full valuation allowance against its deferred tax assets, the estimated annual effective tax rate method is not meaningful. As a result, the Company determined its income tax provision for the three months ended March 31, 2026 using a year-to-date actual method. The provision primarily reflects current income taxes payable or refundable for the period, while deferred tax benefits generated during the period are offset by corresponding changes in the valuation allowance.
The provision for income taxes and the effective income tax rates were as follows:

	Three Months ended March 31,
	2026	2025
Provision for income taxes	$43,008	$82,059
Effective income tax rate	0.55%	0.68%

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
12.    INCOME TAXES (cont.)
The effective tax rates differ from the statutory tax rates for the three months ended March 31, 2026 and 2025 primarily due to the Company’s full valuation allowance position against net deferred tax assets. The provision for income taxes for the three months ended March 31, 2026 and 2025 included estimated federal, state, and foreign income taxes in jurisdictions in which the Company does not have sufficient tax attributes.
The valuation allowance was $28,929,000 as of March 31, 2026 compared to $28,627,000 as of December 31, 2025. The increase during the three months ended March 31, 2026 relates to a full valuation allowance primarily recorded against capitalized research expenditures and additional net operating losses generated in the year.
The Company regularly assesses the need for a valuation allowance against its deferred tax assets. In making that assessment, the Company considers both positive and negative evidence related to the likelihood of realization of the deferred tax assets to determine, based on the weight of available evidence, whether it is more-likely-than-not that some or all of the deferred tax assets will not be realized. In assessing the realizability of deferred tax assets, the Company considers taxable income in prior carryback years, as permitted under the tax law, forecasted taxable earnings, tax planning strategies, and the expected timing of the reversal of temporary differences. This determination requires significant judgment, including assumptions about future taxable income that are based on historical and projected information and is performed on a jurisdiction-by-jurisdiction basis. Despite positive operating results in 2026, the Company faces uncertainties in forecasting its operating results going forward. This operating uncertainty also makes it difficult to predict the availability and utilization of tax benefits over the next several years. As a result, management has concluded, as of March 31, 2026, it is more likely than not the Company’s net deferred tax assets will not be realized, and a full valuation allowance against net deferred tax assets in all jurisdictions is still warranted as of March 31, 2026. The valuation allowance against these deferred tax assets may require adjustment in the future based on changes in the mix of temporary differences, changes in tax laws, and operating performance. If the positive operating results continue, and the Company believes future taxable income can be more reliably forecasted, the Company may release all or a portion of the valuation allowance. If and when the Company determines the valuation allowance should be released (i.e., reduced), the adjustment would result in a tax benefit reported in that period’s Consolidated Statements of Operations, the effect of which would be an increase in reported net income.
13.    RELATED PARTY TRANSACTIONS
Management Fees
The Company is entitled to earn management fees for fund management services provided to certain investment funds that are considered related parties of the Company. Accounts receivable related to these management fees totaled $433,409 and $594,435 as of March 31, 2026 and December 31, 2025, respectively, and are included within ‘Accounts receivable, related parties’ on the unaudited condensed consolidated balance sheets. Management fee revenues totaled $218,024 and $5,663 for the three months ended March 31, 2026 and 2025, respectively, and are included within revenue on the unaudited condensed consolidated statements of operations and comprehensive loss.
Collateralized Lending — Related Parties
At various times throughout 2025, the Company entered into lending arrangements with certain related parties of the Company in which the Company advanced an aggregate amount of $2,253,026 in certain digital assets also borrowed by the Company during the year ended December 31, 2025, of which $290,356 was still outstanding as of December 31, 2025. All of the remaining lending arrangements entered into with related parties were settled and fully repaid during the current quarter such that there were none outstanding as of March 31, 2026. These amounts were included within ‘Digital assets loan receivable, related parties’ on the unaudited condensed consolidated balance sheets.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
13.    RELATED PARTY TRANSACTIONS (cont.)
Secondary transactions and exchange of Common stock for Series B-4 redeemable convertible preferred stock
During the three months ended March 31, 2025, the Company waived its right of first refusal in connection with certain secondary transactions involving its equity securities held by certain former employees, co-founders, and related parties, which resulted in the recognition of stock-based compensation expense and deemed dividends recorded in the consolidated financial statements. There were no such transactions during the three months ended March 31, 2026. Refer to the Stockholders’ Deficit note (Note 11) for additional information.
Notes Receivable, Related Parties
In January 2019, the Company provided funds in the form of a promissory note, as most recently amended in December 2022, totaling $89,879 to Batch 22X Ltd. (“Batch 22X”), which is managed by the co-founders and members of the Company’s management. There is no interest due and the note matures on December 31, 2029. The outstanding balance of the note totaled $66,109 as of March 31, 2026 and December 31, 2025. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s unaudited condensed consolidated balance sheets as of March 31, 2026 and December 31, 2025.
On August 6, 2025, the Company signed a loan agreement with SIZE Foundation, a Cayman Islands foundation company and related party, to provide SIZE Foundation with an unsecured revolving credit facility of up to $500,000, which was subsequently amended to increase the credit line to $2,000,000 during the quarter ended December 31, 2025. During 2026 the loan agreement was amended to increase the credit line to $3,000,000, which became effective on May 12, 2026. Borrower may repay the loan at any time but must fully repay each advance no later than 5 years from the advance date. Interest is accrued on the unpaid principal balance of the loans at a per-annum rate equal to the midterm applicable federal rate (“AFR”) for quarterly compounding most recently published by the Internal Revenue Service. Borrowers can request advances at least one business day before the desired date of advance, subject to the maximum loan amount not being exceeded. The outstanding balance was recorded as ‘Notes receivable, related parties’ on the Company’s unaudited condensed consolidated balance sheets $2,116,042 and $556,282 as of March 31, 2026 and December 31, 2025, respectively.
In February 2022, the Company executed an unsecured credit facility to a related party, Securitize KKR Platform SPC, LTC (“Securitize KKR”), with a maximum loan amount not to exceed $15,000,000 to fund capital calls. Securitize Capital is the General Partner of Securitize KKR. The borrower may repay each advance at any time or from time to time, provided that each advance is repaid in full prior to the 5-year anniversary of each advance. This credit facility does not provide for a stated interest charge. The outstanding balance was $4,702,874 and $3,476,639 as of March 31, 2026 and December 31, 2025, respectively. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s unaudited condensed consolidated balance sheets as of March 31, 2026 and December 31, 2025.
On July 14, 2023, the Company signed a loan agreement with Securitize Capital Hamilton Lane Equity Opportunity Fund LP (“Securitize Capital Hamilton Lane Fund”), a related party, for up to $7,000,000. Borrower may repay the loan at any time but must fully repay each advance no later than 5 years from its date. This note is interest free. Borrowers can request advances at least one business day before the desired date of advance, subject to the maximum loan amount not being exceeded. The outstanding balance was $1,353,732 and $1,084,957 as of March 31, 2026 and December 31, 2025, respectively. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s unaudited condensed consolidated balance sheets as of March 31, 2026 and December 31, 2025.
The related party loan arrangements related to Securitize KKR and Securitize Capital Hamilton Lane Fund were entered into in the ordinary course of business to support liquidity management, working capital needs, and operational efficiency across the Company and its affiliated entities. These arrangements facilitate the timely funding of operating activities and investment-related obligations within the Securitize platform and related funds. The issuance of notes receivable to related parties facilitates the funding of capital calls in accordance with the Company’s required commitment. The Company receives L.P. interests in the funds based on the amount of capital

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
13.    RELATED PARTY TRANSACTIONS (cont.)
contributed. These L.P. interests increase and decrease directly with the capital contributed and repaid, along with respective changes in the fund’s NAV. Therefore, the Company elected to apply the Net Asset Value (“NAV”) practical expedient for the L.P. interests, with changes in NAV recorded in Other income, net on the Company’s unaudited condensed consolidated statements of operations and comprehensive loss.
14.    VARIABLE INTEREST ENTITIES
The Company holds variable interests in certain entities that meet the definition of a Variable Interest Entity (“VIE”) under Accounting Standards Codification (“ASC”) 810, Consolidation (“ASC 810”). These entities were evaluated to determine whether the Company is the primary beneficiary and, therefore, required to consolidate their financial results.
As of March 31, 2026 and December 31, 2025, the Company identified Securitize AAA CLO Tokenized Fund, Ltd., Apollo Diversified Credit Securitize Fund, Hamilton Lane SCOPE Securitize Tokenized Feeder, L.P., Securitize KKR Platform SPC Ltd., Securitize Capital Hamilton Lane Equity Opportunity Fund LP, and VanEck Treasury Fund, Ltd. as VIEs; the Company’s relationships with these funds are outlined in the table below.
During the year ended December 31, 2025, the Company obtained an equity interest in Securitize AAA CLO Tokenized Fund, Ltd. This equity interest represents a tokenized interest in the participating, non-voting equity shares of Securitize AAA CLO Tokenized Fund, Ltd., providing exposure to the full residual returns and losses of the underlying portfolio without conferring any governance or decision-making rights with respect to the CLOs or their managers. The Company also obtained an equity interest in Securitize AAA CLO Tokenized Fund, Ltd.’s management, voting equity shares which do not have the right to participate in full residual returns of the underlying portfolio. The Company is not the primary beneficiary of Securitize AAA CLO Tokenized Fund, Ltd. because the Company does not have the obligation to absorb losses or the right to receive benefits that could potentially be significant to Securitize AAA CLO Tokenized Fund, Ltd.
The Company is not the primary beneficiary of the Apollo Diversified Credit Securitize Fund, Hamilton Lane SCOPE Securitize Tokenized Feeder, L.P., Securitize KKR Platform SPC Ltd., Securitize Capital Hamilton Lane Equity Opportunity Fund LP, and VanEck Treasury Fund, Ltd. because the Company does not have the power to direct the activities that most significantly affect the economic performance of these VIEs.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
14.    VARIABLE INTEREST ENTITIES (cont.)
Accordingly, the Company does not consolidate these VIEs in their unaudited condensed consolidated financial statements. The carrying amounts of the assets and liabilities represent the maximum exposure to loss as a result of this involvement and are as follows:

	March 31, 2026	December 31, 2025
Securitize Capital Hamilton Lane Equity Opportunity Fund, L.P.
Notes receivable, related parties	$1,353,732	$1,084,957
Securitize AAA CLO Tokenized Fund, Ltd.
Investments in tokenized assets	$3,540,254	$5,000,000
Securitize KKR Platform SPC, LTC
Notes receivable, related parties	$4,702,874	$3,476,639
Hamilton Lane SCOPE Securitize Tokenized Feeder, LP
Investments in tokenized assets	$883,344	$862,798
Restricted tokenized assets	$—	$1,103,171
Apollo Diversified Credit Securitize Fund
Investments in tokenized assets	$1,732,585	$1,157,270
Restricted tokenized assets	$—	$619,494
VanEck Treasury Fund, Ltd.
Investments in tokenized assets	$5,000,000	$5,000,000
Cash and cash equivalents	$77,489	$14,813
15.    LENDING AND COLLATERALIZATION ARRANGEMENTS INVOLVING TOKENS
Beginning in November 2024 and throughout 2025, the Company became party to various lending arrangements, governed by various Master Loan and Security Agreements (“MLSAs”), with certain investors of tokenized funds (the “counterparties”). Under the MLSAs, the Company was subject to making advances to the counterparties in exchange for transferring certain tokens as collateral on the loans. These loans receivable typically bore an annual facilitation fee of approximately 2.00% which accrued until settled as a deduction from the collateral balance remitted back to the counterparties. When facilitating these transactions, the Company simultaneously locked the tokenized assets received as collateral in smart contracts using its sToken vault technology (minted as the applicable “sTokens”) which enabled the collateral assets to be able to interact with various decentralized finance protocols so the Company could service these lending arrangements via on-chain borrowings from the respective network.
In facilitating these lending arrangements, the Company provided a regulated, contract-based, and operationally managed means for investors in certain tokenized assets to access certain DeFi investment strategies, rather than requiring the investor to interact directly with blockchain protocols. The Company, in its capacity as a regulated intermediary and transfer agent for the underlying collateral assets, ensured that the tokenized assets were not transferred, pledged, or otherwise utilized without the required regulatory controls and permissions. This structure was followed to ensure that these of types transactions involving tokenized collateral within DeFi were able to occur in compliance with applicable securities laws and contractual restrictions in a controlled setting and access to the relevant smart contracts to open these positions was exclusively available through the Company’s infrastructure. By initially restricting these smart contracts for use by the Company such that they were not publicly available for direct access by investors, the Company was able to control its measured release while also demonstrating some potential benefits of tokenizing and using regulated assets in DeFi strategies, including added yield generation and providing new liquidity sources. The Company opted for this gradual release of these concepts to prove that the underlying assets could maintain their compliance with traditional regulations while also being composable in DeFi, which were novel use cases for the industry and that had limited previous institutional adoption historically.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
15.    LENDING AND COLLATERALIZATION ARRANGEMENTS INVOLVING TOKENS (cont.)
As a result of the Company’s facilitation of these transactions through proof-of-concepts demonstrating how tokenized real-world assets (RWAs) can interact with DeFi protocols to enable new institutional investment strategies — while concurrently advancing the ecosystem and increasing the amount of tokenized assets and protocols available — the public release of these smart contracts has been successfully rolled out, allowing investors to access them independently as intended. Specifically, the Company’s facilitation of each transaction’s execution is no longer required, while the functionality still provides for the necessary level of compliance necessary for the underlying RWAs and the applicable regulatory frameworks. Accordingly, during the final months of the year ended December 31, 2025 and into early 2026, the Company wound down all of these lending arrangements with counterparties and had no associated amounts remaining on the unaudited condensed consolidated balance sheets as of March 31, 2026.
As of December 31, 2025, there was $1,722,665, recorded within ‘Restricted tokenized assets’ representing the collateral received from counterparties, with a corresponding $1,722,665 amount recorded within ‘Obligation to return collateral’ which the Company used to service the associated loans by borrowing additional assets, typically from a DeFi protocol. The corresponding liabilities for the amounts received from the applicable network were recorded within ‘Digital asset borrowings’ in the amount of $101,109 on the unaudited condensed consolidated balance sheets as of December 31, 2025. The collateral assets and related borrowings from the applicable networks facilitated the advances of $99,647 in loans of certain digital assets (excluding the $290,356 advanced to related parties in the ordinary course — see Note 13) which were recognized within ‘Digital assets loan receivable’ as of December 31, 2025.
These types of lending arrangements, specifically where the Company obtains accounting control over a counterparty’s collateral and facilitates participation in DeFi strategies through servicing additional collateralized borrowings from protocols for counterparties, are no longer being executed by the Company and there is no expectation that they will resume in 2026.
16.    LOSS PER SHARE
The following table presents the components of basic and diluted loss per share:

	For the Three Months Ended March 31,
	2026	2025
Net loss from continuing operations	$(7,932,652)	$(4,541,518)
Less: Deemed dividend to preferred stockholders	—	(1,493,539)
Net loss from continuing operations attributable to common stockholders – basic and diluted	(7,932,652)	(6,035,057)
Net loss from discontinued operations attributable to common stockholders – basic and diluted	—	(583,339)
Net loss attributable to common stockholders – basic and diluted	$(7,932,652)	$(6,618,396)
Weighted average Common stock and Class A common stock shares outstanding – basic and diluted	8,997,924	8,812,021
Net loss per share of common stock and Class A common stock – basic and diluted	$(0.88)	$(0.75)
Net loss from continuing operations per share of common stock and Class A common stock – basic and diluted	$(0.88)	$(0.68)
Net loss from discontinued operations per share of common stock and Class A common stock – basic and diluted	$—	$(0.07)
The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the three months ended March 31, 2026 and 2025, because including them

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
16.    LOSS PER SHARE (cont.)
would have been anti-dilutive (on a treasury stock method or an if-converted method based on the nature of the securities):

	For the Three Months Ended March 31,
	2026	2025
Potentially dilutive securities end of period:
Convertible Promissory Notes Payable	4,259,646	3,253,803
SAFEs	356,486	345,695
Options to purchase Option Preferred Stock (MS Options)	1,285,347	1,285,347
Convertible Preferred Stock	11,820,451	11,820,451
Options to purchase Class A common stock	3,613,428	3,847,271
J Digital Warrants	835,217	—
Restricted Stock Units	100,501	—
Total	22,271,076	20,552,567
17.    COMMITMENTS AND CONTINGENCIES
Legal Claims
The Company, from time to time, is subject to legal proceedings and claims which arise in the normal course of its business. Management believes that resolutions of these matters will not have a material adverse effect on the Company’s results of operations or financial condition.
Regulatory Risk
The Company’s business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which it operates. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies.
As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the digital asset economy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. To the extent the Company has not complied with such laws, rules, and regulations, the Company could be subject to significant fines, revocation of licenses, limitations on the Company’s products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect the Company’s business, operating results, and financial condition.
J Digital 6 LLC Warrant Agreement
On March 6, 2025, the Company entered into an agreement with J Digital 6 LLC (“JD6”) under which the Company issued 835,217 Warrants to JD6 (the “J Digital 6 Warrants”). Under the terms of the agreement, J Digital 6 LLC paid a purchase price of $1,000 to acquire a warrant to purchase shares of the Company’s Series B-4 Preferred Stock (or other applicable series) at an exercise price of $15.00 per share. The J Digital 6 Warrants cover up to 2.72% of the Company’s fully diluted capitalization as of the issue date, divided into four equal tranches, each representing 0.68% of fully diluted capitalization. Each tranche vests independently, subject to specific vesting criteria and other conditions as set forth in the agreement. The Company notes that the J Digital 6 Warrants are subject to a contractual expiration date of March 6, 2028 (three years from issuance), which represents the period during which vested tranches may be exercised.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
17.    COMMITMENTS AND CONTINGENCIES (cont.)
The vesting conditions for each tranche require (i) the listing of the Company’s BUIDL token on an approved centralized exchange (“CEX”) with the Jump Group onboarded and actively trading on such exchange, and (ii) the Jump Group maintaining at least 30% of its total exchange collateral in BUIDL for four consecutive months following the listing. Each tranche vests only upon satisfaction of these performance conditions. The grant date fair value of vested portions of the J Digital 6 Warrants are recorded as an increase to mezzanine equity. The compensation cost is recognized in accordance with ASC 718 for nonemployee awards.
The fair value of the J Digital 6 Warrants were measured at their grant date and totaled $4,678,886 (or $5.60 per J Digital 6 Warrant), determined using an option-pricing model. The agreement includes customary anti-dilution protections, transfer restrictions, and provisions for automatic vesting and exercise of certain tranches in connection with qualifying liquidation transactions.
During the fourth quarter of 2025, the first tranche of 208,804 J Digital 6 Warrants was deemed probable of vesting and began vesting over a four-month period commencing in October 2025. Therefore, the Company recognized $438,645 of compensation expense related to the first tranche for the three months ended March 31, 2026. This amount is recorded within ‘Selling, general & administrative’ expense, with a corresponding increase to mezzanine equity. There were no transactions of a similar nature during the three months ended March 31, 2025.
Capital Call Commitments
The Company is a party to separate notes receivables issued to related parties, Securitize KKR and Securitize Capital Hamilton Lane Equity Opportunity Fund, as detailed in Note 13. For each of the funds, the Company is responsible to cover capital calls up to their remaining commitment amount, which is the total commitment amount as described as the maximum loan amounts outlined in Note 13, less the amount committed to date. The Company did not record a commitment liability as of March 31, 2026 or December 31, 2025 for the remaining commitment amount, because it is not probable that the Company will be required to pay the full commitment.
18.    REVENUE
Major Solutions/Service Offerings
The following table summarizes revenues from our major solutions/service offerings:

	For the Three Months Ended March 31,
	2026	2025
Tokenization	$11,135,205	$11,261,663
Asset Servicing	8,343,261	2,772,356
Total	$19,478,466	$14,034,019
Tokenization
Tokenization revenue consists of services related to ecosystem expansion, as well as the trading, enhancement of utility, and distribution of digital assets. Revenue from on-chain contracts is recognized at a point in time upon completion of blockchain integration, when the technical integration is complete. Revenue from trading activities is recognized at a point in time when the related trades are executed. In addition to integration services, tokenization arrangements typically include performance obligations for ongoing maintenance and support services, with the associated revenue recognized ratably over the contractual term. Placement fees associated with making assets available for distribution are recognized either at a point in time or over the contract period, depending on the specific terms of the agreement.
Asset Servicing
Asset Servicing revenue includes fees earned for ongoing operational and administrative services provided to issuers, asset managers, and investors throughout the lifecycle of a fund or digital asset. These services include

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
18.    REVENUE (cont.)
recordkeeping, transfer processing, fund accounting, and compliance support. Fees related to setup activities, including the initial recording of investor information on the blockchain and investor onboarding procedures such as know your customer (“KYC”) verification and accreditation, are recognized at a point in time when the initial services are delivered, while recurring service fees are recognized over time over the agreement term for those support services which are made available equally over the contract terms.
Contract Assets and Deferred Revenue
The table below summarizes changes in contract assets for the three months ended March 31, 2026:

March 31, 2026
Beginning balance – December 31, 2025	$15,271,214
Revenue recognized	10,539,342
Reclassified to accounts receivable	(11,991,344)
Ending balance – March 31, 2026	$13,819,212
The table below summarizes changes in deferred revenue for the three months ended March 31, 2026:

March 31, 2026
Beginning balance – December 31, 2025	$6,503,357
Revenue deferred	3,657,704
Revenue recognized	(8,658,401)
Ending balance – March 31, 2026	$1,502,660
During the three months ended March 31, 2026, the Company recognized $5,079,101 in revenue that was included in the beginning deferred revenue balance of $6,503,357 as of December 31, 2025. During the three months ended March 31, 2025, the Company recognized $2,770,231 in revenue that was included in the beginning deferred revenue balance of $3,075,369 as of December 31, 2024.
As of March 31, 2026, the aggregate amount of the transaction price allocated to remaining performance obligations that are unsatisfied or partially unsatisfied was $6,819,759. The Company expects to recognize approximately $1,874,405 during the remainder of 2026, $2,502,800 during 2027, and $2,442,554 thereafter.
19.    SEGMENT AND GEOGRAPHIC INFORMATION
We operate as one reportable segment. Our Chief Executive Officer, who serves as our Chief Operating Decision Maker, manages the business on a consolidated basis and evaluates performance using multiple metrics, including consolidated net income (loss) as reported on our unaudited condensed consolidated statements of operations and comprehensive loss. Consolidated net income (loss) is the primary measure of segment performance and is used to assess results and to allocate and prioritize resources during our planning and forecasting processes. The measure of segment assets is reported on the unaudited condensed consolidated balance sheets as total assets. Customers include institutional asset managers, corporations and enterprises, alternative investment platforms, and retail & accredited investors.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
19.    SEGMENT AND GEOGRAPHIC INFORMATION (cont.)
The following table is a reconciliation of our measure of segment profit or loss, significant segment expenses, and other segment items to consolidated net loss as reported on the unaudited condensed consolidated statements of operations and comprehensive loss:

	For the Three Months Ended March 31,
	2026	2025
Revenue	$19,478,466	$14,034,019
Less significant expenses:
Cost of revenue (exclusive of items shown below)	(4,469,890)	(1,746,657)
Employee costs(1)	(9,100,598)	(11,973,536)
Professional services(1)	(3,529,335)	(1,329,682)
Marketing(1)	(1,682,118)	(330,309)
Total significant expenses	(18,781,941)	(15,380,184)
Other segment items(1)	(8,629,177)	(3,195,353)
Net loss from continuing operations, net of tax	(7,932,652)	(4,541,518)
Net loss from discontinued operations, net of tax	—	(583,339)
Net loss	$(7,932,652)	$(5,124,857)
__________________
(1)Employee costs are included within ‘Compensation and benefits’ expenses on the unaudited condensed consolidated statements of operations and comprehensive loss; professional services and marketing expenses are included within ‘Selling, general & administrative’ expenses on the unaudited condensed consolidated statements of operations and comprehensive loss.
(2)Other segment items include expenses related to software subscriptions, depreciation and amortization, rent expense, licenses and regulatory fees, insurance, and transportation, which are included within ‘Selling, general & administrative’ on the unaudited condensed consolidated statements of operations and comprehensive loss. Other segment items also include ‘Other income, net’, ‘Provision for expected credit losses’, ‘Loss on digital assets from operations, net’, ‘Interest expense’, ‘Interest income’, ‘Dividend income’, ‘Change in fair value of option liability’, ‘Change in fair value of simple agreements for future equity’, and ‘Change in fair value of derivative liability’, which are presented as such on the unaudited condensed consolidated statements of operations and comprehensive loss.
20.    SUBSEQUENT EVENTS
Management has evaluated subsequent events through May 15, 2026, which is the date the unaudited condensed consolidated financial statements were issued. The Company notes that there were no subsequent events that require recognition or disclosure in the unaudited condensed consolidated financial statements.
Notice of Exercise of Option Contingent on SPAC Transaction
In connection with the Series B-1 preferred stock issuance, the Company had previously granted a lead investor an option to purchase up to $20.0 million of preferred stock upon the occurrence of a qualifying event. On April 28, 2026, the investor delivered a notice exercising the option in full at an exercise price of $15.56 per share (subject to adjustment), representing approximately 1,285,347 shares of the Company’s Option Preferred Stock; however, such exercise is expressly conditioned upon the consummation of the SPAC Transaction and will be automatically revoked if the transaction is not completed. The Option Preferred Stock is substantially identical to the preferred stock issued in the most recent qualifying financing, and no shares have been issued as of March 31, 2026.
Amendment to SIZE Foundation Loan Agreement
On May 12, 2026, the Company amended their unsecured revolving credit facility with SIZE Foundation, which increased the credit line from $2,000,000 to $3,000,000. The Company notes that the remaining terms and conditions of the unsecured revolving credit facility remained unchanged.

KPMG LLP
Two Manhattan West
375 9th Avenue, 17th Floor
New York, NY 10001
Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Securitize, Inc.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Securitize, Inc. and subsidiaries (the Company) as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, changes in mezzanine equity and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2025.
New York, New York
April 10, 2026
KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

SECURITIZE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$24,871,555	$21,788,225
Stablecoins	—	20,744,633
Digital assets	1,936,626	—
Digital assets receivable	2,500,102	—
Customer escrow funds	44,293,388	20,851,776
Restricted tokenized assets	1,722,665	36,000,000
Investments in available-for-sale marketable securities	928,037	1,269,373
Investments in tokenized assets	12,034,881	—
Accounts receivable, net	5,321,337	1,495,624
Accounts receivable, related parties	594,435	1,148,913
Contract assets	12,289,139	4,768,725
Digital assets loan receivable	99,647	15,000,000
Digital assets loan receivable, related parties	290,356	—
Deferred offering costs	3,041,602	—
Prepaid expenses and other current assets	2,483,458	1,879,231
Assets of discontinued operations	—	8,166,744
Total current assets	112,407,228	133,113,244

Digital assets receivable, noncurrent	1,556,218	—
Contract assets, noncurrent	2,982,075	—
Notes receivable, related parties	5,183,987	3,770,027
Intangible assets, net	20,556,299	12,994,687
Goodwill	26,365,270	13,330,269
Other noncurrent assets	724,048	105,880
Total assets	$169,775,125	$163,314,107

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,779,997	$1,136,502
Interest payable	5,096,492	2,328,094
Accrued expenses and other current liabilities	4,273,592	2,062,258
Deferred revenue	5,154,656	3,075,369
Customer escrow funds payable	44,187,723	20,858,668
Obligation to return collateral	1,722,665	15,000,000
Digital asset borrowings	101,109	36,000,000
Total current liabilities	63,316,234	80,460,891

Deferred revenue, noncurrent	1,348,701	—
Simple agreements for future equity	10,449,000	5,714,000

Note payable, related party	—	2,474,384
Convertible promissory notes payable, net	72,562,079	42,269,680
Derivative liability	26,170,000	11,293,000
Option liability	11,390,000	4,959,000
Deferred tax liability	263,634	141,589
Total liabilities	185,499,648	147,312,544
Commitments and contingencies

Mezzanine equity:
J Digital 6 warrants	731,076	—
Series B-4 redeemable convertible preferred stock, 2,928,625 and 1,667,734 shares authorized, issued and outstanding at December 31, 2025 and 2024, respectively (preference in liquidation of $45,132,272 and $36,023,055, respectively)	42,348,900	36,023,055
Series B-3 redeemable convertible preferred stock, 1,219,998 shares authorized, issued and outstanding (preference in liquidation of $21,959,964 for both years)	21,969,898	21,969,898
Series B-2 redeemable convertible preferred stock, 2,630,197 shares authorized, issued and outstanding (preference in liquidation of $19,103,384 for both years)	24,387,798	23,889,549
Series B-1 redeemable convertible preferred stock, 2,881,387 shares authorized, issued and outstanding (preference in liquidation of $26,159,824 for both years)	21,407,747	21,380,220
Series A redeemable convertible preferred stock, 2,999,412 shares authorized, issued and outstanding (preference in liquidation of $14,501,257 for both years)	14,700,686	13,732,923
Total mezzanine equity	125,546,105	116,995,645

Stockholders’ deficit:
Common stock, $0.0001 par value; 33,159,331 and 31,898,440 shares authorized at December 31, 2025 and 2024, respectively; 8,700,776 and 8,856,513 shares issued at December 31, 2025 and 2024, respectively; 8,550,776 and 8,706,513 shares outstanding at December 31, 2025 and 2024, respectively.	870	886
Class A common stock, $0.0001 par value; 5,100,000 shares authorized; 293,768 and 0 shares issued and outstanding at December 31, 2025 and 2024, respectively.	29	—
Treasury stock, 150 shares at cost	(1,599,978)	(1,599,978)
Stockholder notes	—	(3,423,744)
Additional paid-in capital	24,736,907	20,609,887
Accumulated deficit	(165,502,838)	(117,048,113)
Accumulated other comprehensive income	1,094,382	466,980
Total stockholders’ deficit	(141,270,628)	(100,994,082)
Total liabilities, mezzanine equity and stockholders’ deficit	$169,775,125	$163,314,107
See notes to the consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended December 31,
	2025	2024
Revenue	$62,152,140	$18,636,170
Operating costs and expenses:
Cost of revenue (exclusive of items shown below)	13,472,042	1,838,670
Selling, general & administrative	20,525,686	11,891,872
Compensation and benefits	37,176,194	18,477,270
Provision for expected credit losses	397,382	1,743,140
Loss on digital assets from operations, net	5,113,796	—
Total operating costs and expenses	76,685,100	33,950,952
Loss from operations	(14,532,960)	(15,314,782)

Other income (expense):
Interest expense	(6,892,872)	(4,533,607)
Interest income	1,177,726	2,113,178
Dividend income	227,133	402,035
Other income (expense), net	862,360	201,537
Change in fair value of simple agreements for future equity	(4,735,000)	(95,000)
Change in fair value of derivative liability	(11,719,000)	(1,370,000)
Change in fair value of option liability	(6,431,000)	261,000
Total other income (expense), net	(27,510,653)	(3,020,857)
Net loss from continuing operations before income taxes	(42,043,613)	(18,335,639)
Provision for income taxes	(324,550)	(90,896)
Net loss from continuing operations	(42,368,163)	(18,426,535)
Net loss from discontinued operations	(6,086,562)	(5,861,133)
Net loss	(48,454,725)	(24,287,668)
Deemed dividend to preferred stockholders	(1,493,539)	—
Net loss attributable to common stockholders	$(49,948,264)	$(24,287,668)

Net loss from continuing operations per share of common stock and Class A common stock – basic and diluted	$(4.98)	$(2.12)

Net loss from discontinued operations per share of common stock and Class A common stock – basic and diluted	$(0.69)	$(0.67)

Net loss per share of common stock and Class A common stock – basic and diluted	$(5.67)	$(2.79)

Weighted average common stock and Class A common stock shares outstanding – basic and diluted	8,813,380	8,706,513

Other comprehensive income:
Foreign currency translation adjustment	627,402	106,250
Total other comprehensive income	627,402	106,250
Comprehensive loss	$(47,827,323)	$(24,181,418)
See notes to the consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT

	Warrants		Series B-4 Redeemable Convertible Preferred Stock		Series B-3 Redeemable Convertible Preferred Stock		Series B-2 Redeemable Convertible Preferred Stock		Series B-1 Redeemable Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2025	—	$—	1,667,734	$36,023,055	1,219,998	$21,969,898	2,630,197	$23,889,549	2,881,387	$21,380,220
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—
Share-based compensation expense	—	731,076	—	—	—	—	—	—	—	—
Deemed dividend to preferred shareholders (Note 12)	—	—	—	—	—	—	—	498,249	—	27,527
Exercise of stock options	—	—	—	—	—	—	—	—	—	—
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	—	421,723	6,325,845	—	—	—	—	—	—
Issuance of common stock associated with the Theorem business combination	—	—	—	—	—	—	—	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	—	—	—	—
Repayment of notes receivable from stockholder	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—
Balance at December 31, 2025	—	$731,076	2,089,457	$42,348,900	1,219,998	$21,969,898	2,630,197	$24,387,798	2,881,387	$21,407,747

SECURITIZE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT — (Continued)

	Series A Redeemable Convertible Preferred Stock		Total Redeemable Convertible Preferred Stock		Common Stock		Class A Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2025	2,999,412	$13,732,923	11,398,728	$116,995,645	8,856,513	$886	—	$—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	731,076	—	—	—	—
Deemed dividend to preferred shareholders (Note 12)	—	967,763	—	1,493,539	—	—	—	—
Exercise of stock options	—	—	—	—	62,164	6	293,768	29
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	—	421,723	6,325,845	(421,723)	(42)	—	—
Issuance of common stock associated with the Theorem business combination	—	—	—	—	203,822	20	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	—	—
Repayment of notes receivable from stockholder	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—
Balance at December 31, 2025	2,999,412	$14,700,686	11,820,451	$125,546,105	8,700,776	$870	293,768	$29

	Treasury Stock
	Shares	Amount	Stockholder Notes	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
Balance at January 1, 2025	150,000	$(1,599,978)	$(3,423,744)	$20,609,887	$(117,048,113)	$466,980	$(100,994,968)
Foreign currency translation adjustment	—	—	—	—	—	627,402	627,402
Share-based compensation expense	—	—	—	11,411,837	—	—	11,411,837
Deemed dividend to preferred shareholders (Note 12)	—	—	—	(1,493,539)	—	—	(1,493,539)
Exercise of stock options	—	—	—	534,545	—	—	534,580
Exchange of Common stock to Series B-4 redeemable convertible preferred stock	—	—	—	(6,325,803)	—	—	(6,325,845)
Issuance of common stock associated with the Theorem business combination	—	—	—	(20)	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	(145,111)	—	—	—	(145,111)
Repayment of notes receivable from stockholder	—	—	3,568,855	—	—	—	3,568,855
Net loss	—	—	—	—	(48,454,725)	—	(48,454,725)
Balance at December 31, 2025	150,000	$(1,599,978)	—	$24,736,907	$(165,502,838)	$1,094,382	$(141,270,628)

SECURITIZE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT — (Continued)

	Series B-4 Redeemable Convertible Preferred Stock		Series B-3 Redeemable Convertible Preferred Stock		Series B-2 Redeemable Convertible Preferred Stock		Series B-1 Redeemable Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2024	1,667,734	$36,023,055	1,219,998	$21,969,898	2,630,197	$23,889,549	2,881,387	$21,380,220
Contingent consideration payable in common stock	—	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—
Balance at December 31, 2024	1,667,734	$36,023,055	1,219,998	$21,969,898	2,630,197	$23,889,549	2,881,387	$21,380,220

	Series A Redeemable Convertible Preferred Stock		Total Redeemable Convertible Preferred Stock		Common Stock		Class A Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2024	2,999,412	$13,732,923	11,398,728	$116,995,645	8,856,513	$886	—	$—	(150,000)	$(1,599,978)
Contingent consideration payable in common stock	—	—	—	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—
Interest receivable associated with notes receivable from stockholder	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—
Balance at December 31, 2024	2,999,412	$13,732,923	11,398,728	$116,995,645	8,856,513	$886	—	$—	(150,000)	$(1,599,978)

SECURITIZE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT — (Continued)

	Stockholder Notes	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
Balance at January 1, 2024	$(3,000,000)	$20,152,307	$(92,760,445)	$360,730	$(76,846,500)
Contingent consideration payable in common stock	—	53,539	—	—	53,539
Foreign currency translation adjustment	—	—	—	106,250	106,250
Share-based compensation expense	—	404,041	—	—	404,041
Interest receivable associated with notes receivable from stockholder	(423,744)	—	—	—	(423,744)
Net loss	—	—	(24,287,668)	—	(24,287,668)
Balance at December 31, 2024	$(3,423,744)	$20,609,887	$(117,048,113)	$466,980	$(100,994,082)
See notes to the consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(48,454,725)	$(24,287,668)
Net loss from discontinued operations	6,086,562	5,861,133
Net loss from continuing operations	(42,368,163)	(18,426,535)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,891,867	1,098,881
Provision for expected credit losses	397,382	1,743,140
Share-based compensation expense	11,411,837	404,041
Share-based promotional expense	731,076	—
Accretion of debt discount	3,442,622	2,325,169
Net gains from investments	(235,631)	(98,730)
Loss on digital assets from operations, net	5,113,796	—
Deferred tax provision	122,045	57,723
Change in fair value of simple agreement for future equity	4,735,000	95,000
Change in fair value of derivative liability	11,719,000	1,370,000
Change in fair value of option liability	6,431,000	(261,000)
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Stablecoins and other digital assets	(3,828,348)	—
Digital assets receivable	(5,760,940)	—
Customer escrow funds	(23,441,612)	(16,310,587)
Accounts receivable	(4,223,095)	250,627
Accounts receivable, related parties	554,478	(1,043,258)
Contract assets	(10,502,489)	(4,768,725)
Prepaid expenses and other current assets	(553,328)	(1,279,168)
Accounts payable	647,533	(639,804)
Accrued expenses and other current liabilities	(666,913)	(700,738)
Interest payable	2,768,398	2,328,094
Customer escrow funds payable	23,329,055	16,262,616
Deferred revenue	2,965,590	2,614,161
Cash used in operating activities from continuing operations	(15,319,840)	(14,979,093)
Cash used in operating activities from discontinued operations	(861,695)	(3,548,562)
Net cash flows used in operating activities	(16,181,535)	(18,527,655)

Cash flows from investing activities:
Purchases of investments in available-for-sale marketable securities	(1,165,583)	(18,023,420)
Proceeds from sales and redemptions of investments and available-for-sale marketable securities	1,123,347	25,698,918
Acquisition of a business, net of cash acquired	(21,090,525)	(5,644,898)
Proceeds from partial repayments of notes receivable, related parties	345,638	4,940,263
Originations of and disbursements for notes receivable, related parties	(1,759,598)	—

Proceeds from dispositions of digital assets held for investment	—	59,854
Purchases of digital assets for investment	(1,772,127)	—
Purchases of tokenized assets for investment	(7,035,737)	—
Net purchases and disposals of long-lived assets	(314,618)	—
Proceeds from participation and closing positions in DeFi activities	21,984,830	—
Investment activities in DeFi involving use of cash equivalents	(6,097,859)	(20,721,815)
Cash used in investing activities from continuing operations	(15,782,232)	(13,691,098)
Investing cash flows generated from sale of discontinued operations, net of cash disposed	2,766,644	—
Net cash used in investing activities	(13,015,588)	(13,691,098)

Cash flows from financing activities:
Proceeds from issuance of note payable, related party	945,343	2,474,384
Proceeds from convertible promissory notes payable, net of issuance costs	29,992,221	49,867,511
Proceeds from options exercised	534,580	—
Payment of deferred offering costs	(143,454)	—
Repayment of stockholder note	3,568,855	—
Repayment of notes payable, related party	(3,419,727)	(5,000,000)
Net cash provided by financing activities	31,477,818	47,341,895
Effect of exchange rate changes on cash	627,402	106,250
Net increase in cash and cash equivalents	2,908,097	15,229,392
Cash and cash equivalents from continuing operations, beginning of year	21,788,225	6,627,289
Cash and cash equivalents from discontinued operations, beginning of year	175,233	106,777
Less: Cash and cash equivalents from discontinued operations, end of year	—	(175,233)
Cash and cash equivalents from continuing operations, end of year	$24,871,555	$21,788,225

Supplemental disclosure of cash flow information and non-cash transactions:
Income taxes paid	$—	$52,278
Cash paid for interest	200,158	84,439
Fair value of common stock issued as consideration in business combination	—	53,539
Digital assets loan receivables originated	30,217,233	15,000,000
Digital assets loan receivables repaid	44,017,407	—
Digital assets received as collateral	34,565,947	15,000,000
Digital assets received as collateral returned	47,937,435	—
Digital assets borrowed	30,217,234	36,000,000
Digital assets borrowed repaid	66,116,125	—
Digital assets pledged as collateral	34,565,947	36,000,000
Digital assets pledged as collateral returned	68,937,437	—
Non-cash investment assets participating in DeFi activities	6,097,859	21,000,000
Deferred offering costs in accounts payable and accrued expenses	2,898,148	—
Series B-4 preferred stock issued in exchange of common stock	6,325,845	—
Reissuance of Series A, Series B-1, and Series B-2 preferred stock at fair value in secondary transaction	1,493,539	—
Retirement of common stock reacquired in exchange of preferred stock	6,325,845	—
Deemed dividend recognized on reissuance of Series A, Series B-1, and Series B-2 preferred stock at fair value in secondary transaction	1,493,539	—
See notes to the consolidated financial statements.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS
Nature of Business and Operations
Securitize, Inc. and its subsidiaries (“Securitize”, “Company”, and “our”), founded in 2017, is a Delaware corporation that operates a comprehensive platform for issuing, managing, and trading private market securities using blockchain technology. The Company provides a compliance-driven infrastructure that enables the tokenization of private securities, supporting functions such as dividends, distributions, share buy-backs, and investor servicing.
The platform offers issuer services, including securities issuance and management, end-to-end document handling, and investor communications, as well as investor services, such as accreditation, wallet management, an investor dashboard, and token distribution. Additionally, the Company operates a registered broker-dealer and alternative trading system (ATS), facilitating compliant trading of digital asset securities.
The Company is headquartered in Miami, Florida, with a global presence, maintaining offices in New York, Nevada, Spain, Israel, and Japan.
On March 20, 2024, the Company announced the launch of the first tokenized fund in conjunction with the BlackRock USD Institutional Digital Liquidity Fund (BUIDL), which is issued on a public blockchain and managed by BlackRock Financial Management, Inc.
On April 15, 2025, the Company completed the acquisition of MG Stover & Co. (“MG Stover”), a leading fund administrator for digital assets. The acquisition enhances the Company’s institutional fund administration services and positions Securitize as a leading provider in the U.S. digital asset market.
The Company is subject to a number of risks, including limited operating history, dependence on key individuals, rapid technological changes, competition from larger companies, new entrants, the need for adequate financing to fund future operations, and the need for successful development and marketing of its products and services.
Potential Business Combination with Cantor Equity Partners II, Inc.
On October 27, 2025, the Company executed a Business Combination Agreement (the “Business Combination”) with Cantor Equity Partners II, Inc. (Nasdaq: CEPT), a special purpose acquisition company, regarding a potential transaction that would result in the Company becoming a publicly traded entity (“PubCo”). The proposed transaction values the Company’s equity at approximately $1,250,000,000 and includes provisions for equity conversion and potential earn-out shares. The agreement also contemplates a concurrent private placement targeting $225,000,000 in gross proceeds and a minimum available cash condition of $100,000,000 at closing, which may be waived by the Company. Completion of the transaction is subject to customary conditions, including regulatory and shareholder approvals, and there is no assurance that the transaction will be consummated.
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded. Under this method of accounting, CEPT does not meet the ASC 805, Business Combinations (“ASC 805”) definition of a “business” and is treated as the “acquired” company for financial reporting purposes. Securitize has been determined to be the accounting acquirer because existing Securitize Stockholders, as a group, will retain the largest portion of the voting rights in the combined entity when contemplating the various redemption scenarios, the executive officers of PubCo will be appointed by Securitize, the majority of the board of directors of PubCo will be appointed by Securitize, Securitize represents a significant majority of the operations of PubCo, and the operations of Securitize will be the continued operations of PubCo.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Consolidation and Presentation
The accompanying consolidated financial statements include the accounts of Securitize, Inc. along with the Company’s wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Going Concern
Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year from the consolidated financial statement issuance date. The Company has determined that, in aggregate, no conditions or events raise substantial doubt about its ability to continue as a going concern for at least twelve months from the date these consolidated financial statements were issued. Accordingly, the consolidated financial statements have been prepared in accordance with GAAP on a going concern basis.
Use of Estimates
The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and disclosures in the accompanying notes.
Significant estimates that are particularly susceptible to significant changes relate to the fair value of stock-based awards, the fair value of embedded derivatives, the preferred stock option liability, the grant date fair value of the warrants, the assessment of the amount and likelihood of adverse outcomes from claims and disputes, the valuation of intangible assets acquired in business combinations including goodwill, the determination as to whether goodwill or indefinite-lived intangible assets are impaired and, if so, the amount of the impairment, the determination of standalone selling price for the Company’s on-chain services, the ability to continue as a going concern, the net asset value of the Company’s investment in tokenized funds, the realizability of deferred tax assets and related valuation allowances, particularly for net operating loss carryforwards, and the valuation of simple agreements for future agreements (“SAFE’s”). The Company bases its estimates on historical experience and various other assumptions which it believes to be reasonable under the circumstances. These estimates may change as new events occur and additional information becomes available. Actual results could differ from these estimates and any such differences may be material to the consolidated financial statements.
Reclassifications
Certain prior-period amounts have been reclassified to conform to the current period presentation, with no impact on previously reported net loss, total assets, total liabilities, or stockholders’ deficit.
Foreign Currency Translation
The operations of Securitize Japan, Securitize Israel and Securitize Europe are measured using the Japanese Yen, Israeli New Shekel and Euro, their functional currencies, respectively, and translated into U.S. dollars for presentation in the financial statements. Assets and liabilities have been translated using the foreign currency exchange rate at the balance sheet date. Revenues and expenses are translated using the weighted average exchange rate, and cash flows were either reported using exchange rates in effect at the time of the cash flows or at the average rate for the reporting period.
The related foreign currency translation adjustment is reflected in accumulated other comprehensive income as a component of stockholders’ deficit. Foreign exchange gains and losses arising from transactions denominated in a currency other than the functional currency are included within ‘Other income, net’ in the consolidated statements of operations and comprehensive loss.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less, at the time of purchase, to be cash equivalents. The Company notes that each tokenized share of BUIDL and VBILL represents an ownership interest in the BlackRock USD Institutional Digital Liquidity Fund and VanEck Treasury Fund, Ltd., respectively, “the Funds”. Shares of the Funds are only available for purchase by qualified investors. The Company classifies each share of BUIDL and VBILL, tokenized U.S. dollar denominated funds, as a cash equivalent because the funds are highly liquid, tokenized U.S. dollar-denominated funds whose underlying portfolio is required to maintain a weighted average maturity of 60 days or less for VBILL and 90 days or less for BUIDL, and the Funds’ portfolio investments are exclusively in cash, U.S. Treasury obligations maturing in three months or less, and repurchase agreements secured by such obligations. BUIDL and VBILL tokens can be redeemed at their net asset value which is $1 per share and are readily convertible to cash. This does not include any VBILL locked in a smart contract (sVBILL, as defined below), which is classified as Investments in tokenized assets on the Company’s consolidated balance sheets as of December 31, 2025, as this represents an investment activity by the Company. This also does not include any BUIDL locked in a smart contract (sBUIDL, as defined below), which is classified as Restricted tokenized assets on the Company’s consolidated balance sheets as of December 31, 2024, as this represents a receipt token held as collateral.
The Company also considers USDC a cash equivalent. USDC is readily convertible to known amounts of cash, allowing for near-instant, one-to-one redemption of USDC for U.S. dollars. Furthermore, the underlying reserves backing USDC, comprising cash in segregated accounts titled for benefit of USDC holders and a government money market fund that holds cash, short-duration U.S. Treasuries, and overnight U.S. Treasury repurchase agreements, exhibit the risk and liquidity characteristics of cash equivalents as defined in ASC 230, Statement of Cash Flows.
Digital Assets
The Company uses the term “digital asset” to refer to an asset that is generated, issued and/or transferred using distributed ledger or blockchain technology, including, but not limited to, assets known as “tokens”, “cryptocurrencies”, “crypto assets”, “stablecoins”, and “tokenized securities” which also rely on and/or are secured through cryptographic protocols.
Digital intangible assets that meet the scope requirements of ASC 350-60, digital assets that do not meet the scope requirements of ASC 350-60, and stablecoins are collectively referred to as ‘Digital assets. Accounting for digital assets depends on the nature of the asset and how the asset is held. The Company typically obtains digital assets through its operations as a form of payment from customers and they are converted to cash or cash equivalents, or they are used to fulfill expenses, primarily various blockchain fees that need to be settled in cryptocurrencies, nearly immediately. The Company also obtains digital assets for investment purposes typically through helping customers or businesses tokenize real-world assets which the Company may also hold for its own strategies from time to time.
Digital assets are initially recorded at the transaction price of the assets obtained upon their initial recognition, as determined by the quoted prices within the Company’s principal market at the time of measurement. Gains and losses upon the sale of digital assets are determined on a first-in, first-out (“FIFO”) basis for each pool of digital assets. The Company accounts for digital assets based on their nature in the following ways:
•Digital assets recorded at fair value — Changes in fair value are presented net on the Company’s consolidated statements of operations and comprehensive loss in the period in which they occur. These assets include digital assets that meet the scope requirements of ASC 350-60, Intangibles — Goodwill and Other — Crypto Assets (“ASC 350-60”). They are recognized within ‘Digital assets’ in the Company’s consolidated balance sheets. Because changes in the fair value are reported in earnings as they occur, the sale or disposition of these assets does not necessarily give rise to a gain or loss. The unrealized gains and losses on digital assets held or used in the ordinary course of business are recorded to ‘Loss on digital assets from operations, net’, and the unrealized gains and losses on digital assets held for investment purposes are recorded to ‘Other income, net’.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
•Digital assets recorded at cost less applicable impairment charge — These digital assets do not meet the scope criteria of ASC 350-60, primarily because they provide the holder with enforceable rights to or claims on other assets. Any net gain or loss on derecognition of these assets as a result of their sale or disposition are recognized in the consolidated statements of operations and comprehensive loss based on the nature of how they were held or used by the Company up until the date that the sale or disposition of the asset occurs, consistent with the classification above.
Stablecoins
Stablecoins are digital assets designed to have a relatively stable price that aligns with the price of an underlying asset, most commonly a fiat currency, such as USD, or an exchange-traded commodity. For the stablecoins held by the Company that are not considered to be a cash equivalent as determined above, the Company accounts for these other stablecoins either as digital assets which either meet or do not meet the scope requirements of ASC 350-60, and are either carried at fair value if the digital assets meet those scope requirements or at cost less impairment if they do not. The Company may transact with these types of stablecoins from time to time for various reasons, including to hold and use them for various investment strategies or otherwise in the ordinary course of business and classifies them in the consolidated financial statements accordingly.
As of December 31, 2025 and 2024, all of the Company’s investments in stablecoins are recorded at cost less impairment, and all of the Company’s stablecoins fair value approximates their cost. The Company’s stablecoin holdings as of December 31, 2025 and 2024 are primarily comprised of USDT and deUSD, respectively, which are not subject to the same regulations or standards as those which meet the definition of a payment stablecoin under the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These assets may not be backed by audited physical reserves and/or may not provide for any contractual redemption rights for USD or any other asset on demand from the issuer; however, the underlying pricing and collateralization mechanisms of the stablecoin have still provided for them to maintain a consistent value pegged to the US Dollar while held by the Company.
Restricted Tokenized Assets
“Restricted tokenized assets” primarily consists of tokenized assets the Company received as collateral for its “Digital assets loan receivable” balances, where the Company has obtained accounting control over the collateral assets and the nature of the underlying assets can vary based on the activities for which they are being used. Typically, in facilitating the Company’s lending arrangements the collateral assets held by the Company are locked in smart contracts to mint the associated receipt or wrapped tokens (i.e. “sTokens” such as “sBUIDL” or “sACRED”) which can be used to participate in various investing strategies with decentralized finance protocols (“DeFi activities”) including the borrowing of digital assets with the Company using the minted sTokens as collateral. Receipt and wrapped tokens associated with these protocols are forms of digital assets whose value is derived from the underlying digital assets for which the Company had obtained control, and the corresponding “Obligation to return collateral” for the underlying digital assets owed back to counterparties. As the collateral assets received is simultaneously locked in a smart contract, after which the Company is not allowed to use, invest or repledge the underlying digital assets, the assets received and held as collateral are derecognized in exchange for the associated receipt and wrapped tokens, recognized within “Restricted tokenized assets”. Unlike the underlying tokenized assets that were derecognized when locked in a smart contract, these receipt tokens can be used to participate in DeFi activities and so the Company also may use the minted sTokens as collateral to facilitate the Company’s lending arrangements (see “Digital asset borrowings” below). When these receipt and wrapped tokens are posted as collateral to facilitate these arrangements, the protocols do not obtain control, because only the Company can redeem the sTokens locked in the respective smart contracts. Accordingly, the associated receipt and wrapped tokens continue to be recognized by the Company.
Receipt tokens are initially recorded at cost less impairment, as they provide the Company with enforceable rights to or claims on the underlying tokenized assets while locked in smart contracts. If the Company elects to settle any of its open DeFi positions using these receipt tokens while an associated digital assets loan receivable is still outstanding, then the receipt token is derecognized and reclassified back to the underlying tokenized asset initially received as collateral from the counterparties (i.e. such as ACRED, HLSCOPE, or other tokenized assets defined

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
elsewhere in these consolidated financial statements). While the corresponding liability with the DeFi network (i.e. comprising “Digital asset borrowings”) is settled as a result of this activity, the “Obligation to return collateral” for the tokenized assets received from counterparties at the onset of the arrangement remains outstanding until the counterparty settles the “Digital assets loan receivable” outstanding with the Company. These tokenized assets are still restricted for Company use while held as collateral but are carried at their net asset value (“NAV”), as they provide the holder with the same ownership rights as the underlying financial instruments with the only difference being that the tokenized record of ownership is on-chain, and accordingly stay recognized within “Restricted tokenized assets” until settlement.
As of December 31, 2025, the collateral assets comprising the Company’s “Restricted tokenized assets” held by the Company consisted of HLSCOPE, ACRED, and sACRED of $1,103,171, $518,219, and $101,275, respectively.
As of December 31, 2024, “Restricted tokenized assets” consisted entirely of the collateral assets that the Company received from counterparties that were subsequently minted as sTokens so the Company could use them to participate in certain DeFi activities while facilitating the Company’s lending arrangements.These receipt tokens held as of December 31, 2024 are comprised entirely of sBUIDL (i.e. representing the right to receive BUIDL, which is considered a cash equivalent when its not locked in a smart contract) of $36,000,000. Although receipt tokens initially are carried at cost less impairment as noted above, because the fair value of the underlying tokenized assets they represent fluctuates with market prices, the instruments are accounted for as hybrid contracts consisting of a host contract (the receipt token) measured at cost less impairment and an embedded forward feature based on changes in the fair value of the underlying tokenized asset, with the embedded derivative bifurcated and subsequently measured at fair value. The embedded forward feature to deliver a fixed amount of tokenized assets in the future is included in the balance for “Restricted tokenized assets” as it is immaterial within the context of the lending and collateralization arrangements outstanding for the Company as further described below.
Presentation of Loan Collateral
As of December 31, 2025, the Company held BlackRock USD Institutional Digital Liquidity Fund (“BUIDL”), Apollo Diversified Credit Securitize Fund (“ACRED”) and Hamilton Lane Senior Credit Opportunities Securitize Fund (“HLSCOPE”) as collateral on behalf of platform users who enter into lending arrangements with the Company. As of December 31, 2024, BUIDL was the only form of collateral held. The Company monitors collateral value and requests additional collateral from borrowers if the fair value of the collateral associated with a given loan drops below a predefined threshold, which typically ranges from 100% to 167% of the fair value of the digital assets on loan. If a borrower fails to post additional collateral when requested, the Company is entitled to liquidate the collateral and close out the loan, generally within 24 hours and never later than one business day. In all lending arrangements to date, the Company obtains control of the digital assets posted as collateral and records an ‘Obligation to return collateral’ at fair value on the consolidated balance sheets, with all collateral held in segregated custodial wallets, and subject to the Company’s first-priority security interest allowing use, pledge, re-pledge, hypothecation, rehypothecation, sale, lending, or transfer without limitation. The right to receive the underlying digital assets posted as collateral is reflected within ‘Restricted tokenized assets,’ and the ‘Obligation to return collateral’ includes both the host instrument and a bifurcated embedded derivative remeasured at fair value each period representing the receipt tokens received due to the locking of the collateral in a smart contract. While fair value changes associated with the embedded derivative were nominal in 2024, during 2025 such changes were offset by the embedded forward feature bifurcated from the sTokens recorded in ‘Restricted tokenized assets,’ with the offsetting positions in ‘Obligation to return collateral’ and ‘Digital asset borrowings’ substantially mitigating market risk related to fluctuations in the underlying digital assets.
Digital Asset Borrowings
The Company enters into borrowing arrangements with decentralized finance protocols via smart contracts to acquire digital assets for various purposes including to lend to counterparties through lending arrangements, to utilize as collateral for obtaining additional liquidity, or to hold for investment and earn rewards through staking or other yield strategies using the underlying digital assets. The borrowing arrangements allow for the Company to lock its tokenized assets into smart contracts with the network as collateral in exchange for a certain quantity of digital assets (e.g. deUSD) to be minted for the Company. Only the Company can redeem the collateral posted, however,

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
the digital assets received as a collateralized borrowing from the protocol must be repaid in order to redeem all the corresponding tokens (e.g. sBUIDL). Because the decentralized finance protocol does not have the ability to lend or trade the locked receipt tokens with other market participants while the borrowings are outstanding, the Company has determined that it retains control of the assets posted as collateral to the network to obtain the borrowed digital assets.
The digital assets borrowed by the Company are initially recorded as ‘Digital assets’ in the consolidated balance sheets, and the associated protocol liabilities are recorded in ‘Digital asset borrowings’ in the consolidated balance sheets. The digital assets borrowed are initially recorded at and subsequently marked to fair value with a corresponding liability associated with the Company’s obligation to return the borrowed digital assets back to the protocol, regardless of whether the assets are subsequently loaned out or held by the Company. The Company may use the borrowed digital assets at its discretion, and has an obligation to return the same quantity and type of digital assets to the associated DeFi network, upon repayment of the digital assets borrowed.
Customer Escrow Funds
Customer escrow funds include payments received from customers and held on their behalf. Such funds are restricted from the Company’s use and are deposited into escrow accounts. A liability for customer escrow funds payable is recorded on the consolidated balance sheets offsetting the assets held. Generally, these funds represent dividends and distributions issued by customers.
Investments in Marketable Securities
Investments consist of marketable debt and equity securities classified as available-for-sale (“AFS”) and are carried at fair value. Investment purchases and sales are accounted for on a trade-date basis. Realized gains and losses on dispositions are based on the net proceeds and the adjusted cost of the securities sold, using the specific identification method. Realized gains and losses are included in operations in the year of sale. Unrealized gains and losses are based on the difference between cost and fair value of each security. Unrealized gains and losses are recorded in ‘other income, net’.
Investments in Tokenized Assets
As of December 31, 2025, ‘Investments in tokenized assets’ on the consolidated balance sheets consisted of certain of the Company’s unrestricted investments in tokenized funds Securitize Tokenized AAA CLO Fund (“STAC”), ACRED, and HLSCOPE. As these tokens represent equity ownership, these investments are not within the scope of ASC 350-60 and meet the definition of an equity security under ASC 321, Investments — Equity Securities (“ASC 321”). The Company elected to apply the NAV practical expedient to measure the tokenized interests, and changes in NAV are recorded on the Company’s consolidated statements of operations and comprehensive loss as ‘Other income, net’ as the changes were not significant during the year ended December 31, 2025. As of December 31, 2025, ‘Investments in tokenized assets’ also consisted of tokens the Company invests in and subsequently locks into smart contracts with certain decentralized finance networks in order to mint the associated receipt or wrapped tokens (i.e. similar to the Company’s “sTokens” defined hereafter as “sVBILL”, etc.) that can be used to participate in DeFi investing strategies with various decentralized finance protocols. Receipt and wrapped tokens associated with these protocols are forms of digital assets whose value is derived from the underlying digital assets posted as collateral; because only the Company can redeem the tokens locked in the respective smart contracts, the protocols do not obtain control, and the underlying tokenized assets continue to be recognized by the Company. These receipt tokens, including the Company’s sVBILL positions as of December 31, 2025, are initially recorded at cost less impairment, as they provide the Company with enforceable rights to or claims on the underlying digital assets while locked in smart contracts.
Accounts Receivable
The Company carries its accounts receivable at the invoiced amount. On a periodic basis, the Company evaluates its accounts receivable and will record an allowance for expected credit losses representing management’s estimate of expected credit losses related to trade receivables. The change in allowance for expected credit losses is due to both a change in the calculated estimate discussed below and a change in the estimated transaction price of

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the underlying revenue. Trade receivables are pooled based on similar risk characteristics, such as the age of receivables and the entity which the trade receivable was generated from. The Company disaggregates trade receivables into two risk pools: Securitize customers which refer to customers from the Company’s core business, and Pacific Stock Transfer Company customers which refer to customers from the Pacific Stock Transfer Company acquisition. To estimate the allowance for expected credit losses, management leverages information on historical losses, asset-specific risk characteristics, current conditions, and reasonable and supportable forecasts of future conditions. Account balances are written off against the allowance when deemed uncollectible.
The following table shows the activity in the allowance for credit losses:

Balance at January 1, 2024	$3,017,500
Provision for expected credit losses	1,590,973
Write-offs	(1,417,959)
Balance at December 31, 2024	$3,190,514
Provision for expected credit losses	1,300,149
Write-offs	(1,178,608)
Balance at December 31, 2025	$3,312,055
Digital Assets Receivable
Certain of the Company’s revenue contracts with customers permit the customer to elect to pay for the services provided by the Company in a form of consideration other than fiat currency, including in certain blockchain’s native cryptocurrencies (tokens). The Company typically only permits the applicable digital assets as forms of consideration in its contracts when there are provisions in the contract that adjust the actual quantity of tokens due from the customer for satisfying each performance obligation based on the calculated fair value upon receipt such that the transaction price can remain predominantly fixed and denominated in USD (e.g. by using a 7-day moving average of the token price, or other similar “TWAP”, as the basis for releasing a variable amount of tokens to the Company that would equal the total fixed transaction price at the payment date). Particularly for those blockchain networks or foundations that are newer to the industry or simply to offer some anti-dilution protections to the customer and the market value of its native tokens, the Company permits certain customers to commit to the release or unlock of tokens as consideration either on a defined schedule or upon the achievement of certain milestones at a future date. The associated digital assets are typically held in a smart contracts or a form of escrow account which governs how the digital assets are transferred into the Company’s designated wallets over time, with the quantity of tokens transferred subject to variability based on the TWAP as noted above, usually according to an agreed-upon release schedule. When the right to receive digital assets at a future date meets the definition of a derivative, because the right is denominated in the digital asset and represents the right to receive a fixed amount of those digital assets in the future, changes in the fair value of this embedded forward derivative contract that are based on fluctuations in the market price of the underlying digital asset are reported within earnings as they occur within ‘Loss on digital assets from operations, net’ in the consolidated statements of operations and comprehensive loss.
For arrangements in which the Company has become entitled to or is expected to receive these forms of consideration, but prior to receiving the tokens in a Company-controlled wallet as they are subject to contractual sale and transfer restrictions in accordance with certain vesting terms, the Company classifies these assets as ‘Digital assets receivable’ in the Company’s consolidated balance sheets. As the tokens are released (or “unlocked”) from a non-Company-controlled wallet to a Company-controlled wallet in accordance with the applicable vesting schedule, the tokens are reclassified from ‘Digital assets receivable’ to the applicable digital asset account on the Company’s consolidated balance sheets pursuant to the scoping criteria of ASC 350-60. In instances where the value of the receivable is fixed and denominated in USD per the agreement, the quantity of digital assets for which the Company will be entitled to and receive will be variable. In instances where the quantity of digital assets that the Company expects to receive at a future date is fixed and denominated in the digital assets per the agreement, this reclassification into ‘Digital assets’ does not necessarily give rise to a gain or loss as any previous changes in fair value of the underlying digital assets were already reported within earnings as they occurred. ‘Digital assets receivable’ not expected to be received within a year are classified as non-current in the consolidated balance sheets.

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Deferred Offering Costs
The Company capitalizes fees that are directly and incrementally attributable to equity financing transactions as deferred offering costs until such transactions are consummated. During the year ended December 31, 2025, the Company incurred costs in connection with the proposed business combination with CEPT and the related contemplated equity issuances, including a concurrent private placement. As of December 31, 2025, deferred offering costs totaled $3,041,602 and were classified on the consolidated balance sheets as ‘Deferred offering costs’.
Intangible Assets
Definite-lived intangible assets
The Company amortizes its definite-lived intangible assets using the straight-line method over their estimated useful lives as follows:

Classification	Estimated useful life
Customer relationships	10 – 15 years
Non-compete agreements	3 – 5 years
Licenses	5 years
Definite-lived assets consist of customer relationships, intellectual property, capitalized software, licenses, and non-compete agreements. Customer relationships, whether contractual or non-contractual, are recognized as intangible assets separate from goodwill when the acquired entity has a history of establishing such relationships through contracts, even if no contract exists at the acquisition date.
The Company reviews long-lived assets, including property, plant, and equipment and definite-lived intangible assets, whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable in accordance with ASC 360, Property, Plant, and Equipment (“ASC 360”). The Company monitors for potential triggering events on an ongoing basis, including but not limited to significant adverse changes in the business climate, operating performance, market conditions, or legal factors. If such indicators are identified, the Company performs a recoverability test by comparing the estimated undiscounted future cash flows of the asset group to its carrying amount. If the carrying amount exceeds the estimated undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value of the asset group.
The Company capitalizes costs incurred to renew or extend the term of a recognized definite lived intangible asset if the renewal or extension is expected to provide future economic benefits and if the costs are directly attributable to securing the renewal or extension. All other costs incurred to renew or extend the term are expensed.
Indefinite-lived intangible assets
Indefinite-lived intangible assets consist of a trading license and certain digital assets, which are described above as digital assets that are within scope of ASC 350-60. The trading license represents a broker-dealer alternative trading system license, which has no legal, regulatory, contractual, competitive, economic, or other factors, which limit the useful life of the license to the Company. The Company anticipates that the license will be used for the foreseeable future and renewals are in the control of the Company, therefore the trading license has been classified as an indefinite-lived intangible asset.
Indefinite-lived intangible assets are not amortized but are tested for impairment on at least an annual basis. Impairment testing is required more frequently if indicators arise. In conducting its impairment testing, the Company determines if qualitative or quantitative factors are to be used to evaluate the potential impairment in the carrying amount of the Company’s indefinite-lived intangible assets. The Company has the option to first assess the qualitative factors to determine whether the existence of events and circumstances indicate that it is more likely than not that the assets are impaired. If, based on its qualitative assessment, the Company concludes that it is more likely than not that the assets are impaired, quantitative impairment testing is required. However, if the Company

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concludes otherwise, quantitative testing is not required. An impairment charge is recognized to the extent the recorded amount of the assets exceeds the implied fair value of the assets.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in a business combination, in accordance with ASC 805. Goodwill is not amortized but is subject to impairment testing as prescribed by ASC 350.
The Company evaluates goodwill for impairment at least annually, or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment testing is performed at the reporting unit level, which the Company has defined as its business unit level — one level below the operating segment. An impairment loss is recognized when the carrying amount of a reporting unit exceeds its estimated fair value. The loss recognized is limited to the amount of goodwill allocated to that reporting unit. The fair value estimates used in the impairment analysis are based on a combination of income and market approaches and involve significant management judgment. Key assumptions include projected cash flows, long-term growth rates, discount rates, macroeconomic conditions, competitive dynamics, and the Company’s strategic plans.
During the year ended December 31, 2025, the Company recognized a goodwill impairment charge of $4,122,926, all of which related to the Securitize For Advisors reporting unit and is included in ‘Net loss from discontinued operations. The Company recognized a goodwill impairment charge of $3,000,000 for the year ended December 31, 2024, also related to the Securitize For Advisors reporting unit which is included in ‘Net loss from discontinued operations. No goodwill impairment was recognized for continuing operations in either period. Goodwill recorded by the Company related to the Securitize for Advisors reporting unit is not deductible for income tax purposes, however the remaining goodwill is deductible for income tax purposes.
Revenue Recognition
The Company’s revenue is derived from contracts with its customers that often include multiple performance obligations such as platform services, broker and token issuance services, transfer agent services, professional services, initial set-up services, blockchain integration services and fund administration services. The Company recognizes revenue using the five step approach outlined in ASC 606, Revenue from Contracts with Customers (“ASC 606”) as follows: (1) Identify the contract with the customer, (2) Identify the performance obligations in the contract, (3) Determine the transaction price, (4) Allocate the transaction price to the performance obligations in the contract and (5) Recognize the revenue when (or as) the Company satisfies the performance obligations.
The Company regularly enters into contractual agreements that establish general terms and conditions. The identification of a contract with a customer requires an evaluation of the terms and conditions in contractual agreements to determine what specific enforceable rights and obligations exist. Management considers a number of factors when making this evaluation that include, but are not limited to, the nature and substance of the business exchange, the specific contractual terms and conditions, the promised products and services, the termination provisions in the contract, as well as the nature and execution of the customer’s ordering process, and how the Company is authorized to perform work. Generally, enforceable rights and obligations are not created until a statement of work is issued or a quote is accepted by a customer for a specified product or service. Therefore, the issuance of a statement of work or acceptance of a quote is generally the point at which a contract is identified for accounting purposes.
For those agreements where services are provided equally over a contract term which exceed one month in duration, the Company generally recognizes revenue ratably (over-time) over the contract term. For those agreements where performance obligations are satisfied on an individual basis (“e.g.” month to month), the Company recognizes revenue at a point in time. Services are typically explicitly stated in each contract, but management also evaluates whether any performance obligations are implied based on the terms of the agreement, past business practice, or other facts and circumstances. Each service is evaluated to determine if it is a distinct product or service and therefore represents a performance obligation. Agreements which share with customers access to the Company’s platform and provide routine platform and transfer agent services are interdependent and rendered over similar patterns, and therefore, are combined into a single performance obligation. Routine platform

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and transfer agent services are recognized ratably over the contract term, beginning on the commencement date of each contract which is the date the platform is available to customers and related services begin. Generally, fees for the routine platform and transfer agent services are recognized discretely each month those services are provided, as that is when the specific performance obligation has been satisfied. Certain customers engage the Company to provide additional implementation services which have been identified as distinct from the access to the platform and routine platform and transfer agent services. These implementation services are accounted for as separate performance obligations and are recognized as the services are rendered. The Company may also be engaged to perform transaction-based transfer agent services or other professional services, such as the issuance of token securities, the issuance, transfer and cancellation of shares or certificates and consulting for the creation of token securities on a customer’s blockchain. Such transaction-based transfer agent services and other professional services are recognized at the point-in-time at which the services are completed. The Company is the principal in all of its contracts with customers.
The Company allocates the transaction price to each performance obligation on a relative standalone selling price (“SSP”) basis. Judgment is required to determine the SSP for each distinct performance obligation. The determination of SSP takes into consideration overall pricing objectives, market conditions, and other techniques that maximize the usage of observable inputs. The inputs used to determine SSP vary depending on the specific revenue stream. Significant pricing practices taken into consideration include the Company’s discounting practices, the size and volume of the Company’s transactions, the number of users, the geographic area where services are sold, price lists, its go-to-market strategy, historical standalone sales and contract prices. As the Company’s go-to-market strategies evolve, the Company may modify its pricing practices in the future, which could result in changes in relative selling prices.
The Company may receive Digital assets as a form of payment for certain revenue generating activities, typically the contracts with blockchain customers who contract with the Company for its blockchain integration services, which are recorded in the applicable ‘Digital assets’ or ‘Stablecoins’ accounts in the consolidated balance sheets when received. As a matter of policy, digital assets received as a form of payment are either nearly immediately converted to cash and cash equivalents, or are used to fulfill expenses that are contractually required to be settled in cryptocurrencies, such as blockchain fees. Digital assets held for operations are initially recorded at the transaction price of the received assets at initial recognition and are subsequently remeasured at fair value at the end of each reporting period, with changes in fair value recognized in ‘Loss on digital assets from operations, net’ in the consolidated statements of operations and comprehensive loss. In contracts in which the Company receives non-cash consideration in the form of digital assets, the amount of digital assets is fixed at contract inception. The transaction price is measured at the fair value of the fixed amount of digital assets at contract inception. Future changes in the fair value of the consideration are due to the form of the consideration and are not included in the transaction price.
In certain cases, the Company is able to establish SSP based on observable prices of subscriptions sold separately in comparable circumstances to similar customers. The Company uses a single amount to estimate SSP when it has observable prices. In instances where SSP is not directly observable, such as when pricing is highly variable, the Company determines the SSP range using information that may include market conditions or other observable inputs. The Company typically has more than one SSP for individual subscriptions due to the stratification of those subscriptions by customers and circumstances. In these instances, the Company may use information such as the number of users in determining the SSP.
For certain ecosystem expansion arrangements, the Company applies judgment in allocating the transaction price based on an observable or estimated standalone selling price (“SSP”). These arrangements are often customized and may include a combination of technical integration and ongoing support. Because directly observable SSPs are not always available due to the recent launch, novel nature, and pricing variability of certain services, the Company estimates SSP using an expected cost approach that incorporates historical levels of effort and management judgment. The Company reviews its estimated SSPs at least annually to assess their continued appropriateness.
Primary revenue generating activities include Tokenization and Asset Servicing. Tokenization revenue consists of services related to ecosystem expansion, as well as trading, enhancement of the utility, and distribution of digital

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assets. Revenue from ecosystem expansion initiatives is recognized at a point in time upon completion of blockchain integration. Revenue from trading activities is recognized at a point in time when the related trades are executed. In addition to integration services, tokenization arrangements typically include performance obligations for ongoing maintenance and support services, with the associated revenue recognized ratably over the contractual term. Placement fees associated with making assets available for distribution are recognized either at a point in time or over the contract period, depending on the specific terms of the agreement. Asset Servicing revenue includes fees earned for ongoing operational and administrative services provided to issuers, asset managers, and investors throughout the lifecycle of a fund or digital asset. These services include recordkeeping, transfer processing, fund accounting, and compliance support. Setup fees are recognized at a point in time when the initial services are delivered, while recurring service fees are recognized over time over the agreement term for those support services which are made available equally over the contract terms.
There may, at times, be differences between the timing of revenue recognition and the contractual payment terms which result in the recognition of contract assets and contract liabilities. Contract assets primarily represent revenues recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract liabilities primarily represent billings or payments received in advance of revenue recognition and are contingent upon the satisfaction of performance obligations and are presented as Deferred revenue in the consolidated balance sheets.
The Company elects the following practical expedients and policy elections when recognizing revenue and related contract costs: (1) incremental costs of obtaining a contract are expensed when the amortization period is one year or less, (2) the transaction price excludes tax amounts assessed by governmental authorities that are both (i) imposed on and concurrent with specific revenue producing transactions and (ii) collected from customers.
Cost of revenue (exclusive of items shown below)
Cost of revenue consists of direct costs incurred to provide services to the Company’s customers. These costs primarily include direct labor cost, which include salaries, wages, and benefits for employees directly involved in the servicing of customers for the Company’s Tokenization and Asset Servicing offerings, including certain blockchain and protocol engineers as well as fund administrators among others. Other costs of revenues include contractor costs, security and identity verification costs, legal fees, software subscription costs, and certain other costs incurred as a direct result of customer transactions. These costs do not include depreciation, amortization, and the allocation of any rent or utilities.
Advertising
Advertising is expensed as incurred and included as a component of ‘Selling, general & administrative’ expenses in the consolidated statements of operations and comprehensive loss. Advertising expenses totaled $1,504,927 and $654,534 for the years ended December 31, 2025 and 2024.
Stock-based Compensation
The Company recognizes compensation costs resulting from the issuance of share-based awards as an expense in the consolidated statements of operations and comprehensive loss over the requisite service period based on a measurement of fair value for each award at the grant date.
The fair value of options is calculated using the Black-Scholes option pricing model. This option valuation model requires input of assumptions including, among others, the volatility of stock price, the expected life of the option and the risk-free interest rate. Due to its limited operating history and limited number of sales of its common stock, the Company estimates the volatility of its stock in considering a number of factors including the volatility of comparable public companies. The expected term of a stock option is the estimated period the options are expected to be outstanding and is calculated using the simplified method, which is based upon an average of the vesting period and the contractual term of the option. The Company has elected to recognize forfeitures related to share-based payments as they occur.

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Income Taxes
For federal and state income taxes, deferred tax assets and liabilities are recognized based upon temporary differences between the consolidated financial statements and the tax basis of assets and liabilities. Deferred income taxes are based upon prescribed rates and enacted laws at the end of the reporting period in the countries where the Company operates and expects to generate taxable income. A valuation allowance is recorded when it is more likely than not that some portion or all the deferred tax assets will not be realized. In assessing the realizability of deferred tax assets, the Company considers taxable income in prior carryback years, as permitted under the tax law, forecasted taxable earnings, tax planning strategies, and the expected timing of the reversal of temporary differences. This determination requires significant judgment, including assumptions about future taxable income that are based on historical and projected information and is performed on a jurisdiction-by-jurisdiction basis. Accordingly, the Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are realizable.
Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as income tax expense in the current year. There are no uncertain tax positions that require accrual or disclosure to the consolidated financial statements as of December 31, 2025 and 2024. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company had no material accruals for interest or penalties related to income tax matters as of December 31, 2025 and 2024.
Concentration of Credit Risk
Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash, investments, accounts receivable, contract assets, and notes receivable. At times, deposits held may exceed the federally insured limits. The Company also notes that 18.0% of their cash and cash equivalents are BUIDL as of December 31, 2025. BUIDL is a tokenized U.S. dollar-denominated fund which invests in U.S. Treasury bills and cash. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. Two customers constituted approximately 21% of the Company’s consolidated revenues for the year ended December 31, 2025 and each of these customers individually accounted for more than 10% of consolidated revenues. Four customers constituted approximately 62% of the Company’s consolidated revenues for the year ended December 31, 2024 and each of these customers individually accounted for 10% or more of consolidated revenues.
The following table presents the Company’s major customers, who accounted for more than 10% of the Company’s consolidated revenue:

	For the Year Ended December 31, 2025		For the Year Ended December 31, 2024
Customer A	—	—	$4,000,000	21%
Customer B	—	—	2,713,785	15%
Customer C	—	—	2,567,315	14%
Customer D	—	—	2,169,869	12%
Customer E	6,556,218	11%	—	—
Customer F	6,308,901	10%	—	—
Total	$12,865,119	21%	$11,450,969	62%
As of December 31, 2025, two customers constituted approximately 63% of the Company’s contract assets, with Customer A and Customer G accounting for approximately 41%, or $6,306,046, and 22%, or $3,430,315, respectively. As of December 31, 2024, two customers constituted approximately 95% of the Company’s contract assets, with Customer A and Customer C accounting for approximately 85%, or $4,060,000, and 10%, or $482,672, respectively.

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The Company does not believe there are any collectability concerns regarding these customers’ outstanding receivables balances. As of December 31, 2025 and 2024, a note receivable issued to Securitize KKR Platform SPC, LTC, a related party entity, represented approximately 67% and 86% percent, respectively, of total notes receivable, related parties. Refer to Note 14, for details on the note receivable.
Leases
The Company applies the requirements of ASC 842, Leases, which requires an entity to recognize a right-of-use asset, representing the right to use an underlying asset for the lease term, and a lease liability, representing the obligation to make lease payments arising from a lease. The Company has leases related to various office equipment and office spaces.
Loss Per Share
The Company follows the guidance in ASC 260, Earnings Per Share (“ASC 260”), which establishes standards regarding the computation of earnings per share, or EPS, by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of a company. The guidance requires earnings to be hypothetically allocated between the common, preferred, and other participating stockholders based on their respective rights to receive non-forfeitable dividends, whether or not declared. Participating securities include Convertible Preferred Stock.
Basic net loss per common share (“EPS”) is calculated by dividing the net loss attributable to common stockholders (after the reduction for any preferred stock and assuming current income for the period had been distributed) by the weighted-average number of shares of common stock outstanding during the period, without consideration of potentially dilutive securities.
Diluted loss per share reflects the potential dilution that could occur if stock options, convertible promissory notes, and convertible preferred stock were exercised or converted by using the more dilutive of the (1) treasury stock method, reverse treasury stock method or if-converted method, as applicable, or (2) the two-class method. Under the two-class method, the net loss attributable to common stockholders is not allocated to the Convertible Preferred Stock as the preferred stockholders do not have a contractual obligation to share in the Company’s losses. In loss periods, basic and diluted net loss per share are identical because the otherwise dilutive potential common shares become anti-dilutive and are therefore excluded. Diluted loss per share excludes, when applicable, the potential impact of stock options, convertible promissory notes, convertible preferred stock, and other dilutive instruments because their effect would be anti-dilutive in the periods in which the Company incurs a net loss.
Diluted net loss per share (“diluted EPS”) is computed by dividing the net loss attributable to common stockholders adjusted for income (expenses), net of tax, related to any diluted securities, by the weighted-average number of shares of common stock and potentially dilutive securities outstanding for the period.
Segments
The Company reports operating segments in accordance with ASC 280, Segment Reporting (“ASC 280”), including the impact of adopting ASU 2023-07, as further described below. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by our chief operating decision maker (“CODM”) in deciding how to allocate resources and assesses performance. ASC 280 requires that a public enterprise report a measure of segment profit or loss, certain specific revenue and expense items, segment assets, information about the way operating segments were determined and other items.
The ASU also permits a public entity to report multiple measures of a segment’s profit or loss as long as: i) all the reported measures of a segment’s profit or loss are used by the CODM for purposes of assessing performance and allocating resources; and ii) the measure closest to GAAP is also provided. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this ASU for the annual reporting period ending December 31, 2024.

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The Company’s Chief Executive Officer is the chief operating decision maker. The CODM regularly reviews the Company’s results to assess performance and allocate resources on a consolidated basis and uses consolidated net loss, as reported on our consolidated statements of operations and comprehensive loss, as the primary measure of segment profit or loss to evaluate company performance and to allocate and prioritize resources during the planning and forecasting process. The Company operates as a single reportable segment, as the CODM does not review any balance sheet information at any other level than on a consolidated basis and does not review any income statement information at any other level than on a consolidated basis.
Warrants
The Company issues warrants as mezzanine equity-classified share-based payment awards to non-employees in exchange for services and accounts for such instruments under ASC 718, Compensation — Stock Compensation. Warrants are measured at grant-date fair value and are not remeasured at the fair value at each reporting period.
Compensation cost is recognized only when the applicable service is performed or the performance-based vesting conditions become probable of achievement, and is then recognized ratably over the related service or performance vesting period. If a performance condition is ultimately not satisfied, previously recognized compensation cost is reversed. The services obtained in exchange for these warrants consist of promotional and branding-related activities performed for the benefit of the Company.
Recently Issued And Adopted Accounting Standards
In December 2023, the FASB issued ASU 2023-09, “Income Taxes — Improvements to Income Tax Disclosures (Subtopic 740-10)”:, which expands the required disclosures related to the effective tax rate reconciliation and income taxes paid. The standard is effective for the Company for annual periods beginning after December 15, 2024, with early adoption permitted. The standard is required to be applied prospectively, although retrospective application is permitted. The Company adopted ASU 2023-09 in its current annual consolidated financial statements for the year ended December 31, 2025 and applied the guidance retrospectively.
Recently Issued Accounting Standards Not Yet Adopted
In September 2025, the FASB issued ASU 2025-06, “Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software.” The amendments provide updated guidance on the accounting for internal-use software, including clarifications to the capitalization criteria, enhancements to the evaluation of development stages, and refinements to the treatment of implementation costs. The ASU 2025-06 is effective for all entities for annual reporting periods beginning after December 15, 2027, and interim periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2025-06 on its financial statement presentation and disclosure.
In May 2025, the FASB issued ASU No. 2025-05, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets.” This update provides targeted improvements to the measurement of expected credit losses for accounts receivable and contract assets under the current expected credit loss (CECL) model. The guidance is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statement presentation and disclosure.
In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date.” This update clarifies the effective date of ASU No. 2024-03, which requires entities to disaggregate operating expenses into specified categories to enhance transparency. ASU 2025-01 establishes that the guidance is effective for fiscal years beginning after December 15, 2026, with early adoption permitted, and for interim periods beginning after December 15, 2027. ASU 2024-03 may be applied retrospectively or prospectively. The Company is currently evaluating the impact of this guidance on its financial statement presentation and disclosures.
In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40)”: Disaggregation of Income Statement Expenses.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
This update requires entities to disaggregate operating expenses into specific categories, such as salaries and wages, depreciation, and amortization, to provide enhanced transparency into the nature and function of expenses. In January 2025, the FASB issued ASU No. 2025-01, clarifying the effective date of ASU No. 2024-03 to be fiscal years beginning after December 15, 2026, with early adoption permitted, and interim periods beginning after December 15, 2027. ASU 2024-03 may be applied retrospectively or prospectively. The Company is currently evaluating the impact of ASU 2024-03 on its financial statement presentation and disclosures.
In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements”: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This update incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification. The amendments are intended to improve the clarity and consistency of disclosures by aligning GAAP with the SEC’s Disclosure Update and Simplification Initiative. The ASU includes various amendments across multiple topics, such as derivatives, collateralized assets, credit facilities, repurchase agreements, and interest rates on borrowings. The removal of these disclosure requirements will become effective for GAAP upon removal of the related disclosure requirements from Regulation S-X or Regulation S-K by the SEC. The Company is currently evaluating the impact of ASU 2023-06 on its disclosures and does not expect the adoption to have a material effect on its financial position, results of operations, or cash flows.
3. ACQUISITIONS
MG Stover, Inc.
On April 15, 2025, the Company completed the acquisition of all outstanding equity interests of MG Stover, a leading fund administrator for digital assets. As a result, MG Stover’s operating results have been consolidated into the Company’s consolidated financial statements effective from the acquisition date.
The following table summarizes the approximate values of consideration paid and the net assets acquired on the acquisition date:

Purchase consideration:
Cash, net of cash acquired	$21,090,525
Fair value of identifiable assets acquired and liabilities assumed:
Customer relationships	$9,400,000
Prepaid expenses	109,538
Total identifiable assets acquired	9,509,538
Accounts payable	(991,616)
Deferred revenue	(462,398)
Total liabilities assumed	(1,454,014)
Net identifiable assets acquired	8,055,524
Goodwill	13,035,001
Net assets acquired	$21,090,525
The total purchase consideration was approximately $21,090,525, which consisted of cash paid net of cash acquired. No equity was issued as part of the transaction.
Acquired intangible assets include customer relationships valued at approximately $9,400,000, which were fair valued using a discounted cash flow method based on company projections and Level 3 inputs. The useful life of these customer relationships at acquisition was 10 years. The trademark, non-compete agreements, and acquired technology related to an internally developed workflow system were determined to have de minimis values due to immediate rebranding, retention of key personnel, and the Company’s intent to continue using its existing internal systems rather than the acquired technology, respectively. Goodwill of approximately $13,035,001 represents expected synergies, expanded service capabilities, and the excess of purchase price over the fair value of net assets acquired. Goodwill is deductible for tax purposes.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company incurred approximately $290,000 in transaction-related expenses related to the acquisition of MG Stover for the year ended December 31, 2025. These costs are included in ‘Selling, general & administrative’ costs on the consolidated statements of operations and comprehensive loss.
Theorem Fund Services
On October 17, 2024, the Company completed the acquisition of all outstanding capital stock of Theorem in order to obtain the ability to offer services to a new customer base. As a result, Theorem’s operating results have been consolidated into the Company’s consolidated financial statements effective from the acquisition date.
The following table summarizes the approximate values of consideration paid and the net assets acquired on the acquisition date:

Purchase consideration:
Cash, net of cash acquired	$5,644,898
Contingent consideration – common stock (20,513 shares)	53,539
Portion of seller’s transaction costs paid by the Company	94,216
$5,792,653
Fair value of identifiable assets acquired and liabilities assumed:
Customer relationships	$3,100,000
Accounts receivable	225,645
Prepaid expenses and other assets	136,231
Total identifiable assets acquired	3,461,876
Accrued expenses and other current liabilities	(486,517)
Total liabilities assumed	(486,517)
Net identifiable assets acquired	2,975,359
Goodwill	2,817,294
Net assets acquired	$5,792,653
The total purchase consideration was $5,792,653, which included cash of $5,644,898, transaction costs paid of $94,216, and $53,539 of contingent consideration payable in common stock of the Company. The Company issued 20,513 shares of common stock in January 2025 valued at approximately $2.61 per share pursuant to the agreement in satisfaction of the contingent consideration payable. The Company’s common stock was fair valued using the income approach, specifically the discounted cash flow method, which is based on company projections and Level 3 fair value inputs. In January 2025, following the Theorem employees’ completion of 90 days of service from the acquisition close date, the Company issued 183,309 shares of common stock, the value of which was excluded from purchase consideration.
Acquired intangible assets included customer relationships, valued at approximately $3,100,000, while the trademark and non-compete agreements were determined to have de minimis values due to immediate rebranding and the retention of key personnel. The customer relationships were fair valued using a discounted cash flow method based on company projections. The useful life of these customer relationships at acquisition was 15 years. The goodwill is associated with the Company’s Securitize Fund Services reporting unit and represents the impact of the positive cash flow from Theorem in addition to expected synergies and the excess of the purchase price over the fair value of the net assets acquired in a business combination.
The Company incurred approximately $275,000 in transaction-related expenses related to the acquisition of Theorem for the year ended December 31, 2024. These costs are included in ‘Selling, general & administrative’ costs on the Company’s consolidated statements of operations and comprehensive loss.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Financial Information
The following proforma financial information presents the consolidated results of operations of the Company, Theorem, and MG Stover for the years ended December 31, 2025 and 2024, as if both acquisitions had occurred as of beginning of the earliest period presented. The proforma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods, nor does it project future results.
The following table shows the proforma financial information for the Company, Theorem, and MG Stover:

	For the Year Ended December 31,
	2025	2024
Revenues	$68,938,369	$42,492,286
Net loss from continuing operations	$(40,591,094)	$(19,172,023)
Net loss from continuing operations per basic and diluted share	$(4.60)	$(2.13)
Weighted average common shares outstanding:
Basic and Diluted	8,822,260	9,006,533
4. DISCONTINUED OPERATIONS
On August 5, 2025, the Company entered into a letter of intent, after which management approved the sale of its Securitize for Advisors reporting unit and determined the disposal group qualified for discontinued operations presentation during the year ended December 31, 2025.
Prior to the net assets being classified as discontinued operations, in the third quarter of 2025 the Company evaluated the individual assets within the disposal group for impairment and recorded a non-cash goodwill impairment charge of $4,122,926. This charge is presented within ‘Net loss from discontinued operations’ in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2025. After recognizing the impairment change, the carrying value of the disposal group was compared to the total expected consideration from the sale to determine the resulting loss on disposal. The carrying value of the disposal group was decreased by an impairment charge, which was not material, to reflect the expected consideration from the sale.
On November 26, 2025, the Company finalized the sale of their Securitize For Advisors business, which was presented as discontinued operations in the consolidated financial statements as of and for the years ended December 31, 2025 and 2024. The base consideration/sale price per the agreement was $2,871,526. The Company did not record a loss on sale as the sale price and the carrying value of the net assets of the Company’s Securitize For Advisors business were the same.
The following table provides a reconciliation of the carrying amounts of major classes of assets and liabilities classified as discontinued operations, respectively, to the amounts presented in the Company’s consolidated balance sheets.

December 31, 2024
Goodwill	$5,995,793
Intangible assets, net	992,444
Prepaid expenses and other current assets	951,922
Cash and cash equivalents	175,233
Accounts receivable, net	56,666
Assets of discontinued operations	$8,172,058

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2024 there were $5,314 of liabilities within the Securitize for Advisors disposal group classified as discontinued operations and included within the ‘Assets of discontinued operations’ on the consolidated balance sheets.
The following depicts the results of operations for the discontinued operations of the Company for the periods presented:

	For the Year Ended December 31,
	2025	2024
Revenue	$100,992	$122,873

Operating costs and expenses:
Selling, general & administrative	395,817	626,287
Compensation and benefits	1,555,595	2,379,529
Provision for expected credit losses	44,796	—
Impairment of goodwill	4,122,926	3,000,000
Total operating costs and expenses	6,119,134	6,005,816
Loss from operations	(6,018,142)	(5,882,943)
Other income (expense):
Other income (expense), net	(68,420)	21,810
Total other income (expense), net	(68,420)	21,810
Net loss	$(6,086,562)	$(5,861,133)
5. DIGITAL ASSETS
The following table presents the Company’s digital assets at the periods indicated below:

	December 31,
	2025	2024
Digital assets held at fair value	$1,936,626	$31,246
Stablecoins	86,472	20,744,633
Total digital assets	$2,023,098	$20,775,879
Digital assets held at fair value (in the scope of ASC 350-60)
The following table summarizes units held, cost basis, and fair value of the digital assets:

December 31, 2025
Asset	Symbol	Quantity of Digital assets held	Cost basis	Fair value
ZK Token	ZK Token	21,734,039	$795,278	$630,213
Aptos	APT	109,024	$298,464	$180,931
Wormhole Token	W Token (Wormhole)	33,518,162	$3,361,453	$1,100,244
Other	not meaningful	not meaningful	not meaningful	$25,238
The digital asset balances held at fair value and the related activity during the year ended December 31, 2024 were not material and therefore are not presented herein.
The digital assets held at fair value are included in ‘Digital assets’ and ‘Other noncurrent assets’ on the consolidated balance sheets as of December 31, 2025 and 2024, respectively.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following table presents a roll-forward of the Company’s digital asset holdings, recorded at fair value during the period indicated below:

December 31, 2025
Digital assets, held at fair value, beginning of year	$31,246
Purchases and receipts of digital assets(1)	6,322,484
Dispositions and transfers out of digital assets(2)	(1,817,751)
Losses, net(3)	(2,599,353)
Digital assets, held at fair value, end of year	$1,936,626
__________________
(1)Includes the digital assets retained by the Company from operating activities, including certain DeFi activities, trading activities, and accounts receivable payments, net of any amounts immediately or nearly immediately disposed of to third parties
(2)Includes disbursements to satisfy certain liabilities as well as redemptions for stablecoins or cross-chain swaps for similar assets at their USD equivalent market value
(3)The Company measures gains and losses on an individual asset basis. There were no unrealized gains and de minimis realized gains during the year ended December 31, 2025. The “Losses, net” amount primarily consists of realized losses of $69,941 and unrealized losses of $2,529,412 during the year ended December 31, 2025.
Digital assets are often received as a form of payment from blockchain customers and these assets are typically converted to cash, cash equivalents, or certain other stablecoins (i.e. USDT) or are otherwise used to fulfill expenses nearly immediately, in the ordinary course of the Company’s business. A reconciliation of this additional net digital asset activity is not provided as the associated risk of exposure to digital assets, even during periods of significant activity, is immaterial.
Stablecoins
The following table summarizes units held and cost basis (which equates to fair value) of stablecoins at the periods indicated:

December 31, 2024
Asset	Symbol	Quantity of Digital assets held	Cost basis
Elixir	deUSD	20,721,815	$20,721,815
Tether	USDT	22,818	$22,818
As of December 31, 2025, the Company’s stablecoins held were not material and are included within Prepaid expenses and other current assets on the Company’s consolidated balance sheets. Substantially all of these stablecoins are USDT and were obtained for use in the ordinary course of business.
As of December 31, 2024, and until the positions were closed during the year ended December 31, 2025, the majority of the stablecoins balance held by the Company were for use in various investment strategies, including participating in DeFi activities.
The Company measures gains and losses by each asset held, including de minimis gains and losses from the minor fluctuations in stablecoin fair values from their underlying fiat currency (i.e. USD). These amounts include minor cumulative realized gains primarily from stablecoin pair arbitrage and fair value adjustments resulting in de minimis unrealized losses during the years ended December 31, 2025 and 2024.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following table presents a roll-forward of the Company’s stablecoin holdings, recorded at fair value during the periods indicated below:

	December 31,
	2025	2024
Stablecoins, beginning of year	$20,744,633	$113,918
Additions to stablecoin investments(1)	1,493,942	20,721,815
Dispositions of stablecoin investments(2)	(22,215,757)	—
Additions and receipts from operations(3)	86,472	296,493
Redemptions and disbursements for operations(3)	(22,818)	(387,593)
Stablecoins, end of year	$86,472	$20,744,633
__________________
(1)Includes the additional stablecoins deposited for investment, and the resulting stablecoin rewards and/or yield generated from stablecoin digital assets held for investment. This amount includes cumulative realized gains of $230,927, net of protocol fees, primarily resulting from the realization of underlying changes in the fair values of stablecoin derivatives upon their conversion and other forms of stablecoin yield earned from participation in these activities.
(2)Represents the wind down of the Company’s stablecoin investment positions with the redeemed assets being transferred for use in operations or positions involving other assets, such as the Company’s tokenized investments in real world assets.
(3)Includes stablecoins received as a form of payment for transaction revenues, from facilitating the Company’s lending arrangements, or by transfers into/from the Company’s operating exchanges as a result of digital asset redemptions for various operational activities, including the facilitation of cross-chain swaps or transfers for digital assets and other general disbursements to satisfy certain liabilities.
Stablecoins that are not being held for investment purposes by the Company but are still reported on the consolidated balance sheets are often the result of various stablecoins being received as a form of payment initially, or to convert transfers from other forms of digital assets received as a form of payment, and are typically converted to other types of stablecoin and/or cash or used to fulfill expenses nearly immediately, in the ordinary course of the Company’s business. A reconciliation of this net stablecoin and related transfer activity transacted in normal operations is not provided as the associated risk of exposure to stablecoins or other digital assets, even during periods of significant activity, is immaterial.
Digital assets receivable
Certain digital assets are subject to sale and transfer restrictions through vesting schedules typically associated with contracts with blockchain customers and their associated foundations. Digital assets receivable and restricted by vesting schedules for which the Company has not obtained accounting control and that are subject to contractual transfer restrictions through vesting schedules are recognized as ‘Digital assets receivable’ on the Company’s consolidated balance sheets. As of December 31, 2025, the majority of the balance was denominated in USD, with a variable quantity of tokens expected to be received based on their USD equivalent at the time of transfer. The portion of the balance denominated in digital assets represents the right to receive a fixed amount of those assets in the future and contains an embedded forward feature that is remeasured at fair value each period based on the market price of the underlying digital assets to be received. As the tokens are released to the Company in accordance with contractual vesting schedules, the tokens are reclassified from ‘Digital assets receivable’ to ‘Digital assets’ on the consolidated balance sheets.
The Company was entitled to receive $4,056,320 of digital assets restricted by vesting schedules as of December 31, 2025 (including $2,500,102 and $1,556,218 classified as current and noncurrent, respectively) after accounting for the effects of the embedded feature based on the changes in the fair value of the underlying digital assets when the quantity to be received is fixed. As of December 31, 2025, sale restrictions associated with the digital assets subject to these vesting schedules range from less than one month to approximately two years. There was no related balance of Digital assets receivable held by the Company as of December 31, 2024.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following table presents a roll-forward of the Company’s Digital assets receivable during the year ended December 31, 2025:

Digital assets receivable, beginning of year	$—
Digital assets receivable earned by the Company	6,556,218
Digital assets received	(795,278)
Net change in fair value of embedded forward feature	(1,704,620)
Digital assets receivable, end of year	$4,056,320
6. INVESTMENT IN FUNDS
Investments in Tokenized Fund Interests
The Company holds investments in STAC, HLSCOPE, ACRED, VBILL, and sVBILL (together, the “Equity Tokens”). Each of these instruments represents a tokenized ownership interest in a corresponding investment fund and therefore is not within the scope of ASC 350-60. The Company’s VBILL and sVBILL holdings of $14,813 and $5,000,000 are classified as a cash equivalent and a receipt token held at cost less impairment, respectively (See Note 2).
The remaining Equity Tokens, consisting of STAC, HLSCOPE, and ACRED, represent non-voting, non-redeemable participating shares issued as part of the funds’ respective share capital. Therefore, the Company concluded that the instruments meet the definition of an equity security under ASC 321. The Company notes that these Equity Tokens are not traded on an exchange, do not have observable market prices, and do not meet any of the conditions for “readily determinable fair value” in the ASC 820 Master Glossary. Therefore, the Company elected to apply the Net Asset Value (“NAV”) practical expedient for the Equity Tokens. The investment is recorded on the consolidated balance sheets in ‘Investments in tokenized assets’ as of December 31, 2025. The change in NAV for these Equity Tokens were not significant for the year ended December 31, 2025.
7. FAIR VALUE MEASUREMENTS
The following table sets forth by level within the fair value hierarchy, the Company’s assets and liabilities measured and recorded at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
December 31, 2025
Assets
U.S. Treasury bills	$928,037	$—	$—	$928,037
Stablecoins	86,472	—	—	86,472
Digital assets	1,936,626	—	—	1,936,626
Digital assets receivable	2,500,102	—	—	2,500,102
BUIDL, unrestricted	4,467,926	—	—	4,467,926
Total assets	$9,919,163	$—	$—	$9,919,163
Liabilities
Option liability	$—	$—	$11,390,000	$11,390,000
SAFEs	—	—	10,449,000	10,449,000
Derivative liability	—	—	26,170,000	26,170,000
Total liabilities	$—	$—	$48,009,000	$48,009,000

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	Level 1	Level 2	Level 3	Total
December 31, 2024
Assets
U.S. Treasury bills	$1,269,373	$—	$—	$1,269,373
Stablecoins	20,744,633	—	—	20,744,633
Digital assets	31,246	—	—	31,246
BUIDL, unrestricted	16,892,142	—	—	16,892,142
Total assets	$38,937,394	$—	$—	$38,937,394
Liabilities
Option liability	$—	$—	$4,959,000	$4,959,000
SAFEs	—	—	5,714,000	5,714,000
Derivative liability	—	—	11,293,000	11,293,000
Total liabilities	$—	$—	$21,966,000	$21,966,000
The Company’s U.S. Treasury bills are included on the consolidated balance sheets as ‘Investments in available-for-sale marketable securities’ as of December 31, 2025 and 2024. The Company’s stablecoins held at fair value are included on the consolidated balance sheets as ‘Prepaid expenses and other current assets’ and ‘Stablecoins’ as of December 31, 2025 and 2024. The Company’s digital assets held at fair value are included on the consolidated balance sheets as ‘Digital assets’ as of December 31, 2025 and 2024. The Company’s digital assets receivable held at fair value are included on the consolidated balance sheets as ‘Digital assets receivable’ and ‘Digital assets receivable, noncurrent’ as of December 31, 2025 and 2024. The Company’s unrestricted BUIDL is included on the consolidated balance sheets as ‘Cash and cash equivalents’ as of December 31, 2025 and 2024. The Company’s SAFEs are included on the consolidated balance sheets as ‘Simple agreements for future equity’ as of December 31, 2025 and 2024. The Company’s Option liability is included on the consolidated balance sheets as ‘Option liability’ as of December 31, 2025 and 2024. The Company’s Derivative liability is included on the consolidated balance sheets as ‘Derivative liability’ as of December 31, 2025 and 2024.
The following table shows the activity of Level 3 financial instruments:

Balance as of January 1, 2024	$10,839,000
Recognition of Level 3 Derivative liability	9,923,000
Fair value adjustment – SAFE	95,000
Fair value adjustment – Derivative liability	1,370,000
Fair value adjustment – Option liability	(261,000)
Balance as of December 31, 2024	$21,966,000
Recognition of Level 3 Derivative liability	3,158,000
Fair value adjustment – SAFE	4,735,000
Fair value adjustment – Derivative liability	11,719,000
Fair value adjustment – Option liability	6,431,000
Balance as of December 31, 2025	$48,009,000
Certain instruments have been valued using the concept of NAV as a practical expedient. The Company notes that their NAV is generally not published and publicly available, nor are these instruments traded on an exchange. Instruments valued using NAV as a practical expedient are included in our fair value disclosures; however, in accordance with GAAP are not classified within the fair value hierarchy levels.
There were no transfers in and out of Level 3 financial instruments during any of the periods presented.
The Company measures certain financial instruments at fair value on a recurring basis. These instruments are classified within Level 3 of the fair value hierarchy as their valuation relies on significant unobservable inputs. Level

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
3 measurements reflect management’s judgment regarding the assumptions market participants would use in pricing the instruments. As of December 31, 2025 and 2024, Level 3 liabilities included an option liability, SAFE liability, and derivative liabilities associated with convertible notes.
The option liability is measured using a probability-weighted option pricing model framework. As of December 31, 2025 and 2024, the fair value of the option liability was approximately $11,390,000 and $4,959,000, respectively. Significant unobservable inputs used in the valuation for the year ended December 31, 2025 included an equity volatility assumption of approximately 68%, an expected time to event of approximately 0.25, and an estimated fair value of the underlying preferred stock of approximately $34.05 per share. Significant unobservable inputs used in the valuation for the year ended December 31, 2024 included an equity volatility assumption of approximately 47%, an expected time to event of approximately 2, and an estimated fair value of the underlying preferred stock of approximately $15.21 per share. An increase in equity volatility would result in a higher fair value measurement.
SAFEs are accounted for as liabilities and measured at fair value using a scenario-based, probability-weighted valuation technique. The valuation considers outcomes including an equity financing, liquidity event, or dissolution, based on the contractual terms of the SAFEs. As of December 31, 2025 and 2024, the fair value of SAFEs was approximately $10,449,000 and $5,714,000, respectively. Significant unobservable inputs included equity volatility of approximately 56%, a market discount rate of approximately 13.15%, and expected conversion dates of approximately 0.25. Significant unobservable inputs used in the valuation for the year ended December 31, 2024 included equity volatility of approximately 42%, a market discount rate of approximately 3.52%, and expected conversion dates of approximately 2. Changes in volatility, discount rates, or assumed timing of conversion events would materially affect the estimated fair value.
The Company’s convertible notes contain embedded features that meet the definition of derivatives and are bifurcated from the host debt instrument. The embedded derivative liabilities are measured using option pricing techniques. As of December 31, 2025 and 2024, the fair value of the embedded derivative liabilities was approximately $26,170,000 and $11,293,000, respectively. Significant unobservable inputs included equity volatility of approximately 56%, estimated transaction-based equity values ranging from $34.05 to $40.87 per share, and credit-adjusted discount rates of approximately 7.69%. Significant unobservable inputs used in the valuation for the year ended December 31, 2024 included equity volatility ranging from approximately 42% to 46%, estimated transaction-based equity values of approximately $15.21 per share, and credit-adjusted discount rates of approximately 17.46%. Increases in volatility or the likelihood of favorable transaction scenarios would result in higher derivative fair values.
The following table presents the cost and fair value of the Company’s investments:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2025
U.S. Treasury bills	$911,609	$16,428	$—	$928,037
	$911,609	$16,428	$—	$928,037

December 31, 2024
U.S. Treasury bills	$1,290,517	$—	$(21,144)	$1,269,373
	$1,290,517	$—	$(21,144)	$1,269,373

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following table reflects information about the Company’s investments held at an unrealized loss position:

	Less than 12 Months		12 Months or Greater		Total
	Fair Value	Unrealized Gains (Losses)	Fair Value	Unrealized Gains (Losses)	Fair Value	Unrealized Gains (Losses)
December 31, 2025
U.S. Treasury bills	$928,037	$16,428	$—	$—	$928,037	$16,428

December 31, 2024
U.S. Treasury bills	$1,269,373	$(21,144)	$—	$—	$1,269,373	$(21,144)
When evaluating investments for credit losses, the Company considers multiple factors, including the duration and extent of fair value declines, the financial condition of the issuer, and whether the Company intends to sell or is more likely than not to be required to sell the investment before recovery of its amortized cost basis. The Company determined that the decline in fair value of its investments in 2024 was primarily driven by changes in market interest rates, which affected the valuation of fixed-income securities, including U.S. Treasury holdings. Accordingly, the Company concluded that no credit losses were recognized on its investment portfolio during the year ended December 31, 2025 and 2024.
All of the U.S. Treasury bills held at December 31, 2025 are scheduled to mature in 2026.
8. INTANGIBLE ASSETS AND GOODWILL
Intangible Assets
Intangible assets, net, as disclosed in this note exclude digital assets, that qualify as intangible assets, which are presented within ‘Digital assets’, ‘Digital assets receivable’, and ‘Stablecoins’ in the consolidated balance sheets. Intangible assets, net and their associated weighted average remaining useful lives in years consisted of the following:

December 31, 2025	Gross Amount	Accumulated Amortization	Net Carrying Value	Weighted- average Remaining Useful Lives (Years)
Definite-lived intangible assets:
Customer relationships	$24,164,931	$(6,085,334)	$18,079,597	10.8
Non-compete agreements	240,000	(221,333)	18,667	0.4
Licenses	120,150	(92,115)	28,035	1.2
Indefinite-lived intangible assets:
Trading license	2,430,000	—	2,430,000	N/A
	$26,955,081	$(6,398,782)	$20,556,299

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024	Gross Amount	Accumulated Amortization	Net Carrying Value	Weighted- average Remaining Useful Lives (Years)
Definite-lived intangible assets:
Customer relationships	$14,764,931	$(4,309,198)	$10,455,733	11.4
Non-compete agreements	240,000	(183,111)	56,889	0.8
Licenses	120,150	(68,085)	52,065	2.2
Indefinite-lived intangible assets:
Trading license	2,430,000	—	2,430,000	N/A
	$17,555,081	$(4,560,394)	$12,994,687
Definite-lived intangible assets
Amortization expense was $1,838,388 and $978,166 for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, expected future amortization expense is as follows:

Year Ending December 31,
2026	$2,093,001
2027	2,054,308
2028	2,050,303
2029	2,050,303
2030	2,050,303
Thereafter	7,828,081
$18,126,299
Indefinite-lived intangible assets (excluding goodwill)
As of October 1, 2025 and 2024, the Company performed its annual qualitative impairment assessments of its trading license. In each period, management evaluated a range of factors that could affect the fair value of the asset, including macroeconomic conditions, industry and market trends, the regulatory and legal environment, cost structure, overall financial performance, changes in the carrying amount of the asset, and other entity-specific considerations.
Based on these qualitative assessments, management concluded in both years that it was not more likely than not that the fair value of the trading license was less than its carrying amount. Accordingly, no quantitative impairment tests were required, and no impairment charges were recognized for the years ended December 31, 2025 and 2024.
The trading license continues to be classified as an indefinite-lived intangible asset, and management will continue to monitor relevant factors that could impact its recoverability.
The Company’s digital assets initially measured at cost are tested for impairment by comparing the digital asset’s fair value to its carrying value. An impairment loss is recognized whenever the carrying value exceeds quoted market prices of the respective digital asset during the period. The Company notes that the Company’s digital assets measured at cost were not significant as of December 31, 2025 and consisted entirely of stablecoins as of December 31, 2024.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Goodwill
The following table summarizes the changes in the carrying amount of Goodwill for the periods indicated:

	Continuing Operations	Discontinued Operations
January 1, 2024	$10,512,975	$8,995,793
Goodwill recognized in connection with the Theorem acquisition	2,817,294	—
Less: Impairment of Securitize for Advisors goodwill	—	(3,000,000)
December 31, 2024	$13,330,269	$5,995,793
Less: Impairment of Securitize for Advisors goodwill	—	(4,122,926)
Goodwill recognized in connection with the MG Stover acquisition	13,035,001	—
Less: Sale of Securitize for Advisors	—	(1,872,867)
December 31, 2025	$26,365,270	$—
The Company performs its annual goodwill impairment test as of October 1 in accordance with ASC 350, Intangibles — Goodwill and Other. During 2025, the Company elected to perform a qualitative assessment to determine whether it is more likely than not that the fair value of any of its reporting units is less than their respective carrying amounts. In conducting this assessment, management considered the totality of relevant events and circumstances as outlined in ASC 350-20-35-3C, including but not limited to: macroeconomic conditions and industry trends; changes in the Company’s overall financial performance; market capitalization and share price trends; operational results and forecasts for each reporting unit; access to capital and cost of financing; entity-specific developments such as changes in management, strategy, or customer base. Based on this assessment, the Company concluded that it was not more likely than not that the fair values of the reporting unit were less than their carrying amounts; therefore, quantitative goodwill impairment tests were not required and the Company concluded there was no impairment.
During the fourth quarter of 2024, the Company identified a triggering event requiring an evaluation of goodwill associated with its Securitize for Advisors reporting unit, as year-to-date financial performance had fallen short of expectations. As part of the resulting goodwill impairment analysis, the Company recorded an impairment charge of $3,000,000 for the year ended December 31, 2024, and continually monitored this indicator during the year ended December 31, 2025. During the year ended December 31, 2025, the Company commenced the process of finding a buyer for the Securitize for Advisors reporting unit and estimated that the total consideration expected from its potential sale would be substantially less than the carrying value of the reporting unit. Therefore, the Company recorded a goodwill impairment charge of $4,122,926 based on the total consideration expected from the sale of the Securitize for Advisors reporting unit. Securitize for Advisors was sold on November 26, 2025.
9. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
The following table provides a breakdown of Accrued expenses and other current liabilities at the periods indicated below:

	December 31,
	2025	2024
Accrued compensation	$998,367	$1,259,606
Accrued professional fees and other	3,275,225	802,652
Total accrued expenses and other current liabilities	$4,273,592	$2,062,258

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
10. DEBT
The Company’s cost basis of outstanding debt consisted of the following at the periods indicated below:

	Effective Interest Rate	Maturity Date	Payment Upon Maturity	December 31, 2025	December 31, 2024
Simple agreements for future equity	—	—	$—	$4,845,000	$4,845,000
Hamilton Lane SF6 note payable	—	—	—	—	2,474,384
Convertible promissory notes payable, net of issuance costs	5%	January – September 2028	79,915,000	79,859,733	49,867,511
Total Long-Term Debt			$79,915,000	$84,704,733	$57,186,895
Interest expense on outstanding debt totaled $6,390,414 and $2,144,944 for the years ended December 31, 2025 and 2024, respectively.
Simple Agreements for Future Equity
During 2021, the Company received proceeds of $4,845,000 in connection with the execution of Simple Agreements for Future Equity (“SAFEs”) with investors. Upon the closing of an equity financing of at least $50,000,000, as defined in the agreements, the SAFEs will automatically convert into shares of preferred stock, equal to the SAFE purchase amount divided by the purchase price in the equity financing. If there is a liquidity event, defined as a change of control or an initial public offering, the SAFE holders will be entitled to receive a portion of the proceeds equal to the greater of the SAFE purchase amount or the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price, as defined in the agreements. The SAFEs do not have a maturity date and do not bear interest. Based on the terms of the agreements, the Company has classified the SAFEs as liabilities under ASC 480, as the SAFEs embody obligations to deliver a variable number of shares or cash upon the occurrence of certain future events.
For the years ended December 31, 2025 and 2024, fair value adjustments related to the Company’s SAFEs resulted in a loss of $4,735,000 and $95,000, respectively, as reflected in the consolidated statements of operations and comprehensive loss.
Hamilton Lane SF6 — Related Party
During 2024, the Company was provided $6,000,000 from investors which is to be transferred to the Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd upon certain capital calls. The Company is required to fund Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd via these capital calls with the funds provided by the investors, and the entire amount is due and payable in full no later than five years from the date of the respective advance. This obligation bears —% interest and as of December 31, 2024, the outstanding balance under the obligation was $2,474,384, which was fully settled by the Company during the year ended December 31, 2025 through transferring funds to the Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd. As such, as of December 31, 2025 there was no outstanding payable balance.
Convertible Promissory Notes Payable
The Company has issued multiple series of Convertible Promissory Notes (the “Convertible Notes”), which are classified as liabilities in accordance with ASC 470. The total principal outstanding was $79,915,000 and $49,915,000 as of December 31, 2025 and 2024, respectively. These instruments are primarily intended to facilitate equity conversion rather than settle a fixed monetary obligation, with the stated principal serving as the basis for conversion. The only mandatory cash settlement provisions is a cash settlement of principal and accrued interest upon a change in control, except for the 2025 notes, which require cash settlement if the notes reach maturity.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The Convertible Notes are senior to other secured indebtedness and carry a five percent annual interest rate, compounding until either full repayment or conversion, except for the Convertible Note issued on September 29, 2025, which bears interest at five percent per annum calculated on a simple interest basis and ranks junior to the 2024 notes. All notes mature thirty-six months from the date of issuance. Prepayment is prohibited without consent, with the 2024 notes requiring approval from the Lead Investor and the 2025 note requiring consent from a Majority in Interest.
The 2024 notes include conversion provisions that allow conversion upon a Qualified Financing at the lesser of seventy-five percent of the financing price or $21.60 per share. If outstanding at maturity, these notes convert into Series B-5 Senior Preferred Stock at seventy-five percent of the most recent preferred equity price, which carries a 1.0x non-participating senior liquidation preference.
In September and October of 2025, Securitize, Inc. entered into various Promissory Note Purchase Agreements where the Company issued unsecured convertible promissory notes in the aggregate principal amount of $30,000,000. The notes bear interest at 5% per annum and mature three years after issuance, unless earlier converted or repaid pursuant to its terms. The notes are convertible into equity securities of the Company upon the occurrence of certain events, including a qualified financing, SPAC transaction, or change of control, as defined in the agreement.
The proceeds from the note issuances are intended to be used for working capital, general corporate purposes, and Company operations as determined by the Board of Directors.
The notes contain customary representations, warranties, covenants, and events of default, including cross-default provisions and restrictions on prepayment. The obligations under these notes rank junior to the Company’s outstanding convertible promissory notes issued in January 2024 through April 2024.
The 2025 notes include automatic conversion upon a SPAC Transaction or Qualified Financing, as defined in the Convertible Notes agreements, at the greater share count derived from an eighty percent discount to the transaction price or a valuation cap-based price using a $1.25 billion cap divided by capitalization. Both notes also provide for conversion upon non-qualified financings or at the option of the holder in certain events. In the event of a change of control, holders may elect cash repayment of principal plus accrued interest.
Embedded Features
The Company evaluated the embedded put features in accordance with ASC 815-15-25. The Convertible Notes were considered more akin to a debt-type instrument and the economic characteristics and risks of some embedded conversion features were not considered clearly and closely related to the Convertible Notes. Accordingly, these embedded features were bifurcated from the Convertible Notes and separately accounted for on a combined basis at fair value as a single derivative liability. The Company allocated $3,158,000 and $9,923,000 of the net proceeds received from the issuances during the year ended December 31, 2025 and during the year ended December 31, 2024, respectively, to a derivative liability based on the aggregate fair value of the embedded features on the date of issuance which reduced the net carrying value of the Convertible Notes. The derivative is accounted for at fair value with subsequent changes in the fair value being reported as ‘Change in fair value of derivative liability’ in the consolidated statements of operations and comprehensive loss. The Convertible Notes will be reported at carrying value, with the initial value of the derivative representing a discount which will be accreted over the life of the Convertible Notes using the effective interest method. Management used a scenario-based analysis to estimate the fair value of the bifurcated embedded derivative liability at issuance of the Convertible Notes and as of December 31, 2025 and 2024.
The proceeds received upon issuing the Convertible Notes were first allocated to the fair value of the bifurcated embedded derivative with the remainder to the allocated to the debt host instrument. The Company recognized losses of $11,719,000 and $1,370,000 for the years ended December 31, 2025 and 2024, respectively, due to the increase in fair value of the bifurcated embedded derivative liability.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Line of Credit
The Company is party to a line of credit with a financial institution, which provides for a total commitment based on a percentage of the Company’s investments held with the financial institution. The balance of outstanding borrowings will incur interest at a variable rate based on the One-Month SOFR plus 65 basis points (4.44% at December 31, 2025 and 5.18% at December 31, 2024). Total commitment availability on the line of credit is limited to the amount of capital invested with UBS at a given time, which amounted to $638,451 and $1,287,723 as of December 31, 2025 and 2024, respectively. There were no borrowings on the line of credit during the years ended December 31, 2025 and 2024, and no outstanding borrowings as of December 31, 2025 and 2024.
The following table depicts the timing of future minimum debt payments as of December 31, 2025:

Years Ending December 31,
2026	$—
2027	49,915,000
2028	30,000,000
2029	—
2030	—
Thereafter	—
Total	$79,915,000
11. STOCKHOLDERS’ DEFICIT
Preferred Stock Issuances
The Company’s Board authorized the creation of Series A, B-1, B-2, B-3, and B-4 preferred stock across various dates from 2018 to 2022. The issuances include 2,999,412 shares of Series A preferred stock, 2,881,387 shares of Series B-1 preferred stock, 2,630,197 shares of Series B-2 preferred stock, 1,219,998 shares of Series B-3 preferred stock, and 2,928,625 shares of Series B-4 preferred stock, all with a par value of $0.0001 per share.
The Preferred Stock is conditionally redeemable at the option of the holder upon the occurrence of certain events outside the Company’s control, including a change in control or liquidation. In accordance with ASC 480-10-S99, the Series A, B-1, B-2, B-3, and B-4 Preferred Stock is classified as mezzanine equity, outside of permanent stockholders’ deficit on the consolidated balance sheets.
In connection with the Series B-1 preferred stock issuance, the Company issued an option to the lead investor in the Series B-1 funding round to purchase up to $20,000,000 of shares of Option Preferred Stock at an exercise price of $15.56 per share upon the occurrence of a subsequent capital raise that raises over $30,000,000 in cash, an IPO, or a deemed liquidation event. The option was determined to be a freestanding liability classified instrument under ASC 480, and is accounted for at fair value with subsequent changes in the fair value being reported as a ‘Change in fair value of option liability’ in the consolidated statements of operations and comprehensive loss.
Common Stock Issuances
Pursuant to the Amended and Restated, the Certificate of Incorporation, most recently amended during the year ended December 31, 2025, the Company was authorized to issue 33,159,331 shares of Common Stock.
Stockholder Note
In March 2022, the Company provided funds in the form of a secured recourse promissory note totaling $3,000,000 to an officer of the Company, bearing interest at the daily Secured Overnight Financing Rate (“SOFR”) plus 100 basis points (4.64% and 6.38% as of December 31, 2025 and 2024, respectively) and originally scheduled to mature on March 17, 2025, with the maturity date extended in 2024 to March 17, 2027; the note was collateralized by 166,667 shares of the Company’s common stock, and the Company recognized related party interest income of $145,111 and $178,243 for the year ended December 31, 2025 and 2024, respectively, included as

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
‘Interest income’ on the consolidated statements of operations and comprehensive loss. As of December 31, 2024, the outstanding principal and accrued interest balance of the note was $3,423,744. On December 19, 2025, the officer repaid the full outstanding principal and accrued interest totaling $3,568,855, after which the pledged shares were released and no balance remained outstanding as of December 31, 2025. The balance of this note and related interest receivable was recorded as ‘Stockholder notes’ on the Company’s consolidated balance sheet as of December 31, 2024.
Secondary transactions and exchange of Common stock for Series B-4 redeemable convertible preferred stock
During the year ended December 31, 2025, certain former employees, co-founders, and related parties sold 846,418 shares of common stock, 95,203 shares of Series A redeemable convertible preferred stock, 4,649 shares of Series B-1 redeemable convertible preferred stock, and 64,399 shares of Series B-2 redeemable convertible preferred stock to new and existing investors at purchase prices in excess of the estimated fair value of the respective classes of stock at the time of the transaction (“2025 secondary transactions”). The Company waived its right of first refusal applicable to such shares. As a result of the common stock transactions, the Company recorded a total of $10,584,431 in stock-based compensation expense for the excess of the purchase price paid by these investors over the fair value of shares sold. This amount is included in ‘Selling, general, and administrative’ expense on the consolidated statements of operations and comprehensive loss for the year ended December 31, 2025. As a result of the preferred stock transactions, the Company recorded a deemed dividend in the amount of $1,493,539 for the excess of the purchase price paid by these investors over the carrying value of the shares sold. In connection with certain of the 2025 secondary transactions, on March 4, 2025, a preferred stockholder exchanged 421,723 shares of common stock with the Company for 421,723 shares of Series B-4 redeemable convertible preferred stock.
The fair value of the newly issued Series B-4 redeemable convertible preferred stock at the time of the exchange was $6,325,845. Upon completion of the Series B-4 redeemable convertible preferred stock exchange, the associated shares of common stock received in the exchange were retired.
12. SHARE-BASED COMPENSATION
The Company may grant incentive and non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units, and stock bonus awards to the Company’s employees, consultants, and directors under the 2018 Equity Incentive Plan, as amended on March 29, 2019 and July 17, 2025 (the “2018 Plan”). Through December 31, 2025, the only awards that have been issued by the Company were the options to purchase shares of the Company’s Class A common stock. Incentive stock options may be granted at an exercise price of not less than 100% of the estimated fair value of the stock at the date of the grant as determined by the Board of Directors and generally vest over a four-year period. The options are exercisable for a period of time not to exceed ten years from the vesting start date. If incentive stock options are granted to a stockholder who owns more than 10% of the voting power of all classes of stock of the Company, the exercise price of the incentive stock options must be at least 110% of the estimated fair value of the Common Stock at the date of the grant.
At December 31, 2025, the aggregate number of shares of Class A common stock that may be issued pursuant to the 2018 Plan is 5,100,000 and the number of shares available for future grants under the 2018 Plan is 1,148,504.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following table provides a summary of the Company’s stock option activity:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2024	3,193,444	$1.66
Granted	1,203,489	3.39
Forfeited	(404,097)	2.34
Exercised	(293,768)	1.66
Expired	(41,340)	1.63
Outstanding at December 31, 2025	3,657,728	$1.98	6.01	$161,607,114
Vested and expected to vest, December 31, 2025	3,637,022	$1.98	6.01	$160,685,879
Exercisable at December 31, 2025	2,265,158	$1.64	4.31	$100,844,337
The weighted-average grant-date fair value of options granted during the years ended December 31, 2025 and 2024 was $3.94 and $1.13, respectively. The total intrinsic value of options exercised during the year ended December 31, 2025 was $1,562,378. There were no options exercised during the year ended December 31, 2024.
The following assumptions were used to estimate the fair value of stock options granted for the years ended December 31, 2025 and 2024 using the Black-Scholes option pricing model:

December 31,
	2025	2024
Risk-free interest rate	3.51% – 4.56%	3.49 – 4.47%
Weighted average expected life (years)	4.11 – 6.14%	625
Volatility	60.72 – 65.56%	65.53 – 72.42%
Dividend rate	—%	—%
Exercise price	$1.39 – $4.95	$1.39 – $3.45
Stock price	$3.45 – $46.16	$1.68 – $3.45
In determining the exercise prices for options granted, the Company’s Board of Directors has considered the fair value of the common stock as of the measurement date. The fair value of the common stock has been determined by the Board of Directors after considering a broad range of factors, including the results of a third-party valuation, the illiquid nature of an investment in the Company’s common stock, the Company’s performance and financial position and the Company’s future prospects and opportunity for liquidity events. The Company utilized guideline public companies in the estimate of expected volatility disclosed above.
The Company prepared a 409A analysis to inform the fair value of the common stock as of the date of the grant. For the 2025 409A valuation, the Company utilized a weighted value between the value of the Company per the Business Combination with Cantor Equity Partners II, Inc. and the value of the Company utilizing a discounted cash flow and a market-based approach. For the 2024 409A valuation, the Company utilized both an income-based approach using discounted cash flows based on company forecasts and a market-based approach using guideline public companies, equally weighting both approaches at 50%.
As of December 31, 2025, there was approximately $3,176,401 of unrecognized compensation expense related to stock-based compensation arrangements granted under the 2018 Plan, which is expected to be recognized over a weighted average period of approximately 1.7 years.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
13. INCOME TAXES
The components of income/(loss) before provision for/(benefit from) income taxes are:

	For the Year Ended December 31,
	2025	2024
Domestic	$(46,135,563)	$(28,802,994)
Foreign	(2,116,657)	4,606,222
Total income/(loss) before provision for/(benefit from) income taxes	$(48,252,220)	$(24,196,772)
The income tax provision recorded for the period ended December 31, 2025 primarily relates to current U.S. federal and state income taxes, partially offset by the utilization of available net operating loss carryforwards. The provision also includes current foreign income taxes and deferred tax expense related primarily to the increase in the indefinite-lived deferred tax liability on goodwill. The income tax provision recorded for the period ended December 31, 2024 primarily relates to current foreign taxes due and the increase in the indefinite lived deferred tax liability on goodwill.
The components of the provision/(benefit) for income taxes are:

	For the Year Ended December 31,
	2025	2024
Current
Federal	$115,909	$—
State	27,538	—
Foreign	59,058	33,173
Total current provision for income taxes	$202,505	$33,173

Deferred
Federal	$52,170	$26,971
State	69,875	30,752
Foreign	—	—
Total deferred provision for income taxes	122,045	57,723
Total provision for income taxes	$324,550	$90,896

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
A reconciliation of the statutory tax rates and the effective tax rates for the years ended December 31, 2025 and 2024 is as follows:

	For the Year Ended December 31,
	2025		2024
	Amount	%	Amount	%
U.S. federal statutory income tax rate	$(10,133,228)	(21.00)%	$(5,027,185)	(21.00)%
Domestic Federal
Nontaxable and nondeductible items
Interest disallowed on convertible debt	1,342,776	2.78%	938,724	3.88%
Impairment of Goodwill	865,814	1.79%	630,000	2.60%
Change in fair value of option liability	1,350,510	2.80%	(54,810)	(0.23)%
SAFE Agreement FV Adjustment	994,350	2.06%	19,950	0.08%
Derivatives liability fair value adjustment	2,460,990	5.10%	287,700	1.19%
Stock Compensation Expense	2,365,198	4.90%	63,844	0.26%
Other permanent differences	27,311	0.06%	24,372	0.10%
Cross-border tax laws
Global intangible low-taxed income	268,251	0.56%	969,392	4.01%
Foreign-derived intangible income deduction	(72,750)	(0.15)%	—	—%
Change in valuation allowance	286,132	0.59%	3,147,233	13.01%
State income taxes, net of federal benefit and tax credits	67,727	0.14%	10,005	0.04%
Foreign tax effects
British Virgin Islands
Statutory income tax rate differential	292,158	0.61%	(1,164,116)	(4.81)%
Spain
Statutory income tax rate differential	(25,648)	(0.05)%	(22,658)	(0.09)%
Change in valuation allowance	160,298	0.33%	141,615	0.59%
Other foreign jurisdictions	74,661	0.15%	126,830	0.52%
Total	$324,550	0.67%	$90,896	0.15%
The income taxes paid, net of refunds received, for the year ended December 31, 2025 is as follows:

	For the Year Ended December 31,
	2025	2024
Federal (U.S.)	$—	$—
State (U.S.)	—	—
Foreign (total)	59,058	33,173
Total	$59,058	$33,173

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
A reconciliation of the income taxes paid, net of refunds received, by jurisdiction for the year ended December 31, 2025 is as follows:

	For the Year Ended December 31,
	2025	2024
Israel	$59,058	$33,173
Other jurisdictions	$—	$—
Significant components of the Company’s net deferred tax assets and liabilities as of December 31, 2025 and 2024 are as follows:

	For the Year Ended December 31,
	2025	2024
Deferred tax assets
Net operating losses	$20,730,569	$25,307,036
Capitalized R&D expenses	3,420,867	2,882,250
Capital loss carryforward	2,656,192	188,164
Accruals and reserves	541,238	636,378
Fixed assets	22,502	13,210
Net unrealized losses	1,143,956	—
Other	224,743	178,387
Gross deferred tax asset	28,740,067	29,205,425
Valuation allowance	(28,650,505)	(28,927,292)
Net deferred tax asset	$89,562	$278,133
Deferred tax liabilities
Other	$(99,179)	$(142,650)
Net unrealized gains	—	(76,144)
Intangible assets	(254,017)	(200,928)
Deferred tax liabilities	(353,196)	(419,722)
Net deferred tax liabilities	$(263,634)	$(141,589)
The Company adopted ASU 2023-09 on January 1, 2025 on a retrospective basis and has revised prior-period disclosures presented herein.
The Company regularly assesses the need for a valuation allowance against its deferred tax assets. In making that assessment, the Company considers both positive and negative evidence related to the likelihood of realization of the deferred tax assets to determine, based on the weight of available evidence, whether it is more-likely-than-not that some or all of the deferred tax assets will not be realized. In assessing the realizability of deferred tax assets, the Company considers taxable income in prior carryback years, as permitted under the tax law, forecasted taxable earnings, tax planning strategies, and the expected timing of the reversal of temporary differences. This determination requires significant judgment, including assumptions about future taxable income that are based on historical and projected information and is performed on a jurisdiction-by-jurisdiction basis. Despite positive taxable income in 2025, the Company faces uncertainties in forecasting its operating results going forward. This operating uncertainty also makes it difficult to predict the availability and utilization of tax benefits over the next several years. As a result, management has concluded, as of December 31, 2025, it is more likely than not the Company’s net deferred tax assets will not be realized, and a full valuation allowance against net deferred tax assets in all jurisdictions is still warranted. The valuation allowance against these deferred tax assets may require adjustment in the future based on changes in the mix of temporary differences, changes in tax laws, and operating performance. If the results leading to positive taxable income continue, and the Company believes future taxable income can be

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
more reliably forecasted, the Company may release all or a portion of the valuation allowance. If and when the Company determines the valuation allowance should be released (i.e., reduced), the adjustment would result in a tax benefit reported in that period’s Consolidated Statements of Operations, the effect of which would be an increase in reported net income.
The valuation allowance was $28,651,000 as of December 31, 2025 compared to $28,927,000 as of December 31, 2024. The decrease of $276,000 during 2025 primarily reflects the utilization of a portion of the Company’s deferred tax attributes based on taxable income in 2025. The Company’s US federal and certain state net operating loss carryforwards are expected to offset no more than 80% of taxable income in any year, which may constrain the amount of net operating loss utilization in a given period and may result in the Company incurring current tax expense even when net operating losses are available. The increase of $6,070,000 during 2024 related to a full valuation allowance primarily recorded against capitalized research expenditures and additional net operating losses generated in the year.
As of December 31, 2025, the Company had federal net operating losses of $72,561,000. The Company’s federal net operating losses incurred in 2020 to 2024 totaling $72,561,000 can be carried forward indefinitely, but are limited to 80% utilization against future taxable income each year. During 2025, following the sale of Securitize For Advisors, federal net operating loss carryforwards attributable to the disposed subsidiary in the amount of $13,726,000 generally ceased to be available to the Company and were removed from the Company’s consolidated federal carryforward balances.
As of December 31, 2024, the Company had federal net operating losses of $91,480,000, which may be available to offset future federal income tax liabilities.
As of December 31, 2025, the Company had post-apportioned state net operating losses of $51,122,000 that can generally be carried forward 20 years and will expire at various dates through 2045. During 2025, following the sale of Securitize For Advisors, state net operating loss carryforwards attributable to the disposed subsidiary in the amount of $11,151,000 generally ceased to be available to the Company and were removed from the Company’s consolidated federal carryforward balances. As of December 31, 2024, the Company had post-apportioned state net operating losses of $62,548,000 that can generally be carried forward 20 years and will expire at various dates through 2044.
As of December 31, 2025, the Company had capital losses of $10,141,000 primarily relating to the sale of Securitize for Advisors that can generally be carried forward 5 years and will expire at various dates through 2030. As of December 31, 2024, the Company had capital loss carryforwards of $669,000.
As of December 31, 2025, the Company had foreign net operating losses of $7,967,000 that can generally be carried forward 10 years and will expire at various dates through 2035. As of December 31, 2024, the Company had foreign net operating losses of $7,246,000.
Pursuant to Internal Revenue Code Sections 382 and 383, annual use of the Company’s federal and state net operating losses and other carryforward tax attributes may be limited in the event a cumulative change in ownership of more than 50% that occurs within a three-year period. The Company has not completed an ownership change analysis pursuant to IRS Section 382. If ownership changes have occurred or occur in the future, the amount of remaining tax attribute carryforwards available to offset taxable income and income tax expense in future years may be restricted or eliminated. If eliminated, the related asset would be removed from deferred tax assets with a corresponding reduction in the valuation allowance.
The Tax Cuts and Jobs Act resulted in significant changes to the treatment of research or experimental (“R&E”) expenditures under Section 174. For tax years beginning after December 31, 2021, taxpayers are required to capitalize and amortize all R&E expenditures that are paid or incurred in connection with their trade or business which represent costs in the experimental or laboratory sense. Specifically, costs for U.S. based R&E activities must be amortized over five years and costs for foreign R&E activities must be amortized over 15 years; both using a midyear convention. The Company implemented this standard on January 1, 2022, noting that the impact on the Company’s consolidated financial statements was immaterial.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted. Among other changes, the OBBBA restored immediate deductibility of domestic research and experimental expenditures for tax years beginning after December 31, 2024. In accordance with ASC 740, the Company recorded the effects of enacted tax law changes in the quarter ended September 30, 2025, primarily related to the change in the tax treatment of domestic research and experimental costs. The impact of this change on the Company’s consolidated financial statements was not material for the year ending December 31, 2025.
The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions. The Company recognizes liabilities for uncertain tax positions based on a two-step process. First, management determines whether it is more likely than not that the tax positions will be sustained on audit, including resolution of related appeals or litigation processes, based on their technical merits. Second, management measures the tax benefit of those positions as the largest amount that is more than 50% likely to be realized upon ultimate settlement with the related tax authority. While the Company believes that it has appropriate support for the positions taken on its tax returns, the Company regularly assesses the potential outcome of examinations by tax authorities in determining the adequacy of its provision for income taxes. As of December 31, 2025 and 2024, the Company did not have any uncertain tax positions.
The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2025 and 2024, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheets.
The Company files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. There are currently no pending income tax examinations. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service and state and foreign tax authorities to the extent the tax attributes are utilized in a future period.
14. RELATED PARTY TRANSACTIONS
As further described in the “Notes Receivable” note above, the Company is party to separate notes receivables issued to related parties, Securitize KKR and Securitize Capital Hamilton Lane Equity Opportunity Fund. Additionally, as further described in the “Debt” note above, the Company is party to a separate note payable from a related party, Hamilton Lane SF6. The Company also performs investment management services for Securitize Capital Hamilton Lane Equity Opportunity Fund, for which the Company has an outstanding accounts receivable balance of $81,377 and $922,349 as of December 31, 2025 and 2024, respectively. The Company is also entitled to earn management fees for fund management services provided to certain investment funds that are considered related parties of the Company. Accounts receivable related to these management fees totaled $513,058 and $226,564 for the year ended December 31, 2025 and 2024, respectively. Outstanding accounts receivable related to management fees are included within ‘Accounts receivable, related parties’ on the consolidated balance sheets. Management fee revenue totaled $667,309 and $97,325 for the year ended December 31, 2025 and 2024, respectively and is included within revenue on the consolidated statements of operations and comprehensive loss.
In February 2023, the Company entered into a loan agreement with Securitize Capital Platform SPC LTD (“Securitize Capital BVI”), a related party entity incorporated in the British Virgin Islands and managed by the Company. Under the terms of the agreement, Securitize Capital BVI agreed to provide the Company with up to $5,000,000 on an unsecured, interest-free basis, with repayment due five years from the advance date in February 2028. During the year ended December 31, 2024, the Company fully repaid the outstanding balance of $5,000,000 to Securitize Capital BVI, and the loan arrangement was formally closed.
The related party loan arrangements were entered into in the ordinary course of business to support liquidity management, working capital needs, and operational efficiency across the Company and its affiliated entities. These arrangements facilitate the timely funding of operating activities and investment-related obligations within the Securitize platform and related funds and are not intended to represent permanent capital or long-term financing arrangements as of December 31, 2025 and 2024.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Collateralized Lending — Related Parties
At various times throughout 2025, the Company entered into lending arrangements with certain related parties of the Company in which the Company advanced an aggregate amount of $290,356 in certain digital assets also borrowed by the Company during the year ended December 31, 2025 which were still outstanding as of December 31, 2025 and included within ‘Digital assets loan receivable, related parties’ on the consolidated balance sheets. Each of these digital asset loans receivable are either fully or over-collateralized and subject to the same standard terms and provisions governed by Master Loan and Security Agreements that are also regularly entered into with third party customers of the Company (see Note 16). Each of the related party digital asset loans executed carry a 2.00% annual facilitation fee, which is accrued and deducted from collateral at each NAV valuation date of the underlying tokenized assets secured. Consistent with the loans advanced to other customers, each of the advances have required Collateral-to-Loan ratios ranging from 128% to 167%, largely based on the type of tokenized asset secured as collateral, and each of the advances are also subject to rebalancing and liquidation provisions if collateral coverage falls below defined thresholds. The Company obtains control over the collateral assets secured from each related party, which it uses to facilitate participation in various DeFi activities with various decentralized finance protocols, as specified in each agreement.
The related parties that have entered into these arrangements include certain current and former officers of the Company, as well as certain affiliated entities and family members of those individuals, who all executed such arrangements with the Company in the ordinary course. Similar to the other customers that are counterparties to these arrangements, each of these related parties are subject to the standard terms and provisions governed by agreements that are nearly identical regardless of the counterparty, and there are no side letters or special provisions included in the arrangements with the related parties which would indicate that their contractual terms are stated at anything other than market.
Promissory Note — Related Parties
On August 18, 2024, the Company issued a promissory note to the Lucio-Finn Revocable Trust for a principal amount of 83.51993162 BTC, bearing interest at 2.95% per annum, payable in Bitcoin, and maturing six months from issuance. This note is unsecured and may be prepaid without penalty, with interest and principal due at maturity unless repaid earlier. This Lucio-Finn Revocable Trust obligation was fully repaid as of December 31, 2024. The Lucio-Finn Revocable Trust is a related party of the Company due to its association with a former officer and co-founder of the Company.
Secondary transactions and exchange of Common stock for Series B-4 redeemable convertible preferred stock
During the year ended December 31, 2025, the Company waived its right of first refusal in connection with certain secondary transactions involving its equity securities held by certain former employees, co-founders, and related parties, which resulted in the recognition of stock-based compensation expense and deemed dividends recorded in the consolidated financial statements. Refer to the Stockholders’ Deficit note (Note 12) for additional information.
Notes Receivable, Related Parties
In January 2019, the Company provided funds in the form of a promissory note, as most recently amended in December 2022, totaling $89,879 to Batch 22X Ltd. (“Batch 22X”), which is managed by the co-founders and members of the Company’s management. There is no interest due and the note matures on December 31, 2029. The outstanding balance of the note totaled $66,109 as of December 31, 2025 and 2024. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s consolidated balance sheets as of December 31, 2025 and 2024.
In February 2022, the Company executed an unsecured credit facility to a related party, Securitize KKR Platform SPC, LTC (“Securitize KKR”), with a maximum loan amount not to exceed $15,000,000. Securitize Capital is the General Partner of Securitize KKR. The borrower may repay each advance at any time or from time to time, provided that each advance is repaid in full prior to the 5-year anniversary of each advance. This credit facility

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
does not provide for a stated interest charge. The outstanding balance was $3,476,639 and $3,232,059 on December 31, 2025 and 2024, respectively. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s consolidated balance sheets as of December 31, 2025 and 2024.
On July 14, 2023, the Company signed a loan agreement with Securitize Capital Hamilton Lane Equity Opportunity Fund LP (“Securitize Capital Hamilton Lane Fund”), a related party, for up to $7,000,000. Borrower may repay the loan at any time but must fully repay each advance no later than 5 years from its date. This note is interest free. Borrowers can request advances at least one business day before the desired date of advance, subject to the maximum loan amount not being exceeded. The outstanding balance was $1,084,957 and $471,859 on December 31, 2025 and 2024, respectively. The balance of this note was recorded as ‘Notes receivable, related parties’ on the Company’s consolidated balance sheets as of December 31, 2025 and 2024.
On August 6, 2025, the Company signed a loan agreement with SIZE Foundation, a Cayman Islands foundation company and related party, to provide SIZE Foundation with an unsecured revolving credit facility of up to $500,000. Borrower may repay the loan at any time but must fully repay each advance no later than 5 years from the advance date. Interest is accrued on the unpaid principal balance of the loans at a per-annum rate equal to the midterm applicable federal rate (“AFR”) for quarterly compounding most recently published by the Internal Revenue Service. Borrowers can request advances at least one business day before the desired date of advance, subject to the maximum loan amount not being exceeded. The outstanding balance was recorded as ‘Notes receivable, related parties’ on the Company’s consolidated balance sheets $556,282 as of December 31, 2025.
15. VARIABLE INTEREST ENTITIES
The Company holds variable interests in certain entities that meet the definition of a Variable Interest Entity (“VIE”) under Accounting Standards Codification (“ASC”) 810, Consolidation (“ASC 810”). These entities were evaluated to determine whether the Company is the primary beneficiary and, therefore, required to consolidate their financial results.
During the year ended December 31, 2025, the Company obtained an equity interest in Securitize AAA CLO Tokenized Fund, Ltd. This equity interest is a tokenized interest in Securitize AAA CLO Tokenized Fund, Ltd.’s participating, non-voting equity shares which expose it to the full residual returns and losses of the underlying portfolio without granting any governance or decision-making rights over the CLOs or their managers. The Company also obtained an equity interest in Securitize AAA CLO Tokenized Fund, Ltd.’s management, voting equity shares which do not have the right to participate in full residual returns of the underlying portfolio. The Company is not the primary beneficiary of Securitize AAA CLO Tokenized Fund, Ltd. because the Company does not have the obligation to absorb losses or the right to receive benefits that could potentially be significant to Securitize AAA CLO Tokenized Fund, Ltd.
During the year ended December 31, 2025, the Company has identified Securitize AAA CLO Tokenized Fund, Ltd., Apollo Diversified Credit Securitize Fund, Hamilton Lane SCOPE Securitize Tokenized Feeder, L.P., Securitize KKR Platform SPC Ltd., Securitize Capital Hamilton Lane Equity Opportunity Fund LP, VanEck Treasury Fund, Ltd., and Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd as VIEs; the Company’s relationships with these funds is outlined in the table below. During the year ended December 31, 2024, the Company has identified Securitize KKR Platform SPC Ltd., Securitize Capital Hamilton Lane Equity Opportunity Fund LP, and Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd as VIEs; the Company’s relationships with these funds outlined in the table below.
The Company is not the primary beneficiary of Apollo Diversified Credit Securitize Fund, Hamilton Lane SCOPE Securitize Tokenized Feeder, L.P., Securitize KKR Platform SPC Ltd., Securitize Capital Hamilton Lane Equity Opportunity Fund LP, Hamilton Lane SF6 — Securitize Tokenized Feeder Fund, Ltd, and VanEck Treasury Fund, Ltd. because the Company does not have the power to direct the activities that most significantly affect the economic performance of these VIEs. The loan associated with Hamilton Lane SF6 Securitize Tokenized Feeder Fund, Ltd was issued to Hamilton Lane SF6 Securitize Tokenized Feeder Fund, Ltd, and therefore does not represent a variable interest in the entity. Additionally, the loan was repaid as of December 31, 2025.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Accordingly, the Company does not consolidate these VIEs in their consolidated financial statements. The carrying amount of the assets and liabilities is equal maximum exposure to loss as a result of this involvement and is as follows:

	December 31,
	2025	2024
Securitize Capital Hamilton Lane Equity Opportunity Fund, L.P.
Notes receivable, related parties	$1,084,957	$471,859
Hamilton Lane SF6 – Securitize Tokenized Feeder Fund Ltd
Notes payable, related party	$—	$2,474,384
Securitize AAA CLO Tokenized Fund, Ltd.
Investments in tokenized assets	$5,000,000	$—
Securitize KKR Platform SPC, LTC
Notes receivable, related parties	$3,476,639	$3,232,059
Hamilton Lane SCOPE Securitize Tokenized Feeder, LP
Investments in tokenized assets	$862,798	$—
Restricted tokenized assets	$1,103,171	$—
Apollo Diversified Credit Securitize Fund
Investments in tokenized assets	$1,157,270	$—
Restricted tokenized assets	$619,494	$—
VanEck Treasury Fund, Ltd.
Investments in tokenized assets	$5,000,000	$—
Cash and cash equivalents	$14,813	$—
16. LENDING AND COLLATERALIZATION ARRANGEMENTS INVOLVING TOKENS
Beginning in November 2024 and throughout 2025, the Company became party to various lending arrangements, governed by various Master Loan and Security Agreements (“MLSAs”), with certain investors of tokenized funds (the “counterparties”). Under the MLSAs, the Company is subject to making advances to the counterparties in exchange for transferring certain tokens as collateral on the loans. These loans receivable typically bear an annual facilitation fee of approximately 2.00% which accrues until settled as a deduction from the collateral balance remitted back to the counterparties. There can be variability in the annual facilitation fee levied in the MLSAs based on a variety of factors, including the loan amount, collateral maintenance, and lending risk profile assessed by the Company when entering the arrangement. The loans have no specified maturity date and are mutually callable. The Company simultaneously locks the tokenized assets received as collateral in smart contracts using its sToken vault technology (minted as the applicable “sTokens”) which can interact with various decentralized finance protocols so the Company can facilitate these lending arrangements via on-chain borrowings from the respective network.
In exchange for the locked tokens (in the aggregate amounts of $1,722,665 and $36,000,000, recorded within ‘Restricted tokenized assets’ on the consolidated balance sheets as of December 31, 2025 and 2024, respectively), the Company receives a stablecoin or other form of collateralized asset that is already tokenized by the Company and supported by the network to fund the loans. The digital assets received are immediately transferred to the counterparties except for the cases where the Company funds its own arrangements to hold the amounts received for investment. The corresponding liabilities for the amounts received by the applicable network are recorded within ‘Digital asset borrowings’ on the consolidated balance sheets in the amounts of $101,109 and $36,000,000 as of December 31, 2025 and 2024, respectively.
The collateral facilitated the advances of $390,003 and $15,000,000 in loans outstanding (including $290,356 advanced to related parties in the ordinary course — see Note 14) as of December 31, 2025 and 2024, which are recognized within ‘Digital assets loan receivable’ on the consolidated balance sheets. During the year ended

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025, there were instances where the Company repaid either some or all of the outstanding ‘Digital asset borrowings’ that were previously transacted to facilitate the funding of the Company’s ‘Digital assets loan receivable’ balances. Additionally, there were two arrangements entered into with the same counterparty that were over-collateralized with HLSCOPE for the related Digital assets loan receivable amounts denominated in deUSD which were still outstanding as of December 31, 2025. For these arrangements, the Company had also entered into corresponding borrowing arrangements with the Elixir network to fund the deUSD initially loaned, and were fully repaid by the Company in October 2025 prior to the value of deUSD losing its peg to the US Dollar. As such, the Company had no Digital asset borrowings denominated deUSD at the time of this depegging event. However, there were corresponding loans outstanding that were initially loaned for $810,734 at origination, and were denominated in deUSD, that were overcollateralized by $1,103,171 in HLSCOPE as of December 31, 2025. As the Elixir network had already announced that deUSD would be deprecated in 2026, the Company expected that the value of Digital asset loan receivable would not be fully recoverable at settlement, Therefore, the Company wrote down the loan receivable balance to the USD equivalent value of the associated loaned deUSD outstanding, recognizing a loss of $809,823 during the year ended December 31, 2025, within ‘Loss on digital assets from operations, net’ in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2025. The counterparty fully repaid the outstanding loan amount denominated in deUSD, and the Company deducted 2% of the collateral assets held upon remittance in January 2026 along with all the remaining balances associated with this lending arrangement as of December 31, 2025.
The Company maintains control over the tokens held as collateral and uses the assets to facilitate participation in various DeFi activities, with the minted sTokens meeting the criteria for recognition in place of the underlying tokens secured as collateral from the counterparties. Accordingly, the Company recognizes the obligation to return the underlying tokens as a current liability, within the ‘Obligation to return collateral’ balance; including both the host instrument representing the obligation to return the value of the collateral received and a bifurcated embedded derivative measured at fair value each period based on the change in the spot price of the underlying tokens received as collateral by the counterparties. All MLSAs that were outstanding as of December 31, 2025 were settled by January 2026, as noted above.
The market risk exposure on the obligation to return collateral from the fluctuating spot prices of the underlying tokens is naturally offset, at least in part, by the associated embedded forward feature bifurcated from the sTokens which are recorded within ‘Restricted tokenized assets’ and is realized upon redemption of the collateral after the loans are repaid. Although a portion of the underlying tokens received as collateral are derecognized once they are locked in smart contracts by the Company and replaced by the minted sTokens (which are carried at cost less impairment within ‘Restricted tokenized assets’), upon derecognition of the sToken once the underlying collateral is redeemed by the Company with the respective network, the gain or loss upon derecognition offsets any previously recognized fair value adjustments on the collateral obligation. The sToken represents the right to receive a fixed amount of the same underlying tokens that were initially locked in the smart contract; and accordingly the tokens are recognized at their updated fair values upon redemption prior to returning them to the counterparty in satisfaction of the collateral obligation. The Company ensures that all MLSAs include a required collateral level, which obligates the counterparty to pledge a minimum amount of collateral over the designated loan amount. For the year ended December 31, 2024, all MLSAs had a required collateral level of at least 100%, while for the year ended December 31, 2025, all MLSAs had a required collateral level ranging from 100% to 167%.
During the year ended December 31, 2024, the Company also locked $21,000,000 of its own BUIDL tokens in a smart contract in exchange for $21,000,000 deUSD, which the Company held as an investment to earn staking rewards from the applicable network. The Company recognized the sBUIDL representation tokens in place of the BUIDL locked in a smart contract within ‘Restricted tokenized assets’ on the consolidated balance sheet as of December 31, 2024. The Company’s deUSD held for investment was locked in a smart contract to generate rewards and was only able to be used or redeemed by the Company such that the network did not obtain control over the deUSD while staked. Accordingly, the Company continued to recognize the deUSD tokens locked in a smart contract while being held for investment within ‘Stablecoins’ on the consolidated balance sheet as of December 31, 2024. These stablecoins were redeemed by the Company during the year ended December 31, 2025 as the Company used the funds as consideration paid for the MG Stover acquisition (see Note 3).

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
17. LOSS PER SHARE
The following table presents the components of basic and diluted loss per share:

	For the Year Ended December 31,
	2025	2024
Net loss from continuing operations	$(42,368,163)	$(18,426,535)
Less: Deemed dividend to preferred stockholders	(1,493,539)	—
Net loss from continuing operations attributable to common stockholders – basic and diluted	(43,861,702)	(18,426,535)
Net loss from discontinued operations attributable to common stockholders – basic and diluted	(6,086,562)	(5,861,133)
Net loss attributable to common stockholders – basic and diluted	$(49,948,264)	$(24,287,668)
Weighted average Common stock and Class A common stock shares outstanding – basic and diluted	8,813,380	8,706,513
Net loss from continuing operations per share of common stock and Class A common stock – basic and diluted	$(4.98)	$(2.12)
Net loss from discontinued operations per share of common stock and Class A common stock – basic and diluted	$(0.69)	$(0.67)
Net loss per share of common stock and Class A common stock – basic and diluted	$(5.67)	$(2.79)
The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the years ended December 31, 2025 and 2024, because including them would have been anti-dilutive (on a treasury stock method or an if-converted method based on the nature of the securities):

	For the Year Ended December 31,
	2025	2024
Potentially dilutive securities end of period:
Redeemable convertible preferred stock	11,820,451	11,398,728
SAFEs	356,486	342,258
Options to purchase Option Preferred Stock	1,285,347	1,285,347
Convertible promissory notes	4,200,848	3,222,863
Options to purchase Class A common stock	3,657,728	3,583,661
J Digital 6 LLC warrant	835,217	—
Total	22,156,077	19,832,857
18. COMMITMENTS AND CONTINGENCIES
Legal Claims
The Company, from time to time, is subject to legal proceedings and claims which arise in the normal course of its business. Management believes that resolutions of these matters will not have a material adverse effect on the Company’s results of operations or financial condition.
Regulatory Risk
The Company’s business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which it operates. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the digital asset economy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. To the extent the Company has not complied with such laws, rules, and regulations, the Company could be subject to significant fines, revocation of licenses, limitations on the Company’s products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect the Company’s business, operating results, and financial condition.
J Digital 6 LLC Warrant Agreement
On March 6, 2025, the Company entered into an agreement with J Digital 6 LLC (“JD6”) under which the Company issued 835,217 Warrants to JD6 (the “J Digital 6 Warrants”). Under the terms of the agreement, J Digital 6 LLC paid a purchase price of $1,000 to acquire a warrant to purchase shares of the Company’s Series B-4 Preferred Stock (or other applicable series) at an exercise price of $15.00 per share. The J Digital 6 Warrants cover up to 2.72% of the Company’s fully diluted capitalization as of the issue date, divided into four equal tranches, each representing 0.68% of fully diluted capitalization. Each tranche vests independently, subject to specific vesting criteria and other conditions as set forth in the agreement. The Company notes that the J Digital 6 Warrants are subject to a contractual expiration date of March 6, 2028 (three years from issuance), which represents the period during which vested tranches may be exercised.
The warrant agreement provides that, in the event of a qualifying liquidation transaction (as defined in the agreement, including certain mergers, acquisitions, or other change of control events), any vested but unexercised tranches will be deemed exercised. Additionally, if fewer than two tranches have vested at the time of such a transaction, up to two tranches may automatically vest and be deemed exercised, subject to the terms and conditions specified in the agreement. Any remaining unvested tranches will be cancelled without consideration. The J Digital 6 Warrants may be exercised in whole or in part upon satisfaction of the vesting conditions and is subject to customary transfer restrictions and compliance with applicable securities laws.
The vesting conditions for each tranche require (i) the listing of the Company’s BUIDL token on an approved centralized exchange (“CEX”) with the Jump Group onboarded and actively trading on such exchange, and (ii) the Jump Group maintaining at least 30% of its total exchange collateral in BUIDL for four consecutive months following the listing. Each tranche vests only upon satisfaction of these performance conditions. The grant date fair value of vested portions of the J Digital 6 Warrants are recorded as an increase to mezzanine equity. The compensation cost is recognized in accordance with ASC 718 for nonemployee awards.
The fair value of the J Digital 6 Warrants were measured at their grant date and totaled $4,678,886 (or $5.60 per Warrant), determined using an option-pricing model. The agreement includes customary anti-dilution protections, transfer restrictions, and provisions for automatic vesting and exercise of certain tranches in connection with qualifying liquidation transactions.
During the year ended December 31, 2025, the first tranche of 208,804 J Digital 6 Warrants were deemed probable of vesting. Therefore, the Company recognized $731,076 of compensation expense related to the first tranche for the year ended December 31, 2025. This amount is recorded within ‘Selling, general & administrative’ expense, with a corresponding increase to mezzanine equity.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
19. REVENUE
Major Solutions/Service Offerings
The following table summarizes revenues from our major solutions/service offerings:

	For the Year Ended December 31,
	2025	2024
Tokenization	$37,411,171	$10,103,109
Asset Servicing	24,740,969	8,533,061
Total	$62,152,140	$18,636,170
Tokenization
Tokenization revenue consists of services related to ecosystem expansion, as well as the trading, enhancement of utility, and distribution of digital assets. Revenue from on-chain contracts is recognized at a point in time upon completion of blockchain integration, when the technical integration is complete. Revenue from trading activities is recognized at a point in time when the related trades are executed. In addition to integration services, tokenization arrangements typically include performance obligations for ongoing maintenance and support services, with the associated revenue recognized ratably over the contractual term. Placement fees associated with making assets available for distribution are recognized either at a point in time or over the contract period, depending on the specific terms of the agreement.
Asset Servicing
Asset Servicing revenue includes fees earned for ongoing operational and administrative services provided to issuers, asset managers, and investors throughout the lifecycle of a fund or digital asset. These services include recordkeeping, transfer processing, fund accounting, and compliance support. Fees related to setup activities, including the initial recording of investor information on the blockchain and investor onboarding procedures such as know your customer (“KYC”) verification and accreditation, are recognized at a point in time when the initial services are delivered, while recurring service fees are recognized over time over the agreement term for those support services which are made available equally over the contract terms.
Contract Assets and Deferred Revenue
The following table shows contract assets as of the dates below:

	December 31,
	2025	2024
Beginning balance	$4,768,725	$—
Revenue recognized	35,637,032	4,885,901
Reclassified to accounts receivable	(25,134,543)	(117,176)
Ending balance	$15,271,214	$4,768,725
The Company notes the increase in contract assets during the year ended December 31, 2025 is primarily related to revenue recognized from the Company’s on-chain revenue contracts at the point in time the integration of the customers’ blockchain is completed, which typically occurs towards the beginning of each contract and reflects when the customer receives the benefit of the integrated blockchain becoming available for product launches. Payments related to these integrations are subsequently invoiced, at which point the contract asset balances are reclassified to accounts receivable. Included within the contract asset balance as of December 31, 2025 is $6,306,046 in unbilled receivables related to customers from which the Company has an unconditional right to payment, but has not yet issued invoices.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The Company notes that the increase in contract assets during the year ended December 31, 2024 is derived primarily from one contract with a customer in which the customer is obligated to pay the full annual fee only if the Company achieves all required annual milestones. The Company notes that as of December 31, 2024, not all milestones had been met, and therefore payment was not yet due. However, the Company recognized in revenue the portion of the transaction price allocated to the completed milestones and the corresponding amount was recorded as a contract asset as of December 31, 2024.
The following table shows deferred revenue as of the dates below:

	December 31,
	2025	2024
Beginning balance	$3,075,369	$461,208
Revenue deferred	33,199,862	3,286,767
Revenue recognized	(29,771,874)	(672,606)
Ending balance	$6,503,357	$3,075,369
During the year ended December 31, 2025, the Company recognized $2,852,604 in revenue that was included in the beginning deferred revenue balance of $3,075,369 as of December 31, 2024. During the year ended December 31, 2024, the Company recognized in revenue the entirety of the amount included in the beginning deferred revenue balance of $461,208 as of December 31, 2023.
As of December 31, 2025, the aggregate amount of the transaction price allocated to remaining performance obligations that are unsatisfied or partially unsatisfied was $4,774,680. The Company expects to recognize approximately $1,649,063 during 2027, and $1,192,753 thereafter.
20. SEGMENT AND GEOGRAPHIC INFORMATION
We operate as one reportable segment. Our Chief Executive Officer, who serves as our Chief Operating Decision Maker, manages the business on a consolidated basis and evaluates performance using multiple metrics, including consolidated net income (loss) as reported on our consolidated statements of operations and comprehensive loss. Consolidated net income (loss) is the primary measure of segment performance and is used to assess results and to allocate and prioritize resources during our planning and forecasting processes. The measure of segment assets is reported on the consolidated balance sheets as total assets. Customers include institutional asset managers, corporations and enterprises, alternative investment platforms, and retail & accredited investors.

SECURITIZE, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following table is a reconciliation of our measure of segment profit or loss, significant segment expenses, and other segment items to consolidated net loss as reported on the consolidated statements of operations and comprehensive loss:

	For the Year Ended December 31,
	2025	2024
Revenue	$62,152,140	$18,636,170
Less significant expenses:
Cost of revenue (exclusive of items shown below)	(13,472,042)	(1,838,670)
Employee costs(1)	(37,176,194)	(18,477,270)
Professional services(1)	(10,195,768)	(5,558,957)
Marketing(1)	(2,267,522)	(1,008,281)
Total significant expenses	(63,111,526)	(26,883,178)
Other segment items(2)	(41,408,777)	(10,179,527)
Net loss from continuing operations, net of tax	(42,368,163)	(18,426,535)
Net loss from discontinued operations, net of tax	(6,086,562)	(5,861,133)
Net loss	$(48,454,725)	$(24,287,668)
__________________
(1)Employee costs are included within ‘Compensation and benefits’ expenses on the consolidated statements of operations and comprehensive loss; professional services and marketing expenses are included within ‘Selling, general & administrative’ expenses on the consolidated statements of operations and comprehensive loss.
(2)Other segment items include expenses related to software subscriptions, depreciation and amortization, rent expense, insurance, and transportation, which are included within ‘Selling, general & administrative’ on the consolidated statements of operations and comprehensive loss. Other segment items also include other income (expense), provision for expected credit losses, interest expense, interest income, dividend income, change in fair value of option liability, change in fair value of SAFEs, and change in fair value of derivative liability, which are presented as such on the consolidated statements of operations and comprehensive loss.
Geographic information
Revenues and long-lived assets by geographic area are attributed based on the location of customers. The following table summarizes financial data by geographic area:

	United States	Japan	Total
For the Year Ended December 31, 2025
Revenues by geographic area	$60,972,140	$1,180,000	$62,152,140
For the Year Ended December 31, 2024
Revenues by geographic area	$17,767,905	$868,265	$18,636,170
As of December 31, 2025
Long-lived assets by geographic area	$204,759	$3,485	$208,244
As of December 31, 2024
Long-lived assets by geographic area	$69,153	$5,481	$74,634
21. SUBSEQUENT EVENTS
Management has evaluated subsequent events through April 10, 2026, which is the date the consolidated financial statements were issued. The Company notes that there were no subsequent events that require recognition or disclosure in the consolidated financial statements.

Securitize Holdings, Inc.
Unaudited Statement of Financial Condition
As of March 31, 2026

(In U.S. dollars)	Note	2026
ASSETS
Current assets:
Petty Cash		$1
Total Assets		$1
LIABILITIES AND STOCKHOLDER’S EQUITY
Total Liabilities		—
Stockholder’s equity:
Common stock, $0.0001 par value; 10,000 shares authorized and issued		$1
Total Stockholder’s Equity	3	$1
Total Liabilities and Stockholder’s Equity		$1
See notes to the unaudited financial statements.

Securitize Holdings, Inc.
Unaudited Statement of Changes in Equity
For the period of January 1, 2026, to March 31, 2026
(In U.S. dollars)

	Shares	Amount	Total
Balance as of January 1, 2026,	10,000	$1	$1
Issuance of common stock	—	—	—
Balance as of March 31, 2026	$10,000	$1	$1
See notes to the unaudited financial statements.

Securitize Holdings, Inc.
Notes to Unaudited Financial Statements
As of March 31, 2026

1. ORGANIZATION AND NATURE OF BUSINESS
Nature of Business and Operations
Securitize Holdings, Inc. (the “Company”) was incorporated in Delaware on October 17, 2025, as a wholly owned holding company of Securitize, Inc. The Company was formed for the purpose of facilitating future corporate structuring and financing transactions. As of March 31, 2026, the Company had no operations other than its formation and the issuance of 10,000 shares of common stock to Securitize, Inc. for total consideration of $1.
Pending Business Combination
Consistent with its purpose of facilitating future corporate structuring and financing transactions, on October 27, 2025, the Company, Securitize, Cantor Equity Partners II, Inc. (“CEPT”), a special purpose acquisition company, and certain merger subsidiaries entered into a Business Combination Agreement (the “Business Combination Agreement”) to effect a business combination between CEPT and Securitize (the “Business Combination”).
The Business Combination is expected to be completed through a series of transactions, including (i) the merger of CEPT with a subsidiary of the Company to be formed prior to closing, with CEPT shareholders receiving shares of the Company’s common stock, and (ii) a subsequent merger of a CEPT subsidiary with and into Securitize, with Securitize continuing as the surviving entity and becoming a wholly owned subsidiary of the Company. Upon completion of these transactions, the Company will become the publicly traded parent company of Securitize.
In connection with the Business Combination, certain investors have agreed to subscribe for an aggregate of 22,500,000 shares at a purchase price of $10.00 per share in a private placement (the “PIPE Investment”), for total expected gross proceeds of approximately $225 million, subject to the terms and conditions of the applicable subscription agreements.
The consummation of the Business Combination is subject to customary closing conditions, including approval by CEPT’s shareholders and other regulatory approvals. Upon closing, existing equity holders of CEPT and Securitize will hold equity interests in the Company. There can be no assurance that the Business Combination will be completed on the terms currently contemplated or at all.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements (the “financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Separate statements of operations and cash flows have not been presented in the financial statements because the Company has not commenced operations.
Judgements and Estimates
The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.
Cash
Cash and Petty Cash includes cash on hand and demand deposits with financial institutions.
Income Taxes
For federal and state income taxes, deferred tax assets and liabilities are recognized based upon temporary differences between the financial statements and the tax basis of assets and liabilities. Deferred income taxes are based upon prescribed rates and enacted laws at the end of the reporting period in the countries where the Company

Securitize Holdings, Inc.
Notes to Unaudited Financial Statements
As of March 31, 2026
operates and expects to generate taxable income. A valuation allowance is recorded when it is more likely than not that some portion or all the deferred tax assets will not be realized. In assessing the realizability of deferred tax assets, the Company considers taxable income in prior carryback years, as permitted under the tax law, forecasted taxable earnings, tax planning strategies, and the expected timing of the reversal of temporary differences. This determination requires significant judgment, including assumptions about future taxable income that are based on historical and projected information and is performed on a jurisdiction-by-jurisdiction basis. Accordingly, the Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are realizable.
Tax positions taken or expected to be taken while preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. There are no uncertain tax positions that require accrual or disclosure to the financial statements as of March 31, 2026. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company had no material accruals for interest or penalties related to income tax matters as of March 31, 2026.
Organizational and Offering Costs
No organizational costs have been incurred to date. If any organizational costs are incurred in the future, such costs will be paid by Securitize Inc. on behalf of the Company.
Organizational costs, including legal fees, registration fees, and other costs related to the formation of the Company, will be expensed as incurred in accordance with applicable accounting standards. Offering costs, such as legal, accounting, and printing fees directly associated with the issuance of equity or debt securities, will be deferred and offset against the proceeds of the related offering.
Related Party Transactions
Securitize Inc. is the sole owner of Securitize Holdings, Inc. Any organizational costs incurred in connection with the formation of the Company will be paid by Securitize Inc. on behalf of the Company. Accordingly, such payments, if made, would represent related party transactions.
3. STOCKHOLDER’S EQUITY
Common Stock Issuances
The Company was incorporated on October 17, 2025 (inception) and issued 10,000 shares of common stock with par value of $0.0001 per share to Securitize, Inc. for a total cash consideration of $1. As of March 31, 2026, the Company has no operations other than its formation and capitalization.
4. SUBSEQUENT EVENTS
Management has evaluated subsequent events through May 15, 2026, which is the date the financial statements were issued. There were no other subsequent events that require recognition or disclosure in financial statements.

KPMG LLP
Two Manhattan West
375 9th Avenue, 17th Floor
New York, NY 10001
Report of Independent Registered Public Accounting Firm
To the Stockholder and the Board of Directors
Securitize Holdings, Inc.:
Opinion on the Financial Statements
We have audited the accompanying statement of financial condition of Securitize Holdings, Inc. (the Company) as of December 31, 2025, the related statement of changes in equity for the period of October 17, 2025 (inception) to December 31, 2025, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2025.
New York, New York
April 10, 2026
KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

Securitize Holdings, Inc.
Statement of Financial Condition
As of December 31, 2025

(In U.S. dollars)	Note	2025
ASSETS
Current assets:
Petty Cash		$1
Total Assets		$1
LIABILITIES AND STOCKHOLDER’S EQUITY
Total Liabilities		$—
Stockholder’s equity:
Common stock, $0.0001 par value; 10,000 shares authorized and issued		1
Total Stockholder’s Equity	3	1
Total Liabilities and Stockholder’s Equity		$1
See notes to the financial statements.

Securitize Holdings, Inc.
Statement of Changes in Equity
For the period of October 17, 2025 (inception) to December 31, 2025
(In U.S. dollars)

	Shares	Amount	Total
Balance as of October 17, 2025 (inception)		$—	$—
Issuance of common stock	10,000	1	1
Balance as of December 31, 2025	10,000	$1	$1
See notes to the financial statements.

Securitize Holdings, Inc.
Notes to Financial Statements
As of December 31, 2025

1. ORGANIZATION AND NATURE OF BUSINESS
Nature of Business and Operations
Securitize Holdings, Inc. (the “Company”) was incorporated in Delaware on October 17, 2025, as a wholly owned holding company of Securitize, Inc. The Company was formed for the purpose of facilitating future corporate structuring and financing transactions. As of December 31, 2025, the Company had no operations other than its formation and the issuance of 10,000 shares of common stock to Securitize, Inc. for total consideration of $1.
Pending Business Combination
Consistent with its purpose of facilitating future corporate structuring and financing transactions, on October 27, 2025, the Company, Securitize, Cantor Equity Partners II, Inc. (“CEPT”), a special purpose acquisition company, and certain merger subsidiaries entered into a Business Combination Agreement (the “Business Combination Agreement”) to effect a business combination between CEPT and Securitize (the “Business Combination”).
The Business Combination is expected to be completed through a series of transactions, including (i) the merger of CEPT with a subsidiary of the Company to be formed prior to closing, with CEPT shareholders receiving shares of the Company’s common stock, and (ii) a subsequent merger of a CEPT subsidiary with and into Securitize, with Securitize continuing as the surviving entity and becoming a wholly owned subsidiary of the Company. Upon completion of these transactions, the Company will become the publicly traded parent company of Securitize.
In connection with the Business Combination, certain investors have agreed to subscribe for an aggregate of 22,500,000 shares at a purchase price of $10.00 per share in a private placement (the “PIPE Investment”), for total expected gross proceeds of approximately $225 million, subject to the terms and conditions of the applicable subscription agreements.
The consummation of the Business Combination is subject to customary closing conditions, including approval by CEPT’s shareholders and other regulatory approvals. Upon closing, existing equityholders of CEPT and Securitize will hold equity interests in the Company. There can be no assurance that the Business Combination will be completed on the terms currently contemplated or at all.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements (the “financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Separate statements of operations and cash flows have not been presented in the financial statements because the Company has not commenced operations.
Judgements and Estimates
The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.
Cash
Cash and Petty Cash includes cash on hand and demand deposits with financial institutions.
Income Taxes
For federal and state income taxes, deferred tax assets and liabilities are recognized based upon temporary differences between the financial statements and the tax basis of assets and liabilities. Deferred income taxes are based upon prescribed rates and enacted laws at the end of the reporting period in the countries where the Company

Securitize Holdings, Inc.
Notes to Financial Statements
As of December 31, 2025
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
operates and expects to generate taxable income. A valuation allowance is recorded when it is more likely than not that some portion or all the deferred tax assets will not be realized. In assessing the realizability of deferred tax assets, the Company considers taxable income in prior carryback years, as permitted under the tax law, forecasted taxable earnings, tax planning strategies, and the expected timing of the reversal of temporary differences. This determination requires significant judgment, including assumptions about future taxable income that are based on historical and projected information and is performed on a jurisdiction-by-jurisdiction basis. Accordingly, the Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are realizable.
Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. There are no uncertain tax positions that require accrual or disclosure to the financial statements as of December 31, 2025. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company had no material accruals for interest or penalties related to income tax matters as of December 31, 2025.
Organizational and Offering Costs
No organizational costs have been incurred to date. If any organizational costs are incurred in the future, such costs will be paid by Securitize Inc. on behalf of the Company.
Organizational costs, including legal fees, registration fees, and other costs related to the formation of the Company, will be expensed as incurred in accordance with applicable accounting standards. Offering costs, such as legal, accounting, and printing fees directly associated with the issuance of equity or debt securities, will be deferred and offset against the proceeds of the related offering.
Related Party Transactions
Securitize Inc. is the sole owner of Securitize Holdings, Inc. Any organizational costs incurred in connection with the formation of the Company will be paid by Securitize Inc. on behalf of the Company. Accordingly, such payments, if made, would represent related party transactions.
3. STOCKHOLDER’S EQUITY
Common Stock Issuances
The Company was incorporated on October 17, 2025 (inception) and issued 10,000 shares of common stock with par value of $0.0001 per share to Securitize, Inc. for a total cash consideration of $1. As of December 31, 2025, the Company has no operations other than its formation and capitalization.
4. SUBSEQUENT EVENTS
Management has evaluated subsequent events through April 10, 2026, which is the date the financial statements were issued. There were no other subsequent events that require recognition or disclosure in financial statements.